 As filed with the Securities and Exchange Commission on November 3, 1999

                                                     Registration No. 333-75863
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                             Amendment No. 5
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                                --------------

                          CENTERPRISE ADVISORS, INC.
            (Exact name of registrant as specified in its charter)

                                --------------

         Delaware                    8700                    36-4272852
     (State or other          (Primary Standard           (I.R.S. Employer
       jurisdiction               Industrial            Identification No.)
   of incorporation or     Classification Code No.)
      organization)

  225 West Washington Street, 16th Floor, Chicago, Illinois 60606; (312) 578-
                                     9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                               ROBERT C. BASTEN
                     President and Chief Executive Officer
                    225 West Washington Street, 16th Floor
                            Chicago, Illinois 60606
                                (312) 578-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
        HOWARD S. LANZNAR, ESQ.               MICHAEL A. CAMPBELL, ESQ.
       MARGUERITE M. ELIAS, ESQ.                 Mayer Brown & Platt
         Katten Muchin & Zavis                190 South LaSalle Street
  525 West Monroe Street, Suite 1600           Chicago, Illinois 60603
        Chicago, Illinois 60661                    (312) 782-0600
            (312) 902-5200

                                --------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed.        +
+Centerprise may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

               Preliminary Prospectus dated November 3, 1999

PROSPECTUS

                               10,500,000 Shares



                                  Common Stock

                                  -----------

    This is the initial public offering of common stock of Centerprise Advisors, Inc. The underwriters will offer 10,500,000 shares in the United States and Canada. This is a firm commitment underwriting.

    Centerprise expects the public offering price to be between $11.50 and $13.50 per share. Currently, no public market exists for the shares. The common stock has been approved for listing on The New York Stock Exchange under the symbol "CAI."

    Investing in the common stock involves risks that are described in the "Risk Factors" section beginning on page 9 of this prospectus.

                                  -----------

                                                               Per Share Total
                                                               --------- -----
     Public offering price....................................    $       $
     Underwriting discount....................................    $       $
     Proceeds, before expenses, to Centerprise................    $       $

    The underwriters may also purchase up to an additional 1,575,000 shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The underwriters expect to deliver the shares in New York on            ,
1999.

                                  -----------

Merrill Lynch & Co.
                                Lehman Brothers
                                  CIBC World Markets

                                  -----------

                 The date of this prospectus is         , 1999.

           [U.S. map with the locations of the Centerprise Companies]

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   4
Risk Factors.............................................................   9
Forward-Looking Statements...............................................  19
The Company..............................................................  20
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Dilution.................................................................  25
Selected Financial Data..................................................  26
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  28
Industry Overview........................................................  53
Business.................................................................  55
Management...............................................................  69
Certain Transactions.....................................................  77
Principal Stockholders...................................................  82
Description of Capital Stock.............................................  84
Shares Eligible for Future Sale..........................................  85
Underwriting.............................................................  87
Legal Matters............................................................  90
Experts..................................................................  90
Where You May Find Additional Information................................  91
Index to Financial Statements............................................ F-1

                               ----------------

      Centerprise's principal executive offices are located at 225 West Washington Street, 16th Floor, Chicago, Illinois 60606, and its phone number is
(312) 578-9600.

      You should rely only on the information contained in this prospectus. Centerprise has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Centerprise is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Centerprise's business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

      At the same time as, and as a condition to, the closing of the offering, Centerprise will acquire, in separate mergers, ten companies that collectively provide professional, business and financial services and products. For more information about these companies and the mergers, see "The Company" and "Certain Transactions."

      This summary highlights selected information from this prospectus and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, before you decide whether to invest in Centerprise. Unless stated otherwise, all financial information and share and per share data in this prospectus

     .  have been adjusted to give effect to the mergers;

     . give effect to the 212.05817-for-1 stock split that will occur prior to the closing of the offering; and

     . assume that the underwriters' over-allotment option is not exercised.

                                  The Company

      Centerprise is a leading provider of professional, business and financial services and products to middle-market clients. Centerprise offers a full range of consulting, accounting, tax and related professional services services, as well as complementary business and financial services and products such as insurance brokerage and employee benefits design and administration. More than 2,000 employees provide these services and products to clients located throughout the United States. Centerprise principally focuses on middle-market clients that are privately-held companies in a variety of industries, governmental and not-for-profit entities and affluent individuals and families.

      Centerprise has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. These companies have been in business an average of 29.5 years. On a combined historical basis, their revenues increased from $161.9 million in fiscal 1997 to $191.1 million in fiscal 1998, representing an annual growth rate of 18.0%.

Industry Overview

      The professional and business and financial services market is growing and changing as clients increasingly look to outside service providers to meet their complex needs. Centerprise believes that client demands are redefining the lines that once separated the delivery of traditional accounting services from other professional, business and financial services. According to the U.S. Department of Commerce, the accounting profession is facing greater demand for consulting services. This expansion of services has fueled significant growth in Centerprise's industry.

      Centerprise believes that the Big Five accounting firms have focused primarily on developing diversified business, financial and consulting services in response to the needs of their largest corporate clients. However, Centerprise believes that the needs of middle-market clients are also increasingly complex, creating opportunities for large regional accounting firms to expand their service and product offerings. According to Accounting Today, revenues of the top 100 accounting firms other than the Big Five totaled $4.9 billion in 1998. When comparing 1998 and 1997, consulting revenues for such firms were the most significant contributor to the growth that this segment of the industry experienced, outpacing growth in revenues for tax services and for accounting and auditing services. Centerprise believes that clients are increasingly demanding diverse professional services, including consulting, as well as other business and financial services and products, and that these demands are creating a new and rapidly emerging diversified industry where trusted advisors provide clients with a variety of services and products.

Centerprise's Strategy

      Centerprise's goal is to provide middle-market clients with personalized, local service backed by the resources and capabilities of a national firm. To implement its business strategy, Centerprise will:

     .  Develop and deliver high quality services and products.

     . Create national practices that extend its existing industry, service and product expertise.

     .  Expand its strong local presence.

     .  Integrate its management and its information systems.

     . Use a compensation program designed to provide Centerprise with a baseline level of earnings before corporate expenses.

      In addition, Centerprise will implement a growth strategy that focuses on expanding its services and products in order to better service existing clients and attract new clients. To execute this strategy, Centerprise will:

     . Build upon existing "trusted advisor" relationships by using its professional services firms as the focal points for delivering its services and products.

     . Encourage cooperation among its business units by instituting incentives for client and knowledge sharing.

     .  Pursue acquisitions and alliances to build and enhance
        Centerprise's national practices, increase its presence and capacity in key markets and add new professional, business and financial services and products.

                                  The Offering

 Common stock offered by
  Centerprise.....................  10,500,000 shares

 Common stock to be outstanding
  after the offering..............  26,700,000 shares

 Use of proceeds..................  To pay the cash portion of the purchase price for the acquisition of the founding
                                    companies, to repay indebtedness and fund
                                    other obligations of these companies and
                                    for general corporate purposes, including
                                    future acquisitions.

 Proposed New York Stock Exchange
  symbol..........................  CAI


      In addition to the 26,700,000 shares of common stock to be outstanding after the offering, Centerprise may issue the following:

     . 1,997,442 shares of common stock issuable upon the exercise of options to be granted to Centerprise's management, other employees and non-employee directors upon the closing of the offering;

     . 100,000 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of the offering; and

     . 5,762,046 shares reserved for issuance under Centerprise's incentive compensation and stock purchase plans.

              Summary Unaudited Pro Forma Combined Financial Data
                (in thousands, except share and per share data)

      Centerprise will acquire ten companies simultaneously with the closing of the offering. For financial statement presentation purposes, Centerprise has been identified as the "accounting acquiror." The following presents summary unaudited pro forma combined financial data for Centerprise, as adjusted for:

  . the completion of the mergers;

  . pro forma adjustments to the historical financial statements; and

  . the completion of, and the application of the estimated net proceeds from, the offering, at an assumed initial public offering price of $12.50 per share.

      The pro forma combined statement of operations data and other data assume that the mergers and the offering were completed on January 1, 1998. The pro forma combined balance sheet data assume that the mergers were completed on June 30, 1999. The statement of operations and balance sheet data are not necessarily indicative of the results of operations or financial position that would have been achieved had these events actually occurred on the assumed dates and should not be viewed as representative of Centerprise's future results of operations or financial position. You should read this data together with the unaudited pro forma combined financial statements and the related notes included elsewhere in this prospectus.

                                                     Pro Forma Combined
                                             ----------------------------------
                                                            Six Months Ended
                                              Year Ended        June 30,
                                             December 31, ---------------------
                                                 1998        1998       1999
                                             ------------ ---------- ----------
Statement of Operations Data:
  Revenues:
    Professional services (1)...............  $  140,746  $   80,011 $   94,859
    Business and financial services.........      52,691      28,497     36,571
                                              ----------  ---------- ----------
      Total revenues........................     193,437     108,508    131,430
  Expenses:
    Professional services compensation and
     related costs (2)......................      87,689      48,259     61,530
    Business and financial services
     compensation and related costs (2).....      35,458      17,961     21,488
    Other operating expenses................      35,169      17,128     20,745
    Non-cash stock compensation (3).........      17,503         --       3,763
    Amortization of goodwill (4)............      16,039       8,019      8,019
    Depreciation expense....................       4,854       2,425      2,090
                                              ----------  ---------- ----------
  Income (loss) from operations.............      (3,275)     14,716     13,795
  Other income, net (5).....................         101         280        389
                                              ----------  ---------- ----------
  Income (loss) before income taxes.........      (3,174)     14,996     14,184
  Provision for income taxes (6)............       5,146       9,206      8,881
                                              ----------  ---------- ----------
  Net income (loss).........................  $   (8,320) $    5,790 $    5,303
                                              ==========  ========== ==========
  Net income (loss) per share, basic and
   diluted..................................  $    (0.32) $     0.22 $     0.20
                                              ==========  ========== ==========
  Shares used in computing net income (loss)
   per share (7)............................  26,169,905  26,169,905 26,169,905
                                              ==========  ========== ==========

                                                                      Pro Forma
                                                                      Combined
                                                                     As Adjusted
                                                                      June 30,
                                                                        1999
                                                                     -----------
Balance Sheet Data:
  Working capital...................................................  $    828
  Total assets......................................................   335,996
  Total long-term debt, net of current portion......................     7,981
  Stockholders' equity..............................................   243,804


                                                        Pro Forma Combined
                                                   ----------------------------
                                                                  Six Months
                                                    Year Ended  Ended June 30,
                                                   December 31, ---------------
                                                       1998      1998    1999
                                                   ------------ ------- -------
Other Data:
  EBITDA (8)......................................   $18,491    $25,765 $24,916
  Income from operations before goodwill
   amortization (8)...............................    12,764     22,735  21,814
  Net income before goodwill amortization(8)......     7,719     13,809  13,322

--------
(1) Includes pro forma revenues associated with services agreements of $62,600, $35,833 and $41,583 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively. The services agreements are non-exclusive and, with twelve months notice, the attest firms may change their staffing requirements. Accordingly, the pro forma services agreement revenues reflected above are not necessarily representative of Centerprise's results of operations for any future period. However, Centerprise believes that were the agreements in place for the historical periods, the profits recognized by Centerprise would have materially approximated the profits derived from attest services.
(2) Reflects pro forma reductions in compensation and benefits to owners and employees of the founding companies. Such amounts include an aggregate of approximately $26,569, $16,471 and $15,217 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the offering.
(3) Reflects non-cash, non-recurring stock compensation charges resulting from the issuance of stock to Centerprise employees of $17,503 and $2,656 in the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, and the issuance of stock to Driver employees of $1,107 in the six months ended June 30, 1999. Centerprise anticipates no such stock compensation charges for issuances of stock in the future.
(4) Reflects a non-cash amortization charge over a 15-year period related to $240,580 of goodwill to be recorded as a result of the mergers and computed on the basis described in the notes to the unaudited pro forma combined financial statements.
(5) Reflects a reduction of net interest expense associated with long-term debt of Driver to be repaid from the proceeds of the offering of $939, $234 and $884 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively.
(6) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.
(7) Includes:
  (a) 12,488,981 shares to be issued to the owners and employees of the founding companies in the mergers;
  (b) 3,711,019 shares held by initial investors and management of Centerprise; and
  (c) 9,969,905 of the 10,500,000 shares of common stock sold in the offering, net of underwriting discounts, necessary to pay the cash portion of the merger consideration, to repay indebtedness and fund other obligations of the founding companies and to pay estimated expenses of the offering.
(8) EBITDA represents net income before interest, income taxes, depreciation and amortization. EBITDA, Income from operations before goodwill amortization and Net income before goodwill amortization are provided because they are measures that management believes may be useful to analysts and investors. EBITDA, Income from operations before goodwill amortization and Net income before goodwill amortization are not measures of performance under GAAP and should not be considered as alternatives to Net income or Income from operations or as measures of operating performance or cash flow data prepared in accordance with GAAP. EBITDA, Income from operations before goodwill amortization and Net income before goodwill amortization, as calculated by Centerprise, are not necessarily comparable with similarly titled measures of other companies. Centerprise uses a 15-year life for amortization of goodwill, which management believes is substantially lower than that used by other companies which may provide similar services. Management believes this useful life to be appropriate, and because of its relative conservatism and the material nature of the charge, management further believes that analysts and investors will find it useful to have this Other Data when evaluating Centerprise's performance versus its competitors which may use a substantially longer life for amortization of goodwill.

                                  RISK FACTORS

      You should carefully consider the following factors and other information in this prospectus before deciding whether to purchase Centerprise common stock.

Centerprise has no operating history and cannot assure you that its future operating results will match the historical combined results of the founding companies

      Centerprise was recently formed and has conducted no operations and generated no revenues. Unless the financial benefits resulting from the combination of the founding companies exceed the incremental corporate overhead, Centerprise's results will fall short of the combined operating results of these companies and the market value of Centerprise's common stock will likely decline. Centerprise cannot guarantee that its operating results as a combined company will equal or exceed the combined historical operating results of the founding companies prior to the offering.

      Historical operating results of the professional services firms include revenues from attest services which will not be provided by Centerprise following the closing. Estimated combined revenues from attest services were approximately $64.8 million for the year ended December 31, 1998 and $42.7 million for the six months ended June 30, 1999. These estimated revenues are based on estimates of historical attest services as defined from state to state and historical average realization rates. Centerprise will enter into services agreements with separate attest firms to be owned by the CPA owners of each professional services firm, under which Centerprise will provide professional staffing and other services, and revenues and income from these agreements are reflected in the unaudited pro forma combined financial statements. Centerprise believes that had the services agreements been in place throughout the periods shown in the pro forma financial statements, revenues and income derived by Centerprise under the services agreements would have materially approximated historical revenues and income from attest services provided by the professional services firms. See Notes 4 and 6 to the unaudited pro forma combined financial statements. However, because the services agreements are non-exclusive, the amounts reflected in the pro forma financial statements as revenues from "services agreements" may not be representative of future ongoing operations.

      The pro forma financial results presented in this prospectus do not necessarily indicate actual results which might have occurred if the operations and management teams of the founding companies had been combined during the periods presented. In addition, these pro forma results are not representative of future results that will be reported on a consolidated basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a description of historical operating results and currently identified matters that could cause future results to differ.

Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and numerous issues arising out of that regulation, its interpretation or its evolution could impair Centerprise's ability to provide services to some clients, including the attest firms, reduce its revenues and cause the market value of the common stock to decline

      Background. Each state has adopted accountancy laws, regulations and codes of ethics that provide for the licensure of CPAs, grant licensed CPAs and accounting firms that are wholly-owned by CPAs the exclusive right to practice accountancy and place restrictions upon the activities of licensed CPAs. Centerprise will not render any services that may be performed only by persons and firms that are licensed to practice accountancy. Most states define such attest services to include reports on historical and prospective financial statements, including audits, compilations and reviews; certain other reports intended to be relied upon by third parties; advice and opinions regarding accounting principles and auditing standards; and other services such as reports on compliance with laws and contractual obligations and the adequacy of internal accounting controls. The laws and regulations of some states define more broadly these attest services that can be provided only by a licensed CPA or firm. Following the mergers, the CPAs who currently own the founding companies that provide professional services will continue to provide attest services through separate attest firms which will be licensed to practice accountancy and in which Centerprise will have no ownership interest. Pursuant to services agreements, Centerprise will provide, for a fee, professional and other personnel, equipment, office space and business and administration services necessary for the operation of these attest firms. For more detailed information concerning Centerprise's regulatory environment and the services agreements, see "Business--Regulation--Accounting Profession" and "Certain Transactions--The Mergers--Ancillary Agreements with Professional Services Firms and their Affiliates--Services Agreements."

      Current laws, regulations and codes of ethics related to the practice of accountancy pose the following principal risks to Centerprise:

      .Because of regulatory restrictions, Centerprise cannot assure revenues under the non-exclusive services agreements. The services agreements are non-exclusive, and one or more attest firms could choose to contract with entities other than Centerprise for some or all of these services. Failure by one or more attest firms to use Centerprise's services could reduce Centerprise's future revenues.

      .A successful challenge to Centerprise's separate practice structure by accountancy boards in one or more states in which Centerprise operates could result in, among other things, a reduction in the operations of or services provided by Centerprise or the divestiture by Centerprise of certain assets, and a corresponding reduction in its revenues, or termination of or modifications to one or more of the services agreements in a manner adverse to Centerprise's economic interests. Moreover, if Centerprise's operations are challenged as constituting the illegal practice of accountancy, provisions in the services agreements could limit Centerprise's flexibility to modify its operations in response to regulatory issues.

      .State accountancy boards may bar CPAs in Centerprise's employ from providing attest services. Should state regulators deem activities undertaken by CPAs as employees of Centerprise to be in violation of the laws, regulations or codes of ethics under which the CPAs practice, they could lose their right to practice accountancy and their ability to provide attest services to the clients which the attest firms share with Centerprise. This could reduce the revenues that Centerprise would otherwise receive under the services agreements and impair Centerprise's ability to render non-attest services to these clients.

      .Under numerous states' regulatory regimes, the CPAs employed by Centerprise will not be able, while performing non-attest services on behalf of Centerprise, to proclaim expertise in accounting principles or auditing standards or use their "CPA" designation on letters, business cards or promotional literature. These limitations could impair Centerprise's marketing efforts and reduce its revenues.

      .Restrictions imposed by independence requirements and conflict of interest rules could limit the clients to whom Centerprise and the attest firms may provide services. These restrictions could cause a decline in Centerprise's revenues by forcing Centerprise or the attest firms to discontinue their services on behalf of some existing clients of the Centerprise companies or to forego providing services to potential future clients as a result of these restrictions.

      With respect to attest firm clients that are public reporting companies, i.e., clients that may be required to file audited financial statements with the SEC, Centerprise and the attest firms must comply with independence rules required by the accounting profession and the SEC. To date, revenues derived from services performed for SEC reporting clients have not been material to Centerprise or any of its professional services firms. In applying independence rules, the SEC staff will view Centerprise and all attest firms as a single entity, and as a result, Centerprise must abide by all of the independence rules that the attest firms must follow in order for the attest firms to be independent of an SEC reporting attest client. Any business relationship of Centerprise or its officers, directors, affiliates or significant stockholders with an attest firm client will be regarded as a business relationship between the attest firm and the client for purposes of applying the independence rules.

      The accounting profession and the SEC view an attest firm as lacking independence from entities involved in the offering or in making a market for or otherwise facilitating the trading of Centerprise's common stock in the secondary market. Accordingly, an attest firm's independence would be impaired with respect to all members of the syndicate underwriting the offering and to broker-dealer firms that exercise discretionary buy and sell authority over customer accounts holding significant positions in Centerprise or that employ securities analysts who follow Centerprise.

      Because Centerprise, its officers, directors, affiliates and significant stockholders and the attest firms are viewed as one entity for purposes of the accounting profession's and the SEC's independence rules, Centerprise and its officers, directors, affiliates or significant stockholders would impair the independence of an attest firm if they held any financial interest in, entered into any business relationship with or sold any services to an SEC reporting client of an attest firm that the attest firm itself would be precluded from under the accounting profession's and the SEC's independence rules. For example, neither Centerprise nor any attest firm may provide bookkeeping services or other prohibited services to an SEC reporting client of an attest firm, and Centerprise, its directors, officers, affiliates and significant stockholders, its professional employees and members of their respective households will be prohibited from owning stock in an SEC reporting client of an attest firm. In addition, the accounting profession and the SEC view an attest firm as lacking independence with respect to an SEC reporting client where that client or its directors, officers, affiliates or significant stockholders own stock in Centerprise or Centerprise's affiliates.

      Centerprise and the attest firms have agreed to implement policies and procedures designed to enable them to maintain independence in accordance with applicable standards. These procedures will include independence screening in connection with the selection of attest clients as well as periodic confirmations of independence by officers, directors and professionals at Centerprise, the attest firms and their clients. To effect these policies and procedures, Centerprise has developed a web-based central database for existing and prospective attest firm clients. There can be no assurance that following the policies and procedures implemented by Centerprise and the attest firms will enable the attest firms to avoid circumstances that would cause the attest firm to lack independence from an SEC reporting client.

      .State laws limiting Centerprise's flexibility in using incentive fees could impair its marketing efforts and reduce its revenues. State accountancy laws prohibiting CPAs from paying or receiving referral fees or using contingent fee arrangements could impair Centerprise's marketing efforts and reduce its revenues by placing significant restrictions upon the use of incentive fee arrangements that Centerprise could otherwise employ in its operations.

      .State regulators could preclude Centerprise's employees from providing one or more types of services to clients, which could reduce Centerprise's revenues. Few states have provided guidance as to what activities are encompassed by their prohibitions against CPAs engaging in "incompatible" occupations. There can be no assurance that one or more states may not invoke these prohibitions to preclude Centerprise's employees from engaging in one or more types of services which Centerprise will be offering to its clients, which preclusion could reduce Centerprise's revenues.

      .Applicable laws, regulations and codes of ethics could change in a manner that restricts Centerprise's operations. Centerprise cannot ensure that the laws, regulations or codes of ethics of any state, their interpretations, state enforcement policies and practices or other elements of the regulatory environment will not change so as to materially restrict Centerprise's operations. Accordingly, Centerprise's ability to continue to operate in, or expand its operations in or to, some states may depend on its flexibility to modify its operational structure in response to these changes. Provisions of the services agreements between Centerprise and the attest firms may constrain this flexibility. Limitations on Centerprise's ability to use the separate practice structure in order to comply with applicable laws could impair Centerprise's relationship with the attest firms or their clients, harm Centerprise's business or reduce its revenues or earnings.

Failure to integrate the founding companies quickly and effectively, or client concerns about the impact of the mergers, could materially increase expenses or decrease revenues

      Centerprise's success will depend, in part, on its ability to integrate successfully the operations of the founding companies. Failure to accomplish the integration quickly and effectively, or client concerns regarding the impact of the mergers, could increase Centerprise's expenses or decrease its revenues, or both. Each founding company has operated, and until the mergers will operate, independently. In addition, a number of these companies offer different services, use different internal accounting policies and procedures, employ different technologies and computer operating systems and target different geographic markets and client segments. At the time of the offering, Centerprise will not have a fully integrated financial reporting system. Integration of the founding companies will require significant management resources, and may distract members of management of these companies from normal operations. Centerprise cannot guarantee that its recently assembled corporate management team will effectively oversee the combined entity and implement its business or growth strategies.

Absent proper controls, Centerprise's integrated management strategy could result in inconsistent operating and financial practices at the various business units, harm Centerprise's financial condition or operating results and cause the market value of the common stock to decline

      Centerprise intends to operate its business units through an integrated management structure, with local management retaining responsibility for the profitability and growth of their respective businesses. If Centerprise does not implement proper controls, its management strategy could result in inconsistent operating and financial practices at the various business units, harm Centerprise's financial condition or results of operations and cause the market value of the common stock to decline.

Centerprise's failure to successfully complete acquisitions would limit its growth prospects, and Centerprise expects competition for suitable acquisitions to increase

      As part of its growth strategy, Centerprise intends to pursue acquisitions that will add to or complement its existing businesses, and its failure to identify and consummate suitable acquisitions would limit its growth prospects. Centerprise will be competing to acquire attractive companies with other firms, many of which have greater financial and other resources. Centerprise believes this competition will increase, making it more difficult to acquire suitable companies on acceptable terms.

Future completed acquisitions pose numerous risks to Centerprise that could limit its growth prospects

      Future completed acquisitions pose numerous risks that could limit Centerprise's growth prospects. For example:

     . Centerprise may incur additional debt and amortization expense related to goodwill and other intangible assets purchased in future acquisitions.

     . Centerprise may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, particularly if it acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from its own. If Centerprise is unable to integrate acquired businesses successfully, it may incur substantial costs and delays or other operational, technical or financial problems.

     . The integration of acquisitions may disrupt Centerprise's ongoing business, distract management and other resources, and make it difficult to maintain Centerprise's standards, controls and procedures.

     . Centerprise cannot ensure that the acquired businesses will achieve anticipated revenues, earnings or cash flow.

Completion of future acquisitions may cause further dilution to stockholders

      Centerprise currently intends to finance future acquisitions by using common stock for some or all of the purchase price. This could further dilute the ownership interests of Centerprise's stockholders. See "Dilution."

The loss of key management personnel could harm Centerprise's business and prospects

      The loss of the services of one or more of Centerprise's key management personnel could harm Centerprise's business or prospects, and there can be no assurance that such individuals will continue in their present capacities for any particular period of time. Centerprise's success depends largely on the efforts of its senior management team including Robert C. Basten, president and chief executive officer, Thomas W. Corbett, president and chief operating officer of the business and financial services group, DeAnn L. Brunts, chief financial officer, Rondol E. Eagle, chief integration officer, and Dennis W. Bikun, chief accounting officer. In addition, Centerprise's success will depend significantly on the senior management of the founding companies as a result of their experience in managing these companies and their strong relationships with their clients.

Competition for qualified accounting professionals could impair Centerprise's ability to execute its business strategies

      Centerprise competes for qualified accounting professionals, both experienced professionals and recent college graduates, and believes that state laws increasing the number of college credits required for licensing may further reduce an already limited supply of accounting professionals and lead to increased compensation levels. In the future, Centerprise may have difficulty recruiting and retaining sufficient numbers of qualified accounting personnel, which could impair its ability to execute its business strategies. In addition, increased compensation levels could cause a material increase in Centerprise's expenses.

Centerprise may not be able to obtain adequate financing to implement its strategies, and lack of financing could constrain its operations and limit its growth

      Successful implementation of Centerprise's strategies will require continued access to capital. If Centerprise does not have sufficient cash resources, its ability to implement its business and growth strategies could be limited unless it is able to obtain capital through additional financings. Centerprise currently intends to finance future acquisitions by using common stock for some or all of the purchase price. If the common stock does not maintain sufficient value, or potential acquisition candidates do not accept common stock as consideration for the sale of their businesses, Centerprise may be required to use more of its cash resources or obtain other financing. Centerprise cannot ensure that equity or debt financings will be available as required for acquisitions or other needs. Even if financing is available, it may not be on terms that are favorable to Centerprise or sufficient for its needs.

Centerprise's insurance services revenues depend on premiums set by other companies; premiums have been cyclical and depend on market conditions

      A portion of Centerprise's business consists of insurance agency and brokerage activities which derive revenues from commissions paid by insurance companies. These commissions are a percentage of premiums charged, which premiums are determined by insurers, not Centerprise. Centerprise cannot predict the timing or extent of future changes in commission rates or premiums and, therefore, cannot predict the effect, if any, that such changes would have on its operations. Historically, property and casualty premiums have been cyclical in nature and have varied widely based on market conditions. Since the mid-1980s, general premium levels have been depressed as a result of the expanded underwriting capacity of insurance companies and increased competition. In addition, as traditional insurance companies continue to outsource the production of premium revenue to non-affiliated agents such as Centerprise, these insurance companies may seek to further reduce their expenses by reducing the commission rates payable to such insurance agents.

Centerprise may expand its insurance business to include activities that involve bearing the risk of loss

      Centerprise may in the future expand its insurance business to include activities where it bears the risk of loss by the insured. While it is likely that Centerprise would focus on products in which it has particular expertise through its brokerage business, as a risk-bearing entity Centerprise would be subject to significant additional risks that it does not currently encounter in its brokerage business. Centerprise cannot guarantee that it will be able to successfully manage any risk of loss its assumes. Failure by Centerprise to successfully manage such risk could harm its business and financial condition or reduce its earnings.

Claims for errors and malpractice could subject Centerprise to liability or increased insurance premiums and harm its reputation and client relationships

      Centerprise offers some services, including accounting, valuation and financial planning, that involve a risk of professional malpractice and other similar claims. Tax services and administrative services for employee benefits insurance plans are subject to various risks relating to errors and omissions in processing and filing plan forms and tax returns in accordance with the plans and government regulations. Centerprise processes data received from employees and employers and may be subject to liability for any late or misfiled plan forms or tax returns. In addition, the failure of Centerprise's employees to properly file plan forms or tax returns could harm Centerprise's reputation or its relationships with existing clients and impair its ability to attract new clients. In addition, as to attest services provided by the attest firms, while the primary risk of professional liability lies with the attest firm, this does not preclude the possibility that Centerprise could be drawn into disputes concerning attest work where Centerprise employees were involved pursuant to services agreements.

      Centerprise maintains professional liability and errors and omissions insurance coverage that it believes is adequate both as to risks and amounts. However, Centerprise cannot ensure that actual future claims will not exceed the coverage amounts. If Centerprise experiences a large claim or claims, the rates for such insurance may increase. Centerprise's ability to incorporate such increases into fees paid by clients could be constrained by contractual arrangements with clients or competitive factors. As a result, such increases could reduce Centerprise's earnings. In addition, a determination adverse to Centerprise in connection with one or more significant claims, whether or not insured, could harm Centerprise's reputation and client relationships.

Client contracts do not ensure revenues

      Centerprise and the attest firms enter into agreements with most of their clients. While these contracts typically define fee arrangements, the scope of services and termination provisions, they generally do not obligate the client to use the services of Centerprise or the attest firm and do not, therefore, ensure revenues. While Centerprise believes that its relationships with its current clients, and the attest firms' relationships with their current clients, are good, it cannot guarantee that such clients will renew their existing agreements or engage Centerprise or the attest firms. The failure of attest firm clients to engage the attest firms could reduce Centerprise's revenues under the services agreements.

Centerprise's quarterly operating results will fluctuate due to seasonality and other factors, and unexpected variations in quarterly results could cause the price of Centerprise's stock to decline

      Centerprise expects its revenues, expenses and operating results to vary materially from quarter to quarter. Unexpected variations in quarterly results could cause the price of Centerprise common stock to decline, which in turn could limit Centerprise's ability to pursue acquisitions. Centerprise anticipates higher revenues and operating income in the first quarter of its fiscal year because of the seasonal demand for accounting and tax services. In addition to this seasonality, quarterly results may vary as a result of many factors, including:

     .  client engagements commenced and completed during a quarter;

     .  the timing and structure of acquisitions and their related costs;

     .  the addition or loss of material clients; and

     .  the timing of material projects.

Centerprise has significant intangible assets; the amortization of these assets will, and impairment of these assets would, reduce net income

      Approximately $240.6 million, or 71.6%, of Centerprise's pro forma as adjusted total assets as of June 30, 1999 represents goodwill recorded in connection with the mergers. Goodwill is an intangible asset that represents the difference between the aggregate purchase price for the assets acquired and the amount of such purchase price allocated to such assets for purposes of Centerprise's pro forma balance sheet. Centerprise will amortize the goodwill from the mergers over 15 years at $16.0 million per year with the amount amortized in a particular period constituting an expense that reduces net income for that period. The amount amortized is not deductible for tax purposes. Therefore, the non-cash charge reflecting the amortization of goodwill substantially reduces Centerprise's net income in total and on a per share basis. Management believes that Centerprise's 15-year life for amortization of goodwill is substantially lower than that used by other companies which may provide similar services. Although management believes this useful life to be appropriate, there can be no assurance that its relative shortness and relative impact on net income and earnings per share will not negatively impact the market price of the common stock.

      In addition, Centerprise will be required to amortize the goodwill, if any, from any future acquisitions. Under accounting rules, Centerprise is required to periodically evaluate if goodwill has been impaired by reviewing the cash flows for acquired companies and comparing such amounts with the carrying value of the associated goodwill. If goodwill is impaired, Centerprise would be required to write down goodwill and incur a related non-cash charge to income. A reduction in net income resulting from the write down could cause a decline in the market price of the common stock.

Centerprise's industry experiences slower collections than many other industries; this may affect Centerprise's liquidity

      In general, professional services firms experience higher average accounts receivable days outstanding than businesses in many other industries. This may affect Centerprise's liquidity.

Failure to be year 2000 compliant could interrupt Centerprise's operations, hurt its business or expose it to material claims

      Centerprise believes that it has satisfactorily assessed its internal risks with respect to its information technology systems, but it has not fully completed tests to assure that its information technology systems will function properly in the year 2000. Based on Centerprise's ongoing survey of the assessment made by each founding company, Centerprise estimates that the total cost of year 2000 compliance activities will be approximately $600,000 to $650,000, of which an estimated $420,000 had been incurred as of June 30, 1999. However, Centerprise cannot guarantee that:

     . actual compliance costs will fall within the range of this estimate;

     . any business acquired in the future will not require substantial year 2000 compliance expenditures; or

     . precautions that the founding companies have taken to protect their businesses from or minimize the impact of the year 2000 issue will be adequate.

Any damage to Centerprise's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of its operations or other loss which may not be covered by insurance.

      Centerprise is in the process of surveying the year 2000 readiness of significant customers, business partners and vendors. If Centerprise's efforts to address year 2000 risks are not successful, or if significant third parties with whom Centerprise conducts business do not successfully address such risks, it could interrupt Centerprise's operations and harm its business. None of the founding companies have engaged in any independent verification or validation processes in assessing their year 2000 risks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance" for detailed information on Centerprise's state of readiness, potential risks and contingency plans regarding the year 2000 issue.

      Several of the founding companies periodically provide year 2000 consulting services. Although Centerprise believes, based on the services it has provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

If the price of the common stock declined, it is possible that founding company owners and some employees could pursue rescission claims against Centerprise despite their acceptance of a registered rescission offer previously extended to them

      On September 10, 1999, Centerprise extended to the founding company owners and some Reznick employees a registered offer to rescind alleged unregistered offers to sell and/or sales of common stock that may have previously taken place. In making the rescission offer, Centerprise did not admit that any violation of securities laws occurred. Centerprise believes that as a consequence of the acceptance of the rescission offer by all recipients, Centerprise's potential liability to founding company owners and the Reznick employees in connection with the previous alleged unregistered offers and/or sales of common stock has been eliminated. However, if during the one-year period following the alleged violations the value of the common stock declined below the value of the consideration paid for it by the persons who received the rescission offer, it is possible that such persons could make a claim that a federal right of rescission survived despite their acceptance of the rescission offer. No person has asserted or threatened to assert such a claim. Centerprise believes that there is no basis for any such claim. If any recipients of the rescission offer pursued and were successful in such claims, however, Centerprise could be required to repurchase such persons' shares at a price equal to the consideration originally paid or a cash equivalent, which could have a material adverse effect on Centerprise. While federal rights of rescission may in some circumstances survive rescission offers, Centerprise believes that such a determination would be incorrect in this case and that the likelihood of a successful rescission claim is very remote.

Centerprise's current stockholders will be able to exercise substantial control and may make decisions that you do not consider to be in your best interest

      After the offering, Centerprise's management, its initial investors and the owners and employees of the founding companies will own approximately 60.7% of the outstanding shares of common stock, or 57.3% if the underwriters' over-allotment option is exercised in full. As a result, if these persons act together, they will have the ability to exercise substantial control over Centerprise's affairs and to elect a sufficient number of directors to control the board of directors. The ownership position of these stockholders and the terms of the stockholders' agreement to which they are parties may have the effect of delaying, deterring or preventing a change in control of Centerprise or a change in the composition of the board of directors. See "Principal Stockholders" and "Description of Capital Stock" for information concerning the beneficial ownership of Centerprise's stockholders and the terms of the stockholders' agreement.

Anti-takeover provisions in Centerprise's charter documents and Delaware law could make an acquisition of Centerprise difficult

      Centerprise's certificate of incorporation and Delaware law contain provisions that may delay, deter or inhibit a future acquisition of Centerprise if the board of directors does not approve of such acquisition. This could occur even if Centerprise's stockholders are offered a premium over the market price for their shares or if a substantial number or even a majority of the stockholders believe the takeover is in their best interest. See "Description of Capital Stock" for a description of these provisions.

Purchasers of shares in the offering will experience immediate and substantial dilution

      Purchasers of shares of common stock in the offering will experience immediate dilution in the net tangible book value of their shares of approximately $12.38 per share. See "Dilution."

The number of shares eligible for public sale after the offering may cause a decline in Centerprise's stock price

      Sales, or the availability for sale, of substantial amounts of the common stock in the public market after the offering could cause a decline in the market price of the common stock and impair Centerprise's ability to raise equity capital, or finance acquisitions using equity capital, in the future. See "Shares Eligible for Future Sale" for information regarding the number of shares of common stock eligible for public sale after the offering.

Founding company owners may be acquiring common stock at a discount

      Under GAAP purchase accounting rules, the owners of the founding companies will be deemed to have acquired their shares of common stock in the mergers at a 15% discount from the initial public offering price. This discount reflects the significant transfer restrictions to which the founding company owners will agree. Upon expiration of these restrictions, it is possible that the founding company owners could sell their common stock for a profit at a price lower than the price at which purchasers in the offering could achieve a profit or suffer a smaller loss than such purchasers selling their common stock at the same price.

Centerprise's common stock has never been publicly traded and its liquidity is uncertain

      There has been no public market for Centerprise's common stock. The common stock has been authorized for listing on The New York Stock Exchange. Centerprise does not know whether investor interest will lead to the development of a trading market or, if a trading market develops, how liquid that market will be. Centerprise will determine the initial offering price for the shares through negotiations with the underwriters. You may not be able to sell your shares at or above the initial offering price. See "Underwriting" for more information regarding how the initial public offering price will be determined.

Centerprise's stock price may be volatile

      The price at which Centerprise's shares will trade following the offering may be volatile and will depend upon a number of factors, including

    .  Centerprise's historical and anticipated operating results;

    .  announcements by Centerprise or its competitors;

    . changes in financial estimates by securities analysts regarding Centerprise, its industry, its competitors or its clients;

    . conditions and trends in the industries in which Centerprise or its competitors compete; and

    .  general market and economic conditions.

In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may cause the market price of the shares to decline.

Centerprise could be required to engage another accounting firm to reaudit its and the founding companies' financial statements if PricewaterhouseCoopers were determined not to be independent.

      The independence of the accounting firm of PricewaterhouseCoopers, which audited historical financial statements of Centerprise and the founding companies included in this prospectus, could be called into question if Centerprise's chief financial officer, previously a partner in the firm, was determined to have an appearance of continuing influence in the firm based upon her connection to the professional services previously provided by the firm to Centerprise and her subsequent employment by Centerprise. Centerprise is responsible, under applicable securities laws, for providing financial statements audited by an independent auditor. If PricewaterhouseCoopers were ultimately determined not to be independent of Centerprise, Centerprise would be required to engage another independent accounting firm to reaudit its and the founding companies' financial statements, including audited financial statements included in this prospectus. Both Centerprise and PricewaterhouseCoopers believe that PricewaterhouseCoopers is independent of Centerprise.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "intend," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

    .  discuss Centerprise's future expectations;

    . contain projections of Centerprise's future results of operations or financial condition; or

    .  state other "forward-looking" information.

      These forward-looking statements are subject to risks, uncertainties and assumptions. The "Risk Factors" set forth above, as well as other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause Centerprise's actual results to differ materially from the expectations described in these forward-looking statements. Centerprise is not obligated to publicly update or revise any forward-looking statements to reflect new information, future events or other circumstances.

                                  THE COMPANY

      Centerprise is a leading provider of professional, business and financial services and products to middle-market clients. Centerprise's goal is to provide clients with personalized, local service backed by the resources and capabilities of a national firm. Centerprise has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. These companies have been in business an average of 29.5 years. Five of the seven companies that are professional services firms were named in Accounting Today's 1999 Top 100 Accounting Firms (the "Accounting Top 100") which ranks the largest accounting firms in the United States in terms of total revenues for their respective 1998 fiscal years. Based on the pro forma combined revenues of these seven firms for the fiscal year ended December 31, 1998, Centerprise would have been ranked No. 13 in the Top 100 had the firms been combined throughout such period.

      Each of the founding companies represents an integral component of Centerprise's business and growth strategies and was selected to fill a specific role in the development of Centerprise's professional, business and financial services platforms. These companies, each of which is prominent in its market, have collectively achieved substantial growth in recent years. On a combined historical basis, their revenues increased from $161.9 million in fiscal 1997 to $191.1 million in fiscal 1998, representing an annual growth rate of 18.0%.

      A brief description of each founding company, its principal areas of expertise and its anticipated contribution to the execution of Centerprise's strategy is set forth below. Except as noted, the following table represents revenues for the fiscal years ended December 31, 1997 and 1998.

                                                                  Revenues
                                                              -----------------
                  Founding Company              Headquarters    1997     1998
                  ----------------              ------------- -------- --------
                                                               (In thousands)
     Professional Services
       Reznick Fedder & Silverman(a)........... Bethesda, MD  $ 35,103 $ 47,877
       Mann Frankfort Stein & Lipp............. Houston, TX     17,475   21,631
       Follmer, Rudzewicz & Company(b)......... Detroit, MI     17,954   19,417
       Berry, Dunn, McNeil & Parker(c)......... Portland, ME    16,812   17,916
       Urbach Kahn & Werlin(d)................. Albany, NY      16,012   17,085
       Grace & Company......................... St. Louis, MO    8,524    9,691
       Simione, Scillia, Larrow & Dowling...... New Haven, CT    5,244    6,217
     Business and Financial Services
       Robert F. Driver Co.(e)................. San Diego, CA   28,170   32,886
       Insurance Design Administrators......... Oakland, NJ      9,661   10,496
       Reppond................................. Bellevue, WA     6,962    7,892
                                                              -------- --------
       Total revenues..........................               $161,917 $191,108
                                                              ======== ========

--------

(a) For the fiscal years ended September 30, 1997 and 1998.

(b) For the fiscal years ended May 31, 1997 and 1998.

(c) For the fiscal years ended June 30, 1997 and 1998.

(d) For the fiscal years ended October 31, 1997 and 1998.

(e) For the fiscal years ended July 31, 1997 and 1998.

Professional Services

Reznick Fedder & Silverman

      Reznick Fedder & Silverman, P.C., founded in 1977, provides business, accounting and tax advisory services that include tax consulting, real estate consulting, business consulting and due diligence. Reznick is ranked No. 22 in the Accounting Top 100 and is the largest non-Big Five firm headquartered in the Mid-Atlantic region. Reznick is known nationally for its expertise in the real estate industry and also has substantial experience serving closely held commercial businesses and clients in the health care and construction industries. Reznick maintains offices in Bethesda, Maryland; Baltimore, Maryland; Boston, Massachusetts; Charlotte, North Carolina; and Atlanta, Georgia. In addition to providing Centerprise with multiple distribution points in the Mid-Atlantic region, Reznick will provide the foundation for Centerprise's anticipated national practice in real estate consulting services and participate significantly in Centerprise's anticipated national practice in health care consulting services.

Mann Frankfort Stein & Lipp

      Mann Frankfort Stein & Lipp, P.C., founded in 1971, provides accounting, tax, financial reporting, consulting and litigation consulting services primarily to closely held clients in a wide range of industries. Mann Frankfort is Houston's largest accounting firm other than the Big Five based on the number of professionals, and was ranked No. 44 in the Accounting Top 100. Mann Frankfort provides a regional distribution point in Texas and will be the lead member of Centerprise's anticipated national practice in litigation consulting services.

Follmer, Rudzewicz & Company

      Follmer, Rudzewicz & Company, P.C., the predecessor of which was founded in 1968, provides a broad range of accounting, tax and business consulting services to closely held companies with an emphasis on manufacturing companies. Follmer is headquartered in Southfield, Michigan and also maintains an office in Sterling Heights, Michigan. After the Big Five, Follmer is the second largest firm in the Detroit metropolitan area based on the number of professionals, and was ranked No. 46 in the Accounting Top 100. Follmer will provide Centerprise with a regional distribution point in the upper Midwest and a platform for Centerprise's anticipated national practice focused on the manufacturing industry.

Berry, Dunn, McNeil & Parker

      Berry, Dunn, McNeil & Parker, Chartered, founded in 1974, provides a wide range of accounting, tax and business consulting services to a variety of business clients in both the private and public sectors. Berry Dunn is one of the largest accounting firms in the Northeast in terms of number of professionals, and was ranked No. 53 in the Accounting Top 100. Berry Dunn has significant expertise serving clients in the health care, financial institutions, telecommunications, real estate and construction industries. The firm also provides information technology consulting services to clients in a variety of industries. Berry Dunn maintains offices in Portland, Maine; Bangor, Maine; Manchester, New Hampshire; and Lebanon, New Hampshire. In addition to providing Centerprise with a regional distribution point in New England, Berry Dunn will participate significantly in developing Centerprise's anticipated national practice in health care consulting services.

Urbach Kahn & Werlin

      Urbach Kahn & Werlin PC, the predecessor of which was founded in 1963, provides a broad range of accounting and business consulting services to a variety of clients in both the private and public sectors. Urbach has significant practices in the not-for-profit and state and federal government arenas. Urbach maintains offices in Albany, New York; New York, New York; Washington, D.C.; Los Angeles, California; Glens Falls,

New York; and Poughkeepsie, New York. Urbach, ranked No. 48 in the Accounting Top 100, will provide regional distribution points in the Northeast and Mid-Atlantic regions and play a significant role in Centerprise's anticipated national practice in litigation consulting services. In addition, through Urbach's international affiliate, Urbach Hacker Young International Limited, Centerprise will be able to help clients achieve their business and financial objectives in the international marketplace.

Grace & Company

      Grace & Company, P.C., founded in 1983, provides a full range of accounting, tax and consulting services to clients in a spectrum of industries including manufacturing, construction and real estate. After the Big Five, Grace is the second largest accounting firm in St. Louis in terms of number of professionals. Grace will provide Centerprise with a lower-Midwest regional distribution point.

Simione, Scillia, Larrow & Dowling

      Simione, Scillia, Larrow & Dowling LLC, the predecessor of which was founded in 1974, provides accounting and tax services and management consulting services. Simione has significant expertise in providing services to construction companies and serves as an advisor to many of New England's major road builders and contractors. Simione maintains offices in New Haven and Hartford, Connecticut and will serve as a regional distribution point in its markets.

Business and Financial Services

Robert F. Driver Co.

      Robert F. Driver Co., Inc., founded in 1925, is a multi-line insurance brokerage company that provides property and casualty insurance services, workers compensation coverage, employee benefits products, surety coverage and various financial services to a broad range of domestic and international clients. Driver maintains offices in San Diego, Newport Beach, Escondido, Sacramento, Fresno, San Francisco, San Rafael and Ontario, California. Driver manages in excess of $500 million in premiums and was ranked by the San Diego Business Journal as San Diego's largest independent insurance brokerage firm in 1998 based on premium volume. In terms of brokerage revenues, Driver was ranked No. 33 nationally in 1998 by Business Insurance. Driver will provide Centerprise with a platform for its anticipated national practice in insurance and benefits brokerage and consulting services.

Insurance Design Administrators

      Self Funded Benefits, Inc., which does business under the trade name Insurance Design Administrators, was founded in 1979. IDA is an independent healthcare management company that designs healthcare programs and provides claims administration services in both the private and public sectors. IDA has made significant investments in technology to develop a scalable infrastructure capable of handling a large volume of business. IDA is headquartered in Oakland, New Jersey. In addition to designing healthcare programs, IDA also manages healthcare claims of its clients. Based on the annual volume of claims handled, IDA was ranked by Employee Benefit News in July 1998 as the 11th largest third party administrator in the United States. IDA will provide the platform for Centerprise's anticipated national practice in third party administration and self insurance services.

Reppond

      The Reppond Company, Inc., Reppond Administrators, LLC, and VeraSource Excess Risk Ltd. (collectively, "Reppond"), founded in 1981, provide group benefits insurance and consulting services to privately-held companies. Reppond is headquartered in Bellevue, Washington and maintains offices in Yakima, Washington and Brooklyn Park, Minnesota. Reppond enhances Centerprise's anticipated national practice in insurance and benefits brokerage and consulting services.

                                USE OF PROCEEDS

      Centerprise estimates that the net proceeds from the sale of the 10,500,000 shares of common stock offered by this prospectus, after deducting the underwriting discount and estimated offering expenses, will be approximately $111.1 million, or approximately $129.4 million if the underwriters' over-allotment option is exercised in full. This estimate assumes an initial public offering price of $12.50 per share. Estimated offering expenses include amounts advanced by initial investors on behalf of Centerprise in payment of legal, accounting and other fees.

      Of the net proceeds, Centerprise intends to use

     . approximately $82.8 million to pay the cash portion of the purchase price for the acquisition of the founding companies other than the contingent payments described in "Certain Transactions-- The Mergers";

     . approximately $17.8 million to repay a portion of the indebtedness assumed by Centerprise in the mergers;

     . $4.0 million to fund the redemption by Driver of its outstanding preferred stock; and

     .  $250,000 to settle a consulting agreement entered into by Driver.

      Centerprise intends to use the remaining $6.2 million of net proceeds, or $24.5 million if the underwriters' over-allotment option is exercised in full, for working capital and general corporate purposes including future acquisitions. Pending such uses, Centerprise will invest the net proceeds in short term, interest bearing, U.S. government securities.

      The indebtedness Centerprise intends to repay bears interest at effective rates up to 12% with a weighted average interest rate of 8.8%, and would otherwise mature on various dates through May 2005. Such indebtedness was incurred in connection with a recapitalization at one of the founding companies and for purchases of equipment, working capital requirements and general corporate purposes.

      Centerprise is required to obtain a credit facility of at least $75 million as a condition to the closing of the mergers. Centerprise has obtained commitments from six banks for a $100 million five-year revolving credit facility, subject to consummation of the offering and to customary closing conditions. Centerprise cannot assure you that it will be able to obtain this facility, or other financing it may need, on acceptable terms. Centerprise anticipates borrowing up to $30.0 million under the credit facility during the six months following the closing of the offering to fund a portion of its working capital needs. These working capital needs arise primarily because most of the existing working capital of the founding companies is being distributed in connection with the mergers. The working capital borrowings will be repaid as Centerprise begins to generate cash flow from operations, which is anticipated to occur between 90 and 120 days following the closing of the offering.

                                DIVIDEND POLICY

      Centerprise intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes, and does not anticipate paying any cash dividends on its common stock in the foreseeable future. Any payment of future dividends will be at the discretion of the board of directors and will depend upon, among other things, Centerprise's earnings, financial condition, capital requirements and level of indebtedness, any contractual restrictions on the payment of dividends and other factors the board of directors believes to be relevant. In addition, the credit facility is expected to include restrictions on Centerprise's ability to pay dividends without the consent of the lender.

                                 CAPITALIZATION

      The following table shows the current maturities of the short-term and long-term debt and capitalization of Centerprise at June 30, 1999 on a pro forma combined basis to give effect to the mergers, and as adjusted to give effect to the offering and the application of the estimated net proceeds of the offering after deducting the underwriting discount and estimated offering expenses. This table assumes an initial public offering price of $12.50 per share. You should read this information together with Centerprise's unaudited pro forma combined financial statements and the accompanying notes included elsewhere in this prospectus.

                                                              June 30, 1999
                                                           ---------------------
                                                             Pro
                                                            Forma     Pro Forma
                                                           Combined  As Adjusted
                                                           --------  -----------
                                                              (In thousands)
     Short-term debt, including current maturities of
      long-term debt.....................................  $ 14,835   $ 12,230
                                                           ========   ========
     Long-term debt, less current maturities.............  $ 23,210   $  7,981
     Redeemable preferred stock..........................     4,000        --
     Stockholders' equity:
       Preferred Stock, par value $.01 per share,
        10,000,000 shares authorized; none issued and
        outstanding......................................       --         --
       Common stock, par value $.01 per share, 50,000,000
        shares authorized; 16,200,000 shares issued and
        outstanding, pro forma combined; 26,700,000
        shares issued and outstanding, pro forma as
        adjusted.........................................       162        267
     Additional paid-in-capital..........................   152,886    265,589
     Retained earnings (deficit).........................   (22,052)   (22,052)
                                                           --------   --------
         Total stockholders' equity......................   130,996    243,804
                                                           --------   --------
         Total capitalization............................  $158,206   $251,785
                                                           ========   ========

      The share information in the table is based on the number of shares of common stock outstanding on June 30, 1999, and does not include the following shares that Centerprise may issue:

    . 1,997,442 shares of common stock issuable upon the exercise of options to be granted to Centerprise's management, other employees and non-employee directors upon the closing of the offering;

    . 100,000 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of the offering; and

    . 5,762,046 shares reserved for issuance under Centerprise's incentive compensation and stock purchase plans.

                                    DILUTION

      The deficit in Centerprise's pro forma net tangible book value as of June 30, 1999 was approximately $109.6 million, or $6.76 per share of common stock, after giving effect to the mergers. The pro forma net tangible book value per share represents Centerprise's pro forma net tangible assets less total liabilities divided by the number of shares of common stock to be outstanding after giving effect to the mergers. After giving effect to the sale of the 10,500,000 shares of common stock offered by this prospectus, assuming an initial public offering price of $12.50 per share, and the application of the estimated net proceeds from the offering after deducting the estimated underwriting discount and offering expenses, Centerprise's pro forma net tangible book value at June 30, 1999 would have been approximately $3.2 million or $0.12 per share. This represents an immediate increase in pro forma net tangible book value of $6.88 per share to existing stockholders and an immediate dilution of $12.38 per share to new investors purchasing the shares in the offering. The following table illustrates this pro forma dilution:

     Assumed offering price per share..........................         $12.50
       Pro forma net tangible book value per share before the
        offering............................................... $(6.76)
       Increase in pro forma net tangible book value per share
        attributable to new investors..........................   6.88
                                                                ------
     Pro forma net tangible book value per share after the
      offering.................................................           0.12
                                                                        ------
     Dilution per share to new investors.......................         $12.38
                                                                        ======

      The following table illustrates, on a pro forma basis to give effect to the mergers as of June 30, 1999, the number of shares of common stock purchased from Centerprise, the total consideration paid and the average price per share paid by existing stockholders, after giving effect to the mergers, and the new investors purchasing shares of common stock in the offering at an assumed initial public offering price of $12.50 per share:

                                                              Total      Average
                                        Shares Purchased  Consideration   Price
                                       ------------------ -------------    Per
                                         Number   Percent    Amount       Share
                                       ---------- ------- -------------  -------
     Existing stockholders............ 16,200,000  60.7%  $(59,766,000)  $(3.69)
     New investors.................... 10,500,000  39.3%   131,250,000    12.50
                                       ---------- ------  ------------
         Total........................ 26,700,000 100.0%  $ 71,484,000
                                       ========== ======  ============

      As shown in the table, total consideration paid by existing stockholders represents the combined stockholders' equity of Centerprise and the founding companies before the offering, adjusted to reflect the cash consideration payable to the owners of the founding companies in the mergers, other than the contingent payments described in "Certain Transactions--The Mergers."

                            SELECTED FINANCIAL DATA
                (in thousands, except share and per share data)

      Centerprise will acquire ten companies simultaneously with the completion of the offering. For financial statement presentation purposes, Centerprise has been identified as the "accounting acquiror." The table below presents unaudited pro forma combined financial data for Centerprise giving effect to the completion of the mergers and pro forma adjustments to the historical financial statements. The statement of operations data and the "as adjusted" balance sheet data also reflect the closing of, and the application of the estimated net proceeds from, the offering, at an assumed initial public offering price of $12.50 per share.

      The pro forma combined statement of operations data assume that the mergers and the offering were completed on January 1, 1998. The pro forma combined balance sheet data assume that the mergers were completed on June 30, 1999. These data do not necessarily indicate the operating results or financial position that would have been achieved had the events described been completed on the dates assumed. You should not view the results as representative of the future operating results or financial position of Centerprise. See the unaudited pro forma combined financial statements and related notes and the historical financial statements of the founding companies and related notes included elsewhere in this prospectus. Selected financial data related to the historical balance sheet and statement of operations for Centerprise have been omitted as they are immaterial and do not provide meaningful information.

                                                     Pro Forma Combined
                                             ----------------------------------
                                                            Six Months Ended
                                              Year Ended        June 30,
                                             December 31, ---------------------
                                                 1998        1998       1999
                                             ------------ ---------- ----------
Statement of Operations Data:
Revenues:
  Professional services (1).................  $  140,746  $   80,011 $   94,859
  Business and financial services...........      52,691      28,497     36,571
                                              ----------  ---------- ----------
    Total revenues..........................     193,437     108,508    131,430
Expenses:
  Professional services compensation and
   related costs (2)........................      87,689      48,259     61,530
  Business and financial services
   compensation and related costs (2).......      35,458      17,961     21,488
  Other operating expenses..................      35,169      17,128     20,745
  Non-cash stock compensation (3)...........      17,503         --       3,763
  Amortization of goodwill (4)..............      16,039       8,019      8,019
  Depreciation expense......................       4,854       2,425      2,090
                                              ----------  ---------- ----------
Income (loss) from operations...............      (3,275)     14,716     13,795
Other income, net (5).......................         101         280        389
                                              ----------  ---------- ----------
Income (loss) before income taxes...........      (3,174)     14,996     14,184
Provision for income taxes (6)..............       5,146       9,206      8,881
                                              ----------  ---------- ----------
Net income (loss)...........................  $   (8,320) $    5,790 $    5,303
                                              ==========  ========== ==========
Net income (loss) per share.................  $    (0.32) $     0.22 $     0.20
                                              ==========  ========== ==========
Shares used in computing net income (loss)
 per share (7)..............................  26,169,905  26,169,905 26,169,905
                                              ==========  ========== ==========

                                                               June 30, 1999
                                                            --------------------
                                                            Pro Forma     As
                                                            Combined   Adjusted
                                                            ---------  ---------
Balance Sheet Data:
  Working capital (deficit)................................ $(92,751)  $    828
  Total assets.............................................  337,627    335,996
  Total long-term debt, net of current portion.............   23,210      7,981
  Stockholders' equity.....................................  130,996    243,804

--------

(1) Includes pro forma revenues associated with services agreements of $62,600, $35,833 and $41,583 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively. The services agreements are non-exclusive and, with twelve months notice, the attest firms may change their staffing requirements. Accordingly, the pro forma services agreement revenues reflected above are not necessarily representative of Centerprise's results of operations for any future period. However, Centerprise believes that were the agreements in place for the entire period, the profits recognized by Centerprise would have materially approximated the profits derived from attest services.

(2) Reflects pro forma reductions in compensation and benefits to certain owners and employees of the founding companies. Such amounts include an aggregate of approximately $26,569, $16,471 and $15,217 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the offering.

(3) Reflects non-cash, non-recurring stock compensation charges resulting from the issuance of stock to Centerprise employees of $17,503 and $2,656 in the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, and the issuance of stock to Driver employees of $1,107 in the six months ended June 30, 1999. Centerprise anticipates no such stock compensation charges for issuances of stock in the future.

(4) Reflects a non-cash amortization charge over a 15-year period related to $240,580 of goodwill to be recorded as a result of the mergers and computed on the basis described in the notes to the unaudited pro forma combined financial statements.

(5) Reflects a reduction of net interest expense associated with long-term debt of Driver to be repaid from the proceeds of the offering of $939, $234 and $884 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively.

(6) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.

(7) Includes:

    (a) 12,488,981 shares to be issued to the owners and employees of the founding companies in the mergers;

    (b) 3,711,019 shares held by initial investors and management of Centerprise; and

    (c) 9,969,905 of the 10,500,000 shares of common stock sold in the offering, net of underwriting discounts, necessary to pay the cash portion of the merger consideration, to repay indebtedness and fund other obligations of the founding companies and to pay estimated expenses of the offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      You should read the following in conjunction with "Selected Financial Data," the pro forma combined financial statements and related notes and the historical financial statements of the founding companies and related notes appearing elsewhere in this prospectus.

Introduction

General

      Centerprise was created to become a leading provider of professional, business and financial services and products to middle-market clients. Centerprise has conducted no operations and generated no revenues to date and has entered into agreements to acquire the founding companies simultaneously with the closing of the offering. Centerprise's revenues are derived primarily from professional services and business and financial services and products. Centerprise's pro forma combined revenues for the year ended December 31, 1998 totaled $193.4 million, of which approximately 73% was derived from professional services and approximately 27% from business and financial services and products.

Overview--Professional Services--Historical Results of Operations

      Centerprise's professional services firms provide a full range of consulting, accounting and tax services to middle-market clients. The following table presents the combined historical revenues of Centerprise's professional services firms for the periods shown:

                   Fiscal 1997                                     Fiscal 1998
                   -----------                                     -----------
                                    (Dollars in thousands)
                   $117,124                                         $139,834

      Professional services revenues are primarily affected by the number of billable hours and the realized rates per hour. Professional services expenses consist of member compensation and related costs, employee compensation and related costs and other operating expenses. Member compensation and related costs include all compensation and compensation-related expenses for senior professionals who share in each firm's profits. Employee compensation and related costs include all compensation and compensation-related expenses for non-member professionals and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, practice development, training, recruiting, office supplies and other such costs.

      Member compensation is primarily affected by the overall profitability of the firm which is affected by billable hours, realized rates per hour, employee compensation and related costs and other operating expenses. Employee compensation and related costs are primarily affected by the demand for qualified professionals within the professional services industry, a firm's leverage ratio and engagement efficiencies. Other operating expenses are primarily affected by the number and experience level of professional and administrative staff, prevailing rates of compensation, the amount and cost of leased office space, the firm's investments in information technology, the frequency of training and the extent to which a firm promotes its practice or develops new product lines.

Overview--Business and Financial Services--Historical Results of Operations

      Centerprise's business and financial services firms provide insurance brokerage, employee benefits design and administration and related business and financial services and products to middle-market clients.

The following table presents the combined historical revenues of Centerprise's business and financial services firms for the periods shown:

                   Fiscal 1997                                     Fiscal 1998
                   -----------                                     -----------
                                    (Dollars in thousands)
                   $44,793                                           $51,274

      Insurance brokerage commissions and related revenues are primarily affected by prevailing insurance premium levels, brokerage commission rates, the number of policies sold or renewed and the number of clients served. Revenues from employee benefits design and administration are primarily affected by the number of insured lives administered, the management fee per life and the prevailing rates for other services provided. Business and financial services expenses consist of producer compensation, employee compensation and related costs and other operating expenses. Producer compensation represents compensation paid to insurance brokerage producers. Employee compensation and related costs include all compensation and compensation-related expenses for management personnel and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, promotional, training, office supplies and other such costs.

      Insurance brokerage producer compensation depends primarily upon the number of policies sold or renewed as such compensation is typically calculated as a percentage of commission revenues. Employee compensation and related costs are primarily affected by the size of the firm's staff, demand for qualified personnel in the industry and the firm's administrative efficiency. Other operating expenses are primarily affected by the size of the firm, the amount and cost of leased office space, the frequency of training and the extent to which a firm advertises or develops new lines of business.

Overview--Centerprise--Unaudited Pro Forma Combined Results of Operations

      The following table sets forth the unaudited pro forma combined operating results of Centerprise for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999. For a discussion of the pro forma adjustments, see the unaudited pro forma combined financial statements and the notes thereto included elsewhere in this prospectus.

                                Year Ended        Six Months Ended June 30,
                               December 31,     ------------------------------
                                   1998              1998            1999
                              ---------------   --------------  --------------
                                         (Dollars in thousands)
Revenues:
  Professional services...... $140,746   72.8 % $ 80,011  73.7% $ 94,859  72.2%
  Business and financial
   services..................   52,691   27.2     28,497  26.3    36,571  27.8
                              --------  -----   -------- -----  -------- -----
                               193,437  100.0    108,508 100.0   131,430 100.0
Expenses:
  Compensation and related
   costs.....................  123,147   63.7     66,220  61.0    83,018  63.2
  Other operating expenses...   35,169   18.2     17,128  15.8    20,745  15.8
  Non-cash stock
   compensation..............   17,503    9.0        --    --      3,763   2.9
  Amortization of goodwill...   16,039    8.3      8,019   7.4     8,019   6.1
  Depreciation...............    4,854    2.5      2,425   2.2     2,090   1.6
                              --------  -----   -------- -----  -------- -----
Income (loss) from
 operations.................. $ (3,275)  (1.7)% $ 14,716  13.6% $ 13,795  10.5%
                              ========  =====   ======== =====  ======== =====

      Centerprise's expenses consist of payroll and related costs of professional and administrative personnel, occupancy costs, practice development expenses, other operating expenses and depreciation and amortization expenses. Payroll and related costs include base and incentive compensation, related payroll taxes, group insurance and other employee benefit costs. Occupancy costs include rent related to office space, parking and repair and maintenance expenses. Practice development expenses include promotional expenses such as marketing and advertising and the cost of developing new clients. Other operating expenses include all other operating costs such as bad debt expense, travel, computer-operating expenses and other such costs.

Depreciation and amortization expense relates primarily to the depreciation of computer hardware and software and office furnishings and equipment as well as the amortization of goodwill associated with the mergers.

      Amortization of goodwill reflects the non-cash charge related to the amortization of the excess of purchase price over the fair value of assets acquired. Because goodwill amortization is a non-cash charge and is not deductible for tax purposes, it has a direct (dollar for dollar) effect in reducing income from operations and net income. Centerprise uses a 15-year life for amortization of goodwill, which management believes is substantially lower than that used by other companies which may provide similar services. Management believes this useful life to be appropriate, and because of its relative conservatism and the material nature of the charge, management further believes that analysts and investors will find it useful to have additional data when evaluating Centerprise's performance versus its competitors which may use a substantially longer life for amortization of goodwill. In the unaudited pro forma combined results of operations, the loss from operations and the net loss were approximately $3.3 million and $8.3 million, respectively, for the year ended December 31, 1998, and income from operations and net income were approximately $14.7 million and $5.8 million, respectively, for the six months ended June 30, 1998 and approximately $13.8 million and $5.3 million, respectively, for the six months ended June 30, 1999. Were it not for the amortization of goodwill, income from operations and net income in the unaudited pro forma combined results of operations would have been approximately $12.8 million and $7.7 million, respectively, for the year ended December 31, 1998, approximately $22.7 million and $13.8 million, respectively, for the six months ended June 30, 1998 and approximately $21.8 million and $13.3 million, respectively, for the six months ended June 30, 1999.

      Centerprise has created a unique compensation program for its professional services firms. Senior professionals' compensation is subject to contractual agreements regarding the amount and timing of payments made thereunder. These incentive compensation agreements provide for the retention by Centerprise of a specified fixed dollar amount ("Centerprise Base Earnings") of each firm's annual operating earnings before any compensation is paid to the firm's senior professionals. Such compensation program is designed to provide Centerprise with a baseline level of earnings before corporate expenses. Operating earnings in excess of a threshold amount will be subject to a split, with 40% of any such earnings retained by Centerprise and 60% allocated to the senior professionals. For more information concerning the compensation agreements, including the definitions of certain terms, see "Business--Employee Incentives--Professional Services." See also the unaudited pro forma combined financial statements and related notes included in this prospectus.

      On a pro forma combined basis, Operating Earnings (as defined below), Centerprise Base Earnings and senior professionals' compensation would have been as follows:

                                                        Year Ended  Six Months
                                                       December 31, Ended June
                                                           1998      30, 1999
                                                       ------------ ----------
                                                       (Dollars in thousands)
Operating Earnings....................................   $51,803     $41,643
Centerprise Base Earnings.............................   $29,671     $20,211
                                                         -------     -------
Senior professionals' compensation....................   $22,132     $21,432
Senior professionals' compensation as a percentage of
 Operating Earnings...................................      42.7%       51.5%

      As shown in this table, "Operating Earnings" means the combined operating income of the professional services firms plus related depreciation, amortization and senior professionals' compensation.

      Centerprise expects to realize certain savings following the mergers as a result of the integration of services, products and offices; operating efficiencies and purchasing economies of scale in areas such as systems components and development, telecommunications and other operating expenses; and the consolidation of insurance, employee benefits and other administrative expenses. Centerprise has not and cannot quantify these savings until completion of the mergers and the integration of the founding companies. Centerprise also expects to incur additional costs associated with public ownership, corporate management and administration and the initial creation of its technology infrastructure. However, these costs, except for prospective compensation payable pursuant to employment agreements with management, cannot be quantified accurately at this time. Accordingly, except for such prospective compensation, neither the expected savings nor the expected costs have been included in the unaudited pro forma combined financial statements of Centerprise. These various future costs and possible future cost savings may make useful comparisons of future operating results with historical operating results difficult.

      Centerprise's professional services firms recognize revenues as the related services are provided and bill clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known taking into account any fixed price agreements that may be in process. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

      Centerprise's insurance brokerage businesses principally recognize commission income on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by Centerprise. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided. Centerprise's third party administration business recognizes revenues as the related services are provided. Centerprise bills administration fees for administering its customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month and Centerprise receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Seasonality

      Centerprise's professional services firms regularly experience higher revenues in the first and second calendar quarters due to a number of factors, including the seasonality of accounting, tax processing, tax planning and related professional services. On a pro forma combined basis for the year ended December 31, 1998, Centerprise generated approximately 30% of its revenues in the first quarter, 24% in the second quarter, 23% in the third quarter and 23% in the fourth quarter. Centerprise believes that quarter-to-quarter comparisons of results of operations are not necessarily meaningful or indicative of the results that Centerprise may achieve for any subsequent quarter or fiscal year.

      On a prospective basis, Centerprise's baseline earnings from its professional services firms will be recognized as earned on a basis consistent with the seasonality of the underlying Subsidiary Operating Earnings. Centerprise's earnings from professional services firms in excess of baseline earnings will also be recognized as earned on a seasonal basis.

Historical Attest Revenues

      Estimated combined revenues from attest services were approximately $64.8 million, $36.9 million and $42.7 million in the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively. These estimated revenues are based on estimates of historical attest services as defined from state to state and historical average realization rates. Management believes that the proportion of attest revenues as a percentage of total revenues in these periods was not materially different from the proportion in 1996 and 1997. However, detailed records are not available to support amounts of estimated attest revenues in 1996 and 1997.

      While Centerprise will not be providing attest services, substantial revenues are expected to be earned pursuant to non-exclusive services agreements with the attest firms. Such services agreement revenues have been reflected in the unaudited pro forma combined financial statements. Centerprise believes that were the services agreements in place for the entire period, the profits recognized by Centerprise would have materially approximated the profits derived from attest services. However, because the services agreements are non-exclusive, the amounts reflected in the pro forma financial statements as revenues from "services agreements" may not be representative of future ongoing operations. See "Risk Factors--Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and numerous issues arising out of that regulation, its interpretation or its evolution could impair Centerprise's ability to provide services to some clients, including the attest firms, reduce its revenues and cause the market value of the common stock to decline."

      Estimated historical attest revenues for each professional services firm are set forth below. Except as noted, the following table represents estimated attest revenues for the fiscal year ended December 31, 1998 and the six months ended June 30, 1998 and 1999.

                                                        Estimated Historical
                                                          Attest Revenues
                                                    ----------------------------
                                                                   Six months
                                                     Year ended  ended June 30,
                                                    December 31, ---------------
                                                        1998      1998    1999
                                                    ------------ ------- -------
                                                           (In thousands)
Reznick............................................   $24,999    $15,361 $18,126
Mann Frankfort.....................................     5,439      3,572   4,260
Follmer (a)........................................     7,973      4,436   5,168
Berry Dunn.........................................     9,925      5,243   5,223
Urbach (b).........................................    10,706      5,246   6,662
Grace..............................................     2,623      1,494   1,463
Simione............................................     3,094      1,564   1,756
                                                      -------    ------- -------
                                                      $64,759    $36,916 $42,658
                                                      =======    ======= =======

--------
(a) For the year ended November 30, 1998 and the six months ended May 31, 1998 and 1999.
(b) For the year ended January 31, 1999 and the six months ended July 31, 1998 and 1999.

Pro forma Combined Results for the Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998

      Revenues. Professional services revenues increased $14.8 million, or 18.6%, from $80.0 million in the six months ended June 30, 1998 to $94.9 million in the six months ended June 30, 1999, primarily due to the expansion of the professional services firms' practices, increases in billing rates and billable hours, the addition of clients and an increase in revenues derived from special projects. Business and financial services revenues increased $8.1 million, or 28.3%, from $28.5 million in the six months ended June 30, 1998 to $36.6 million in the six months ended June 30, 1999 primarily due to the acquisition of insurance brokerage firms, an increase in the insurance premiums upon which the revenues are based and the addition of new customers.

      Compensation and Related Costs. Compensation and related costs increased $16.8 million, or 25.4%, from $66.2 million in the six months ended June 30, 1998 to $83.0 million in the six months ended June 30, 1999, primarily due to salary increases and staff additions. As a percentage of revenues, these expenses increased from 61.0% in the six months ended June 30, 1998 to 63.2% in the six months ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $3.6 million, or 21.1%, from $17.1 million in the six months ended June 30, 1998 to $20.7 million in the six months ended June 30, 1999, primarily due to an increase in occupancy costs, selling, general and administrative expenses and legal fees related to the mergers. As a percentage of revenues, these expenses remained constant at 15.8% in the six months ended June 30, 1998 and 1999.

      Non-cash Stock Compensation. Non-cash, non-recurring stock compensation in the six months ended June 30, 1999 totaled $3.8 million, or 2.9% of revenues. This reflects charges resulting from the issuance of stock to employees of $2.7 million at Centerprise and $1.1 million at Driver. Centerprise anticipates no such stock compensation charges for issuances of stock in the future.

      Depreciation. Depreciation expense decreased $335,000, or 13.8%, from $2.4 million in the six months ended June 30, 1998 to $2.1 million in the six months ended June 30, 1999, primarily due to sales of property, plant and equipment. As a percentage of revenues, these expenses decreased from 2.2% in the six months ended June 30, 1998 to 1.6% in the six months ended June 30, 1999.

Pro Forma Combined Liquidity and Capital Resources

      The principal sources of liquidity for the founding companies have historically been cash flows from operating activities. After the completion of the mergers and the offering, Centerprise will have working capital of approximately $828,000. Centerprise expects to repay approximately $17.8 million of short-term and long-term debt of Driver from the net proceeds of the offering. Driver incurred such debt in connection with a recapitalization and for purchases of equipment, working capital requirements and general corporate purposes.

      Centerprise has obtained commitments from six banks for a $100 million five-year revolving credit facility, subject to consummation of the offering and to customary closing conditions. Centerprise cannot assure you that it will be able to obtain this facility or other financing it may need on acceptable terms. It is expected that the facility, if obtained, will require Centerprise to comply with various loan covenants, including maintenance of certain financial ratios, such as minimum tangible net worth, restrictions on additional indebtedness and restrictions on liens, guarantees, advances and dividends. The facility is intended to be used for acquisitions, capital expenditures, working capital and other general corporate purposes. In order to demonstrate to the founding companies its ability to obtain financing for working capital and possible future acquisitions, Centerprise agreed that obtaining a credit facility in an amount not less than $75 million would be a condition to the closing of the mergers.

      Capital expenditures for the founding companies were $4.9 million for the year ended December 31, 1998, primarily for purchases of equipment. Centerprise believes that cash flow from operations, borrowings under the proposed revolving credit facility and the unallocated net proceeds of the offering, if any, will be sufficient to fund Centerprise's expected working capital needs, debt service requirements and planned capital expenditures for at least the next 12 months. Centerprise anticipates borrowing up to $30.0 million under the facility during the six months following the closing of the offering to fund a portion of its working capital needs. These working capital needs arise primarily because most of the existing working capital of the founding companies is being distributed in connection with the mergers. The working capital borrowings will be repaid as Centerprise begins to generate cash flow from operations, which is anticipated to occur between 90 and 120 days following the closing of the offering.

      Centerprise will incur contingent payment obligations in connection with the mergers. See "Certain Transactions--The Mergers" for detailed information concerning these payments. Centerprise intends to fund any required payments from operating cash flow, borrowings under the proposed revolving credit facility, unallocated offering proceeds or a combination of these sources.

      Centerprise intends to pursue selected acquisition opportunities but cannot predict the timing or success of any acquisition efforts. Accordingly, Centerprise is unable to estimate its expected capital commitments. Funding for future acquisitions will likely come from a combination of the unallocated net proceeds of the offering, internally generated cash flow from operations, borrowings under the anticipated revolving credit facility or other debt financings and the issuance of additional equity. See "Risk Factors-- Centerprise may not be able to obtain adequate financing to implement its strategies, and lack of financing could constrain its operations and limit its growth."

SAB 97

      SEC Staff Accounting Bulletin No. 97 ("SAB 97") requires the application of purchase accounting when three or more substantive operating entities combine in a single business combination effected by the issuance of stock just prior to or simultaneously with an initial public offering and the combination does not meet the pooling-of-interest criteria of Accounting Principles Board Opinion No. 16. Centerprise has been identified as the accounting acquiror in accordance with the provisions of SAB 97, which states that the recipient of the largest portion of voting rights in the combined corporation is presumed to be the accounting acquiror for financial statement presentation purposes. Accordingly, the excess purchase price over the fair value of the net assets acquired from the founding companies of approximately $240.6 million will be amortized over a period of 15 years as a non-cash charge to Centerprise's income. This amortization will be approximately $16.0 million per year.

Amortization of Intangible Assets

      The $240.6 million of goodwill resulting from the mergers represents approximately 71.6% of Centerprise's pro forma total assets as of June 30, 1999. The non-cash amortization of this intangible asset over 15 years at $16.0 million per year will have a significant impact on the income from operations and net income of Centerprise. Further, Centerprise plans to evaluate continually whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision. Additionally, in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," Centerprise will evaluate any potential goodwill impairments by reviewing the future cash flows of respective acquired entities' operations and comparing these amounts with the carrying value of the associated goodwill.

Recently Issued Accounting Standards

      Segment Reporting. In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of An Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In general, such information must be reported externally in the same manner used for internal management purposes. SFAS No. 131 is effective for financial statements issued for periods beginning after December 15, 1997. In the initial year of adoption, comparative information for earlier years must be restated. Since SFAS No. 131 only requires disclosure of certain information, its adoption will not affect Centerprise's financial position or results of operations.

      Accounting for Derivative Instruments and Hedging Activities. In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities, supersedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000, but earlier adoption is permitted. Upon initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. Recognition of changes in fair value depends on whether the derivative is designated and qualifies as a hedge, and the type of hedging relationship that exists. Centerprise does not currently hold any derivative instruments or participate in any hedging activities.

Professional Services

      Each Centerprise professional services firm has operated as an independent, privately-owned entity throughout the periods presented. The results of operations of these firms reflect varying historical levels of owners' compensation which were determined at the discretion of the owners. The owners of each of these firms have agreed to reductions in their compensation and related benefits that will take effect upon the closing of the mergers. See the unaudited pro forma combined financial statements and notes thereto for additional information.

Results of Operations--Reznick

      The following table sets forth selected financial data for Reznick on a historical basis and as a percentage of revenues for the periods indicated:

                                  Year Ended September 30,                 Nine Months Ended June 30,
                          -----------------------------------------------  -------------------------------
                              1996             1997             1998           1998             1999
                          --------------   --------------   -------------  --------------   --------------
                                                 (Dollars in thousands)
Revenues................  $31,483  100.0%  $35,103  100.0%  $47,877 100.0% $37,809  100.0%  $42,835  100.0%
Expenses:
 Member compensation and
  related costs.........    7,784   24.7     8,170   23.3    13,516  28.2   12,735   33.7    13,700   32.0
 Employee compensation
  and related costs.....   17,477   55.5    19,617   55.9    25,792  53.9   18,856   49.9    22,394   52.3
 Other operating
  expenses..............    6,231   19.8     7,530   21.4     8,502  17.8    6,253   16.5     6,956   16.2
                          -------  -----   -------  -----   ------- -----  -------  -----   -------  -----
Operating (loss)
 income.................  $    (9)  (0.0)% $  (214)  (0.6)% $    67   0.1% $   (35)  (0.1)% $  (215)  (0.5)%
                          =======  =====   =======  =====   ======= =====  =======  =====   =======  =====

Results for the Nine Months Ended June 30, 1999 Compared to the Nine Months Ended June 30, 1998--Reznick

      Revenues. Revenues increased $5.0 million, or 13.3%, from $37.8 million in the nine months ended June 30, 1998 to $42.8 million in the nine months ended June 30, 1999, primarily due to an expansion of the firm's core real estate and health care practices.

      Member Compensation and Related Costs. Member compensation and related costs increased $965,000, or 7.6%, from $12.7 million in the nine months ended June 30, 1998 to $13.7 million in the nine months ended June 30, 1999, primarily due to an increase in operating income available for member compensation. As a percentage of revenues, these expenses decreased from 33.7% in the nine months ended June 30, 1998 to 32.0% in the nine months ended June 30, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $3.5 million, or 18.8%, from $18.9 million in the nine months ended June 30, 1998 to $22.4 million in the nine months ended June 30, 1999, primarily due to an increase in the number of professional employees and annual performance-based compensation increases. As a percentage of revenues, these expenses increased from 49.9% in the nine months ended June 30, 1998 to 52.3% in the nine months ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $703,000, or 11.2%, from $6.3 million in the nine months ended June 30, 1998 to $7.0 million in the nine months ended June 30, 1999. The increase was primarily due to higher occupancy, selling, general and administrative expenses. As a percentage of revenues, these expenses decreased from 16.5% in the nine months ended June 30, 1998 to 16.2% in the nine months ended June 30, 1999.

Results for the Year Ended September 30, 1998 Compared to the Year Ended September 30, 1997--Reznick

      Revenues. Revenues increased $12.8 million, or 36.4%, from $35.1 million in the year ended September 30, 1997 to $47.9 million in the year ended September 30, 1998, primarily due to an expansion of the firm's practice as a result of a merger with a Baltimore-based accounting firm (the "Reznick Merger") and an expansion of the firm's core real estate practice and growth in other practice areas such as due diligence, bankruptcy and litigation consulting services.

      Member Compensation and Related Costs. Member compensation and related costs increased $5.3 million, or 65.4%, from $8.2 million in the year ended September 30, 1997 to $13.5 million in the year ended September 30, 1998, primarily due to an increase in operating income available for member compensation and the admission of three members during 1998. As a percentage of revenues, these expenses increased from 23.3% in the year ended September 30, 1997 to 28.2% in the year ended September 30, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $6.2 million, or 31.5%, from $19.6 million in the year ended September 30, 1997 to $25.8 million in the year ended September 30, 1998, primarily due to the addition of approximately 50 professional employees and approximately 25 administrative support personnel as a result of the Reznick Merger. As a percentage of revenues, these expenses decreased from 55.9% in the year ended September 30, 1997 to 53.9% in the year ended September 30, 1998.

      Other Operating Expenses. Other operating expenses increased $972,000, or 12.9%, from $7.5 million in the year ended September 30, 1997 to $8.5 million in the year ended September 30, 1998, primarily due to an increase in rent expense resulting from the leasing of additional office space, an increase in recruiting fees and an increase in office operating expenses. As a percentage of revenues, these expenses decreased from 21.4% in the year ended September 30, 1997 to 17.8% in the year ended September 30, 1998.

Results for the Year Ended September 30, 1997 Compared to the Year Ended September 30, 1996--Reznick

      Revenues. Revenues increased $3.6 million, or 11.5%, from $31.5 million in the year ended September 30, 1996 to $35.1 million in the year ended September 30, 1997, primarily due to expansion of the firm's real estate, construction, not-for-profit and closely held business support services.

      Member Compensation and Related Costs. Member compensation and related costs increased $386,000, or 5.0%, from $7.8 million in the year ended September 30, 1996 to $8.2 million in the year ended September 30, 1997, primarily due to an increase in operating income available for member compensation. As a percentage of revenues, these expenses decreased from 24.7% in the year ended September 30, 1996 to 23.3% in the year ended September 30, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $2.1 million, or 12.2%, from $17.5 million in the year ended September 30, 1996 to $19.6 million in the year ended September 30, 1997, primarily due to an increase in the number of employees required as a result of the expansion in the firm's practice. As a percentage of revenues, these expenses increased from 55.5% in the year ended September 30, 1996 to 55.9% in the year ended September 30, 1997.

      Other Operating Expenses. Other operating expenses increased $1.3 million, or 20.8%, from $6.2 million in the year ended September 30, 1996 to $7.5 million in the year ended September 30, 1997, primarily due to an increase in occupancy, practice development and office operating expenses. As a percentage of revenues, these expenses increased from 19.8% in the year ended September 30, 1996 to 21.4% in the year ended September 30, 1997.

Liquidity and Capital Resources--Reznick

      Reznick used net cash from operating activities of approximately $2.0 million in the nine months ended June 30, 1999. In the nine months ended June 30, 1998, Reznick generated net cash from operating activities of $251,000. Net cash generated from operating activities was approximately $3.7 million, $1.7 million and $1.4 million in the years ended September 30, 1998, 1997 and 1996, respectively. For the nine months ended June 30, 1999 and 1998, net cash used in investing activities was approximately $525,000 and $1.2 million, principally for property and equipment purchases. Net cash used in investing activities was approximately $1.5 million, $1.3 million and $684,000 in the years ended September 30, 1998, 1997 and 1996, respectively, primarily for purchases of property and equipment. In the nine months ended June 30, 1999, net cash provided by financing activities was approximately $1.7 million, principally from proceeds of short-term borrowings and long-term debt. For the nine months ended June 30, 1998, net cash used in financing activities was approximately $60,000, principally for payments to former shareholders. Reznick used net cash of approximately $402,000 in financing activities in the year ended September 30, 1998, primarily for payments of debt. Net cash provided by financing activities in the year ended September 30, 1997 totaled $509,000, generated by net proceeds from the issuance of long-term debt. In the year ended September 30, 1996, cash used in financing activities totaled $162,000 and was used primarily for net payments of long-term debt. At June 30, 1999, Reznick had working capital of $2.2 million.

Results of Operations--Mann Frankfort

      The following table sets forth selected financial data for Mann Frankfort on a historical basis and as a percentage of revenues for the periods indicated:

                                   Year Ended December 31,             Six Months Ended  June 30,
                          -------------------------------------------  ----------------------------
                              1996           1997           1998           1998           1999
                          -------------  -------------  -------------  -------------  -------------
                                                 (Dollars in thousands)
Revenues................  $13,292 100.0% $17,475 100.0% $21,631 100.0% $11,828 100.0% $16,630 100.0%
Expenses:
  Member compensation
   and related costs....    4,423  33.3    6,636  38.0    8,921  41.2    3,942  33.3    4,916  29.5
  Employee compensation
   and related costs....    4,896  36.8    6,405  36.7    8,829  40.8    4,532  38.3    5,888  35.4
  Other operating
   expenses.............    2,307  17.4    2,996  17.1    3,347  15.5    1,923  16.3    2,572  15.5
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from operations..  $ 1,666  12.5% $ 1,438   8.2% $   534   2.5% $ 1,431  12.1% $ 3,254  19.6%
                          ======= =====  ======= =====  ======= =====  ======= =====  ======= =====

Results for the Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998--Mann Frankfort

      Revenues. Revenues increased $4.8 million, or 40.6%, from $11.8 million for the six months ended June 30, 1998 to $16.6 million for the six months ended June 30, 1999, primarily due to increases in billing rates and billable hours, increased revenues derived from the Company's litigation support practice and the addition of new clients.

      Member Compensation and Related Costs. Member compensation and related costs increased $974,000, or 24.7%, from $3.9 million for the six months ended June 30, 1998 to $4.9 million for the six months ended June 30, 1999, primarily due to an increase in the operating income of the firm over the comparable periods and a slight increase in the number of shareholders. As a percentage of revenues, these expenses decreased from 33.3% in the six months ended June 30, 1998 to 29.5% in the six months ended June 30, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $1.4 million, or 29.9%, from $4.5 million in the six months ended June 30, 1998 to $5.9 million in the six months ended June 30, 1999, primarily due to an increase in professional and administrative staff and performance-based compensation increases. As a percentage of revenues, these expenses decreased from 38.3% in the six months ended June 30, 1998 to 35.4% in the six months ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $649,000, or 33.7%, from $1.9 million in the six months ended June 30, 1998 to $2.6 million in the six months ended June 30, 1999. The increase was primarily due to an increase in occupancy costs and legal fees related to the merger. As a percentage of revenues, these expenses decreased from 16.3% in the six months ended June 30, 1998 to 15.5% in the six months ended June 30, 1999.

Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--Mann Frankfort

      Revenues. Revenues increased $4.2 million, or 23.8%, from $17.5 million in the year ended December 31, 1997 to $21.6 million in the year ended December 31, 1998, primarily due to increases in billing rates and billable hours and the addition of new clients.

      Member Compensation and Related Costs. Member compensation and related costs increased $2.3 million, or 34.4%, from $6.6 million in the year ended December 31, 1997 to $8.9 million in the year ended December 31, 1998, primarily due to an increase in the operating income of the firm over the comparable periods while the number of shareholders increased only slightly from 15 to 16 from 1997 to 1998. As a percentage of revenues, these expenses increased from 38.0% in the year ended December 31, 1997 to 41.2% in the year ended December 31, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $2.4 million, or 37.8%, from $6.4 million in the year ended December 31, 1997 to $8.8 million in the year ended December 31, 1998, primarily due to the addition of professional and administrative staff and performance-related compensation increases. As a percentage of revenues, these expenses increased from 36.7% in the year ended December 31, 1997 to 40.8% in the year ended December 31, 1998.

      Other Operating Expenses. Other operating expenses increased $351,000, or 11.7%, from $3.0 million in the year ended December 31, 1997 to $3.3 million in the year ended December 31, 1998, primarily due to (a) higher occupancy costs resulting from an expansion of the firm's office and (b) additional depreciation expenses resulting from investments in computer hardware and software and leasehold improvements. As a percentage of revenues, these expenses decreased from 17.1% in the year ended December 31, 1997 to 15.5% in the year ended December 31, 1998.

Results for the Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996--Mann Frankfort

      Revenues. Revenues increased $4.2 million, or 31.5%, from $13.3 million in the year ended December 31, 1996 to $17.5 in the year ended December 31, 1997, primarily due to increases in billing rates and billable hours as well as the addition of new clients during 1997.

      Member Compensation and Related Costs. Member compensation and related costs increased $2.2 million, or 50.0%, from $4.4 million in the year ended December 31, 1996 to $6.6 million in the year ended December 31, 1997, primarily due to an increase in the firm's operating income over the period. As a percentage of revenues, these expenses increased from 33.3% in the year ended December 31, 1996 to 38.0% in the year ended December 31, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $1.5 million, or 30.8%, from $4.9 million in the year ended December 31, 1996 to $6.4 million in the year ended December 31, 1997, primarily due to performance-based compensation increases. As a percentage of revenues, these expenses decreased from 36.8% in the year ended December 31, 1996 to 36.7% in the year ended December 31, 1997.

      Other Operating Expenses. Other operating expenses increased $689,000 or 29.9%, from $2.3 million in the year ended December 31, 1996 to $3.0 million in the year ended December 31, 1997, primarily due to an increase in operating costs necessary to support Mann Frankfort's expanded practice and transaction costs related to its merger with Schulse Hartwig Richter & Company. As a percentage of revenues, these expenses decreased from 17.4% in the year ended December 31, 1996 to 17.1% in the year ended December 31, 1997.

Liquidity and Capital Resources--Mann Frankfort

      Mann Frankfort generated net cash flow from operating activities of approximately $2.0 million and $1.7 million in the six months ended June 30, 1999 and 1998, respectively. Mann Frankfort generated net cash flow from operating activities of approximately $454,000 in the year ended December 31, 1998. Net cash generated by operating activities was approximately $292,000 and $1.3 million in the years ended December 31, 1997 and 1996, respectively. Net cash used in investing activities was approximately $230,000 and $164,000 in the six months ended June 30, 1999 and 1998, respectively, principally for property and equipment purchases. Net cash used in investing activities was approximately $534,000, $625,000 and $123,000 in the years ended December 31, 1998, 1997 and 1996, respectively, principally for purchases of property and equipment. Cash provided by financing activities was approximately $449,000 and $292,000 in the six months ended June 30, 1999 and 1998, respectively, consisting principally of repayments of long-term debt. Net cash provided by financing activities for the years ended December 31, 1998 and 1997 was approximately $398,000 and $520,000, respectively, principally from the issuance of debt in the year ended December 31, 1998 and from the issuances of debt and stock in the year ended December 31, 1997. Net cash used in financing activities was approximately $2.1 million for the year ended December 31, 1996, principally due to draws on partners' capital, as well as repayments of long-term debt. At June 30, 1999, Mann Frankfort had working capital of $4.9 million.

Results of Operations--Follmer

      The following table sets forth selected financial data for Follmer on a historical basis and as a percentage of revenues for the periods indicated:

                                     Year Ended May 31,                        Three Months Ended August 31,
                          ------------------------------------------------   --------------------------------------
                              1997             1998             1999             1998            1999
                          --------------   --------------   --------------   -------------   -------------
                                   (Dollars in thousands)
Revenues................  $17,954  100.0%  $19,417  100.0%  $22,525  100.0%  $4,263  100.0%  $5,367  100.0%
Expenses:
 Member compensation and
  related costs.........    6,646   37.0     7,339   37.8     8,797   39.0    1,553   36.4    2,406   44.8
 Employee compensation
  and related costs.....    7,567   42.1     8,225   42.4     9,949   44.2    1,979   46.4    2,275   42.4
 Other operating
  expenses..............    4,042   22.6     3,891   20.0     4,688   20.8    1,166   27.4    1,079   20.1
                          -------  -----   -------  -----   -------  -----   ------  -----   ------  -----
Income (loss) from
 operations.............  $  (301)  (1.7)% $   (38)  (0.2)% $  (909)  (4.0)% $ (435) (10.2)% $ (393) (7.3)%
                          =======  =====   =======  =====   =======  =====   ======  =====   ======  =====

Results for the Three Months Ended August 31, 1999 Compared to the Three Months Ended August 31, 1998--Follmer

      Revenues. Revenues increased $1.1 million, or 25.9%, from $4.3 million for the three months ended August 31, 1998 to $5.4 million for the three months ended August 31, 1999, primarily due to an increase in the firm's realized billing rates as demand for its services increased.

      Member Compensation and Related Costs. Member compensation and related costs increased $853,000, or 54.9%, from $1.6 million for the three months ended August 31, 1998 to $2.4 million for the three months ended August 31, 1999 primarily due to a corresponding increase in the firm's operating income over the period. As a percentage of revenues, these expenses increased from 36.4% in the three months ended August 31, 1998 to 44.8% in the three months ended August 31, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $296,000, or 15.0%, from $2.0 million in the three months ended August 31, 1998 to $2.3 million in the three months ended August 31, 1999, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses decreased from 46.4% in the three months ended August 31, 1998 to 42.4% in the three months ended August 31, 1999.

      Other Operating Expenses. Other operating expenses decreased $87,000, or 7.5%, from $1.2 million in the three months ended August 31, 1998 to $1.1 million in the three months ended August 31, 1999. The decrease was primarily due to a decrease in office operating, selling and general and administrative expenses. As a percentage of revenues, these expenses decreased from 27.4% in the three months ended August 31, 1998 to 20.1% in the three months ended August 31, 1999.

Results for the Year Ended May 31, 1999 Compared to the Year Ended May 31, 1998--Follmer

      Revenues. Revenues increased $3.1 million, or 16.0%, from $19.4 million in the year ended May 31, 1998 to $22.5 million in the year ended May 31, 1999, primarily due to an expansion of the firm's computer information service, organizational development and training ("ODT") and ISO service lines. Follmer was also able to increase its realization rates as demand for its services increased.

      Member Compensation and Related Costs. Member compensation and related costs increased $1.5 million, or 19.9%, from $7.3 million in the year ended May 31, 1998 to $8.8 million in the year ended May 31, 1999, primarily due to an increase in operating income of the firm over the comparable period. As a percentage of revenues, these expenses increased from 37.8% in the year ended May 31, 1998 to 39.0% in the year ended May 31, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $1.7 million, or 21.0%, from $8.2 million in the year ended May 31, 1998 to $9.9 million in the year ended May 31, 1999, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses increased from 42.4% in the year ended May 31, 1998 to 44.2% in the year ended May 31, 1999.

      Other Operating Expenses. Other operating expenses increased $797,000, or 20.5%, from $3.9 million in the year ended May 31, 1998 to $4.7 million in the year ended May 31, 1999, primarily due to an increase in occupancy costs and consulting fees related to the outsourcing of personnel used to staff the firm's ODT services product. As a percentage of revenues, these expenses increased from 20.0% in the year ended May 31, 1998 to 20.8% in the year ended May 31, 1999.

Results for the Year Ended May 31, 1998 Compared to the Year Ended May 31, 1997--Follmer

      Revenues. Revenues increased $1.5 million, or 8.2%, from $18.0 million in the year ended May 31, 1997 to $19.4 million in the year ended May 31, 1998, primarily due to an increase in realized billing rates, a modest number of new clients and the growth in the firm's valuation services, ODT and ISO service lines.

      Member Compensation and Related Costs. Member compensation and related costs increased $693,000, or 10.4%, from $6.6 million in the year ended May 31, 1997 to $7.3 million in the year ended May 31, 1998. This increase was due to the growth in the firm's net operating income available for member compensation. As a percentage of revenues, these expenses increased from 37.0% in the year ended May 31, 1997 to 37.8% in the year ended May 31, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $658,000, or 8.7%, from $7.6 million in the year ended May 31, 1997 to $8.2 million in the year ended May 31, 1998, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses increased from 42.1% in the year ended May 31, 1997 to 42.4% in the year ended May 31, 1998.

      Other Operating Expenses. Other operating expenses decreased $151,000, or 3.7%, from $4.0 million in the year ended May 31, 1997 to $3.9 million in the year ended May 31, 1998, primarily due to a reduction in bad debts and practice development expenses. As a percentage of revenues, these expenses decreased from 22.6% in the year ended May 31, 1997 to 20.0% in the year ended May 31, 1998.

Results for the Year Ended May 31, 1997 Compared to the Year Ended May 31, 1996--Follmer

      Revenues. Revenues increased $2.4 million, or 15.6%, from $15.5 million in the year ended May 31, 1996 to $18.0 million in the year ended May 31, 1997. This increase was due to an increase in realized billing rates, a modest number of new clients and the growth in the firm's valuation services, ODT and ISO service lines.

      Member Compensation and Related Costs. Member compensation and related costs increased $1.8 million, or 37.5%, from $4.8 million in the year ended May 31, 1996 to $6.6 million in the year ended May 31, 1997. This increase was due to the addition of one new partner and an increase in net operating income upon which member compensation is determined. As a percentage of revenues, these expenses increased from 31.1% in the year ended May 31, 1996 to 37.0% in the year ended May 31, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $918,000, or 13.8%, from $6.6 million in the year ended May 31, 1996 to $7.6 million in the year ended May 31, 1997, primarily due to the addition of 20 professional staff members and annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 42.8% in the year ended May 31, 1996 to 42.1% in the year ended May 31, 1997.

      Other Operating Expenses. Other operating expenses increased $261,000, or 6.9%, from $3.8 million in the year ended May 31, 1996 to $4.0 million in the year ended May 31, 1997, primarily due to increases in training, occupancy, advertising, promotional and depreciation expenses. As a percentage of revenues, these expenses decreased from 24.4% in the year ended May 31, 1996 to 22.6% in the year ended May 31, 1997.

Liquidity and Capital Resources--Follmer

      Follmer generated cash from operating activities of approximately $1.5 million and $387,000 in the three months ended August 31, 1999 and 1998, respectively. Follmer used net cash in operating activities of approximately $228,000 in the year ended May 31, 1999. Net cash flow from operating activities was approximately $1.4 million and $226,000 in the years ended May 31, 1998 and 1997, respectively. Net cash used in investing activities was approximately $120,000 and $278,000 in the three months ended August 31, 1999 and 1998, respectively, primarily for the purchase of property and equipment and from an increase in the cash surrender value of life insurance. Net cash used in investing activities was approximately $1.1 million, $927,000 and $1.2 million in the years ended May 31, 1999, 1998 and 1997, respectively, primarily for property and equipment purchases. Net cash used in financing activities in the three months ended August 31, 1999 and 1998 was approximately $1.6 million and $649,000, respectively, consisting principally of net repayments to shareholders and the repayment of short-term debt. Net cash provided by financing activities for the year ended May 31, 1999 was approximately $1.4 million and was generated primarily by advances from shareholders and proceeds from borrowings on a line of credit net of payments of debt and the acquisition and retirement of stock. In the year ended May 31, 1998, cash provided by financing activities totaled $37,000 and was generated primarily from advances from shareholders and the issuance of stock net of proceeds and payments of debt. Net cash provided by financing activities in the year ended May 31, 1997 totaled $1.2 million and was provided by net advances from shareholders and payments of debt. At August 31, 1999, Follmer had a working capital deficit of $1.9 million.

Results of Operations--Berry Dunn

      The following table sets forth selected financial data for Berry Dunn on a historical basis and as a percentage of revenues for the periods indicated:

                                              Year Ended June 30,
                                   -------------------------------------------
                                       1997           1998           1999
                                   -------------  -------------  -------------
                                            (Dollars in thousands)
Revenues.......................... $16,812 100.0% $17,916 100.0% $18,604 100.0%
Expenses:
  Member compensation and related
   costs..........................   6,214  37.0    7,113  39.7    6,574  35.3
  Employee compensation and
   related costs..................   6,441  38.3    6,318  35.3    7,513  40.4
  Other operating expenses........   4,113  24.4    4,405  24.6    4,461  24.0
                                   ------- -----  ------- -----  ------- -----
Income from operations............ $    44   0.3% $    80   0.4% $    56   0.3%
                                   ======= =====  ======= =====  ======= =====

Results for the Year Ended June 30, 1999 Compared to the Year Ended June 30, 1998--Berry Dunn

      Revenues. Revenues increased $688,000, or 3.8%, from $17.9 million in the year ended June 30, 1998 to $18.6 million in the year ended June 30, 1999, primarily due to a net increase in billings for recurring services as well as special projects.

      Member Compensation and Related Costs. Member compensation and related costs decreased $539,000, or 7.6%, from $7.1 million in the year ended June 30, 1998 to $6.6 million in the year ended June 30, 1999, primarily due to the departure of two members. As a percentage of revenues, these expenses decreased from 39.7% in the year ended June 30, 1998 to 35.3% in the year ended June 30, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $1.2 million, or 18.9%, from $6.3 million in the year ended June 30, 1998 to $7.5 million in the year ended June 30, 1999, primarily due to staff additions and salary increases. As a percentage of revenues, these expenses increased from 35.3% in the year ended June 30, 1998 to 40.4% in the year ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $56,000, or 1.3%, from $4.4 million in the year ended June 30, 1998 to $4.5 million in the year ended June 30, 1999, primarily due to increased business development costs, depreciation, occupancy costs and expenditures for new tax software. As a percentage of revenues, these expenses decreased from 24.6% in the year ended June 30, 1998 to 24.0% in the year ended June 30, 1999.

Results for the Year Ended June 30, 1998 Compared to the Year Ended June 30, 1997--Berry Dunn

      Revenues. Revenues increased $1.1 million, or 6.6%, from $16.8 million in the year ended June 30, 1997 to $17.9 million in the year ended June 30, 1998, primarily due to an increase in the hourly billing rates for information technology and other consulting projects.

      Member Compensation and Related Costs. Member compensation and related costs increased $899,000, or 14.5%, from $6.2 million in the year ended June 30, 1997 to $7.1 million in the year ended June 30, 1998, primarily due to increased profits. As a percentage of revenues, these expenses increased from 37.0% in the year ended June 30, 1997 to 39.7% in the year ended June 30, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs decreased $123,000, or 1.9%, from $6.4 million in the year ended June 30, 1997 to $6.3 million in the year ended June 30, 1998, primarily due to reduction in administrative staff offset in part by salary increases. As a percentage of revenues, these expenses decreased from 38.3% in the year ended June 30, 1997 to 35.3% in the year ended June 30, 1998.

      Other Operating Expenses. Other operating expenses increased $292,000, or 7.1%, from $4.1 million in the year ended June 30, 1997 to $4.4 million in the year ended June 30, 1998, primarily due to an increase in depreciation of personal computers. As a percentage of revenues, these expenses increased from 24.4% in the year ended June 30, 1997 to 24.6% in the year ended June 30, 1998.

Liquidity and Capital Resources--Berry Dunn

      Berry Dunn generated net cash flow from operating activities of approximately $897,000, $1.6 million and $1.1 million in the years ended June 30, 1999, 1998 and 1997, respectively. Net cash used in investing activities was approximately $1.5 million for the year ended June 30, 1999 and $1.1 million for each of the years ended June 30, 1998 and 1997. Net cash used in financing activities was approximately $1.3 million for the year ended June 30, 1999, principally due to payments of debt net of capital contributed by principals and repayments from related parties. In the years ended June 30, 1998 and 1997, net cash provided by financing activities was approximately $337,000 and $1.1 million, respectively, principally from repayments from related parties, proceeds from debt and capital contributed by principals. At June 30, 1999, Berry Dunn had a working capital deficit of $2.4 million.

Results of Operations--Urbach

      The following table sets forth selected financial data for Urbach on a historical basis and as a percentage of revenues for the periods indicated:

                            Year Ended October 31,      Nine Months Ended July 31,
                          ----------------------------  -----------------------------
                              1997           1998           1998           1999
                          -------------  -------------  -------------  --------------
                                          (Dollars in thousands)
Revenues................  $16,012 100.0% $17,085 100.0% $13,192 100.0% $15,997  100.0%
Expenses:
 Shareholders
  compensation and
  related costs.........    4,798  30.0    4,853  28.4    3,774  28.6    6,434   40.2
 Employee compensation
  and related costs.....    6,590  41.1    7,147  41.8    5,363  40.7    5,997   37.5
 Other operating
  expenses..............    4,317  27.0    4,860  28.5    3,673  27.8    3,577   22.4
                          ------- -----  ------- -----  ------- -----  -------  -----
Income (loss) from
 operations.............  $   307   1.9% $   225   1.3% $   382   2.9% $   (11)  (0.1)%
                          ======= =====  ======= =====  ======= =====  =======  =====

Results for the Nine Months Ended July 31, 1999 Compared to the Nine Months Ended July 31, 1998--Urbach

      Revenues. Revenues increased $2.8 million, or 21.3%, from $13.2 million for the nine months ended July 31, 1998 to $16.0 million for the nine months ended July 31, 1999, as a result of revenues derived from an increase in net realizable billing rates and new client engagements.

      Shareholder Compensation and Related Costs. Shareholder compensation and related costs increased $2.7 million, or 70.5%, from $3.8 million for the nine months ended July 31, 1998 to $6.4 million for the nine months ended July 31, 1999, primarily due to an increase in the net operating income available for shareholder compensation. As a percentage of revenues, these expenses increased from 28.6% in 1998 to 40.2% in 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $634,000, or 11.8%, from $5.4 million in the nine months ended July 31, 1998 to $6.0 million in the nine months ended July 31, 1999, primarily due to an increase in professional and administrative staff resulting from the acquisition in 1998 of an accounting firm, as well as performance-based compensation increases. As a percentage of revenues, these expenses decreased from 40.7% in the nine months ended July 31, 1998 to 37.5% in the nine months ended July 31, 1999.

      Other Operating Expenses. Other operating expenses decreased $96,000, or 2.6%, from $3.7 million in the nine months ended July 31, 1998 to $3.6 million in the nine months ended July 31, 1999. The decrease was attributable to a reduction of operating costs as the firm began to realize certain economies of scale. As a percentage of revenues, these expenses decreased from 27.8% in the nine months ended July 31, 1998 to 22.4% in the nine months ended July 31, 1999.

Results for the Year Ended October 31, 1998 Compared to the Year Ended October 31, 1997--Urbach

      Revenues. Revenues increased $1.1 million, or 6.7%, from $16.0 million for the year ended October 31, 1997 to $17.1 million for the year ended October 31, 1998, primarily due to the 1998 acquisition which added incremental 1998 revenues of $850,000. Also contributing to the revenue growth was a 10% increase in billing rates during 1998.

      Shareholder Compensation and Related Costs. Shareholder compensation and related costs remained relatively constant at $4.8 and $4.9 million in the years ended October 31, 1997 and 1998, respectively. As a percentage of revenues, these expenses decreased from 30.0% in the year ended October 31, 1997 to 28.4% in the year ended October 31, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $557,000, or 8.5%, from $6.6 million in the year ended October 31, 1997 to $7.1 million in the year ended October 31, 1998, primarily due to an increase in professional and administrative staff resulting from the 1998 acquisition as well as performance-based compensation increases. As a percentage of revenues, these expenses increased slightly from 41.1% in the year ended October 31, 1997 to 41.8% in the year ended October 31, 1998.

      Other Operating Expenses. Other operating expenses increased $543,000, or 12.6%, from $4.3 million in the year ended October 31, 1997 to $4.9 million in the year ended October 31, 1998, due in part to increased occupancy costs resulting from the additional office space acquired as part of the 1998 acquisition. As a percentage of revenues, these expenses increased from 27.0% in the year ended October 31, 1997 to 28.5% in the year ended October 31, 1998.

Liquidity and Capital Resources--Urbach

      Urbach used cash in operating activities of approximately $1.6 million and $109,000 in the nine months ended July 31, 1999 and 1998, respectively. Net cash from operating activities was approximately $157,000 and $9,000 in the years ended October 31, 1998 and 1997, respectively. Net cash provided by investing activities was approximately $1.1 million in the nine months ended July 31, 1999, primarily generated from the sale of investments. Net cash used in investing activities was approximately $279,000 in the nine months ended July 31, 1998, principally from purchases of equipment and advances to shareholders. Net cash used in investing activities was approximately $349,000 and $178,000 in the years ended October 31, 1998 and 1997, respectively, primarily for purchases of equipment and advances to shareholders in the year ended October 31, 1998. In the nine months ended July 31, 1999, net cash used in financing activities was approximately $679,000, principally for the repayment of debt. In the nine months ended July 31, 1998, cash provided by financing activities was approximately $287,000, principally from proceeds from the issuance of debt. Cash provided by financing activities was approximately $363,000 and $181,000 in the years ended October 31, 1998 and 1997, respectively. This was generated by borrowings, net of repayments, and the issuance and payments of subscriptions, net of retirements, of common stock. At July 31, 1999, Urbach had working capital of approximately $4.2 million.

Results of Operations--Grace

      The following table sets forth selected financial data for Grace on a historical basis and as a percentage of revenues for the periods indicated:

                                                    Six Months Ended June 30,
                                    Year Ended      --------------------------
                                December 31, 1998       1998          1999
                                ------------------  ------------  ------------
                                           (Dollars in thousands)
   Revenues...................  $   9,691    100.0% $5,684 100.0% $6,269 100.0%
   Expenses:
     Member compensation and
      related costs...........      2,709     28.0   1,395  24.6   1,464  23.4
     Employee compensation and
      related costs...........      5,075     52.4   2,713  47.7   2,955  47.1
     Other operating
      expenses................      1,380     14.2     761  13.4     838  13.4
                                --------- --------  ------ -----  ------ -----
   Income from operations.....  $     527      5.4% $  815  14.3% $1,012  16.1%
                                ========= ========  ====== =====  ====== =====

Results for the Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998-- Grace

      Revenues. Revenues increased $585,000, or 10.3%, from $5.7 million for the six months ended June 30, 1998 to $6.3 million for the six months ended June 30, 1999, primarily due to a net increase in billings to clients for recurring work as well as special projects.

      Member Compensation and Related Costs. Member compensation and related costs remained relatively constant at approximately $1.4 million for the six months ended June 30, 1998 and 1999, respectively. As a percentage of revenues, these expenses decreased from 24.6% in the six months ended June 30, 1998 to 23.4% in the six months ended June 30, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $242,000, or 8.9%, from $2.7 million in the six months ended June 30, 1998 to $3.0 million in the six months ended June 30, 1999, primarily due to annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 47.7% in the six months ended June 30, 1998 to 47.1% in the six months ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $77,000, or 10.1%, from $761,000 in the six months ended June 30, 1998 to $838,000 in the six months ended June 30, 1999. The increase was primarily due to increased occupancy costs related to a recent expansion. As a percentage of revenues, these expenses remained constant at 13.4% in the six months ended June 30, 1998 and 1999, respectively.

Liquidity and Capital Resources--Grace

      Grace used cash in operating activities of approximately $59,000 in the six months ended June 30, 1999. Cash provided by operating activities was approximately $613,000 for the six months ended June 30, 1998. For the six months ended June 30, 1999 and 1998, net cash used in investing activities was approximately $80,000 and $176,000, respectively, principally for property and equipment purchases and an increase in the cash surrender value of life insurance. In the six months ended June 30, 1999, net cash provided by financing activities was approximately $152,000, principally from short-term borrowings. Net cash used in financing activities was $446,000 for the six months ended June 30, 1998, principally for repayments of short-term borrowings. At June 30, 1999, Grace had working capital of approximately $196,000.

Results of Operations--Simione

      The following table sets forth selected financial data for Simione on a historical basis and as a percentage of revenues for the periods indicated:


                                                    Six Months Ended June 30,
                                    Year Ended      --------------------------
                                December 31, 1998       1998          1999
                                ------------------  ------------  ------------
                                           (Dollars in thousands)
      Revenues................  $   6,217    100.0% $3,283 100.0% $4,180 100.0%
      Expenses:
        Membership
         compensation and
         related expenses.....      2,104     37.1   1,037  31.6   1,145  27.4
        Employee compensation
         and related costs....      2,292     33.6   1,173  35.7   1,291  30.9
        Other operating
         expenses.............      1,364     21.9     653  19.9     738  17.6
                                --------- --------  ------ -----  ------ -----
      Income from operations..  $     457      7.4% $  420  12.8% $1,006  24.1%
                                ========= ========  ====== =====  ====== =====

Results for the Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998--Simione

      Revenues. Revenues increased $897,000, or 27.3%, from $3.3 million for the six months ended June 30, 1998 to $4.2 million for the six months ended June 30, 1999, primarily due to expansion in the existing audit and tax practices, the addition of one individual practitioner and the acquisition of an audit and tax practice.

      Member Compensation and Related Costs. Member compensation and related costs increased $108,000, or 10.4%, from $1.0 million for the six months ended June 30, 1998 to $1.1 million for the six months ended June 30, 1999, primarily due to the addition of three members. As a percentage of revenues, these expenses decreased from 31.6% for the six months ended June 30, 1998 to 27.4% for the six months ended June 30, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $118,000, or 10.1%, from $1.2 million for the six months ended June 30, 1998 to $1.3 million for the six months ended June 30, 1999, primarily due to staff additions. As a percentage of revenues, these expenses decreased from 35.7% for the six months ended June 30, 1998 to 30.9% for the six months ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $85,000, or 13.0%, from $653,000 for the six months ended June 30, 1998 to $738,000 for the six months ended June 30, 1999, primarily due to increased occupancy and practice development expenses. As a percentage of revenues, these expenses decreased from 19.9% for the six months ended June 30, 1998 to 17.6% for the six months ended June 30, 1999.

Liquidity and Capital Resources--Simione

      Simione generated net cash flow from operating activities of approximately $47,000 and $55,000 for the six months ended June 30, 1999 and 1988, respectively. Net cash used in financing activities was $22,000 and $16,000 for the six months ended June 30, 1999 and 1998, respectively, primarily for payments of debt. At June 30, 1999, Simione had working capital of approximately $1.2 million.

Business and Financial Services

Results of Operations--Driver

      The following table sets forth selected financial data for Driver on a historical basis and as a percentage of revenues for the periods indicated:

                                       Year Ended July 31,
                          ------------------------------------------------
                              1997           1998           1999
                          -------------  -------------  -------------
                                           (Dollars in thousands)
Commissions and fees....  $28,170 100.0% $32,886 100.0% $41,607 100.0%
Expenses:
 Producer compensation..   12,965  46.0   15,422  46.9   16,250  39.0
 Employee compensation
  and related costs.....    7,433  26.4    8,475  25.8   13,438  32.3
 Other operating
  expenses..............    6,548  23.3    6,631  20.1    8,819  21.2
                          ------- -----  ------- -----  ------- -----
Income (loss) from
 operations.............  $ 1,224   4.3% $ 2,358   7.2% $ 3,100   7.5%
                          ======= =====  ======= =====  ======= =====

Results for the Year Ended July 31, 1999 Compared to the Year Ended July 31, 1998--Driver

      Commissions and Fees. Revenues increased $8.7 million, or 26.5%, from $32.9 million in the year ended July 31, 1998 to $41.6 million in the year ended July 31, 1999, primarily due to revenues derived from four insurance brokerage firms acquired in 1998 and 1999.

      Producer Compensation. Producer compensation increased $828,000, or 5.4%, from $15.4 million in the year ended July 31, 1998 to $16.3 million in the year ended July 31, 1999 due to the addition of ten producers in 1998 and the related compensation expense. As a percentage of revenues, these expenses decreased from 46.9% in the year ended July 31, 1998 to 39.0% in the year ended July 31, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $5.0 million, or 58.6%, from $8.5 million in the year ended July 31, 1998 to $13.4 million in the year ended July 31, 1999, primarily due to an increase in the number of employees, annual performance-based compensation increases and bonuses. As a percentage of revenues, these expenses increased from 25.8% in the year ended July 31, 1998 to 32.3% in the year ended July 31, 1999.

      Other Operating Expenses. Other operating expenses increased $2.2 million, or 33.0%, from $6.6 million in the year ended July 31, 1998 to $8.8 million in the year ended July 31, 1999, primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and recognition of goodwill, which is being amortized over 40 years. The restatement of the assets and liabilities and recognition of goodwill resulted from a May 1998 management buyout of the predecessor company. Also contributing to the increase in operating expenses were professional fees incurred in 1998 when Driver pursued a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses increased from 20.1% in the year ended July 31, 1998 to 21.2% in the year ended July 31, 1999.

Results for the Year Ended July 31, 1998 Compared to the Year Ended July 31, 1997--Driver

      Commissions and Fees. Commissions and fees increased $4.7 million, or 16.7%, from $28.2 million in the year ended July 31, 1997 to $32.9 million in the year ended July 31, 1998. A significant portion of the increase was due to the addition of ten producers and the acquisition of two insurance brokerage firms in 1998 which resulted in an increase in the volume of sales transactions. The balance of the increase was due to an increase in the number of policies written.

      Producer Compensation. Producer compensation increased $2.5 million, or 19.0%, from $13.0 million in the year ended July 31, 1997 to $15.4 million in the year ended July 31, 1998, primarily due to the addition of ten producers in 1998 and the related compensation expense. As a percentage of revenues, these expenses increased from 46.0% in the year ended July 31, 1997 to 46.9% in the year ended July 31, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $1.0 million, or 14.0%, from $7.4 million in the year ended July 31, 1997 to $8.5 million in the year ended July 31, 1998. This increase was due to an increase in the number of employees in response to continued revenue growth as well as annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 26.4% in the year ended July 31, 1997 to 25.8% in the year ended July 31, 1998.

      Other Operating Expenses. Other operating expenses increased $83,000, or 1.3%, from $6.5 million in the year ended July 31, 1997 to $6.6 million in the year ended July 31, 1998. This increase was primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and the recognition of goodwill and the value of customer lists, which are being amortized over 40 years. The restatement of the assets and liabilities and the recognition of the goodwill and customer lists were recorded following a management buyout of the company in May 1998. Also contributing to the increase in operating expenses were professional fees incurred in 1998 while pursuing a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses decreased from 23.3% in the year ended July 31, 1997 to 20.1% in the year ended July 31, 1998.

Liquidity and Capital Resources--Driver

      Driver generated net cash flow from operating activities of approximately $2.7 million, $2.5 million and $426,000 in the years ended July 31, 1999, 1998 and 1997, respectively. Net cash used in investing activities was approximately $5.5 million in the year ended July 31, 1999, primarily for purchases of property and equipment and acquisitions. Net cash used in investing activities was approximately $530,000 in the year ended July 31, 1998, excluding the purchase of the predecessor company, and $491,000 in the year ended July 31, 1997, primarily for purchases of property and equipment. Net cash provided by financing activities was approximately $2.8 million in the year ended July 31, 1999, consisting primarily of proceeds from the repayment of stockholder notes and proceeds from issuance of debt. In the year ended July 31, 1998, cash generated by financing activities was approximately $16.6 million consisting primarily of proceeds from the issuance of debt. Net cash used in financing activities in the year ended July 31, 1997 was approximately $64,000. At July 31, 1999, Driver had a working capital deficit of $2.1 million.

Results of Operations--IDA

      The following table sets forth selected financial data for IDA on a historical basis and as a percentage of revenues for the periods indicated:

                           Year Ended December 31,     Six Months Ended June 30,
                          ---------------------------  --------------------------
                              1997          1998           1998          1999
                          ------------  -------------  ------------  ------------
                                         (Dollars in thousands)
Revenues................  $9,661 100.0% $10,496 100.0% $4,992 100.0% $5,502 100.0%
Expenses:
  Employee compensation
   and related costs....   6,047  62.6    6,461  61.6   2,930  58.7   3,156  57.4
  Other operating
   expenses.............   2,668  27.6    2,751  26.2   1,588  31.8   1,708  31.0
                          ------ -----  ------- -----  ------ -----  ------ -----
Income from operations..  $  946   9.8% $ 1,284  12.2% $  474   9.5% $  638  11.6%
                          ====== =====  ======= =====  ====== =====  ====== =====

Results for the Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998--IDA

      Revenues. Revenues increased $510,000, or 10.2%, from $5.0 million for the six months ended June 30, 1998 to $5.5 million for the six months ended June 30, 1999, primarily due to an increase in the number of lives for which IDA provides benefits administration services.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $226,000, or 7.7%, from $2.9 million in the six months ended June 30, 1998 to $3.2 million in the six months ended June 30, 1999, primarily due to staff additions, an increase in overtime compensation, salary increases and bonuses. As a percentage of revenues, these expenses decreased from 58.7% in the six months ended June 30, 1998 to 57.4% in the six months ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $120,000, or 7.6%, from $1.6 million for the six months ended June 30, 1998 to $1.7 million for the six months ended June 30, 1999, primarily due to increases in commission and postage expenses. As a percentage of revenues, these expenses decreased from 31.8% in the six months ended June 30, 1998 to 31.0% in the six months ended June 30, 1999.

Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--IDA

      Revenues. Revenues increased $835,000, or 8.6%, from $9.7 million for the year ended December 31, 1997 to $10.5 million for the year ended December 31, 1998, primarily as a result of the addition of a major customer in January 1998 for which IDA provides benefits administration for an approximate enrollment of 2,300 lives. In addition IDA experienced an increase in COBRA and PPO administration fees.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $414,000, or 6.8%, from $6.0 million in the year ended December 31, 1997 to $6.5 million in the year ended December 31, 1998, as a result of annual performance-based compensation increases, additional staffing and an increase in overtime compensation. As a percentage of revenues, these expenses decreased from 62.6% in the year ended December 31, 1997 to 61.6% in the year ended December 31, 1998.

      Other Operating Expenses. Other operating expenses remained relatively constant at $2.7 million for the year ended December 31, 1997 and 1998. As a percentage of revenues, these expenses decreased from 27.6% in the year ended December 31, 1997 to 26.2% in the year ended December 31, 1998.

Liquidity and Capital Resources--IDA

      IDA generated net cash flow from operating activities of approximately $810,000 and $1.1 million in the six months ended June 30, 1999 and 1998, respectively. IDA generated net cash from operating activities of approximately $1.8 million and $996,000 in the years ended December 31, 1998 and 1997, respectively. For the six months ended June 30, 1999 and 1998, net cash used in investing activities was approximately $59,000 and $10,000, respectively, for property and equipment purchases. Net cash used in investing activities was approximately $105,000 and $451,000 in the years ended December 31, 1998 and 1997, respectively, primarily for purchases of property and equipment. In the six months ended June 30, 1999 and 1998, net cash used in financing activities was approximately $972,000 and $761,000, respectively, for payments of long-term debt and dividends. Cash used in financing activities was approximately $1.1 million and $730,000 in the years ended December 31, 1998 and 1997, respectively, primarily for payments of dividends of $850,000 and $980,000 in 1998 and 1997, respectively, payments of long-term debt of $202,000 in 1998 and net proceeds from the issuance of long-term debt of $250,000 in 1997. At June 30, 1999, IDA had working capital of approximately $516,000.

Results of Operations--Reppond

      The following table sets forth selected financial data for Reppond on a historical basis and as a percentage of revenues for the periods indicated:

                                                    Six Months Ended June 30,
                                    Year Ended      --------------------------
                                December 31, 1998       1998          1999
                                -----------------   ------------  ------------
                                           (Dollars in thousands)
Revenues....................... $   7,892    100.0% $4,093 100.0% $4,353 100.0%
Expenses:
  Producer compensation and
   related costs...............     2,359     29.9   1,267  30.9   1,364  31.3
  Employee compensation and
   related costs...............     2,708     34.3   1,217  29.7   1,310  30.1
  Other operating expenses.....     2,314     29.3     993  24.3   1,415  32.5
                                --------- --------  ------ -----  ------ -----
Income from operations......... $     511      6.5  $  616  15.1% $  264   6.1%
                                ========= ========  ====== =====  ====== =====

Results for the Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998--Reppond

      Revenues. Revenues increased $260,000, or 6.4%, from $4.1 million for the six months ended June 30, 1998 to $4.4 million for the six months ended June 30, 1999, primarily due to premium increases and the addition of several new customers.

      Producer Compensation. Producer compensation increased $97,000, or 7.7%, from $1.3 million for the six months ended June 30, 1998 to $1.4 million for the six months ended June 30, 1999, primarily due to the increase in revenues as producers are generally compensated based on a percentage of revenues. As a percentage of revenues, these expenses increased from 30.9% in 1998 to 31.3% in 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $93,000, or 7.6%, from $1.2 million in the six months ended June 30, 1998 to $1.3 million in the six months ended June 30, 1999, primarily due to annual performance-based compensation increases and staff additions. As a percentage of revenues, these expenses increased from 29.7% in the six months ended June 30, 1998 to 30.1% in the six months ended June 30, 1999.

      Other Operating Expenses. Other operating expenses increased $422,000, or 42.5%, from $993,000 in the six months ended June 30, 1998 to $1.4 million in the six months ended June 30, 1999. The increase was primarily due to professional fees related to the merger and technical support for computer system upgrades. As a percentage of revenues, these expenses increased from 24.3% in the six months ended June 30, 1998 to 32.5% in the six months ended June 30, 1999.

Liquidity and Capital Resources--Reppond

      Reppond used cash in operating activities of approximately $99,000 in the six months ended June 30, 1999 and generated net cash flow from operating activities of approximately $528,000 in the six months ended June 30, 1998. For the six months ended June 30, 1999 and 1998, net cash used in investing activities was approximately $194,000 and $122,000, respectively, principally for property and equipment purchases. In the six months ended June 30, 1999, net cash provided by financing activities was approximately $353,000, principally from the issuance of short-term debt. In the six months ended June 30, 1998, net cash used in financing activities was approximately $384,000, principally for the repayment of long-term and short-term debt. At June 30, 1999, Reppond had a working capital deficit of approximately $195,000.

Inflation

      Substantially all of Centerprise's client services agreements and insurance policies allow, at the time of renewal, for adjustments in the fees payable thereunder and thus may enable Centerprise to seek increases in the amounts charged. Such increases have historically allowed the founding companies to respond to increases in their costs, the most significant component of which is compensation expense. The substantial majority of these agreements and policies are for one year or less and the remaining agreements and policies are for terms of up to two years. The short-term nature of these agreements and contracts generally reduce the risk to Centerprise of the adverse effect of inflation.

Year 2000 Compliance

      The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive hardware and software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, bill and collect fees, or engage in similar normal business activities.

      Each founding company has undertaken the following five-phase approach to assessing its year 2000 risks:

  1. appoint internal teams and assess systems;

  2. evaluate assessment results and perform project planning;

  3. execute system upgrades and replacements based on plan;

  4. test systems; and

  5. develop contingency planning.

      Each founding company has completed phases 1 and 2 for all critical hardware and software systems. Because of the founding companies' reliance on third party industry specific software products and mainstream hardware components, they have focused their preparation for year 2000 almost exclusively on upgrading software and hardware products to vendor-certified year 2000 compliant versions. In cases where vendors did not provide upgrade solutions, or where business needs indicated that a change in software and/or hardware solutions was appropriate, new solutions were identified for implementation.

      Centerprise believes that it has satisfactorily assessed its internal risks with respect to its information technology systems and is in the process of identifying its non-information technology systems to assess their year 2000 readiness. Critical information technology systems include time and billing, accounts receivable and cash collections, accounts payable and general ledger, human resources and payroll, cash management, fixed assets and all information technology hardware such as desktop/laptop computers and data networking equipment. Critical non-information technology systems include telephone systems, fax machines, copy machines and building security systems. To date, Centerprise has not identified any material year 2000 problems with information technology or non-information technology systems.

      At this time, Centerprise assesses its year 2000 status for its significant systems as follows:

     . Laptop/desktop/servers. Each founding company reports substantial completion of equipment upgrades or replacements.

     . General accounting systems. All of the founding companies have completed the upgrades and replacements.

     . Time and billing/practice management. All of the professional services firms utilize vendor-certified year 2000 compliant versions of their practice management systems.

     . Tax processing software. All of the professional services firms report successful migration to year 2000 compliant versions of their tax processing software.

     . Agency management. All of the business and financial services firms report that their core business record keeping and billing systems are on vendor-certified year 2000 compliant versions of software.

     . Non-information technology systems. Berry Dunn is in the process of replacing a non-year 2000 compliant voicemail system. The replacement is scheduled to be completed by November 20, 1999.

      Based on an ongoing survey of year 2000 project progress, Centerprise currently estimates that the total cost of its year 2000 compliance and remediation activities will be approximately $600,000 to $650,000, of which an estimated $420,000 had been incurred as of June 30, 1999. Of the estimated total year 2000 costs, approximately $200,000 represents costs associated with repair of software problems and approximately $425,000 represents the purchase of replacements or upgrades of software or hardware. However, Centerprise cannot guarantee that actual compliance costs will fall within the range of this estimate, that any future acquisition of a business will not require substantial year 2000 compliance expenditures or that precautions that Centerprise has taken to protect its business from or minimize the impact of year 2000 issues will be adequate. Any damage to Centerprise's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of operations or other loss which may not be covered by insurance and could harm Centerprise's business, financial condition or results of operations.

      Each of the founding companies is assessing the year 2000 readiness of its significant customers, business partners and vendors to determine the extent to which Centerprise's interface systems are vulnerable to the failure of those third parties to remediate their own year 2000 issues. To date, Centerprise is not aware of any significant customers, business partners or vendors with a year 2000 issue that would materially affect Centerprise or a founding company. However, Centerprise cannot guarantee that the systems of other companies, on which Centerprise's operations rely, will be timely converted or that failure to timely convert would not harm Centerprise's business, financial condition or results of operations.

      Centerprise believes that each founding company has a program in place to resolve the year 2000 issue in a timely manner. In assessing their year 2000 risks, none of the founding companies have engaged in any independent verification or validation processes.

      Centerprise has commenced its contingency planning for critical operational areas that might be affected by the year 2000 issue if compliance by Centerprise is delayed. Elements of Centerprise's contingency plans include switching vendors and third party suppliers and using manual processes that do not rely on computers. Centerprise expects to complete its contingency planning by November 30, 1999. Aside from catastrophic failure of banks, utilities or governmental agencies, Centerprise believes that it could continue its normal business operations. Unless such catastrophic failure occurs, Centerprise does not believe that the year 2000 issue will impair its results of operations, liquidity or capital resources.

      Several of the founding companies have information technology consulting practices that have periodically been asked by clients to provide certain year 2000 consulting services. Although Centerprise believes, based on the services the founding companies have provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

                               INDUSTRY OVERVIEW

The Competitive Environment

      According to the U.S. Department of Commerce, firms providing traditional accounting services--accounting, auditing and bookkeeping--generated approximately $59.3 billion in revenues in 1997. Such revenues were projected to grow to $65.8 billion for 1998, with further growth expected at an annual rate of 9% to 10% from 1999 through 2002, assuming moderate U.S. economic growth.

      According to a report published by the American Institute of Certified Public Accountants in 1996, the distribution of AICPA members employed by accounting firms was as shown below. The italicized headings reflect Centerprise's categorizations.

                                                   Total
                                              Number of AICPA     Average
                                    Number of   Members in    Number of AICPA
               Firm Size              Firms        Firms      Members per Firm
     ------------------------------ --------- --------------- ----------------
     The Big Five
       Big Five....................       5        20,928          4,185
     Regional Firms
       Next six largest firms......       6         3,516            586
       Firms with more than 100
        members....................      16         2,237            139
       Firms with 50 to 99
        members....................      50         3,265             65
       Firms with 25 to 49
        members....................     215         6,948             32
     Local Firms
       Firms with 10 to 24
        members....................   1,218        17,003             13
       Firms with 5 to 9 members...   2,937        18,767              6
     Tax and Bookkeeping Firms
       Firms with 2 to 4 members...  11,586        29,547              2
       1 member....................  30,406        30,406              1
                                     ------       -------
                                     46,439       132,617
                                     ======       =======

      Based on the pro forma combined revenues of Centerprise's seven professional services firms for the fiscal year ended December 31, 1998, Centerprise would have been ranked No. 13 in the Accounting Top 100 had the firms been combined throughout such period.

      Centerprise categorizes the competitive environment in the following manner:

     . The Big Five. This segment consists of Arthur Andersen, Deloitte & Touche, Ernst & Young, KPMG and PricewaterhouseCoopers. These multinational firms provide diversified professional, business and financial services and products primarily to publicly-held corporations and large privately-held companies, focusing mainly on Fortune 1000 companies.

     . Regional Firms. These firms provide services primarily to privately-held, middle-market clients. Firms in this segment continue to expand service and product offerings beyond traditional accounting.

     . Local Firms. This segment is comprised of firms whose clients are primarily small, local businesses. Many of these firms have also begun to offer non-traditional services and products, typically on a niche basis.

     . Tax and Bookkeeping Firms. These businesses generally provide basic bookkeeping, tax return preparation and traditional accounting services to small businesses and individuals. This segment is extremely fragmented, consisting of approximately 42,000 firms and/or sole practitioners. This category also includes storefront operations of franchisors.

      Centerprise believes that its primary competitors in the accounting industry are the regional firms, although it also competes for certain clients and in certain markets with the Big Five, other national firms and larger local firms. Although a trend toward consolidation among accounting firms is emerging, the regional and local segments are still highly fragmented, with no single firm accounting for more than 1% of the industry's total revenues. Centerprise believes that the fragmented nature of these segments presents opportunities for future acquisitions.

Industry Opportunities

      Centerprise believes that certain industry trends have created a significant opportunity for a company that provides high quality professional, business and financial services and products to middle-market clients. Centerprise intends to capitalize on this opportunity by using its professional services firms as focal points for delivering its high quality services and products. Industry trends include the following:

Client-Driven Expansion of Services Provided by Trusted Advisors

      Centerprise believes that client demands are redefining the lines that once separated the delivery of traditional accounting services from other professional, business and financial services and products. Management believes that this has occurred primarily because clients are willing to use outside service providers to meet their increasingly complex needs.

      According to U.S. Department of Commerce analysts, the accounting profession is facing greater demand for consulting services. Revenues of the Accounting Top 100 increased 24% to $31.6 billion in 1998 from $25.5 billion in 1997. Consulting services represented the biggest factor in this growth, outpacing growth in revenues from tax services and from accounting and auditing services. Clients whose engagements have traditionally been limited to accounting and tax services are increasingly looking to their accounting professionals to provide--or refer them to--additional services such as management consulting, insurance brokerage, employee benefits design and administration and information technology consulting. Centerprise believes that clients are increasingly seeking a single provider of multiple outsourced services and that accounting professionals are uniquely situated to respond to these demands because of their existing position as trusted advisors to these clients. Centerprise believes that it is able to capitalize on this trend through its network of trusted advisors and its expertise in business and financial services and products, including insurance brokerage and employee benefits design and administration services.

Increasingly Complex Needs of Middle-Market Clients

      Centerprise believes that the Big Five are increasingly focused on the needs of their largest, publicly-held corporate clients. A 1998 survey by Public Accounting Report stated that of the approximately 14,000 publicly-held clients served by the top 100 accounting firms in that survey, approximately 90% were being served by the Big Five. The Big Five have developed globally diversified business, financial and consulting services in response to the complex needs of these large clients. Centerprise believes that the needs of middle-market clients are increasingly complex, creating opportunities for large, regional accounting firms to expand their service and product offerings beyond traditional accounting. Revenues of the Accounting Top 100 other than the Big Five grew to $4.9 billion in 1998, an increase of 23% from 1997. Consulting revenues were the most significant contributor to this growth.

Changing Regulatory Environment

      As demand for non-traditional services from accounting firms has increased, state regulations are evolving to keep pace with this new industry dynamic. Accordingly, as more states allow CPAs to diversify into new business lines, there is increasing opportunity for and competitive pressure on accounting firms to enter into these businesses. Centerprise believes that many local and regional accounting firms do not have access to capital, possess the expertise necessary or offer the diversified services required to compete effectively in this evolving market environment.

                                    BUSINESS

Introduction

      Centerprise is a leading provider of professional, business and financial services and products to middle-market clients. Centerprise offers a full range of consulting, accounting, tax and related professional services, as well as complementary business and financial services and products such as insurance brokerage and employee benefits design and administration. More than 2,000 employees provide these services and products to clients located throughout the United States. Centerprise principally focuses on middle-market clients that are privately-held companies in a variety of industries, governmental and not-for-profit entities and affluent individuals and families.

      Centerprise has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. These companies have been in business an average of 29.5 years. On a combined historical basis, their revenues increased from $161.9 million in fiscal 1997 to $191.1 million in fiscal 1998, representing an annual growth rate of 18.0%.

Business Strategy

      Centerprise's goal is to provide middle-market clients with personalized, local service backed by the resources and capabilities of a national firm. To implement its business strategy, Centerprise will:

     .  Develop and Deliver High Quality Services and Products.
        Centerprise currently offers a broad range of high quality professional, business and financial services and products. Centerprise intends to improve and develop its service and product offerings through innovation and selected acquisitions and alliances.

     . Create National Practices by Capitalizing on Existing Expertise. Several of Centerprise's founding companies have developed strong national or regional reputations relating to a particular industry, service or product. For example, Centerprise has significant advisory expertise in the real estate, manufacturing, health care and construction industries. It provides specialized services including litigation consulting and information technology consulting. Centerprise also has expertise in insurance brokerage and employee benefits administration services. Centerprise intends to use its national practices as:

            . Clearinghouses of knowledge that provide industry, service or product expertise to all Centerprise business units.

            . Resources for the development of "best practices" that will be used for training, continuing education and practice development throughout Centerprise.

            . Platforms for identifying, integrating and managing future acquisitions and alliances.

     . Expand its Presence in Key Geographic Markets. Capitalizing on the strong reputations of its founding companies, Centerprise intends to build upon its local presence through selected acquisitions in its current markets. At the same time, Centerprise intends to take advantage of its existing geographic diversity by adopting a marketing strategy that promotes the Centerprise brand nationally and highlights Centerprise's expanded functional capabilities and market presence.

     . Integrate its Management and its Information Systems. Centerprise recognizes the importance of integrating and coordinating its business units and systems and has hired a chief integration officer to lead this process. Centerprise's executive management team will work closely with the business units to implement and integrate Centerprise's business and growth strategies.

Internal Growth Strategy

      To execute its growth strategy, Centerprise will:

     . Build Upon Trusted Advisor Relationships. Centerprise believes that its trusted advisor relationships present an opportunity to provide additional services and products to clients. Centerprise intends to build upon these relationships by using its professional services firms as the focal points for delivering Centerprise's diversified services and products. By capitalizing on its client relationships as well as its reputation for quality, each Centerprise business unit can help direct its clients to the expertise, services and products that provide the best solutions to their business and personal needs.

     . Institute Incentives for Client and Knowledge Sharing. Centerprise intends to implement incentives to motivate the sharing of client relationships and expertise throughout Centerprise. In addition, Centerprise uses stock ownership to align the objectives of its business units.

     . Capture Benefits of Scale. Centerprise believes that it can achieve certain benefits as a result of its size. Its combined client base, number of professionals and industry and product specialties provide opportunities to create national practices. Centerprise's broad geographic coverage will enable it to serve clients as they expand into new markets. In addition, Centerprise believes that it can reduce costs through greater purchasing power in key expense areas and by eliminating or consolidating certain duplicative administrative functions.

Acquisitions and Alliances

      Centerprise believes that the emergence of a diversified professional, business and financial services industry will create acquisition opportunities. Centerprise believes that many regional and local firms will need to join larger enterprises that provide the resources and breadth of service and product offerings necessary to fulfill client needs and to compete successfully in this evolving market. As a result, Centerprise expects that numerous firms will explore alternatives to independent ownership.

      Centerprise intends generally to focus on acquisition targets that have a strong financial history, offer effective management and entrepreneurial leadership and have strong client relationships. In particular, Centerprise intends to seek acquisition and alliance candidates that:

     . provide a professional services practice with a national or regional reputation;

     . expand Centerprise's offerings and expertise to build and enhance national practices;

     . function as a distribution point by providing a local presence in new geographic markets; or

     . expand the presence of Centerprise's existing platforms in their geographic markets.

      Centerprise believes that the opportunity to be acquired by Centerprise will be attractive to many local and regional firms. Centerprise will offer owners of such firms the benefits of its business strategy, including:

     .  the opportunity to better serve their clients' needs;

     .  the opportunity to enhance current and future profitability;

     .  access to new technology and operational processes; and

     .  enhanced financial resources and visibility as a public company.

      As a result of discussions with many companies during its formation process, Centerprise has developed a significant list of potential acquisition candidates. In addition, each founding company has memberships in industry associations and relationships with other firms that will be used to further expand the list of potential acquisition candidates. These candidates include accounting firms, information technology consulting firms, financial service firms, business consulting firms, insurance brokerage firms, third party administrators and professional staffing firms.

      As consideration for future acquisitions, Centerprise intends to use various combinations of cash, debt and common stock. Other than in connection with the mergers, Centerprise is not currently a party to any agreements regarding any acquisitions.

      In addition to acquisitions, Centerprise will pursue alliances with other providers who offer quality services and products that are not directly offered by Centerprise. For example:

     . Centerprise is the only U.S. member of Urbach Hacker Young International Limited, an international strategic alliance of 42 international firms from 36 countries. Through this alliance, Centerprise can assist clients in achieving their business and financial objectives in the international marketplace.

     . Centerprise has an alliance with Omnitech Corporate Solutions, Inc., an information technology consulting firm located in the Northeast. Through this non-exclusive arrangement, Omnitech has been identified as one of Centerprise's preferred providers of network services, internet design and implementation, software development, sales force automation and other information technology services to Centerprise's clients.

Services and Products

Professional Services

      Consulting Services. Centerprise offers a broad array of consulting and other advisory services, including:

     .management, profit improvement and mergers and acquisitions consulting;

     .international business advisory services;

     .succession and estate planning;

     .business valuations; and

     .personal financial planning.

The number and variety of these services reflect the breadth of the expertise of Centerprise's professionals as well as the diversity of its clients. Centerprise has designed many of these services for clients in particular industries.

      Accounting Services. Centerprise provides accounting services such as:

     .budgets;

     .business plan preparation and related cash flow projections;

     .internal control and operational review;

     .insolvency services;

     .receivables and cash flow management;

     .due diligence review; and

     .controllership activities.

These services are often tailored and packaged to serve clients' particular needs. Under non-exclusive services agreements, Centerprise provides professional personnel to perform field work and other accounting services for the attest firms.

      Tax Services. Centerprise also provides clients with a complete range of tax services. Centerprise assists its clients in planning their overall business structures and operations to minimize federal, state, local and foreign taxes. Centerprise provides tax return preparation, tax compliance services and business, individual and estate planning services. A significant portion of these tax services are nondiscretionary and compliance driven.

      Specialized Services. Centerprise has developed significant practices in specialized services offered to clients across industry lines. Centerprise intends to build national practices based on these specialized services, which include:

     . Litigation Consulting Services. Centerprise provides litigation consulting services, which include analyzing and providing expert opinions and testimony on complex financial disputes.

     . Information Technology Consulting Services. Centerprise's information technology consultants advise clients as to strategic systems planning, application systems selection and procurement, network design and installation, software implementation management and systems security.

     . Mergers and Acquisitions Services. Centerprise provides accounting, tax and business advisory services to clients considering complex business transactions such as the purchase or sale of a business.

      Industry Expertise. Centerprise has considerable expertise with respect to certain industries and can tailor its consulting, accounting and tax services to specific business, regulatory or competitive environments. Centerprise intends to build national practices based on these areas of expertise, which include:

     . Real Estate. Centerprise has a nationally recognized practice serving the unique needs of the real estate industry. It advises clients as to structuring real estate investments, financings and transactions, investment analysis, tax compliance and planning, due diligence, real estate syndication and operational real estate projections.

     . Manufacturing. Centerprise advises its manufacturing clients as to implementing inventory management systems, cost and pricing systems and quality management systems required for industry-recognized certifications such as ISO and QS 9000 registration.

     . Health Care. Centerprise advises hospitals, nursing homes and other health care industry clients as to physician practice valuation, billing code and rate audits, medicare and medicaid reporting and auditing, medical records management and patient billing systems.

     . Construction. Centerprise advises construction contractors and related clients as to estimating and job cost management systems, contract auditing, bonding capacity analysis, capital equipment financing options and other special projects.

Business and Financial Services

      Insurance Brokerage Services. Centerprise offers its clients access to a variety of insurance products, including property and casualty insurance, workers compensation coverage, surety bonds and health and life insurance programs. Centerprise brokers property and casualty insurance to companies with diverse insurance requirements, ranging from comprehensive business packages for small, local businesses to large portfolios for international corporations. Centerprise also brokers life and health insurance products, administers benefits and provides other services for its clients' employee benefits programs. In addition, Centerprise has established relationships with most major bonding companies that allow it to provide a variety of surety bond products. Centerprise also counsels business owners and executives as to 401(k) products, comprehensive risk management planning and analysis of retirement, executive benefits and financial and estate plans.

      Centerprise's insurance services businesses do not currently engage in activities that involve bearing the risk of an insured's loss. Centerprise may in the future enter this segment of the industry, through acquisition or otherwise, by underwriting certain products in which Centerprise has particular expertise through its brokerage activities. Centerprise has no current plans to engage in risk-bearing activities. Expansion into this area would involve risks. See "Risk Factors--Centerprise may expand its insurance business to include activities that involve bearing the risk of loss."

      Employee Benefits Design and Administration. Centerprise offers comprehensive employee benefits design and third party administration services to businesses and governmental units. Centerprise designs self-funded employee benefits plans that allow an employer to structure a traditional indemnity plan or to take advantage of preferred provider or managed care options. Centerprise procures quotes for insurance from stop loss carriers and provides claims processing, plan performance and other administrative services. Centerprise administers a wide variety of plans, including medical, dental, group life, group disability, COBRA and Section 125 plans. Revenues from these services primarily consist of per employee fees for administrative services and commissions from stop loss carriers. Centerprise believes that the systems, programming and data processing infrastructure in place for these services has the capacity to handle a significantly greater number of plans and covered employees without significant incremental investment.

Employee Incentives

      The performance of Centerprise's employees is critically important to its success. Senior employees, many of whom were the owners or principals of the founding companies before the mergers, must continue to generate and maintain business as they have historically. In addition, because of their prominence and client relationships, Centerprise anticipates that these employees will play an important role in generating cross-selling opportunities and attracting acquisition candidates.

      The principal objectives of Centerprise's compensation program include:

     . motivating employees to increase Centerprise's overall profitability through new business, cross-selling and the integration of services, products and offices;

     . creating incentives that motivate each business unit to increase its profitability; and

     . retaining and motivating top performing employees and attracting additional employees and acquisition candidates by providing competitive compensation.

Professional Services

      Centerprise's senior professionals are taking significant cuts in cash compensation--in some cases more than 50%--in order to join Centerprise. However, Centerprise believes that these individuals will continue to be highly motivated to perform through their significant equity interests in Centerprise as a result of the mergers and the issuance of stock options and their opportunity to share in the growth of their firm's earnings as discussed below. Other professionals who are on the "partner track" will be eligible to receive Centerprise stock options and upon "making partner" will be able to share in potential increases in their firm's earnings. The merger will not directly affect the current compensation of such employees.

      Compensation Program. The senior professionals of each Centerprise professional services firm will enter into firm-specific incentive compensation agreements with Centerprise. These agreements allocate significant portions of the Subsidiary Operating Earnings of each professional services firm to its senior professionals (the "participants") as compensation.

      On an annual basis, Centerprise will retain a specified fixed dollar amount of earnings before any compensation is paid to a firm's participants. The amount retained by Centerprise is referred to as "Centerprise Base Earnings." The amount of Centerprise Base Earnings has been negotiated with each professional services firm and varies from firm to firm. Agreed-upon Centerprise Base Earnings range from 36.0% to 68.9% of the adjusted earnings of the respective professional services firms in the four calendar quarters ending June 30, 1999 ("Initial Operating Earnings"). The amount allocated to each professional services firm for compensation of participants is referred to as "Subsidiary Base Compensation." Subsidiary Base Compensation equals Initial Operating Earnings less Centerprise Base Earnings.

      In addition to Subsidiary Base Compensation, each professional services firm has agreed to a 40%/60% split of any amount by which future Subsidiary Operating Earnings exceed Initial Operating Earnings, with 40% to be retained by Centerprise and 60% to be allocated to participants (the "Bonus"). For purposes of the incentive compensation agreements, "Subsidiary Operating Earnings" generally means a firm's earnings before taxes, interest expense not related to capital leases, certain depreciation expense, amortization of merger transaction costs, extraordinary items, allocations of corporate overhead, expenses incurred in connection with acquisitions completed prior to the mergers and the base salary, bonus and indirect costs of any participant. Indirect costs are all costs paid by the professional services firm with respect to a participant's employment, such as social security and medicare taxes, medical, life and disability insurance, costs associated with employee benefit plans and fringe and personal benefits. Centerprise believes that this Bonus provides participants with a powerful, direct incentive to continue the growth of their Subsidiary Operating Earnings. If Subsidiary Operating Earnings for any year are less than Initial Operating Earnings, Subsidiary Base Compensation will be reduced by the amount of the shortfall.

      The following summarizes the mechanics of the incentive compensation agreements:

                       [ORGANIZATION CHART APPEARS HERE]

      This compensation program is designed to provide Centerprise with a baseline level of earnings, before corporate expenses, equal to the Centerprise Base Earnings. Participants can only enjoy increased compensation if they improve their firm's profitability, which in turn will result in additional profits, before corporate expenses, for Centerprise.

      Administration. Each professional services firm will administer the incentive compensation agreement for its participants including the allocation among the participants of Subsidiary Base Compensation and Bonus. In addition, for corporate cash flow management reasons, participants will only be paid a portion of their compensation throughout the year--in an amount equal to a specified percentage of their total compensation in the prior year. The applicable percentage is 85% in 1999 and 2000 and 75% thereafter. The balance of the Subsidiary Base Compensation plus Bonus, if any, will be paid on or about April 1 of the next fiscal year. If the amount paid to a firm's participants during the year exceeds the Subsidiary Base Compensation and Bonus, if any, to be paid for such year, Centerprise will reduce future compensation to recover the deficiency.

      A single incentive compensation agreement may be amended with the agreement of Centerprise, the professional services firm and a specified percentage of such firm's participants which may vary among the firms. "Blanket" amendments to all of the incentive compensation agreements will require, for three years following the offering, the approval of Centerprise and representatives of all of the original professional services firms. Thereafter, any such amendments will require the approval of Centerprise and representatives of 75% of the original professional services firms.

      The incentive compensation agreements have been designed to accommodate and support Centerprise's growth and acquisition strategies. They provide mechanisms for adding new participants by allowing the firms to continue to "make partners" of their successful professionals. The incentive compensation agreements can also be modified to accommodate the acquisitions of additional professional services practices, as well as individual lateral hires. With the approval of Centerprise, a promoted professional, the former owners of an acquired firm or a lateral hire may be added as participants, and the incentive compensation agreements will appropriately adjust the definitions of Subsidiary Base Compensation and other relevant terms to appropriately reflect their promotion/addition to the firm's revenues and expenses.

      Other Incentives. The incentive compensation agreements contain additional provisions that are designed to foster Centerprise's profit growth objectives. For example, Centerprise intends to establish incentives for cross-selling and cross-servicing of clients and integration of services among all of Centerprise's operating units. These incentives will generally be included in the Subsidiary Operating Earnings and flow through the compensation mechanisms established under the incentive compensation agreements. Moreover, participants' benefits and perquisites are included in the determination of the Subsidiary Operating Earnings, subjecting these expenses to the self-disciplining features of the incentive compensation agreement structure.

Business and Financial Services

      At the closing of the mergers, Centerprise will enter into employment agreements with key employees in its business and financial services group. Generally, such agreements will provide for competitive base salaries and performance bonuses based upon such factors as the financial performance of Centerprise and the particular business unit, the achievement of certain operating objectives and the achievement of personal performance goals. These key employees are receiving Centerprise common stock in the mergers, and Centerprise may also grant stock options to these and other key employees. Centerprise intends to create incentive programs to motivate its business and financial services group employees to expand their businesses, use the distribution platforms provided by professional services firms and pursue and integrate acquisitions. See "Management--Employment Agreements; Covenants-Not-to-Compete."

Technology and Infrastructure

      Each of the founding companies maintains its information systems on a local area or wide area network architecture that supports both local and remote processing. The software portfolio used by the professional services firms includes leading programs for electronic workpapers, tax preparation, time reporting and billing and financial control and management reporting, as well as CD-based software for tax and accounting research. In its insurance brokerage business, Centerprise maintains a wide area network using 14 servers located at the six offices that house the insurance operations. In providing employee benefit administration services, Centerprise uses a fully automated, high volume claims adjudication system that allows it to integrate claims administration, group billing and administration, and accounting.

      Centerprise recognizes the importance of technology in facilitating the management of its geographically diverse operations and the sharing of knowledge and professional resources. Accordingly, over time Centerprise intends to implement an integrated communications and management control system. During the initial phase of the implementation, Centerprise will focus on developing a communications network using virtual private network facilities to establish enterprise wide communications capability. This network will serve as a "bridge," carrying financial and operating data from the individual company systems into a corporate data warehouse. This system will also standardize the different data elements into a form that can be used to manage, analyze and report information on a consistent basis. Centerprise also intends to deploy workgroup technology that facilitates communication and collaboration across its workforce. In the next phase, Centerprise plans to design and implement centralized financial control systems. During the final phase, Centerprise intends to design and implement centralized operational control systems.

      Centerprise believes that its middle-market clients will increasingly use technology to access the diverse expertise that they are seeking from their outside advisors. Consistent with its client-focused strategy, Centerprise has created a web site that will link clients to each of its companies, and it intends to develop and provide additional on-line connections to a network of technical expertise and consulting capabilities.

      The technology Centerprise utilizes in providing its services and products is rapidly changing. Centerprise's continued success will depend on its ability to keep pace with technological developments.

Competition

      Competitors in the accounting industry range from the Big Five to storefront tax firms or sole proprietors. Centerprise competes in this industry primarily with regional firms that also provide services to middle-market clients, although it also competes for some clients and in some markets with the Big Five and larger local firms. Centerprise's insurance brokerage business competes with numerous firms, primarily regional and local insurance brokers, for customers and insurance carriers. Centerprise's employee benefit plan business competes with fully insured plan providers and, to a lesser extent, other third party administrators. Centerprise also competes with in-house operations of some existing and prospective clients. New competitors or alliances among competitors may emerge and rapidly acquire significant market share. Many of Centerprise's competitors have significantly greater financial, technical, marketing and other resources.

      The markets in which Centerprise competes are fragmented and competitive. This has resulted in the consolidation of many companies in the professional, business and financial services industries and strategic alliances across industry lines. As a result, consolidators have emerged. These firms, like Centerprise, offer professional services and business and financial services. Centerprise believes that the principal competitive factors in its markets are the strength of client relationships, quality and breadth of service and product offerings and professional reputation. Centerprise believes that it will be able to compete effectively based on its:

     .range of high quality services and products;

     .expertise and reputation for quality;

     .broad geographic coverage;

     .operational economies of scale; and

     .integrated operating structure.

Regulation

      Accounting Profession. Each state has adopted an accountancy law that establishes procedures for licensing CPAs and grants the exclusive right to practice accountancy to licensed CPAs and accounting firms that are wholly-owned by CPAs. The term "attest services" means services that can be provided only by a licensed CPA or firm under applicable state laws and regulations. The definition of attest services varies from state to state as described under "Risk Factors--Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and numerous issues arising out of that regulation, its interpretation or its evolution could impair Centerprise's ability to provide services to some clients, including the attest firms, reduce its revenues and cause the market value of the common stock to decline." The state accountancy laws also contain rules and regulations covering a variety of issues including:

     .the permissible forms and ownership of accounting firms;

     .the use of the CPA designation;

     .the payment and receipt of referral fees;

     .the use of contingent fee arrangements;

     .engaging in incompatible occupations; and

     .the maintenance of independence.

These rules and regulations differ from state to state. Many state laws restricting the practice of accounting to licensed CPAs and firms incorporate the "holding out" concept under which a person could be deemed to be practicing accountancy simply by proclaiming expertise in accounting principles or auditing standards or by using the "CPA" designation on business cards, letterhead or promotional materials while providing non-attest services. Working with special regulatory counsel, Centerprise has developed protocols designed to ensure compliance with states' "holding out" restrictions. Under these protocols, CPA owners of attest firms in all jurisdictions will be asked to carry separate business cards and maintain separate mailing addresses, signage, phone and fax numbers, letterhead and marketing materials so as to clearly communicate to clients and prospects the organization they are representing and the services they are providing on any given issue or interaction. Centerprise expects the attest firms to conduct due diligence to confirm that employees leased from Centerprise under the services agreements have been trained in, and are current with respect to, the principles and practices of accounting and auditing. Further, Centerprise's employees are encouraged and expected to pursue their CPA certifications to further demonstrate their competency in these areas. At the same time, due to state regulations, Centerprise will not be communicating its expertise in these areas to clients or client prospects, as that is the defined role and responsibility of the CPAs who own the attest firms.

      Under the "holding out" concept, many state regulators have taken the position that the rendering of other financial services by CPAs while holding themselves out as CPAs constitutes the practice of accountancy and, therefore, is subject to their regulations. Accordingly, CPAs who will be employed by Centerprise may be subject to regulation not only with respect to attest services, but also with respect to other activities which they may undertake as employees of Centerprise. Although Centerprise believes that its separate practice structure is not likely to result in a successful challenge to the activities of its CPA employees in the states in which Centerprise currently has material operations, should state regulators deem activities undertaken by CPAs as employees of Centerprise to be in violation of applicable laws, regulations or codes of ethics, the CPAs could lose their licenses and their ability to provide attest services to the clients which the attest firms share with Centerprise.

      In recent years, accounting firms have sought to expand the scope of their services, often placing them in competition with investment advisors, management consultants, actuaries, business brokers and others who are not required to operate under the constraints imposed upon CPAs. This expansion of services has also prompted many accounting firms to employ non-CPA professionals to assist them in providing these new services. As a result, the accounting profession and its regulators have been engaged in discussions over the past ten years as to ways in which the accountancy laws might be changed so that accounting firms can effectively compete in providing these additional services without compromising the objectivity and integrity of CPAs. These discussions have resulted in the Uniform Accountancy Act, which was proposed in 1997 by the AICPA and the National Association of State Boards of Accountancy. Certain provisions of the Uniform Accountancy Act have been proposed in various state legislatures. If and where the Uniform Accountancy Act is adopted as proposed, state accountancy laws would become more hospitable to an expanded scope of services and more uniform. Among the principal changes that the Uniform Accountancy Act, as proposed, would effect are the following:

    . permitting non-CPA employees to own up to 49% of the equity interests in an accounting firm;

    . employing a more narrow definition of services that can only be provided by licensed CPAs than is currently included in many state statutes;

    . permitting CPA firms to accept commissions and contingent fees with respect to clients for whom they do not render reports on financial statements; and

    .  facilitating CPAs licensed in one state to practice in other states.

      Centerprise believes that its separate practice structure makes a successful challenge to its operations unlikely under existing regulatory regimes in the states in which it currently has material operations and that this structure would comply with the proposed provisions of the Uniform Accountancy Act. However, only six states have published interpretations that specifically address alternative practice structures. Connecticut has issued a ruling recognizing Centerprise's proposed structure as being in compliance with its laws, and New York, Texas, Ohio, Kansas and Idaho have issued rulings recognizing separate practice formats similar to Centerprise's as being in compliance with their laws. Each of these rulings contains conditions to the findings that such format complies with the applicable state's laws, including conditions related to the maintenance of the separate attest entity's economic independence, management autonomy and separate public identity. Some of these conditions vary among the states.

      Until recently, the laws of all states prohibited CPAs from paying or receiving referral fees with respect to their clients or using fee arrangements that are contingent upon the outcome of their engagements or the results imparted to their clients. Under the terms of the Uniform Accountancy Act as proposed, these prohibitions would not apply to clients for whom no attest services are provided, and 33 states and the District of Columbia have already adopted this feature of the Uniform Accountancy Act. Centerprise will comply with all such restrictions on a state by state basis in implementing its fee arrangements.

      The accounting profession and accounting regulators require that CPAs maintain objectivity and independence while performing attest services. These independence standards prohibit CPAs, employees of accounting firms and members of the immediate families of such CPAs and employees from having certain ownership and other financial relationships with attest clients and from participating in the management, operations or accounting functions of such clients. Independence can also be impaired as a result of litigation or other disputes with the client, common investments with the client or indemnity agreements relating to attest services. Under recent interpretations, as applied to Centerprise's proposed operations, these standards will extend to Centerprise's executives, board members and controlling stockholders as well as CPA employees who own the attest firms. With respect to attest firm clients that are public reporting companies, Centerprise must comply with independence rules as applied by the SEC staff. For a discussion of these rules as they apply to Centerprise and the attest firms, see "Risk Factors--Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and numerous issues arising out of that regulation, its interpretation or its evolution could impair Centerprise's ability to provide services to some clients, including the attest firms, reduce its revenues and cause the market value of the common stock to decline." In addition to the independence standards, CPAs who provide litigation consulting services on behalf of Centerprise or an attest firm will be subject to rules designed to avoid conflicts of interest, e.g., simultaneous representation of, or other relationships with, adverse parties. Centerprise intends to comply with all applicable requirements related to independence and avoidance of conflicts of interest.

      Many state accountancy laws and regulations prohibit CPAs from engaging in "incompatible" occupations. Few states have provided guidance as to what activities are encompassed by these prohibitions.

      Existing state laws and regulations are subject to evolving interpretations and enforcement policies and practices and present numerous risks to Centerprise's operations, primarily those described under "Risk Factors--Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and numerous issues arising out of that regulation, its interpretation or its evolution could impair Centerprise's ability to provide services to some clients, including the attest firms, reduce its revenues and cause the market value of the common stock to decline."

      Insurance Business. Centerprise or its insurance employees must be licensed to act as agents by state regulatory authorities in the states in which it provides insurance services. Regulations and licensing laws vary in individual states and are often complex. The applicable licensing laws and regulations in all states are subject to amendment or reinterpretation by state regulatory authorities, and such authorities are vested in most cases with broad discretion as to the granting, revocation, suspension and renewal of licenses. State insurance departments and the National Association of Insurance Commissioners continually re-examine existing laws and regulations. Centerprise cannot predict the future impact of potential state and federal regulations on its insurance operations, and there can be no assurance that those changes in insurance-related laws and regulations, or their interpretation or enforcement, will not harm Centerprise's insurance brokerage business.

      Employee Welfare Plans. Federal law regulates many aspects of Centerprise's services relating to employee welfare plans, including the duties and responsibilities of persons who provide services or sell products to such plans, and such persons may be held to a fiduciary standard when providing these services or selling these products. The states also regulate many aspects of employee benefit plans, principally through the regulation of insurance products including stop-loss insurance products sold to self-insured plans. States also directly regulate third party administrators by requiring licensing and compliance with state regulations in each state in which they do business. Federal and state regulations are susceptible to statutory and regulatory changes that could reduce or eliminate the need for Centerprise's services with respect to employee benefit plans.

Sales and Marketing

      Centerprise's marketing efforts are primarily relationship based. Historically, the founding companies have acquired new clients and marketed their services by pursuing client referrals, responding to requests for engagement proposals, attending trade and industry conferences and using targeted direct marketing efforts. Many of the professional services firms generate business through their employees' membership in trade organizations and civic and community organizations, while other professional services firms partner with smaller accounting firms that do not have the technological expertise or resources to take on certain engagements. Generally, the professional services firms obtain a significant portion of client referrals by focusing their marketing efforts on existing clients. In addition, some of the professional services firms have dedicated sales and marketing personnel.

      Centerprise sells its insurance services and products through approximately 107 producers who are full-time employees. These producers are assigned to, and become experts with respect to, a variety of specialty risk groups for which Centerprise designs specific programs.

      In its employee benefits design and administration, Centerprise's sales and marketing occurs primarily through referrals and its reputation. In addition, Centerprise employs two full time salespeople who market its services and products.

      As a key component of its marketing strategy, Centerprise will introduce its various services and products to its existing client base and cross-service its existing clients through multiple Centerprise business units with complementary service or product expertise. To encourage cross-selling and servicing of clients,

Centerprise intends to establish incentives among its business units. In addition, management intends to pursue marketing, advertising and training programs to establish national identification for the Centerprise name, while preserving and enhancing the value of the established regional and local names of its various business units.

Employees

      As of June 30, 1999, Centerprise had a total of 2,015 employees, of which 1,475 were employed by Centerprise's professional services firms, 536 were employed by Centerprise's business and financial services firms and four were members of Centerprise's corporate management. Of the 1,475 people employed in connection with professional services, approximately 570 are licensed CPAs. Of the 407 people employed in connection with insurance brokerage services, 107 are producers. Of the 129 people employed in connection with third party administrative services, two are in sales and 94 are in claims administration. None of these employees is represented by a labor union. Centerprise believes that its and the founding companies' relations with their employees are good.

Facilities

      Centerprise currently operates 35 leased facilities. The chart below sets forth information regarding such facilities.

                                                                     Approximate
      Location of Facility      Company and Operations Conducted     Square Feet
     ----------------------  --------------------------------------- -----------
     Albany, NY............  Urbach--Professional Services             42,000
     Atlanta, GA...........  Reznick--Professional Services            20,000
     Baltimore, MD.........  Reznick--Professional Services            33,200
     Bangor, ME............  Berry Dunn--Professional Services         26,000
     Bellevue, WA..........  Reppond--Insurance Brokerage              25,300
     Bethesda, MD..........  Reznick--Professional Services            68,500
     Boston, MA............  Reznick--Professional Services            11,000
     Brooklyn Park, MN.....  Reppond--Insurance Brokerage                 350
     Charlotte, NC.........  Reznick--Professional Services             6,700
     Escondido, CA.........  Driver--Insurance Brokerage                8,700
     Florissant, MO........  Grace--Professional Services               3,000
     Fresno, CA............  Driver--Insurance Brokerage                2,600
     Glens Falls, NY.......  Urbach--Professional Services              4,000
     Hamden, CT............  Simione--Professional Services               800
     Hartford, CT..........  Simione--Professional Services             4,500
     Houston, TX...........  Mann Frankfort--Professional Services     52,200
     Lebanon, NH...........  Berry Dunn--Professional Services          5,000
     Los Angeles, CA.......  Urbach--Professional Services              5,200
     Manchester, NH........  Berry Dunn--Professional Services          7,900
     New Haven, CT.........  Simione--Professional Services            14,100
     New York, NY..........  Urbach--Professional Services              9,600
     Newport Beach, CA.....  Driver--Insurance Brokerage               11,900
     Oakland, NJ...........  IDA--Benefits Design and Administration   17,900
     Ontario, CA...........  Driver--Insurance Brokerage               12,600
     Portland, ME..........  Berry Dunn--Professional Services         21,800
     Poughkeepsie, NY......  Urbach--Professional Services              1,300
     Sacramento, CA........  Driver--Insurance Brokerage                2,300
     St. Louis, MO.........  Grace--Professional Services              28,900
     San Diego, CA.........  Driver--Insurance Brokerage               39,400
     San Francisco, CA.....  Driver--Insurance Brokerage                3,600
     San Rafael, CA........  Driver--Insurance Brokerage                3,200
     Southfield, MI........  Follmer--Professional Services            35,300
     Sterling Heights, MI..  Follmer--Professional Services            19,400
     Washington, DC........  Urbach--Professional Services              3,100
     Yakima, WA............  Reppond--Insurance Brokerage               1,700

Litigation

      In May 1999, Gilburt Kasenetz & Associates, Inc. filed a lawsuit against Reznick and Tony Gilburt, an employee of Reznick, in the Circuit Court for Montgomery County, Maryland. The complaint alleges misappropriation of trade secrets and tortious interference with business relations against Reznick in connection with Mr. Gilburt's termination of employment with the plaintiff and subsequent employment by Reznick, and seeks compensatory damages of $3.0 million and punitive damages of $6.0 million. Reznick believes that the claims are without merit and intends to vigorously defend the litigation. Under the Reznick merger agreement and related documents, Reznick, Fedder & Silverman, C.P.A.s, L.L.C., an entity owned by the former owners of Reznick, has agreed to indemnify Centerprise for all losses, including litigation costs, incurred by Reznick in connection with the Gilburt matter. In addition, under Reznick's incentive compensation agreement, Centerprise may deduct from participants' compensation any amounts owed and not paid under the indemnification provision. While Centerprise cannot at this early stage predict with certainty the outcome of the litigation, management believes that this dispute will not have a material adverse effect on Centerprise's business, results of operations or financial condition.

      Centerprise is not involved in any other legal proceedings which it believes are material to its business, financial condition or results of operations.

                                   MANAGEMENT

Executive Officers and Directors

      The following table lists Centerprise's directors and executive officers, as well as those persons who will become directors and executive officers upon completion of the offering.

             Name          Age                    Position
     --------------------- --- ----------------------------------------------
     Robert C. Basten.....  39 Chairman of the board, president and chief executive officer
     Richard H. Stein.....  46 Vice chairman of the board
     Thomas W. Corbett....  53 Executive vice president, president and chief operating officer of business and financial
                               services and a director
     DeAnn L. Brunts......  37 Executive vice president, chief financial officer and a director
     Rondol E. Eagle......  53 Executive vice president and chief integration officer
     Dennis W. Bikun......  43 Vice president, chief accounting officer, secretary and treasurer
     David Reznick........  62 Director
     Anthony P. Frabotta..  49 Director
     Charles H. Roscoe....  55 Director
     Steven N. Fischer....  56 Director
     Robert F. Gallo......  53 Director
     Wayne J. Grace.......  59 Director
     Anthony P. Scillia...  42 Director
     Scott H. Lang........  53 Director
     Louis C. Fornetti....  49 Director
     William J. Lynch.....  57 Director
     John M. Cook.........  57 Director
     Peter I. Mason.......  47 Director

      Robert C. Basten joined Centerprise in November 1998 as chairman of the board, president and chief executive officer. Prior to joining Centerprise, Mr. Basten was a senior executive at American Express Company and most recently served as president and chief executive officer of American Express Tax and Business Services, a subsidiary of American Express. As head of this unit, Mr. Basten led the firm's development and emergence as one of the fastest-growing and most innovative professional and business advisory services firms in the country. American Express Tax and Business Services was ranked by Accounting Today as the 11th largest accounting firm in the United States based on fiscal 1997 revenues. Mr. Basten has extensive experience in leading the development of new businesses both inside and outside of American Express. From 1984 to April 1998, he held leadership roles at American Express in technology, financial services marketing and brokerage.

      Richard H. Stein will become the vice chairman of Centerprise's board of directors upon the closing of the offering. Mr. Stein joined Mann Frankfort in 1977 and is a member of its management committee. Prior to joining Mann Frankfort, Mr. Stein was associated with Ernst & Ernst, a predecessor to Ernst & Young, from 1974 to 1977.

      Thomas W. Corbett will become a director and the president and chief operating officer of Centerprise's business and financial services group upon the closing of the offering. Mr. Corbett joined Driver in 1977 and assumed the responsibilities of chief executive officer and chairman of the board of Driver in 1994. Prior to joining Driver, Mr. Corbett was associated with Allendale Insurance and spent three years as a loss prevention engineer at Factory Mutual Engineering Association.

      DeAnn L. Brunts joined Centerprise in March 1999 as executive vice president, chief financial officer and a director. From 1985 until joining Centerprise, Ms. Brunts was associated with PricewaterhouseCoopers

LLP, where she became a partner in 1996. Ms. Brunts' experience includes strategic planning, mergers and acquisitions consulting and auditing services for public and private companies. Ms. Brunts received an MBA in 1992 from the Wharton School.

      Rondol E. Eagle joined Centerprise in January 1999 as executive vice president and chief integration officer. From 1990 until joining Centerprise, Mr. Eagle was a partner and managing director of management consulting services at Olive LLP, one of the country's 20 largest accounting and consulting firms. Mr. Eagle is the chairman of the board of the Information Technology Alliance, one of the oldest and largest trade associations in the accounting profession. In 1997 and 1998, Mr. Eagle was named in the Accounting Profession's 100 Most Influential People List as compiled by Accounting Today magazine.

      Dennis W. Bikun joined Centerprise in February 1999 as a vice president, chief accounting officer, secretary and treasurer. Prior to joining Centerprise, Mr. Bikun was a senior executive and most recently a vice president and chief financial officer of Associated Estates Realty Corporation, a publicly-held real estate investment trust that owned over 120 multifamily apartment properties located throughout the United States.

      David Reznick will become a director of Centerprise upon the closing of the offering. Mr. Reznick has been a principal of Reznick since its founding in 1977. Prior to joining Reznick, he was an audit partner of Alexander Grant & Company, the predecessor to Grant Thornton LLP.

      Anthony P. Frabotta will become a director of Centerprise upon the closing of the offering. Mr. Frabotta joined Follmer in 1974 and has served as chairman of Follmer's executive committee since 1997.

      Charles H. Roscoe will become a director of Centerprise upon the closing of the offering. Mr. Roscoe joined Berry Dunn in 1979 and became its president and managing principal in 1990. Prior to joining Berry Dunn, Mr. Roscoe was associated with Coopers & Lybrand, a predecessor to PricewaterhouseCoopers, for 12 years.

      Steven N. Fischer will become a director of Centerprise upon the closing of the offering. Mr. Fischer has served as president and chief executive officer of Urbach since 1985. Mr. Fischer is the chairman of Urbach Hacker Young International Limited and also serves as a trustee for Adelphi University.

      Robert F. Gallo will become a director of Centerprise upon the closing of the offering. Mr. Gallo has served as chief executive officer of IDA since 1991. Prior to joining IDA, Mr. Gallo practiced law at a firm which he founded.

      Wayne J. Grace will become a director of Centerprise upon the closing of the offering. Mr. Grace has been a partner of Grace since its founding in 1983 and served as its managing partner from 1983 to 1998. Prior to establishing Grace, he was a partner in the accounting firm Fox & Company from 1969 to 1983, and served as the managing partner of its St. Louis office from 1979 to 1983. Mr. Grace served as a director of Petrolite Corporation from 1995 until its merger with Baker Hughes Incorporated in 1997.

      Anthony P. Scillia will become a director of Centerprise upon the closing of the offering. Mr. Scillia co-founded Simione in 1996. From 1991 to 1996, Mr. Scillia was a principal with the accounting firm of Scillia & Larrow, P.C. Mr. Scillia was associated with McGladrey & Pullen from 1988 to 1991 and Ernst & Young from 1979 to 1988. Mr. Scillia is a member of the Construction Financing Committee of the Associated General Contractors of America and the National Construction Industry Conference Committee of the AICPA.

      Scott H. Lang became a director of Centerprise in November 1998. Since 1996, Mr. Lang has been managing member of BGL Management Company, LLC, which is the managing member of BGL Capital Partners, L.L.C., a merchant banking firm which originates and finances industry consolidations. Mr. Lang is also a managing director and principal of Brown, Gibbons, Lang & Company, L.P., an investment banking firm, a position he has held since 1995. From 1985 to 1995, he served as executive vice president and managing director of investment banking at Rodman & Renshaw, Inc., a Chicago-based securities firm. Prior to 1985, Mr. Lang practiced law in Washington, D.C., where he was a partner at Arnold & Porter.

      Louis C. Fornetti will become a director of Centerprise upon the closing of the offering. From 1995 to 1997, Mr. Fornetti was the executive vice president and chief financial officer of Interra Financial Inc., now known as Dain Rauscher, Inc., a regional brokerage firm, and president and chief executive officer of Interra Clearing Services. From 1985 to 1995, Mr. Fornetti held various management positions, including senior vice president and chief financial officer, with American Express Financial Advisors, formerly IDS, a subsidiary of American Express Corporation and a manufacturer and distributor of financial products.

      William J. Lynch will become a director of Centerprise upon the closing of the offering. Since 1996, Mr. Lynch has been a managing director of Capstone Partners, LLC, a special situations venture capital firm. From October 1989 to March 1996, Mr. Lynch was a partner in the law firm Morgan, Lewis & Bockius LLP. Mr. Lynch is a director of Coach USA, Inc.

      John M. Cook will become a director of Centerprise upon the closing of the offering. Mr. Cook is chairman of the board and chief executive officer of The Profit Recovery Group International, Inc., a publicly-traded audit recovery services firm, and has served in such capacities since founding PRG in November 1990. Mr. Cook served as president of PRG from November 1990 through January 1998. Prior to forming PRG, Mr. Cook served as president and chief operating officer of Roy Greene Associates from 1989 to 1990. From 1987 to 1989, Mr. Cook served as senior vice president of Caldor Stores, Inc., a division of May Department Stores Co.

      Peter I. Mason will become a director of Centerprise upon the closing of the offering. Since November 1998, Mr. Mason has been the president of Talus Advisors, L.L.C., a private investment and advisory company. Mr. Mason served as chairman of the board, president and chief executive officer of May & Speh, Inc., a publicly-traded provider of computer-based information management services, from May 1997 until its merger with Acxiom Corporation in November 1998. From 1983 until 1997, Mr. Mason was a partner in the law firm of Freeborn & Peters, which he co-founded in 1983, and he served as chairman of its operating committee from 1986 to 1996.

Board of Directors

      After completion of the mergers, the board of directors of Centerprise will consist of 16 directors, each serving for a term of one year. At each annual meeting of stockholders, stockholders will elect all directors. The current stockholders of Centerprise have entered into an agreement with respect to nominating and electing directors through the fifth annual meeting following the offering. See "Description of Capital Stock--Stockholders' Agreement" for a description of the agreement. Centerprise expects that the board of directors will establish an executive committee, an audit committee, a compensation committee, and such other committees as the board may determine. The board expects to appoint the members of each committee at the first meeting of the board of directors following the completion of the offering.

Director Compensation

      Directors who are also employees of Centerprise or one of its subsidiaries do not receive compensation for serving as directors. Each director who is not an employee of Centerprise or one of its subsidiaries will receive an annual stipend of $15,000, a fee of $2,000 for attendance at each board of directors meeting and $1,000 for each committee meeting unless held on the same day as a board of directors meeting. Centerprise will also reimburse directors for out-of-pocket expenses incurred in attending board of directors or committee meetings or otherwise incurred in their capacity as directors. Upon completion of the offering, Centerprise will grant each non-employee director options to purchase 15,000 shares of common stock at an exercise price equal to the initial public offering price.

Employment Agreements; Covenants-Not-To-Compete

Corporate Management

      BGL Capital has entered into agreements with Robert C. Basten, DeAnn L. Brunts, Rondol E. Eagle and Dennis W. Bikun pursuant to which these individuals provide consulting services to BGL Capital in connection with the mergers and the offering. As compensation for his consulting services, Mr. Basten is receiving annual consulting fees of $225,000 and a signing bonus of $210,000. Ms. Brunts is receiving annual consulting fees of $175,000 and a signing bonus of $100,000. Mr. Eagle is receiving annual consulting fees of $190,000. Mr. Bikun is receiving annual consulting fees of $175,000. These arrangements will remain in effect until the earliest of the closing of the offering, the execution of an employment agreement with Centerprise or termination of the consulting agreement. Amounts paid by BGL Capital under the consulting agreements, together with interest at 8% per annum, will be reimbursed by Centerprise from the offering proceeds.

      Prior to the closing of the offering, Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun will enter into three-year employment agreements with Centerprise providing for annual base salaries of $250,000, $225,000, $190,000 and $175,000, respectively. Each employment agreement will also provide for an annual bonus of up to 100% of the employee's base salary based upon achieving performance targets established by the compensation committee of the board of directors. Unless terminated or not renewed by Centerprise or the executive, the term of each employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will contain a covenant not to compete with Centerprise for a period ending on the second anniversary of the date of termination of employment. Under this covenant, the executive cannot:

  . engage in any business in competition with Centerprise anywhere in the United States;

  . solicit for employment a Centerprise managerial employee unless that person has been out of the employ of Centerprise for at least 180 days;

  . solicit or sell any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Centerprise, or that was known by the employee to have been actively solicited by Centerprise during such period; or

  . call upon a prospective acquisition candidate which was approached or analyzed by Centerprise within the one year prior to the termination date, for the purpose of acquiring the entity.

These provisions may be enforced by injunctions or restraining orders and will be construed in accordance with the changing activities, businesses and locations of Centerprise.

      Each of these employment agreements will provide that, if Centerprise terminates the executive's employment without cause or if the executive terminates for "good reason," Centerprise will pay severance compensation. Severance compensation consists of the executive's then current salary plus the bonus paid for the last fiscal year for a period of two years following the date of termination and bonus for the current year prorated through the termination date. If termination of employment occurs prior to a change in control of Centerprise, Centerprise will pay severance in equal installments on the normal payroll payment dates during the severance period. If the termination occurs after a change in control, Centerprise will pay severance in a lump sum within 30 days of the termination date.

      Cause is defined under the agreements to include:

  . final, non-appealable conviction of a felony or a crime involving moral turpitude;

  . employee's willful failure to comply with reasonable directions of the board of directors following notice and opportunity to cure;

  . the determination by the board of directors that employee has committed fraud, willful dishonesty, material misconduct or misappropriation of Centerprise property in the course of employment;

  . material breach by employee of the non-competition provisions in the agreement; and

  . material breach by employee of other provisions of the agreement following notice and opportunity to cure.

      So long as the executive does not engage in conduct giving rise to the right to terminate employment for cause, "good reason" includes:


  . the failure to elect the executive to the office previously held, the removal of the executive from his or her position or the assignment to the executive of any additional duties or responsibilities or a reduction in executive's duties or responsibilities which, in either case, are inconsistent with those customarily associated with such position;

  . a relocation by Centerprise of the executive's place of employment beyond a specified area;

  .  a material decrease in the executive's salary or bonus opportunities;

  . material breach by Centerprise of the agreement following notice and opportunity to cure; and

  . subject to certain exceptions, termination by Centerprise of any employee benefit plan in which the executive participates.

Under Mr. Basten's agreement, the definition of "good reason" also includes the failure to re-elect Mr. Basten to, or the removal of Mr. Basten from, the position of chairman of the board of directors. Under Ms. Brunts' agreement, the definition of "good reason" also includes the failure to re-elect Ms. Brunts to, or the removal of Ms. Brunts from, the board of directors.

      Each of these employment agreements will provide that if, within 30 months from the closing of the offering, the executive voluntarily terminates his or her employment other than for "good reason" or under circumstances approved by the board of directors with respect to the chief executive officer, or approved by the chief executive officer with respect to other members of management, restricted shares held by the executive at the date of termination will remain restricted until the fifth anniversary of the offering. Mr. Basten's employment agreement will further provide that if within 30 months after the closing of the offering, he voluntarily terminates his employment other than for "good reason" or under circumstances approved by the board of directors, he will be required to pay liquidated damages to Centerprise within 30 days of his termination. The amount of liquidated damages will be equal to three times the sum of his base salary and maximum bonus, in each case as in effect at the time of termination.

Business Services Employees

      Upon the closing of the offering, Centerprise and Driver will enter into a five-year employment agreement with Thomas W. Corbett pursuant to which he will serve as chairman of the board and chief executive officer of Driver and as president and chief operating officer of Centerprise's business and financial services group. Mr. Corbett's annual base salary under this agreement will be $350,000. Mr. Corbett is also entitled to an annual bonus of up to $250,000 and additional commission-related compensation of $400,000 per year. Unless terminated or not renewed by Driver or Mr. Corbett, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates Mr. Corbett's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to $800,000 times the greater of the number of years left in the employment period or three years. Constructive termination under Mr. Corbett's employment agreement includes:

  . demotion from the position of chairman of the board or chief executive officer of Driver;

  . a reduction in salary, additional compensation, bonus opportunity or expense allowance; and

  . a change in control of Driver other than pursuant to a change in control of Centerprise.

In addition, the employment agreements of Mr. Corbett, Jerold D. Hall and Gregory P. Zimmer contain reciprocal provisions under which the triggering of Driver's obligations to pay severance to any of such individuals will constitute a constructive termination of the other two employees. Messrs. Hall and Zimmer are executive officers of Driver. Driver's obligation to pay severance to Messrs. Hall and Zimmer under their employment agreements would be triggered by circumstances similar to those provided for in Mr. Corbett's agreement. Severance benefits for each of Messrs. Hall and Zimmer would equal their salary and bonus, as then in effect, for a three year period. Messrs. Hall and Zimmer's annual base salaries will be $250,000 and $200,000, respectively, and each of them will be entitled to receive an annual bonus in an amount up to 100% of his base salary.

      Under Mr. Corbett's employment agreement, Messrs. Corbett, Hall and Zimmer have a limited right of first refusal with respect to a sale of Centerprise's insurance business. Should Centerprise decide to accept an offer for the sale of its insurance business to a company engaged in the commercial insurance business, Messrs. Corbett, Hall and Zimmer will have the right, for 45 days after notice, to purchase Centerprise's insurance business on the same terms. A covenant not to compete provides that until the second anniversary of the date of termination of employment, other than by the expiration of Mr. Corbett's employment at the end of the employment period without renewal of the agreement, Mr. Corbett is prohibited from:

  . engaging in any business in direct competition with Driver or Centerprise's business and financial services group in any territory where Driver or Centerprise conducts such business;

  .  soliciting for employment a Centerprise employee;

  . soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Driver or of Centerprise's business and financial services group, or that was known by Mr. Corbett to have been actively solicited by Centerprise during such period;

  . calling upon a prospective acquisition candidate which was approached or analyzed by Centerprise within one year prior to the termination date, for the purpose of acquiring the entity; or

  . disclosing the identity of any agents or brokers that produce or finance insurance through Centerprise or any current or prospective policyholder or premium finance customer for any reason or purpose.

      Upon the closing of the offering, IDA will enter into a four-year employment agreement with Robert F. Gallo, pursuant to which he will serve as IDA's chief executive officer at an annual base salary of $200,000. This agreement also provides for an annual bonus of up to 50% of base salary for 1999 and up to 100% of base salary thereafter. Unless terminated or not renewed by IDA or Mr. Gallo, the agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event IDA terminates Mr. Gallo's employment without cause or Mr. Gallo voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Gallo will be entitled to severance compensation which includes his base salary and prorated bonus for the remainder of his employment term. Constructive termination under Mr. Gallo's agreement includes:

  . demotion to a position substantially below that of IDA's chief executive officer or the assignment of duties and responsibilities that are not commensurate with such position;

  .  substantial reduction in base salary;

  .  relocation of the place of employment outside the New Jersey area; or

  . a change in control of IDA other than pursuant to a change in control of Centerprise.

      This employment agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Gallo is prohibited from:


  . engaging in any business in direct competition with IDA within any business market where IDA conducts business;

  . soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of IDA or that was known by Mr. Gallo to have been actively solicited by IDA during such period;

  .  enticing an employee of IDA away from IDA; or

  . calling upon a prospective acquisition candidate which was approached or analyzed by Centerprise within one year prior to the termination date, for the purpose of acquiring the entity.

Professional Services Employees

      Upon the closing of the mergers, each professional services firm and its former owners and principals will enter into an incentive compensation agreement with Centerprise. For a more detailed description of the incentive compensation agreements, see "Business--Employee Incentives--Professional Services." The incentive compensation agreements include nonsolicitation covenants by each employee which are effective until the second anniversary of the date of termination of employment. Generally, during this period, if the employee directly or indirectly provides services to any person or entity who was a client of Centerprise at or within one year of the employee's termination, the employee must pay to Centerprise 125% of the greater of the average annual fees charged by Centerprise to such client during the prior three-year period and the fees charged by Centerprise to such client during the most recent 12-month period. In addition, if during the restricted period the employee entices an employee of Centerprise away from Centerprise, the employee must pay to his or her firm 50% of the greater of the solicited person's total cash compensation for the 12 months preceding such person's termination of employment or, if known, the 12 months following such termination. The incentive compensation agreements also prohibit employees, until the second anniversary of their employment termination date, from calling upon prospective acquisition candidates which were approached or analyzed by Centerprise within the six months preceding the employment termination date.

Employee Incentive Compensation Plan

      The board of directors and stockholders of Centerprise have adopted an employee incentive compensation plan. The purpose of this plan is to provide directors, officers, employees, consultants and independent contractors with additional incentives by increasing their ownership interests in Centerprise. Individual awards may take the form of incentive stock options or non-qualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents, and cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. Centerprise's compensation committee will administer the plan, select the individuals who will receive awards and determine the terms and conditions of those awards.

      Centerprise has reserved 5,759,488 shares of common stock for use in connection with the plan. However, the number of shares available for use under the plan at any given time will not exceed 15% of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

      The plan will remain in effect until terminated by the board of directors. The board of directors may amend the plan without the consent of the stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by law or by the rules of any national securities exchange or over-the-counter market on which the common stock may then be listed or quoted.

      Upon completion of the offering, Centerprise will grant non-qualified stock options to purchase a total of 1,997,442 shares of common stock to corporate management, employees of the founding companies and non-employee directors. Centerprise will grant options to purchase an aggregate of 290,000 shares of common stock to its corporate management including 100,000 options to Mr. Basten, 100,000 options to Ms. Brunts, 50,000 options to Mr. Eagle and 40,000 options to Mr. Bikun. Centerprise will grant options to purchase an aggregate of 1,632,442 shares to the employees of the founding companies. The grants will be effective as of the date of the offering and each option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire 10 years from the date of grant or earlier if there is a termination of employment. Subject to policies established by Centerprise's compensation committee, each founding company will have discretion to determine the allocation of options among its employees.

      The plan provides for the automatic grant to each non-employee director serving at the closing of the offering of an option to purchase 15,000 shares of common stock, and after the offering, the automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the offering. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

      Centerprise's compensation committee has discretion to grant performance awards for eligible participants with incentives the committee deems appropriate. It permits the issuance of awards in cash or common stock based on the satisfaction of specific performance criteria. The performance goals for any year may be based on a broad array of performance measures as selected by the compensation committee, including financial results on a consolidated basis or an operating unit basis depending on the responsibility of the employee, as well as achievement of personal performance goals. The maximum value of these awards for any employee in any year is 100% of the employee's salary. In addition, the compensation committee has discretion to pay, cancel or provide for the substitution or assumption of these bonus awards.

Employee Stock Purchase Plan

      The board of directors and stockholders of Centerprise have adopted an employee stock purchase plan, under which a total of 2,000,000 shares of common stock will be reserved for issuance. The stock purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, permits eligible employees of Centerprise to purchase common stock through payroll deductions with all such deductions credited to an account under the stock purchase plan. Payroll deductions may not exceed $25,000 for all purchase periods ending within any year.

      The stock purchase plan operates on a quarterly basis. To be eligible to participate, an employee must file all requisite forms prior to a specified due date known as the "grant date." Generally the first day of each quarter will be the grant date and the last day of each quarter will be an exercise date. The determination of the grant dates and the exercise dates is within the discretion of the committee appointed to administer the stock purchase plan. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of common stock at a price per share equal to eighty-five percent (85%) of the fair market value of the common stock on the grant date or the exercise date, whichever is less. Employees may end their participation in the stock purchase plan at any time during an offering period, and their payroll deductions up to the date of termination will be refunded. Participation ends automatically upon termination of employment with Centerprise.

      Employees are eligible to participate in the stock purchase plan if they are customarily employed by Centerprise or a designated subsidiary for at least 20 hours per week and for more than six months in any calendar year. No employee will be able to purchase common stock under the stock purchase plan if such person, immediately after the purchase, would own stock possessing 5% or more of the total shares of common stock outstanding or 5% of the value of all outstanding shares of all classes of stock of Centerprise.

                              CERTAIN TRANSACTIONS

Organization of Centerprise

      Centerprise was incorporated in November 1998 and is currently a wholly-owned subsidiary of CPA Holdings, LLC, a Delaware limited liability company. CPA Holdings is 71.4% owned by a group of investors that includes BGL Capital, Reznick, Fedder & Silverman, C.P.A.s, L.L.C., MFSL Investments, L.P., the CCP Group, which served as one of Centerprise's sponsors and consists of Steven P. Colmar, Benjamin H. Crawford, William G. Parkhouse, William J. Lynch, Leonard
A. Potter and James G. Lynch, and other individuals. William J. Lynch will become a director of Centerprise upon the closing of the offering. Centerprise has agreed to issue warrants to the CCP Group to purchase a total of 100,000 shares of common stock at the initial public offering price and reimburse PSG Funding Corp., a company affiliated with the CCP Group, for offering expenses totaling $345,000.

      Scott H. Lang, a director of Centerprise, is a managing member of BGL Management Company, LLC, which is the managing member of BGL Capital which is, in turn, the managing member of CPA Holdings. Reznick LLC was created by certain owners of Reznick to hold its co-sponsor interest in Centerprise. David Reznick, who will become a director of Centerprise upon the closing of the offering, is a member of Reznick LLC. MFSL Investments was created by Mann Frankfort's shareholders and employees to hold its co-sponsor interest. Richard
H. Stein, who will become a director of Centerprise upon the closing of the offering, is a managing member of the general partner of MFSL Investments.

      The remaining 28.6% of CPA Holdings' outstanding membership interests are held by Mr. Basten, Ms. Brunts, Mr. Eagle, Mr. Bikun, Jonathan R. Rutenberg and Reznick LLC.

      Following the offering, CPA Holdings intends to distribute its shares of Centerprise common stock to its members who, in turn, may further distribute such shares to their respective members or partners. Notwithstanding such distributions, these shares will remain subject to transfer restrictions imposed by the underwriters and the stockholders' agreement.

      Following the 212.05817-for-one stock split to be effected prior to the closing of the offering, the 17,500 shares of common stock initially issued by Centerprise to its initial investors and management will total 3,711,019 shares. This number will be reduced if and to the extent additional shares are paid to founding companies as described below the table under "The Mergers."

The Mergers

      The aggregate purchase price to be paid by Centerprise in the mergers consists of approximately $82.8 million in cash, promissory notes for approximately $4.2 million and 12,488,981 shares of common stock, plus contingent payments as described below. The following table sets forth the purchase price to be paid to the stockholders of each of the founding companies and the percentage of Centerprise's outstanding common stock to be beneficially owned by the former owners of each founding company following the closing of the offering.

                                                                     Percentage
                                            Promissory  Shares of   ownership of
     Company                         Cash      Note    common stock Centerprise
     ------------------------------ ------- ---------- ------------ ------------
                                               (Dollars in thousands)
     Reznick....................... $16,899   $  --      1,810,554       6.8%
     Driver........................     500      --      2,944,445      11.1
     Mann Frankfort................  19,223      --      2,059,629       7.7
     Follmer.......................  14,416      --      1,544,571       5.8
     Berry Dunn....................   6,821      --        931,357       3.5
     Urbach........................  10,006      --      1,149,014       4.3
     IDA...........................   7,814      --        837,240       3.1
     Grace.........................   2,840      --        304,286       1.1
     Reppond.......................     --     4,176       447,428       1.7
     Simione.......................   4,297      --        460,457       1.7
                                    -------   ------    ----------      ----
         Total..................... $82,816   $4,176    12,488,981      46.8%
                                    =======   ======    ==========      ====

      The number of shares shown in the table assumes an initial public offering price of at least $11.90 per share. If the price is below such level, the number of shares issued to each founding company will increase on a pro rata basis in accordance with the numbers shown in the table such that the aggregate value of the shares issued equals $148,618,879.

      The former stockholders of Driver will also be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11.6 million. The former stockholders of IDA will also be entitled to a contingent cash payment equal to the lesser of (a) $3,414,500 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,155,027. The former stockholders of Reppond will also be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of Centerprise's employee benefits business, excluding IDA, exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

      Centerprise and representatives of each founding company determined the price to be paid for the founding companies through arm's-length negotiations. The parties considered several factors including the amount of Centerprise Base Earnings for each professional services firm, and the historical operating results, net worth, level and type of indebtedness and future prospects of each founding company. Each founding company was represented by independent counsel in the negotiation of the terms and conditions of the merger agreement between Centerprise and the founding company.

      Each merger agreement contains standard representations and warranties of each party. Furthermore, each merger agreement provides that the consummation of the merger is subject to certain conditions. These conditions include:

  . the continuing material accuracy on the closing date of the mergers of the representations and warranties of the founding company and Centerprise;

  . the performance by each of them of all covenants included in the merger agreement;

  . the absence of a material adverse change in the results of operations, financial condition or business of the founding company;

  . the simultaneous closing of all of the mergers;

  . the approval of the merger agreement and related transactions by the owners of the founding company as required by applicable law; and

  . Centerprise's having entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

      Under applicable state laws, shareholders of Mann Frankfort, Driver, Urbach and Reppond may dissent by voting against the merger. Dissenting owners who comply with the requirements of state law will have the right to demand appraisal of and payment for their shares. Under applicable law, no dissenting shareholder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares required to approve the merger have legally been voted in favor of the merger and, in the case of the holders of Reppond, in circumstances involving fraud. The shareholders of the founding companies will indemnify Centerprise for any payments required to be made with respect to dissenting shares.

      Pursuant to agreements to be signed prior to the closing, the owners of the founding companies will make representations and warranties and will indemnify Centerprise for breaches of representations and warranties and certain liabilities under federal securities laws. The owners will also agree not to compete with Centerprise, for three years following the closing of the mergers, with respect to Driver and Reppond, within any business market where Driver or Reppond conducts business and with respect to the other founding companies, within a 50-mile radius of any location at which the particular founding company conducts business. In addition, the owners of the founding companies will agree to restrictions on the transfer of the shares of common stock they receive in the mergers. Any requested waiver of such transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver. For a description of these transfer restrictions, see "Shares Eligible for Future Sale."

      In connection with the mergers, and as consideration for their interests in the founding companies, certain directors and officers of Centerprise will receive cash and shares of common stock as follows:

                                                                     Shares of
     Name                                                   Cash    common stock
     --------------------------------------------------- ---------- ------------
     David Reznick...................................... $1,708,672   108,973
     Thomas W. Corbett..................................        --    510,536
     Richard H. Stein...................................  3,234,191   332,982
     Anthony P. Frabotta................................  1,787,033   197,638
     Charles H. Roscoe..................................    380,000    45,142
     Steven N. Fischer..................................    793,000    87,040
     Robert F. Gallo....................................  4,453,980   477,227
     Wayne J. Grace.....................................    583,000    54,714
     Anthony P. Scillia.................................    695,757    71,228

      For information regarding these individuals' beneficial ownership of Centerprise's common stock, see "Principal Stockholders."

Ancillary Agreements with Professional Services Firms and their Affiliates

      With respect to the professional services firms, the closing of their respective mergers will be conditioned on the execution and delivery of several ancillary documents. These documents are as follows:

      Incentive Compensation Agreements. Upon the closing of the mergers, Centerprise and each professional services firm will enter into an incentive compensation agreement with each of the firm's former owners and principals. Messrs. Reznick, Stein, Frabotta, Roscoe, Fischer, Grace and Scillia will be parties to their firms' incentive compensation agreements. For a more detailed description of these agreements, see "Business--Employee Incentives-- Professional Services."

      Separate Practice Agreements. Under current state laws and regulations governing the accounting profession, Centerprise is prohibited from providing attest services to its clients. Centerprise has required that each professional services firm divest its attest services prior to the closing of the mergers. Following the closing, all attest services formerly provided by a professional services firm will be provided by a separate attest firm in which Centerprise has no ownership interest. Centerprise and the attest firm and its owners will enter into a separate practice agreement, which permits the attest firm to provide attest services to Centerprise's clients. Under such agreement, the attest firm is responsible for the attest services provided by it and compliance with applicable ethical, professional and legal requirements. While the primary risk of professional liability for attest services lies with the attest firm and the supervising CPA, it does not preclude the possibility that Centerprise could be drawn into disputes surrounding attest services where Centerprise employees were involved pursuant to services agreements. With respect to non-attest services provided by Centerprise employees to clients other than attest firms, Centerprise will bear the risk of professional liability. Consequently, Centerprise will maintain a high degree of commitment to training and internal quality control, as well as appropriate professional liability insurance coverage. Each attest firm will be required to obtain its own firm professional liability coverage.

      The term of each separate practice agreement will be 40 years. Either Centerprise's professional services firm or the attest firm may terminate the separate practices agreement if a court or accounting or other regulatory body finds that the separate practice structure violates applicable laws, rules or regulations or subject to applicable cure periods, upon a breach of the separate practice agreement or services agreement by the non-terminating party.

      Under the separate practice structure, CPA employees who are also attest firm owners will divide their time between Centerprise and the attest firms. Decisions of how to allocate their time will be left to these individuals. As was the case prior to the mergers, much of this decision making is expected to be driven by client demands and schedules.

      Services Agreements. Pursuant to non-exclusive services agreements between Centerprise and the attest firms, Centerprise will manage and administer the business functions and business affairs of each attest firm. Each attest firm will retain the exclusive authority to direct the professional and ethical aspects of the attest services that it provides. Centerprise is responsible for providing:

  . general administrative services, such as billing, collection, bookkeeping and cash management;

  . office space, facilities, equipment, furniture and other personal property;

  . professional, administrative, clerical and other personnel; and

  . inventory and supplies.

      In connection with the mergers, each of the attest firms will enter into a binding commitment to use Centerprise to provide budgeted levels of these services, including professional and other personnel, for a period of one year. This binding commitment will continue throughout the term of the services agreements until and unless an attest firm provides Centerprise with a twelve-month advance notice of its intention to obtain one or more of the services previously provided by Centerprise from another source. If such notice were received, the services agreement, which will initially be priced anticipating significant usage of Centerprise staffing and other services, would be modified to identify an alternative computational basis for recovery of the occupancy and administrative costs that would still be incurred, for example, a cost per square foot, or cost plus, or flat rate charge.

      The term of each agreement will be 40 years. Centerprise's professional services firm may terminate a services agreement upon certain bankruptcy events related to the attest firm or if the attest firm or any of its employees fails to adhere to any compliance plan, policy or manual of Centerprise, engages in conduct or is formally accused of conduct for which the attest firm's license would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution. The attest firm may terminate a services agreement upon certain bankruptcy events related to Centerprise or, subject to applicable cure periods, if Centerprise engages in gross negligence or fraud in the performance of any material duty or material obligation imposed under the services agreement, which gross negligence or fraud has not been cured. The attest firm may also at any time terminate Centerprise's duties to provide general and administrative services, inventory and supplies by delivering written notice one year in advance of the termination.

      Under each of the services agreements, Centerprise and the attest firm have agreed that if any provision of the agreement is found to be in violation of applicable laws or regulations, Centerprise and the attest firm will amend the agreement as necessary to preserve the underlying economic and financial arrangements without substantial economic detriment to either party. If the agreement cannot be so amended, it will terminate. These terms of the services agreements could limit Centerprise's flexibility to modify its operations in response to regulatory issues. See "Risk Factors--Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and numerous issues arising out of that regulation, its interpretation or its evolution could impair Centerprise's ability to provide services to some clients, including the attest firms, reduce its revenues and cause the market value of the common stock to decline."

Other Transactions

      As of June 30, 1999, BGL Capital had funded $2.4 million in expenses in connection with Centerprise's formation, the offering and the mergers. This amount includes legal, accounting and other fees including consulting fees and signing bonuses payable to Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun under their consulting agreements. Centerprise anticipates that additional amounts will be advanced by BGL Capital and CPA Holdings on Centerprise's behalf prior to completion of the offering. All amounts advanced by BGL Capital and CPA Holdings to Centerprise or paid by BGL Capital under the consulting agreements, together, in the case of advances by BGL Capital, with interest at an annual rate of 8% from the date of payment, will be repaid by Centerprise from the proceeds of the offering.

      Follmer leases its Southfield, Michigan space from Lincoln Development Corporation, a company which is 50% owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680,000, which amount increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736,000.

      At June 30, 1999, the outstanding balance of working capital advances to Grace from Wayne J. Grace was approximately $60,000.

      All loans and advances between the founding companies and their shareholders, affiliates or employees will be paid in full prior to or at the time of the closing of the mergers.

                             PRINCIPAL STOCKHOLDERS

      The following lists information with respect to the beneficial ownership of Centerprise's common stock by (1) each person known by Centerprise to own beneficially more than 5% of the outstanding shares of common stock; (2) each director and person who will become a director upon completion of the offering;
(3) Centerprise's executive officers and (4) all executive officers and directors as a group. The information in the following table assumes the mergers have been completed.

                                                                     Percentage owned
                                                              ------------------------------
    Name and address of beneficial owners(1)         Shares   Before offering After offering
-------------------------------------------------  ---------- --------------- --------------
CPA Holdings LLC(2)..............................   3,711,019      22.9            13.9
Reznick, Fedder & Silverman, C.P.A.s, L.L.C.(3)..   2,297,797      14.2             8.3
FRF Holdings, LLC(4).............................   1,544,571       9.5             5.8
Robert C. Basten(5)..............................     599,752       3.7             2.2
DeAnn L. Brunts(5)...............................     221,178       1.4               *
Rondol E. Eagle(5)...............................      73,653         *               *
Dennis W. Bikun(5)...............................      33,171         *               *
David Reznick(6).................................   2,297,797      14.2             8.3
Thomas W. Corbett................................     510,536       3.2             1.9
Richard H. Stein(7)..............................     775,340       4.8             2.9
Anthony P. Frabotta(8)...........................   1,544,571       9.5             5.8
Charles H. Roscoe(9).............................           0         *               *
Steven N. Fischer(10)............................   1,149,014       7.1             4.3
Robert F. Gallo..................................     477,227       2.9             1.8
Wayne J. Grace(11)...............................     304,286       1.9             1.1
Anthony P. Scillia(12)...........................     448,133       2.8             1.7
Scott H. Lang(2)(13)(14).........................   3,726,019      23.0            14.0
Louis C. Fornetti(14)............................      15,000         *               *
William J. Lynch(14)(16).........................      44,339         *               *
John M. Cook(14).................................      15,000         *               *
Peter I. Mason(14)...............................      15,000         *               *
All directors and executive officers as a group
 (18
 persons)(5)(6)(7)(8)(9)(10)(11)(12)(13)(15)(16).. 10,363,322      63.7            38.7

--------
*Less than 1.0%.
 (1) Unless otherwise indicated, the address of the beneficial owners is c/o Centerprise Advisors, Inc., 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.
 (2) The address of each of CPA Holdings and Mr. Lang is 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.

 (3) Reznick LLC was created by the owners of Reznick and will hold the shares of common stock to be issued to them in connection with the merger and Reznick's role as a co-sponsor of Centerprise. 487,243 of these shares are currently held, and are shown above as beneficially owned, by CPA Holdings. These shares will be distributed to Reznick LLC following the closing of the offering. The address of Reznick LLC is 4520 East West Highway, Bethesda, Maryland 20814.
 (4) FRF Holdings was created by the owners of Follmer and will hold the shares of common stock to be issued to them in connection with the merger. The address of FRF Holdings is 26200 American Drive, Southfield, Michigan 48086.
 (5) These shares are currently held, and are shown above as beneficially owned, by CPA Holdings. These shares will be distributed to management following the closing of the offering.

 (6) These shares are held by Reznick LLC as shown above. 487,243 of these shares are currently held, and are shown above as beneficially owned, by CPA Holdings. Such shares will be distributed to Reznick LLC following the closing of the offering. As a member of the operating committee of Reznick LLC,

    Mr. Reznick shares voting and investment power with respect to the shares held by Reznick LLC. Mr. Reznick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
 (7) Includes 442,358 shares of common stock held by MFSL Investments. These 442,358 shares are currently held, and are shown above as beneficially owned, by CPA Holdings. These shares will be distributed to MFSL Investments following the closing of the offering. MFSL Investments was created by Mann Frankfort's shareholders and employees to hold its co-sponsor interest. By virtue of his equity interests in partners of MFSL Investments, Mr. Stein will share voting and investment power with respect to such shares. Mr. Stein disclaims beneficial ownership of the shares held by MFSL Investments except to the extent of his pecuniary interest therein.

 (8) These shares are held by FRF Holdings as shown above. As a member of FRF Holdings, LLC, Mr. Frabotta shares voting and investment power with respect to such shares. Mr. Frabotta disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

 (9) As a member of BDM&P Holdings, LLC, Mr. Roscoe has an indirect interest in the shares held by BDM&P Holdings, LLC to the extent of his pecuniary interest therein.

(10) These shares are held by UKW Management LLC. As a member of the management committee of UKW Management LLC, Mr. Fischer shares voting and investment power with respect to such shares. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11) These shares are held by Grace Capital LLP. As a member of the operating committee of Grace Capital LLP, Mr. Grace shares voting and investment power with respect to such shares. Mr. Grace disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12) These shares are held by Simione, Scillia, Larrow & Dowling LLC. As one of the managers of Simione, Scillia, Larrow & Dowling LLC, Mr. Scillia shares voting and investment power with respect to such shares. Mr. Scillia disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13) Includes 3,711,019 shares held by CPA Holdings as shown above . As a managing member of BGL Management Company, which is the managing member of BGL Capital, which is the managing member of CPA Holdings, Mr. Lang shares voting and investment power with respect to such shares. CPA Holdings intends to distribute its shares of common stock to its members, including members shown in this table, following the completion of the offering. Mr. Lang disclaims beneficial ownership of the shares held by CPA Holdings except to the extent of his pecuniary interest therein.

(14) Includes 15,000 shares of common stock issuable upon the exercise of options which will be granted and vest upon completion of the offering.

(15) Includes 29,339 shares that are currently held, and are shown above as beneficially owned, by CPA Holdings. These shares will be distributed to Mr. Lynch following the closing of the offering.

(16) Includes 75,000 shares of common stock issuable upon the exercise of options which will be granted and vest upon completion of the offering.

                          DESCRIPTION OF CAPITAL STOCK

      Upon the completion of the offering, the authorized capital stock of Centerprise will consist of 50,000,000 shares of common stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

      Of the 50,000,000 shares of common stock authorized, 26,700,000 shares will be outstanding upon completion of the offering. Subject to the rights of the holders of preferred stock, the holders of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Subject to the rights of holders of preferred stock, upon liquidation, dissolution or winding up of Centerprise, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the common stock then outstanding. The shares of common stock currently outstanding are, and the shares of common stock offered by this prospectus when issued and paid for will be, fully paid and nonassessable. Holders of common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

      The board of directors will initially consist of 16 directors, each serving for a term of one year. At each annual meeting of stockholders, all directors will be elected by the stockholders. Cumulative voting for the election of directors is not permitted. Therefore, the holders of a majority of the outstanding common stock can elect all directors.

Preferred Stock

      The certificate of incorporation of Centerprise authorizes the board of directors to issue preferred stock in classes or series and to establish the designations, preferences, qualifications, limitations or restrictions of any class or series. Such designations and preferences include the rate and nature of dividends, the price, terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of the stock and voting rights. Centerprise will have authority, without approval of the holders of common stock, to issue preferred stock that has voting, dividend or liquidation rights superior to the common stock and that may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and delay, defer or prevent a change in control of Centerprise. Centerprise currently has no plans to issue any shares of preferred stock.

      The existence of undesignated preferred stock may enable the board of directors to discourage or deter any unsolicited takeover attempts, and thereby protect the continuity of Centerprise's management. The issuance of shares of the preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by Centerprise may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Stockholders' Agreement

      Upon the closing of the mergers, Centerprise's initial investors, management and the owners and employees of the founding companies who receive common stock in the mergers, will enter into a stockholders' agreement governing the nomination and election of Centerprise's directors. The stockholders' agreement sets forth the manner and terms by which such persons may nominate directors. Each of the parties to the stockholders' agreement has agreed to take all action necessary as a stockholder, director or officer of Centerprise, including voting its common stock, to cause the incumbent directors of Centerprise or their successors, as described below, to be nominated and elected at the first five annual meetings following the closing of the offering. In the event that an incumbent director designated by BGL Capital or a founding company is unable to or does not stand for reelection, representatives of BGL Capital or such founding company may designate his successor for nomination. Nominees for other vacancies will be selected by a majority of the then-incumbent board of directors. The parties to the stockholders' agreement have also agreed to restrictions on the transfer of shares of common stock. See "Shares Eligible for Future Sale."

      The stockholders' agreement terminates immediately following Centerprise's annual meeting of stockholders relating to fiscal year 2003, but expected to occur in 2004. The stockholders' agreement may be amended by the holders of 66 2/3% of the total number of shares of common stock then held by the parties to the agreement. In addition, any requested waiver of the stock transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver.

Certain Provisions Affecting Stockholders

      Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, that may have the effect of delaying or deterring any unsolicited takeover attempts. In addition, Delaware law restricts certain "business combinations" with "interested stockholders," generally a holder of 15% or more of Centerprise's voting stock, for three years following the date that person becomes an interested stockholder. By delaying or deterring unsolicited takeover attempts, these provisions could adversely affect prevailing market prices for the common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

      After the offering, 26,700,000 shares of common stock will be outstanding. The 10,500,000 shares being sold in the offering are freely tradable without restriction unless acquired by Centerprise's affiliates. The holders of common stock who did not purchase shares in the offering will own 16,200,000 shares of common stock, including 12,488,981 shares to be issued in connection with the mergers to the owners and employees of the Centerprise companies, and 3,711,019 shares owned by the initial investors and corporate management of Centerprise. The shares to be issued in connection with the mergers have been registered on a registration statement on Form S-4. The shares registered on the S-4 will be freely tradeable under federal securities laws unless acquired by Centerprise's affiliates. The 3,711,019 shares issued to the initial investors and corporate management of Centerprise will not be registered and, therefore, may not be sold unless subsequently registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

      In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year may sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

  . one percent of the then outstanding shares of the common stock; or

  . the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which a notice of such sale is filed with the SEC.

      In addition, a person who is not deemed to have been an affiliate of Centerprise at any time for 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144 without regard to these volume restrictions.

      Under agreements to be signed prior to the closing, all of Centerprise's stockholders other than purchasers in the offering will agree, subject to limited exceptions, not to sell, transfer or otherwise dispose of any of their shares for a period of 18 months following the offering. Effective 18 months after the offering, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter.

      Shares issued to corporate management and to owners of the founding companies in the mergers are subject to additional restrictions. If such person's employment is terminated within 30 months of the offering, other than under specified circumstances, restricted shares then held by such stockholder will remain restricted until the fifth anniversary of the offering. Beginning on the second anniversary of the offering, such persons have the right to include shares that have been released from transfer restrictions in registration statements relating to Centerprise's securities. The certificates representing the shares issued in the mergers and shares issued to initial investors and Centerprise's management will bear a legend or legends describing the applicable transfer restrictions.

      Centerprise and all of its stockholders, other than purchasers in the offering, have agreed, for a period of 180 days after the date of this prospectus, not to offer or sell any shares of common stock or securities convertible into or exchangeable for common stock without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters. See "Underwriting" for more detailed information regarding these restrictions and permitted exceptions.

      Sales, or the availability for sale of, substantial amounts of the common stock in the public market after the offering could adversely affect prevailing market prices of the common stock and the ability of Centerprise to raise equity capital, or finance acquisitions using equity capital, in the future.

Transfer Agent and Registrar

      The transfer agent and registrar for Centerprise's common stock is First Chicago Trust Company of New York.

                                  UNDERWRITING

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and CIBC World Markets Corp. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between Centerprise and the underwriters, Centerprise has agreed to sell to the underwriters, and each of the underwriters severally has agreed to purchase from Centerprise, the number of shares of common stock set forth opposite its name below.

                                                                      Number of
          Underwriters                                                  Shares
          ------------                                                ---------
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated...................................................
     Lehman Brothers Inc............................................
     CIBC World Markets Corp........................................
                                                                      ----------
          Total.....................................................  10,500,000
                                                                      ==========

      In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of common stock being sold under such agreement if any of the shares of common stock being sold under such agreement are purchased.

      The representatives have advised Centerprise that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus, and to
certain dealers at such price less a concession not in excess of $       per
share. The underwriters may allow, and such dealers may reallow, a discount not
in excess of $       per share of common stock on sales to certain other
dealers. After the public offering, the public offering price, concession and discount may be changed.

      Centerprise has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of 1,575,000 additional shares of common stock at the public offering price set forth on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option to cover over-allotments, if any, made on the sale of the common stock offered by this prospectus. To the extent that the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares of common stock proportionate to such underwriter's initial amount reflected in the foregoing table.

      The following table shows the per share and total underwriting discounts and commissions to be paid by Centerprise to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.

                                                                  Without  With
                                                        Per Share Option  Option
                                                        --------- ------- ------
     Public offering price.............................    $        $      $
     Underwriting discount.............................    $        $      $
     Proceeds, before expenses, to Centerprise.........    $        $      $

      The expenses of the offering are estimated at $11.0 million and are payable entirely by Centerprise. Such expenses include amounts advanced by BGL Capital on Centerprise's behalf. See "Certain Transactions--Other
Transactions."

      Centerprise, its executive officers and directors and substantially all of the existing stockholders have agreed not to offer or sell any other shares of common stock or common stock equivalents for 180 days after the date of this prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters. Common stock equivalents include securities convertible into or exchangeable for common stock. During the 180-day period, Centerprise, its executive officers and directors and the existing stockholders have also agreed not to:

  . sell to third parties any call option or other right to acquire common stock or common stock equivalents;

  . purchase from third parties any put option or other right to sell common stock or common stock equivalents; or

  . enter into any swap or other arrangement that transfers the economic consequences of ownership of common stock or common stock equivalents, in each case, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters.

      There are some exceptions to these restrictions. Centerprise may issue common stock in connection with acquisitions as long as such issued stock is subject to the same restrictions for the remainder of the restrictive period, may grant stock options under existing employee benefit plans and may issue common stock upon the exercise of stock options. Centerprise's stockholders may make bona fide gifts of shares of common stock and stockholders that are members of CPA Holdings may distribute shares of common stock to their members or partners; provided in each case that the transferee is subject to the same restrictions for the balance of the restricted period.

      Prior to the offering, there has been no public market for Centerprise's common stock. The initial public offering price will be determined through negotiations between Centerprise and the representatives of the underwriters. The factors considered in determining the initial public offering price, in addition to prevailing market conditions, will be price-earnings ratios of publicly traded companies that the representatives believe to be comparable to Centerprise, certain of its financial information, the history of, and the prospects for, Centerprise and the industry in which it competes, an assessment of its management, its past and present operations, the prospects for, and timing of, its future revenues, the present state of its development, and the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to Centerprise. There can be no assurance that an active trading market will develop for the common stock or that the common stock will trade in the public market subsequent to the offering at or above the public offering price.

      The common stock has been authorized for listing on The New York Stock Exchange under the symbol "CAI."

      The underwriters do not intend to confirm sales of the common stock offered hereby to any accounts over which they exercise discretionary authority.

      Centerprise has agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act.

      Until the distribution of the common stock is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the common stock. As an exception to these rules, the representatives are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

      If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more shares of common stock than are set forth on the cover page of this prospectus, the representatives may reduce that short position by purchasing common stock in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

      The representatives may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase shares of common stock in the open market to reduce the underwriters' short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the common stock to the extent that it were to discourage resales of the common stock.

      Neither Centerprise nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither Centerprise nor any of the underwriters makes any representation that the representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      At Centerprise's request, the underwriters have reserved up to 5% of the shares of common stock offered by this prospectus for sale, at the initial public offering price, to certain of its directors, officers, employees, and business associates of, and certain other persons designated by Centerprise who have expressed an interest in purchasing such shares of common stock. The number of shares of common stock available for sale to the general public in the offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus.

      Affiliates of CIBC World Markets Corp., one of the representatives of the underwriters, are members of BGL Capital, which is an initial investor in Centerprise.

                                 LEGAL MATTERS

      The legality of the shares of common stock offered by this prospectus will be passed upon for Centerprise by Katten Muchin & Zavis, Chicago, Illinois. Partners of Katten Muchin & Zavis are investors in BGL Capital, which is an initial investor in Centerprise. BGL Capital intends to distribute its shares of Centerprise stock to its investors after the offering; following the distribution, the partners of Katten Muchin & Zavis will in the aggregate own less than one percent of the shares of common stock then outstanding. Certain legal matters concerning the offering will be passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

      The following financial statements included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting:

     . the financial statements of Centerprise Advisors, Inc. as of December 31, 1998 and for the period from November 9, 1998 (inception date) through December 31, 1998;

     .  the consolidated financial statements of Reznick Fedder &
        Silverman, P.C. as of September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998;

     . the consolidated financial statements of Robert F. Driver Co., Inc. as of July 31, 1998 and 1999 and for each of the two years in the period ended July 31, 1999;

     . the financial statements of Mann Frankfort Stein & Lipp, P.C. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998;

     . the consolidated financial statements of Follmer, Rudzewicz & Company, P.C. as of May 31, 1998 and 1999 and for each of the three years in the period ended May 31, 1999;

     . the consolidated financial statements of Berry, Dunn, McNeil & Parker, Chartered as of June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999;

     . the financial statements of Urbach Kahn & Werlin PC as of October 31, 1998 and July 31, 1999 and for each of the two years in the period ended October 31, 1998 and for the nine months ended July 31, 1999;

     . the financial statements of Self Funded Benefits, Inc. (d/b/a Insurance Design Administrators) as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998;

     . the financial statements of Grace & Company, P.C. as of December 31, 1998 and for the year ended December 31, 1998;

     . the combined financial statements of The Reppond Companies as of December 31, 1998 and for the year ended December 31, 1998; and

     . the financial statements of Simione, Scillia, Larrow & Dowling LLC, as of December 31, 1998 and for the year ended December 31, 1998.

      The consolidated financial statements of Robert F. Driver Co., Inc. for the year ended July 31, 1997 have been included herein and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                   WHERE YOU MAY FIND ADDITIONAL INFORMATION

      Centerprise has filed a registration statement on Form S-1 (which includes all amendments to such registration statement) with the SEC under the Securities Act concerning the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules. The material terms of each contract or other document are described in this prospectus. Reference is made to the copies of contracts and documents filed as an exhibit to the registration statement. For further information concerning Centerprise, please refer to the registration statement and its exhibits and schedules.

      You may read and copy all or any portion of the registration statement or any other information Centerprise files at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Centerprise's SEC filings are also available to you on the SEC Internet site (http://www.sec.gov.).

      Centerprise intends to furnish its stockholders with an annual report containing audited financial statements and an opinion of such registration statement expressed by independent auditors for each fiscal year and with quarterly reports containing unaudited summary information for the first three quarters of each fiscal year.

                           CENTERPRISE ADVISORS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Centerprise Advisors, Inc.
  Unaudited Pro Forma Combined Financial Statements
    Introduction to Unaudited Pro Forma Combined Financial Statements...... F- 3
    Unaudited Pro Forma Combined Balance Sheet............................. F- 4
    Unaudited Pro Forma Combined Statements of Operations.................. F- 6
    Notes to Unaudited Pro Forma Combined Financial Statements............. F- 9
  Historical Financial Statements
    Report of Independent Accountants...................................... F-17
    Balance Sheet.......................................................... F-18
    Statement of Operations................................................ F-19
    Statement of Cash Flows................................................ F-20
    Notes to Financial Statements.......................................... F-21

                             CENTERPRISE COMPANIES

Reznick Fedder & Silverman, P.C.
  Report of Independent Accountants........................................ F-26
  Consolidated Balance Sheet............................................... F-27
  Consolidated Statement of Income......................................... F-28
  Consolidated Statement of Changes in Shareholders' Equity................ F-29
  Consolidated Statement of Cash Flows..................................... F-30
  Notes to Consolidated Financial Statements............................... F-31
Robert F. Driver Co., Inc.
  Report of Independent Accountants........................................ F-40
  Independent Auditors' Report............................................. F-41
  Consolidated Balance Sheet............................................... F-42
  Consolidated Statement of Income......................................... F-43
  Consolidated Statement of Stockholders' Equity........................... F-44
  Consolidated Statement of Cash Flows..................................... F-45
  Notes to Consolidated Financial Statements............................... F-47
Mann Frankfort Stein & Lipp, P.C.
  Report of Independent Accountants........................................ F-59
  Balance Sheet............................................................ F-60
  Statement of Income...................................................... F-61
  Statement of Shareholders' Equity and Partners' Capital.................. F-62
  Statement of Cash Flows.................................................. F-63
  Notes to Financial Statements............................................ F-64
Follmer, Rudzewicz & Company, P.C.
  Report of Independent Accountants........................................ F-69
  Consolidated Balance Sheet............................................... F-70
  Consolidated Statement of Operations..................................... F-71
  Consolidated Statement of Shareholders' Equity........................... F-72
  Consolidated Statement of Cash Flows..................................... F-73
  Notes to Consolidated Financial Statements............................... F-74
Berry, Dunn, McNeil & Parker, Chartered
  Report of Independent Accountants........................................ F-82
  Consolidated Balance Sheet............................................... F-83
  Consolidated Statement of Income......................................... F-84
  Consolidated Statement of Shareholders' Equity........................... F-85

  Consolidated Statement of Cash Flows.................................... F- 86
  Notes to Consolidated Financial Statements.............................. F- 87
Urbach Kahn & Werlin P.C.
  Report of Independent Accountants....................................... F- 94
  Balance Sheet........................................................... F- 95
  Statement of Income..................................................... F- 96
  Statement of Shareholders' Equity....................................... F- 97
  Statement of Cash Flows................................................. F- 98
  Notes to Financial Statements........................................... F- 99
Self Funded Benefits, Inc. d/b/a Insurance Design Administrators
  Report of Independent Accountants....................................... F-108
  Balance Sheet........................................................... F-109
  Statement of Income..................................................... F-110
  Statement of Shareholders' Equity....................................... F-111
  Statement of Cash Flows................................................. F-112
  Notes to Financial Statements........................................... F-113
Grace & Company, P.C.
  Report of Independent Accountants....................................... F-118
  Balance Sheet........................................................... F-119
  Statement of Income..................................................... F-120
  Statement of Shareholders' Equity....................................... F-121
  Statement of Cash Flows................................................. F-122
  Notes to Financial Statements........................................... F-123
The Reppond Companies
  Report of Independent Accountants....................................... F-129
  Combined Balance Sheet.................................................. F-130
  Combined Statement of Income............................................ F-131
  Combined Statement of Shareholders' Equity.............................. F-132
  Combined Statement of Cash Flows........................................ F-133
  Notes to Combined Financial Statements.................................. F-134
Simione, Scillia, Larrow & Dowling LLC
  Report of Independent Accountants....................................... F-140
  Balance Sheet........................................................... F-141
  Statement of Income..................................................... F-142
  Statement of Members' Equity............................................ F-143
  Statement of Cash Flows................................................. F-144
  Notes to Financial Statements........................................... F-145

                           CENTERPRISE ADVISORS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma combined financial statements give effect to the acquisitions by Centerprise Advisors, Inc. ("Centerprise") of the outstanding capital stock of: Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer, Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin PC ("Urbach"); Self Funded Benefits, Inc. d/b/a Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione") (together, the "Centerprise Companies"). These acquisitions (the "Mergers") will occur simultaneously with the closing of Centerprise's initial public offering and will be accounted for using the purchase method of accounting. In accordance with the provisions of Staff Accounting Bulletin No. 97, Centerprise is deemed to be the accounting acquiror as its stockholders will receive the largest portion of the voting rights in the combined corporation.

      The unaudited pro forma combined balance sheet gives effect to the Mergers and the offering as if they had occurred on June 30, 1999. The unaudited pro forma combined statement of operations gives effect to these transactions as if they had occurred on January 1, 1998.

      Pro forma adjustments have been made to reflect the "separate practice format" under which Centerprise will only acquire the non-attest services of the Centerprise Companies and will provide under non-exclusive services agreements, for a fee, the professional and certain other services necessary for the operation of the Attest firms. Due to the non-exclusive nature of the services agreements, the amounts reflected in the unaudited pro forma combined statements of operations as "services agreements" fees may not be representative of future ongoing operations of Centerprise.

      Centerprise has preliminarily analyzed the savings that it expects to realize from changes in salaries and certain benefits to the Centerprise Companies' former owners. To the extent these individuals have contractually agreed prospectively to changes in salaries, bonuses, and benefits, these changes have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, Centerprise has not and cannot quantify these savings at this time. It is anticipated that Centerprise will incur costs related to its new corporate management and costs associated with being a public company. However, these costs, like the savings, cannot be accurately quantified at this time. Except for prospective compensation payable pursuant to employment agreements with management of Centerprise and savings expected to be realized from changes in salaries and certain benefits to the Centerprise Companies' former owners, neither the anticipated savings nor the anticipated costs have been included in the pro forma financial information of Centerprise.

      The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma combined financial data do not purport to represent what Centerprise's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Centerprise's financial position or results of operations for any future period. Since the Centerprise Companies were not under common control or management and were operating with different compensation structures, historical pro forma combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

                          CENTERPRISE ADVISORS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 June 30, 1999
                            (Dollars in thousands)

                                                                                                             Merger       Pro
                    Center-                   Mann            Berry                                        Adjustments   Forma
ASSETS               prise  Reznick Driver  Frankfort Follmer  Dunn  Urbach   IDA   Grace  Reppond Simione (See Note 3) Combined
------              ------- ------- ------- --------- ------- ------ ------- ------ ------ ------- ------- -----------  --------
Current assets:
 Cash and cash
 equivalents....... $   21  $ 4,944 $ 2,315  $ 1,881  $   823 $   69 $ 2,174 $  636 $   19 $  208  $  189   $(11,154)   $  2,125
 Funds held for
 customers.........    --       --   30,380      --        13    --      --     568    --     --      --         --       30,961
 Investments.......    --       --      --       --       --     --      --     --     --     --      --         --          --
 Receivables,
 net...............    --    16,293  24,076    6,982    5,749  3,873   8,520    631  2,404    956   2,142    (38,413)     33,213
 Unbilled fees at
 net realizable
 value.............    --     7,308     --     1,205    2,657  1,556     684    --   1,151    --      443     (7,188)      7,816
 Notes
 receivable........    --       --      --       --       --     --      --     --     --     --       12        (12)        --
 Due from related
 parties and
 stockholders......    --       --      --         8      --     --      550    --     --     --      --        (558)        --
 Prepaid expenses
 and other current
 assets............    --       130     243       81      668    117     400     80    258    150     112        (95)      2,144
 Deferred offering
 costs.............  7,793      --      --       --       --     --      --     --     --     --      --         --        7,793
 Deferred income
 taxes.............    --     1,589     --       --       --     --      --     --     --     --      --      (1,201)        388
                    ------  ------- -------  -------  ------- ------ ------- ------ ------ ------  ------   --------    --------
   Total current
   assets..........  7,814   30,264  57,014   10,157    9,910  5,615  12,328  1,915  3,832  1,314   2,898    (58,621)     84,440
Property and
equipment, net.....    --     2,626   1,216    1,196    1,411  1,548     980    702    488    833     122       (530)     10,592
Goodwill and other
intangible assets,
net................    --       391  28,821      --       --   1,247     --     --     --     --      --     210,121     240,580
Long-term
investments........    --       --      --       --       --     --      900    --     --     --      --        (831)         69
Deferred income
taxes..............    --     1,404     237      --     1,478    423   2,252    --      11      7     --      (4,563)      1,249
Other assets.......     25      683     396        6    3,590    --      331     38  1,039     23     103     (5,537)        697
                    ------  ------- -------  -------  ------- ------ ------- ------ ------ ------  ------   --------    --------
   Total assets.... $7,839  $35,368 $87,684  $11,359  $16,389 $8,833 $16,791 $2,655 $5,370 $2,177  $3,123   $140,039    $337,627
                    ======  ======= =======  =======  ======= ====== ======= ====== ====== ======  ======   ========    ========
                     Offering
                    Adjustments     As
ASSETS              (See Note 3) Adjusted
------              ------------ --------
Current assets:
 Cash and cash
 equivalents.......   $ 6,162    $  8,287
 Funds held for
 customers.........       --       30,961
 Investments.......       --          --
 Receivables,
 net...............       --       33,213
 Unbilled fees at
 net realizable
 value.............       --        7,816
 Notes
 receivable........       --          --
 Due from related
 parties and
 stockholders......       --          --
 Prepaid expenses
 and other current
 assets............       --        2,144
 Deferred offering
 costs.............    (7,793)        --
 Deferred income
 taxes.............       --          388
                    ------------ --------
   Total current
   assets..........    (1,631)     82,809
Property and
equipment, net.....       --       10,592
Goodwill and other
intangible assets,
net................       --      240,580
Long-term
investments........       --           69
Deferred income
taxes..............       --        1,249
Other assets.......       --          697
                    ------------ --------
   Total assets....   $(1,631)   $335,996
                    ============ ========

                          CENTERPRISE ADVISORS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 June 30, 1999
                            (Dollars in thousands)

LIABILITIES AND                                                                                                       Merger
STOCKHOLDERS'        Center-                      Mann             Berry                                            Adjustments
EQUITY                prise    Reznick Driver   Frankfort Follmer   Dunn   Urbach   IDA    Grace   Reppond  Simione (See Note 3)
---------------      --------  ------- -------  --------- -------  ------  ------- ------  ------  -------  ------- -----------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....  $    --   $ 2,661 $ 6,870   $   101  $ 1,103  $1,631    $ 446 $  140  $1,296  $  587   $1,258   $ (1,258)
 Accounts
 payable...........       --     1,354   5,604       218       83     106      393    127      92     161      135        --
 Insurance
 premiums
 payable...........       --       --   46,219       --       --      --       --     --      --      --       --         --
 Accrued
 compensation and
 related costs.....       --    23,988     --      2,179    5,444     860    3,930     35     776     218      --     (26,997)
 Deferred
 compensation......       --        91     --        --       --      529      247    --      --      --       --         (91)
 Income taxes
 payable...........       --       --      462        (4)     --      --       --     --      --      --       --         --
 Deferred income
 taxes.............       --       --      --      2,760    1,299     653    2,022    --    1,153     153      --      (7,098)
 Current portion
 of customer
 deposits..........       --       --      --        --       --      --       --     568     --      --       --         --
 Due to related
 parties...........     2,790      --      --        --     3,798   3,973      --     --      229     --       175     74,641
 Other accrued
 liabilities.......     6,749      --      --        --       --      239    1,060    529      90     --       164        250
                     --------  ------- -------   -------  -------  ------  ------- ------  ------  ------   ------   --------
   Total current
   liabilities.....     9,539   28,094  59,155     5,254   11,727   7,991    8,098  1,399   3,636   1,119    1,732     39,447
Long-term debt, net
of current
maturities.........       --     1,264  15,229       799      --      --     1,269     95     389     264      --       3,901
Deferred
compensation.......       --       724      26       --     4,280     495    5,077    --      --      --       --      (8,854)
Deferred income
taxes..............       --       --      --         78      --      --       --     --      --      --       --         138
Other long-term
liabilities........       --     2,539     --        --       --      --       149    --      --      --       117     (2,539)
                     --------  ------- -------   -------  -------  ------  ------- ------  ------  ------   ------   --------
   Total
   liabilities.....     9,539   32,621  74,410     6,131   16,007   8,486   14,593  1,494   4,025   1,383    1,849     32,093
Redeemable
preferred stock of
subsidiary.........       --       --    4,000       --       --      --       --     --      --      --       --         --
Stockholders'
equity:
 Members' equity...       --       --      --        --       --      --       --     --      --       54    1,274     (1,328)
 Common stock......        37      --       11         2        8     924      --     --       17       1      --        (838)
 Additional paid-
 in capital........    20,315    1,422  10,184        61    1,234     --     3,364    208     350      56      --     115,692
 Retained earnings
 (deficit).........   (22,052)   1,325    (141)    5,165     (720)   (216) (1,166)  1,117   1,067     711      --      (7,142)
 Note receivable
 from
 shareholder.......       --       --     (780)      --       --     (361)     --     --      --      (28)     --       1,169
 Accumulated other
 comprehensive
 income............       --       --      --        --       --      --       --     --      --      --       --         --
 Treasury stock....       --       --      --        --      (140)    --       --    (164)    (89)    --       --         393
                     --------  ------- -------   -------  -------  ------  ------- ------  ------  ------   ------   --------
   Total
   stockholders'
   equity..........    (1,700)   2,747   9,274     5,228      382     347    2,198  1,161   1,345     794    1,274    107,946
                     --------  ------- -------   -------  -------  ------  ------- ------  ------  ------   ------   --------
Total liabilities
and stockholders'
equity.............  $  7,839  $35,368 $87,684   $11,359  $16,389  $8,833  $16,791 $2,655  $5,370  $2,177   $3,123   $140,039
                     ========  ======= =======   =======  =======  ======  ======= ======  ======  ======   ======   ========
LIABILITIES AND        Pro      Offering
STOCKHOLDERS'         Forma    Adjustments     As
EQUITY               Combined  (See Note 3) Adjusted
---------------      --------- ------------ ---------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....  $ 14,835   $  (2,605)  $ 12,230
 Accounts
 payable...........     8,273         --       8,273
 Insurance
 premiums
 payable...........    46,219         --      46,219
 Accrued
 compensation and
 related costs.....    10,433         --      10,433
 Deferred
 compensation......       776         --         776
 Income taxes
 payable...........       458         --         458
 Deferred income
 taxes.............       942         --         942
 Current portion
 of customer
 deposits..........       568         --         568
 Due to related
 parties...........    85,606     (85,606)       --
 Other accrued
 liabilities.......     9,081      (6,999)     2,082
                     --------- ------------ ---------
   Total current
   liabilities.....   177,191     (95,210)    81,981
Long-term debt, net
of current
maturities.........    23,210     (15,229)     7,981
Deferred
compensation.......     1,748         --       1,748
Deferred income
taxes..............       216         --         216
Other long-term
liabilities........       266         --         266
                     --------- ------------ ---------
   Total
   liabilities.....   202,631    (110,439)    92,192
Redeemable
preferred stock of
subsidiary.........     4,000      (4,000)       --
Stockholders'
equity:
 Members' equity...       --          --         --
 Common stock......       162         105        267
 Additional paid-
 in capital........   152,886     112,703    265,589
 Retained earnings
 (deficit).........   (22,052)        --     (22,052)
 Note receivable
 from
 shareholder.......       --          --         --
 Accumulated other
 comprehensive
 income............       --          --         --
 Treasury stock....       --          --         --
                     --------- ------------ ---------
   Total
   stockholders'
   equity..........   130,996     112,808    243,804
                     --------- ------------ ---------
Total liabilities
and stockholders'
equity.............  $337,627   $  (1,631)  $335,996
                     ========= ============ =========

                          CENTERPRISE ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1998
                 (Dollars in thousands, except per share data)

                                                   Mann              Berry
                   Centerprise Reznick  Driver   Frankfort Follmer   Dunn    Urbach     IDA    Grace   Reppond  Simione
                   ----------- -------  -------  --------- -------  -------  -------  -------  ------  -------  -------
Revenues:
 Professional
 services........   $     --   $48,387  $   --    $21,631  $20,564  $18,662  $17,753  $   --   $9,691  $  --    $6,217
 Services
 agreements......         --       --       --        --       --       --       --       --      --      --       --
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------  ------   ------
 Total
 professional
 services........         --    48,387      --     21,631   20,564   18,662   17,753      --    9,691     --     6,217
 Business and
 financial
 services........         --       --    34,303       --       --       --       --    10,496     --    7,892      --
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------  ------   ------
 Total revenues..         --    48,387   34,303    21,631   20,564   18,662   17,753   10,496   9,691   7,892    6,217
Expenses:
 Professional
 services
 compensation and
 related costs...         --    39,825      --     17,750   16,629   13,722   12,612      --    7,784     --     4,396
 Business and
 financial
 services
 compensation and
 related costs...         --       --    25,470       --       --       --       --     6,461     --    5,067      --
 Other operating
 expenses........       1,232    7,575    6,060     3,081    3,711    3,753    4,510    2,509   1,190   1,982    1,333
 Non-cash stock
 compensation....      17,503      --       --        --       --       --       --       --      --      --       --
 Amortization of
 goodwill........         --        11      590       --       --        65      --       --      --      --       --
 Depreciation....         --       965    1,074       266      539      935      280      242     190     332       31
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------  ------   ------
 Income (loss)
 from
 operations......     (18,735)      11    1,109       534     (315)     187      351    1,284     527     511      457
Other (income)
expense:                  --
 Interest
 expense.........         --       532    1,039        58      109      299      664       32     122      72      130
 Interest
 income..........         --       (43)    (852)      (69)     (48)    (238)    (109)     (77)    (23)    (43)     --
 Other, net......         --      (143)    (417)      (26)      14      126     (486)      82     (95)     22       50
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------  ------   ------
Income (loss)
before income
taxes............     (18,735)    (335)   1,339       571     (390)     --       282    1,247     523     460      277
Provision
(benefit) for
income taxes.....         --      (109)     688       213      165      --       176       25     232     113      --
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------  ------   ------
Net income
(loss)...........   $ (18,735) $  (226) $   651   $   358  $  (555) $   --   $   106  $ 1,222  $  291  $  347   $  277
                    =========  =======  =======   =======  =======  =======  =======  =======  ======  ======   ======
Net loss per
share:
 Basic...........   $  (30.10)
                    =========
 Diluted.........   $   (5.55)
                    =========
Shares used in
computing net
loss per share
(see Note 5):
 Basic...........     622,348
                    =========
 Diluted.........   3,375,265
                    =========
                    Pro Forma
                   Adjustments
                    (See Note     Pro Forma
                       4)          Combined
                   -------------- -----------
Revenues:
 Professional
 services........   $(64,759)(A)  $   78,146
 Services
 agreements......     62,600 (A)      62,600
                   -------------- -----------
 Total
 professional
 services........     (2,159)        140,746
 Business and
 financial
 services........        --           52,691
                   -------------- -----------
 Total revenues..     (2,159)        193,437
Expenses:
 Professional
 services
 compensation and
 related costs...    (25,029)(B)      87,689
 Business and
 financial
 services
 compensation and
 related costs...     (1,540)(B)      35,458
 Other operating
 expenses........     (1,767)(A)      35,169
 Non-cash stock
 compensation....        --           17,503
 Amortization of
 goodwill........     15,373 (C)      16,039
 Depreciation....        --            4,854
                   -------------- -----------
 Income (loss)
 from
 operations......     10,804          (3,275)
Other (income)
expense:
 Interest
 expense.........       (939)(E)       2,118
 Interest
 income..........        156 (F)      (1,346)
 Other, net......        --             (873)
                   -------------- -----------
Income (loss)
before income
taxes............     11,587          (3,174)
Provision
(benefit) for
income taxes.....      3,643 (G)       5,146
                   -------------- -----------
Net income
(loss)...........   $  7,944      $   (8,320)
                   ============== ===========
Net loss per
share:
 Basic...........                 $    (0.32)
                                  ===========
 Diluted.........                 $    (0.32)
                                  ===========
Shares used in
computing net
loss per share
(see Note 5):
 Basic...........                 26,169,905
                                  ===========
 Diluted.........                 26,169,905
                                  ===========

                          CENTERPRISE ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    For the six months ended June 30, 1998
                 (Dollars in thousands, except per share data)

                                                                                                                  Pro Forma
                                                                                                                 Adjustments
                   Center-                    Mann              Berry                                             (See Note
                    prise  Reznick  Driver  Frankfort Follmer   Dunn    Urbach   IDA    Grace   Reppond  Simione     4)
                   ------- -------  ------  --------- -------  -------  ------  ------  ------  -------  ------- -----------
Revenues:
 Professional
 services........   $ --   $28,471  $  --    $11,828  $11,627  $10,687  $9,514  $  --   $5,684  $  --    $3,283   $(36,916)(A)
 Services
 agreements......     --       --      --        --       --       --      --      --      --      --       --      35,833 (A)
                    -----  -------  ------   -------  -------  -------  ------  ------  ------  ------   ------   --------
 Total
 professional
 services........     --    28,471     --     11,828   11,627   10,687   9,514     --    5,684     --     3,283     (1,083)
 Business and
 financial
 services........     --       --   19,412       --       --       --      --    4,992     --    4,093      --         --
                    -----  -------  ------   -------  -------  -------  ------  ------  ------  ------   ------   --------
 Total revenues..     --    28,471  19,412    11,828   11,627   10,687   9,514   4,992   5,684   4,093    3,283     (1,083)
Expenses:
 Professional
 services
 compensation and
 related costs...     --    24,402     --      8,474    9,632    8,407   6,711     --    4,108     --     2,210    (15,685)
 Business and
 financial
 services
 compensation and
 related costs...     --       --   13,333       --       --       --      --    2,930     --    2,484      --        (786)(B)
 Other operating
 expenses........     --     3,566   3,282     1,811    1,629    1,796   2,345   1,468     657     837      637       (900)(A)
 Non-cash stock
 compensation....     --       --      --        --       --       --      --      --      --      --       --         --  (D)
 Amortization of
 goodwill........     --       --      116       --       --        26     --      --      --      --       --       7,877 (C)
 Depreciation ...     --       515     572       112      303      406     121     120     104     156       16        --
                    -----  -------  ------   -------  -------  -------  ------  ------  ------  ------   ------   --------
 Income (loss)
 from
 operations......     --       (12)  2,109     1,431       63       52     337     474     815     616      420      8,411
Other (income)
expense:              --
 Interest
 expense.........     --       206     238        33       34      132     355      18      62      42       67       (234)(E)
 Interest
 income..........     --       (19)   (393)      (15)     (40)     (94)    (26)    (33)     (6)     (2)     --         --  (F)
 Other, net......     --       (50)   (162)       13     (172)      14    (195)    --      (62)      9      --         --
                    -----  -------  ------   -------  -------  -------  ------  ------  ------  ------   ------   --------
Income (loss)
before income
taxes............     --      (149)  2,426     1,400      241      --      203     489     821     567      353      8,645
Provision
(benefit) for
income taxes.....     --       (43)  1,064       498      214      --      108      21     334     156      --       6,854 (F)
                    -----  -------  ------   -------  -------  -------  ------  ------  ------  ------   ------   --------
Net income
(loss)...........   $ --   $  (106) $1,362   $   902  $    27  $   --   $   95  $  468  $  487  $  411   $  353   $  1,791
                    =====  =======  ======   =======  =======  =======  ======  ======  ======  ======   ======   ========
Net income per
share
 Basic...........
 Diluted.........
Shares used in
computing net
income per share
(see Note 5)
 Basic...........
 Diluted.........
                    Pro Forma
                    Combined
                   ------------
Revenues:
 Professional
 services........  $    44,178
 Services
 agreements......       35,833
                   ------------
 Total
 professional
 services........       80,011
 Business and
 financial
 services........       28,497
                   ------------
 Total revenues..      108,508
Expenses:
 Professional
 services
 compensation and
 related costs...       48,259
 Business and
 financial
 services
 compensation and
 related costs...       17,961
 Other operating
 expenses........       17,128
 Non-cash stock
 compensation....          --
 Amortization of
 goodwill........        8,019
 Depreciation ...        2,425
                   ------------
 Income (loss)
 from
 operations......       14,716
Other (income)
expense:
 Interest
 expense.........          953
 Interest
 income..........         (628)
 Other, net......         (605)
                   ------------
Income (loss)
before income
taxes............       14,996
Provision
(benefit) for
income taxes.....        9,206
                   ------------
Net income
(loss)...........  $     5,790
                   ============
Net income per
share
 Basic...........  $      0.22
                   ============
 Diluted.........  $      0.22
                   ============
Shares used in
computing net
income per share
(see Note 5)
 Basic...........   26,169,905
                   ============
 Diluted.........   26,169,905
                   ============

                          CENTERPRISE ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    For the six months ended June 30, 1999
                 (Dollars in thousands, except per share data)

                    Center-                       Mann              Berry
                     prise    Reznick  Driver   Frankfort Follmer   Dunn    Urbach    IDA    Grace   Reppond  Simione
                   ---------  -------  -------  --------- -------  -------  -------  ------  ------  -------  -------
Revenues:
 Professional
 services........  $     --   $32,987  $   --    $16,630  $13,588  $10,629  $11,651  $  --   $6,269  $  --    $4,180
 Services
 agreements......        --       --       --        --       --       --       --      --      --      --       --
                   ---------  -------  -------   -------  -------  -------  -------  ------  ------  ------   ------
 Total
 professional
 services........        --    32,987      --     16,630   13,588   10,629   11,651     --    6,269     --     4,180
 Business and
 financial
 services........        --       --    26,716       --       --       --       --    5,502     --    4,353      --
                   ---------  -------  -------   -------  -------  -------  -------  ------  ------  ------   ------
 Total revenues..        --    32,987   26,716    16,630   13,588   10,629   11,651   5,502   6,269   4,353    4,180
Expenses:
 Professional
 services
 compensation and
 related costs...        --    28,388      --     10,804   11,749    8,772    9,393     --    4,419     --     2,436
 Business and
 financial
 services
 compensation and
 related costs...        --       --    16,444       --       --       --       --    3,156     --    2,674      --
 Other operating
 expenses........        661    4,207    4,100     2,396    2,121    1,572    2,264   1,604     736   1,262      722
 Non-cash stock
 compensation....      2,656      --     1,107       --       --       --       --      --      --      --       --
 Amortization of
 goodwill........        --       --       721       --       --        22      --      --      --      --       --
 Depreciation....        --       528      244       176      249      342      176     104     102     153       16
                   ---------  -------  -------   -------  -------  -------  -------  ------  ------  ------   ------
 Income from
 operations......     (3,317)    (136)   4,100     3,254     (531)     (79)    (182)    638   1,012     264    1,006
Other (income)
expense:
 Interest
 expense.........        --       233    1,194        44       28      180      308      10      95      25       64
 Interest
 income..........        --       (62)    (365)      (28)     (22)    (142)     (21)    (29)     (4)     (1)     --
 Other, net......        --      (132)      16         4     (266)    (117)    (610)    --      (17)      2      108
                   ---------  -------  -------   -------  -------  -------  -------  ------  ------  ------   ------
Income (loss)
before income
taxes............     (3,317)    (175)   3,255     3,234     (271)     --       141     657     938     238      834
Provision
(benefit) for
income taxes.....        --       (60)   1,703     1,184     (107)     --        79      10     387     120      --
                   ---------  -------  -------   -------  -------  -------  -------  ------  ------  ------   ------
Net income
(loss)...........  $  (3,317) $  (115) $ 1,552   $ 2,050  $  (164) $   --   $    62  $  647  $  551  $  118   $  834
                   =========  =======  =======   =======  =======  =======  =======  ======  ======  ======   ======
Net income (loss)
per share:
 Basic...........  $   (1.06)
                   =========
 Diluted.........  $   (0.92)
                   =========
Shares used in
computing net
income (loss) per
share:
 Basic...........  3,133,548
                   =========
 Diluted.........  3,618,775
                   =========
                    Pro Forma
                   Adjustments
                    (See Note      Pro Forma
                       4)          Combined
                   -------------- ------------
Revenues:
 Professional
 services........   $(42,658)     $    53,276
 Services
 agreements......     41,583 (A)       41,583
                   -------------- ------------
 Total
 professional
 services........     (1,075)          94,859
 Business and
 financial
 services........        --            36,571
                   -------------- ------------
 Total revenues..     (1,075)         131,430
Expenses:
 Professional
 services
 compensation and
 related costs...    (14,431)(B)       61,530
 Business and
 financial
 services
 compensation and
 related costs...       (786)(B)       21,488
 Other operating
 expenses........       (900)(A)       20,745
 Non-cash stock
 compensation....        --             3,763
 Amortization of
 goodwill........      7,276 (C)        8,019
 Depreciation....        --             2,090
                   -------------- ------------
 Income from
 operations......      7,766           13,795
Other (income)
expense:
 Interest
 expense.........       (884)(E)        1,297
 Interest
 income..........        --  (F)         (674)
 Other, net......        --            (1,012)
                   -------------- ------------
Income (loss)
before income
taxes............      8,650           14,184
Provision
(benefit) for
income taxes.....      5,565 (G)        8,881
                   -------------- ------------
Net income
(loss)...........   $  3,085      $     5,303
                   ============== ============
Net income (loss)
per share:
 Basic...........                 $      0.20
                                  ============
 Diluted.........                 $      0.20
                                  ============
Shares used in
computing net
income (loss) per
share:
 Basic...........                  26,169,905
                                  ============
 Diluted.........                  26,169,905
                                  ============

                           CENTERPRISE ADVISORS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--General

      Centerprise Advisors, Inc. ("Centerprise") was founded in 1998 to acquire ten professional, business and financial services firms ("Centerprise Companies") and create a leading provider of professional, business and financial services and products to middle-market clients.

      The historical financial statements reflect the financial position and results of operations of Centerprise and the Centerprise Companies and were derived from the respective Centerprise Companies' financial statements. The periods included in these financial statements for all of the individual Centerprise Companies, with the exception of Driver, Follmer and Urbach, are as of and for the year ended December 31, 1998. The financial statements for Driver and Urbach are as of July 31, 1999 and for the year ended January 31, 1999 and the six month periods ended July 31, 1998 and 1999. The financial statements for Follmer are as of May 31, 1999 and for the year ended November 30, 1998 and the six month periods ended May 31, 1998 and 1999. The audited historical financial statements included elsewhere herein have been included in accordance with Staff Accounting Bulletin No. 80.

Note 2--Acquisition of Centerprise Companies

      Concurrently with and as a condition to the closing of this offering, Centerprise will acquire all of the outstanding common stock or partnership or membership interests of the Centerprise Companies. The Mergers will be accounted for using the purchase method of accounting with Centerprise being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and Accounting Principles Board Opinion No. 16. The carrying value of intangible assets is periodically reviewed by Centerprise based on the expected future undiscounted operating cash flows of the related business unit. In the event Centerprise determines that the balance of such intangible assets is not recoverable, Centerprise will recognize an impairment loss in an amount necessary to write down the excess of cost over fair value of net assets acquired to the fair value equal to the corresponding undiscounted expected future cash flows.

      The following table sets forth the consideration to be paid in cash, promissory notes and shares of common stock to the stockholders of each of the Centerprise Companies.

                                                 Shares of
                                      Promissory   Common    Value of        Total
                               Cash   Notes (1)    Stock    Shares (2) Consideration (3)
                              ------- ---------- ---------- ---------- -----------------
     Reznick................. $16,899   $  --     1,810,554  $ 19,237      $ 36,136
     Driver..................     500      --     2,944,445    31,285        31,785
     Mann Frankfort..........  19,223      --     2,059,629    21,884        41,107
     Follmer.................  14,416      --     1,544,571    16,411        30,827
     Berry Dunn..............   6,821      --       931,357     9,896        16,717
     Urbach..................  10,006      --     1,149,014    12,208        22,213
     IDA.....................   7,814      --       837,240     8,896        16,710
     Grace...................   2,840      --       304,286     3,233         6,073
     Reppond.................     --     4,176      447,428     4,754         8,930
     Simione.................   4,297      --       460,457     4,892         9,190
                              -------   ------   ----------  --------      --------
                              $82,816   $4,176   12,488,981  $132,696      $219,688
                              =======   ======   ==========  ========      ========

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

--------
(1) In addition to cash and shares of common stock, promissory notes will be issued for the acquisition of Reppond. The interest rate on the notes is 7% with maturities from 2000 through 2004.

(2) For the computation of the estimated purchase price for accounting purposes, the value of shares is based upon an assumed initial public offering price of $12.50, less a 15% discount from the assumed offering price due to restrictions on the transferability of the common stock to be issued to owners and employees of Centerprise and the Centerprise Companies. Under the terms of stockholders' agreements to be signed prior to the mergers, the former owners of the Centerprise Companies and the initial investors and management of Centerprise will agree, subject to limited exceptions, not to sell, transfer or otherwise dispose of any shares for a period of 18 months following the offering. Effective 18 months after the offering, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter. Any requested waiver of the restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver. The owners of the Centerprise shares will not be entitled to registration rights until two years following the offering; thereafter the former owners of the Centerprise Companies will have "piggyback" registration rights with respect to shares that have been released from the contractual transfer restrictions. Restrictions on transferability of the common stock issued to the former owners of the Centerprise Companies equate, economically, to the value of a put option on those shares.

(3) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,155. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of Centerprise's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

      The following table sets forth for each Centerprise Company (i) the total consideration to be paid in the mergers, (ii) the allocation of the consideration to net assets acquired and (iii) the resulting goodwill for the companies acquired by Centerprise as the accounting acquirer. The purchase price has been allocated to the assets and liabilities acquired based on their respective carrying values, as those are deemed to represent fair market value of such assets and liabilities. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction and consummation of the Mergers. Centerprise does not anticipate that the final allocation of the purchase price will differ materially from that presented.

                                                   Total     Net Assets
                                               Consideration  Acquired  Goodwill
                                               ------------- ---------- --------
     Reznick..................................   $ 36,136     $   (618) $ 36,754
     Driver...................................     31,785      (21,064)   52,849
     Mann Frankfort...........................     41,107          384    40,723
     Follmer..................................     30,827          647    30,180
     Berry Dunn...............................     16,717           59    16,658
     Urbach...................................     22,213         (510)   22,723
     IDA......................................     16,710          476    16,234
     Grace....................................      6,073       (1,094)    7,167
     Reppond..................................      8,930          794     8,136
     Simione..................................      9,190           34     9,156
                                                 --------     --------  --------
                                                 $219,688     $(20,892) $240,580
                                                 ========     ========  ========

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


Note 3--Unaudited Pro Forma Combined Balance Sheet Adjustments

      The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                                         Offering
                              Merger Adjustments           Total       Adjustments          Total
                          ----------------------------    Merger    -------------------   Offering
                            (A)       (B)       (C)     Adjustments   (D)        (E)     Adjustments
                          --------  --------  --------  ----------- --------  ---------  -----------
ASSETS
Cash and cash
 equivalents............  $(11,154) $    --   $    --    $(11,154)  $120,601  $(114,439)  $   6,162
Receivables, net........   (37,357)   (1,056)      --     (38,413)       --         --          --
Unbilled fees at net
 realizable value.......    (7,188)      --        --      (7,188)       --         --          --
Notes receivable........       --        (12)      --         (12)       --         --          --
Due from related
 parties................       --       (558)      --        (558)       --         --          --
Prepaid expenses and
 other current assets...       --        (95)      --         (95)       --         --          --
Deferred offering
 costs..................       --        --        --         --      (7,793)       --       (7,793)
Deferred income taxes...       --     (1,201)      --      (1,201)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total current
    assets..............   (55,699)   (2,922)      --     (58,621)   112,808   (114,439)     (1,631)
Property and equipment,
 net....................       --       (530)      --        (530)       --         --          --
Goodwill, net...........       --    (30,459)  240,580    210,121        --         --          --
Long-term investments...       --       (831)      --        (831)       --         --          --
Deferred income taxes...       --     (4,563)      --      (4,563)       --         --          --
Other assets............       --     (5,537)      --      (5,537)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total assets.........  $(55,699) $(44,842) $240,580   $140,039   $112,808  $(114,439)  $  (1,631)
                          ========  ========  ========   ========   ========  =========   =========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Short-term debt,
 including current
 maturities of long-term
 debt...................  $    --   $ (1,258) $    --    $ (1,258)  $    --   $  (2,605)  $  (2,605)
Accrued compensation and
 related costs..........       --    (26,997)      --     (26,997)       --         --          --
Deferred compensation...       --        (91)      --         (91)       --         --          --
Deferred income taxes...       --     (7,098)      --      (7,098)       --         --          --
Due to related parties..       --     (8,175)   82,816     76,641        --     (85,606)    (85,606)
Other accrued
 liabilities............       --        250       --         250        --      (6,999)     (6,999)
                          --------  --------  --------   --------   --------  ---------   ---------
   Total current
    liabilities.........       --    (43,369)   82,816     39,447        --     (95,210)    (95,210)
Long-term debt, net.....       --      3,901       --       3,901        --     (15,229)    (15,229)
Deferred compensation...       --     (8,854)      --      (8,854)       --         --          --
Deferred income taxes...       --        138       --         138        --         --          --
Other long-term
 liabilities............       --     (2,539)      --      (2,539)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total liabilities....       --    (50,723)   82,816     32,093        --    (110,439)   (110,439)
Redeemable preferred
 stock..................       --        --        --         --         --      (4,000)     (4,000)
Stockholders' equity:
 Members' equity........    (2,516)    1,276       (88)    (1,328)       --         --          --
 Common stock...........       --        --       (838)      (838)       105        --          105
 Additional paid-in
 capital................       --       (780)  116,472    115,692    112,703        --      112,703
 Retained earnings
 (deficit)..............   (53,183)    4,577    41,464     (7,142)       --         --          --
 Notes receivable from
 shareholder............       --        808       361      1,169        --         --          --
 Treasury stock.........       --        --        393        393        --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total stockholders'
    equity..............   (55,699)    5,881   157,764    107,945    112,808        --      112,808
                          --------  --------  --------   --------   --------  ---------   ---------
   Total liabilities and
    stockholders'
    equity..............  $(55,699) $(44,842) $240,580   $140,039   $112,808  $(114,439)  $  (1,631)
                          ========  ========  ========   ========   ========  =========   =========

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


--------

(A) Reflects the contractual distributions to the owners of the Centerprise Companies of excess working capital, as defined in the merger agreements, calculated as accounts receivable and work in process in excess of: (i) accounts payable and accrued expenses; less (ii) prepaid expenses; plus
    (iii) 1% of trailing twelve months' revenues.

(B) Reflects the contractual distribution of certain assets and liabilities to the owners of the Centerprise Companies in connection with the mergers and the establishment of deferred tax balances to be established upon the conversion of IDA, and Simione from S Corporation or partnership status to C Corporation status.

(C) Reflects purchase accounting for the acquisitions of the Centerprise Companies for consideration consisting of $82,816 in cash, promissory notes of $4,176 and 12,488,981 shares of common stock valued at $12.50 per share (or a total of $132,696) for a total estimated purchase price of $219,688, resulting in an excess purchase price over the fair value of assets acquired of $240,580. See Note 2 for discussion of valuation of stock. The adjustment to retained earnings (deficit) reflects the elimination of the existing retained deficit of the companies being acquired by Centerprise (as accounting acquiror) after entries (A) and (B) above have been reflected.

(D) Reflects the cash proceeds from the issuance of 10,500,000 shares of common stock net of estimated expenses of the offering (based on an estimated initial public offering price of $12.50 per share). Expenses of the offering include amounts advanced by BGL Capital and CCP and primarily consist of the underwriting discount, accounting fees, legal fees, printing expenses, consulting fees and signing bonuses.

(E) Reflects the use of offering proceeds to: (i) fund the cash portion of the consideration due to the owners of the Centerprise Companies in connection with the Mergers (excluding certain contingent payments described in Note
    2); (ii) fund the redemption by Driver of its redeemable preferred stock of $4,000; (iii) repay $17,834 of indebtedness of Driver; and (iv) pay $250 for settlement of a consulting agreement of Driver.

Note 4--Unaudited Pro Forma Combined Statements of Operations Adjustments

      (A) See Note 6 below for a discussion of the "separate practice format" and the non-exclusive services agreements which Centerprise will enter into with each of the Attest Firms. Following the Mergers, attest services will continue to be performed by the CPAs who currently own the Centerprise Companies. Centerprise will enter into 40-year non-exclusive services agreements to provide professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. One or more Attest Firms could choose to contract with entities other than Centerprise for some or all of these services. However, in connection with the Mergers, each of the Attest Firms will enter into a binding commitment to use Centerprise to provide for budgeted levels of these services, including professional and other personnel, for a period of one year. This binding commitment will continue throughout the 40-year term of the services agreements until and unless an Attest Firm provides Centerprise with a twelve month advance notice of its intention to obtain one or more of the services previously provided by Centerprise from another source.

      Management has concluded that under the billing mechanisms provided for in the services agreements as well as the compensation agreements entered into, materially all attest services revenues earned by the Attest Firms would have been payable to Centerprise under the services agreements. Estimated total Attest Firm revenues from partners and owners that would not have flowed through to Centerprise would have been $2,159

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

in the year ended December 31, 1998 and $1,083 and $1,075 in the six months ended June 30, 1998 and 1999, respectively. Additionally, the Company believes that were the agreements in place for the entire period, the profits recognized by Centerprise would have materially approximated the profits derived from attest services. The accompanying unaudited pro forma combined statements of income include pro forma adjustments to reflect the nature of the services agreements. The table below summarizes the entries needed to reflect the elimination of attest revenues, the billing of services agreement fees and the elimination of certain other operating expenses that would have been borne directly by the Attest Firms, all as if the Mergers had been consummated on January 1, 1998. Other operating expenses include expenditures for direct costs that would have been borne directly by the Attest Firms such as errors and omissions insurance, peer review, training, dues and subscriptions. (See Note 6.)

                                   Year Ended       Six Months Ended    Six Months Ended
                                December 31, 1998    June 30, 1998       June 30, 1999
                               ------------------- ------------------  ------------------
                               Increase/(Decrease) Increase/(Decrease) Increase/(Decrease)
                               ------------------- ------------------  ------------------
      Professional services
       revenues(1)............      $(64,759)           $(36,916)           $(42,658)
                                    --------            --------            --------
      Services agreement
       fees...................        62,600              35,833              41,583
                                    --------            --------            --------
      Other operating
       expenses...............        (1,767)               (900)               (900)
                                    --------            --------            --------

--------
(1) Some estimates were used by the Centerprise Companies in developing attest services revenues. Additionally, because the legal definition of "attest services" varies from state to state, the Centerprise Companies assumed that the attest services definition that applies in their home state also applied in all states in which it provided services.

      As a result of the minimum contribution commitment that each of the acquired professional services firms has made to Centerprise, the relatively immaterial reduction to Centerprise pro forma results of operations stemming from the above entries was effectively offset by a reduction of compensation expense. See Note 4(B) below for additional information.

      As discussed above and under the risk factor "Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and could impair its ability to provide services to some clients, including the Attest Firms," the services agreements are non-exclusive and, with twelve months notice, staffing and other services requirements may be significantly changed by the Attest Firms. Accordingly, the amounts reflected in the unaudited pro forma combined statements of income as "Services agreements" fees are based on estimates and are not necessarily representative of Centerprise's results of operations for any future period. Failure by one or more Attest Firms to use Centerprise's services could have a material adverse effect on Centerprise's revenue production capabilities.

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


      (B) Reflects the reduction in compensation and benefits to the owners of the Centerprise Companies to which they have agreed prospectively in incentive compensation and employment agreements to be effective upon completion of the offering, net of compensation to management of Centerprise as follows:

                                                                Six Months
                                                  Year Ended  Ended June 30,
                                                 December 31, ----------------
                                                     1998      1998     1999
                                                 ------------ -------  -------
     Professional Services:
       Reznick..................................   $ 6,110    $ 5,394  $ 5,509
       Mann Frankfort...........................     6,566      2,911    1,017
       Follmer..................................     5,116      3,112    3,759
       Berry Dunn...............................     2,079      1,637    1,825
       Urbach...................................     3,462      2,230    2,704
       Grace....................................       576        (45)    (244)
       Simione..................................     1,120        446     (139)
                                                   -------    -------  -------
                                                   $25,029    $15,685  $14,431
                                                   =======    =======  =======
     Business and Financial Services:
       Driver...................................   $  (100)   $   (50) $   (50)
       IDA......................................     1,092        546      546
       Reppond..................................       548        290      290
                                                   -------    -------  -------
                                                   $ 1,540    $   786  $   786
                                                   =======    =======  =======

      The senior professionals of each professional services firm will enter firm-specific incentive compensation agreements with Centerprise.

      On an annual basis, Centerprise will retain a specified fixed dollar amount of earnings before any compensation is paid to a firm's participants. The amount retained by Centerprise is referred to as "Centerprise Base Earnings." The amount of Centerprise Base Earnings has been negotiated with each professional services firm and varies from firm to firm. The amount allocated to each professional services firm for compensation of participants is referred to as "Subsidiary Base Compensation." Subsidiary Base Compensation equals Initial Operating Earnings for the period less Centerprise Base Earnings.

      In addition to Subsidiary Base Compensation, each professional services firm has agreed to a 40%/60% split of any amount by which future Subsidiary Operating Earnings exceed Initial Operating Earnings, with 40% to be retained by Centerprise and 60% to be allocated to participants (the "Bonus").

      The compensation adjustment has been calculated as the difference between
(x) operating income adjusted to add back depreciation and amortization and member compensation less the "Centerprise Base Earnings" and (y) the compensation and related costs of any senior professional recorded in the historical accounts. See "Business--Employee Incentives--Professional Services" for further explanation of the incentive compensation agreements.

      As described above, participants will only be paid a bonus to the extent Initial Operating Earnings exceed Centerprise Base Earnings.

      (C) Reflects the non-cash amortization charge over 15 years related to $240,580 of goodwill to be recorded as a result of the Mergers net of amortization expense already recorded in the accounts of the

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

Centerprise Companies of $666 in the year ended December 31, 1998, resulting in a net adjustment of $15,373. Elimination of amortization expense already recorded in the accounts of the Centerprise Companies of $142 and $744 for the six months ended June 30, 1998 and 1999 resulted in net adjustments of $7,787 and $7,276, respectively.

      (D) Reflects the net reduction in interest expense associated with debt at Driver to be paid in conjunction with the closing of this transaction of $939, $234 and $884 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively.

      (E) Reflects the net reduction in interest income of $119 at Grace for the year ended December 31, 1998 associated with the elimination of certain assets retained in conjunction with the closing of the Mergers.

      (F) Reflects the incremental provision for federal and state income taxes at a rate of 40% assuming all entities were subject to federal and state income tax. The adjustment relates primarily to other statements of operations' adjustments and income taxes on partnership and S Corporation income.

Note 5--Net Income Per Share

      The shares used in computing net income per share includes: (i) 3,711,019 shares issued to the initial investors in and management of Centerprise; (ii) 12,488,981 shares to be issued to the owners of the Centerprise Companies in connection with the Mergers; and (iii) 9,969,905 shares representing the number of shares sold in this offering, net of the underwriting discount necessary to pay the $82,816 cash portion of the consideration for the Mergers (excluding certain contingent payments described in Note 2), to repay certain indebtedness of $17,834 of Driver, to repay other obligations of $4,250 and to pay estimated expenses of the offering.

Note 6--Attest Services

      Centerprise is adopting the "separate practice format" under which it will only acquire those aspects of the practices of the professional services firms which do not fall within the monopoly granted to CPAs under the accountancy laws of the various states, i.e., the non-attest services. Attest services will continue to be provided by the CPAs who currently own the professional services firms via the licensed Attest Firms in which Centerprise will have no ownership interest. Pursuant to non-exclusive services agreements, Centerprise will provide, for a fee, the professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. Therefore, Centerprise will be earning revenues from non-attest clients and from the separate Attest Firms. Centerprise does not believe that these separate revenue streams possess significantly different risks. Following the Mergers, Centerprise's consolidated financial statements will not include the Attest Firms because the services agreements will not provide Centerprise with a controlling financial interest in the Attest Firms. Based on the form of the services agreements expected to be executed at the time of the Mergers, the Company believes that the profit which would have been recognized by Centerprise under the services agreements would have materially approximated the profits derived from attest services in the periods presented.

      Centerprise and each of the Attest Firms have agreed to a billing process that identifies the following key components of the fees to be paid to Centerprise under the services agreements:

     . Charges for professional staff performing work on attest engagements. Time spent by Centerprise's employees on attest engagements will be recorded in the time and billing system and billed at hourly rates negotiated by Centerprise and the Attest Firm.

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


     . Charges for administrative and other support staff, premises occupancy, equipment, utilities and similar items provided by Centerprise and used by the owners of the Attest Firms in performing attest services. These charges will be billed at a rate per hour negotiated annually during the budget and planning process.

     . Reimbursement of costs incurred by Centerprise on behalf of the Attest Firm that are directly attributable to the Attest Firm or its owners. Such charges will be submitted for reimbursement at incurred cost.

     . A charge through which Centerprise recovers the costs of administering its relationship with the Attest Firm. Time incurred by Centerprise management to administer the client relationship will be recorded in the time and billing system and billed at hourly rates negotiated by Centerprise and the Attest Firm.

      Centerprise will bill the Attest Firm for these charges on a monthly basis. Bills will be due upon presentation and will be subject to a carrying cost interest charge. Centerprise will reserve the right to suspend its services if payments are delinquent, and each Attest Firm will have the right to challenge the quality and timeliness of the services provided.

      The Attest Firms will be responsible for the billing preparation and collection process for the attest services provided to their clients and will retain ownership of the accounts receivable from the client related to the attest services. Bills will be generated based on the time and expenses charged to the engagement by the partners who own the Attest Firms and Centerprise's staff. Centerprise's billing and accounts receivable personnel will be responsible for performing the administrative tasks of preparing the invoices on the Attest Firm's stationery, recording the accounts receivable on the Attest Firm's ledgers, processing and recording the cash receipts and depositing checks received for the payment of attest services into an operating account established in the name of and legally owned by the Attest Firm. Funds owned by the Attest Firms will not be commingled with Centerprise's funds. Centerprise will record as accounts receivable amounts owed by the separate attest firms.

      Expenditures incurred by the Attest Firms for direct costs such as errors and omissions insurance, peer review, training, dues and subscriptions will be paid by the Attest Firm using checks drawn on its operating account. Centerprise's accounts payable personnel will be responsible for recording the liability on the Attest Firm's ledgers, processing the Attest Firm's invoices for payment, issuing the Attest Firm's check and mailing it to the appropriate vendor.

      Excess cash will be invested on behalf of the Attest Firm by Centerprise's treasury personnel in investment vehicles approved by the governing body of the Attest Firm. Investment earnings will be deposited directly into the Attest Firm's operating accounts.

      The contractual distribution of excess working capital pursuant to the merger agreements as reflected in the merger adjustments to the unaudited pro forma combined balance sheet, effectively eliminates Attest Firm accounts receivable from the pro forma combined balances. Subsequent to the mergers, Centerprise will reflect in its balance sheet the accounts receivable from the Attest Firms for amounts billed under the services agreements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Centerprise Advisors, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of Centerprise Advisors, Inc. at December 31, 1998, and the results of its operations for the period from November 9, 1998 (inception date) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 24, 1999

                           CENTERPRISE ADVISORS, INC.

                                 BALANCE SHEET

                             (Dollars in thousands)

                                                       December 31,  June 30,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash................................................   $    --     $     21
  Deferred offering costs.............................        800       7,793
                                                         --------    --------
    Total current assets..............................        800       7,814
Other asset...........................................        --           25
                                                         --------    --------
    Total assets......................................   $    800    $  7,839
                                                         ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued liabilities.................................   $  1,107    $  6,749
  Payable to related parties..........................        892       2,790
                                                         --------    --------
    Total liabilities.................................      1,999       9,539
                                                         --------    --------
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares
   authorized, 3,456,669 and 3,711,019 (unaudited)
   shares issued and outstanding at December 31, 1998
   and June 30, 1999, respectively....................         35          37
  Additional paid-in capital..........................     17,615      20,315
  Retained deficit....................................    (18,735)    (22,052)
  Stock subscriptions receivable......................       (114)        --
                                                         --------    --------
    Total stockholders' equity........................     (1,199)     (1,700)
                                                         --------    --------
    Total liabilities and stockholders' equity........   $    800    $  7,839
                                                         ========    ========


                See accompanying Notes to Financial Statements.

                           CENTERPRISE ADVISORS, INC.

                            STATEMENT OF OPERATIONS

                             (Dollars in thousands)

                                               Period from
                                             November 9, 1998 Six Months
                                             (inception date)   Ended
                                             through December June  30,
                                                 31, 1998        1999
                                             ---------------- ----------
                                                               (Unaudited)
Total revenues..............................    $      --     $      --
                                                ----------    ----------
Operating expenses..........................        18,735         3,317
                                                ----------    ----------
Loss before income taxes....................       (18,735)       (3,317)
Provision for income taxes..................           --            --
                                                ----------    ----------
Net loss....................................    $  (18,735)   $   (3,317)
                                                ==========    ==========
Net loss per share:
  Basic.....................................    $   (30.10)   $    (1.06)
                                                ==========    ==========
  Diluted...................................    $    (5.55)   $    (0.92)
                                                ==========    ==========
Shares used in computing net loss per share
 (see Note 2):
  Basic.....................................       622,348     3,133,548
                                                ==========    ==========
  Diluted...................................     3,375,265     3,618,775
                                                ==========    ==========


                See accompanying Notes to Financial Statements.

                           CENTERPRISE ADVISORS, INC.

                            STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                                     Period from
                                                   November 9, 1998
                                                   (inception date) Six  Months
                                                       through         Ended
                                                     December 31,    June 30,
                                                         1998          1999
                                                   ---------------- -----------
                                                                    (Unaudited)
Cash flows from operating activities:
  Net loss........................................     $(18,735)      $(3,317)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Non-cash compensation charge on stock
     issuance.....................................       17,503         2,656
    Increase in deferred offering costs...........         (800)       (6,993)
    Accrued expenses..............................        1,107         5,642
                                                       --------       -------
    Net cash used in operating activities.........         (925)       (2,012)
Cash flows from financing activities:
  Proceeds from issuance of common stock..........          --            114
  Payment of deferred financing fees..............          --            (25)
  Proceeds from notes payable.....................          925         1,944
                                                       --------       -------
    Net cash provided by financing activities.....          925         2,033
                                                       --------       -------
    Net change in cash............................          --             21
    Cash, beginning of period.....................          --            --
                                                       --------       -------
    Cash, end of period...........................     $    --        $    21
                                                       ========       =======



                See accompanying Notes to Financial Statements.

                           CENTERPRISE ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--Business and Organization

      Centerprise Advisors, Inc. ("Centerprise" or the "Company") was founded in 1998 to create a leading provider of professional, business and financial services and products to middle-market clients. Centerprise intends to acquire ten companies (the "Mergers") upon consummation of an initial public offering of its common stock (the "Offering").

      Centerprise has not conducted any operations, and all activities to date have related to the Offering and the Mergers. Centerprise is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed will be completed or that Centerprise will be able to generate future operating revenues.

      In connection with the organization and initial capitalization of Centerprise, 3,383,016 shares of the Company's common stock were subscribed by sponsoring parties for total consideration of $143. Of this amount, $29 had been received as of December 31, 1998. In addition, at the time of organization the Company agreed to issue warrants to the CCP Group to purchase a total of 100,000 shares of the Company's common stock at the initial public offering price.

      On September 24, 1999, the Board of Directors approved a 212.05817 stock split which will occur prior to the closing of the Mergers and the Offering. All common stock related information included in the financial statements has been adjusted to reflect this split.

Note 2--Significant Accounting Policies

Stock-Based Compensation:

      Centerprise will measure compensation expense for its stock-based employee compensation plans using the intrinsic value method. Following the issuance of any options the Company will be required to make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Earnings Per Share:

      In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). For the Company, SFAS No. 128 is effective as of November 9, 1998 (inception date). SFAS No. 128 requires a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The following table

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

reconciles the numerators and denominators of the basic and diluted loss per share computations for the respective periods:

                             Period from
                          November 9, 1998
                          (inception date)   Six Months
                                 to             Ended
                          December 31, 1998 June 30, 1999
                          ----------------- -------------
Net loss................      $ (18,735)      $  (3,317)
                              =========       =========
Basic weighted average
 shares of common
 stock..................        622,348       3,133,548
Effect of dilutive
 securities:
Stock subscriptions
 receivable.............      2,752,917         485,227
                              ---------       ---------
Diluted weighted average
 shares.................      3,375,265       3,618,775
                              =========       =========
Basic EPS...............      $  (30.10)      $   (1.06)
                              =========       =========
Diluted EPS.............      $   (5.55)      $   (0.92)
                              =========       =========

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. For the period from November 9, 1998 (inception date) to December 31, 1998, no income tax benefit was recorded associated with the pre-tax loss because such realization could not be construed to be more likely than not.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 1999 and the results of its operations and its cash flows for the six months ended June 30, 1999 as presented in the accompanying unaudited interim financial statements.

Note 3--Stockholders' Equity

Issuance of Common Stock to Persons Who Are or Will Become Employees of
Centerprise:

      During the period from November 9, 1998 (inception date) to December 31, 1998, 1,580,520 shares were issued to initial investors who are or will become employees of Centerprise for $69 of consideration. In addition, 73,653 shares were issued to Rondol E. Eagle, Chief Integration Officer, for $3 of consideration. During the six months ended June 30, 1999, 33,171 shares (unaudited) were issued to Dennis Bikun, chief

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

accounting officer for $6 (unaudited) consideration, and 221,178 shares (unaudited) were issued to DeAnn Brunts, chief financial officer for $40 (unaudited) consideration. For accounting purposes, compensation expense of $17,503 and $2,656 (unaudited) has been reflected in the accompanying Statement of Operations during the period from November 9, 1998 (inception date) to December 31, 1998 and the six months ended June 30, 1999, respectively.

Employee Incentive Compensation Plan:

      The Company's Board of Directors and stockholders have adopted the Company's Employee Incentive Compensation Plan (the "Incentive Plan"). Awards under this plan may take the form of: (1) incentive stock options or non-qualified stock options; (2) stock appreciation rights; (3) restricted or deferred stock; (4) dividend equivalents; and (5) cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. Centerprise's compensation committee will administer the plan and generally select the individuals who will receive awards as well as determine the terms and conditions of those awards.

      Upon adopting the Incentive Plan, Centerprise will reserve shares of common stock for use in connection with the plan. The number of shares available for use under the plan at any given time will not exceed fifteen percent of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

      Upon completion of the Offering, non-qualified stock options to purchase up to 1,997,442 shares will be granted. Of such options, 1,922,000 will be allocated among management of Centerprise and the employees of the Centerprise Companies. The grants will be effective as of the date of the offering and each option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire ten years from the date of grant or earlier if there is a termination of employment.

      The plan also provides for: (a) the automatic grant to each non-employee director serving at the closing of the offering of an option to purchase 15,000 shares of common stock; and (b) after the offering, the automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the offering. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of ten years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

      The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under the Incentive Plan.

Employee Stock Purchase Plan:

      Centerprise has also adopted an employee stock purchase plan. For purposes of such plan, generally the first day of each quarter will be the grant date and the last day of each quarter will be the exercise date. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of Common Stock at a price per share equal to 85 percent of the fair market value of the Common Stock on the grant or exercise date, whichever is less. This will be accounted for as a noncompensatory plan in accordance with Accounting Principles Board Opinion No. 25.

                           CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


Note 4--Related Party Transactions

      As of December 31, 1998 and June 30, 1999, Centerprise has outstanding payables to related parties of $892 and $2,790 (unaudited), respectively, due to BGL Capital and CCP Group, initial investors in the Company. These payables represent consulting expenses, out-of-pocket expenses and legal and accounting fees, of which $1,447 has been capitalized to date as deferred offering costs and all remaining amounts have been expensed in the Statement of Operations in the periods from November 9 (inception date) through December 31, 1998 and the six months ended June 30, 1999. Of these payables, $547 and $2,445 (unaudited) were funded by BGL Capital as of December 31, 1998 and June 30, 1999, respectively.

Note 5--Subsequent Events

      Centerprise has signed definitive agreements to acquire all of the outstanding common stock of ten companies ("Centerprise Companies") to be consummated contemporaneously with this Offering. The Centerprise Companies are Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin, P.C. ("Urbach"); Self Funded Benefits, Inc. D/B/A Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione").

      Concurrently with and as a condition to closing of the Offering, Centerprise will acquire all of the outstanding common stock of the Centerprise Companies. The Mergers will be accounted for using the purchase method of accounting with Centerprise being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and Accounting Principles Board Opinion No. 16.

      The following table reflects the consideration to be paid in cash, promissory notes and shares of Common Stock:

                                                         Promissory  Shares of
                                                 Cash(1)   Notes    Common Stock
                                                 ------- ---------- ------------
     Reznick.................................... $16,899   $  --      1,810,554
     Driver.....................................     500      --      2,944,445
     Mann Frankfort.............................  19,223      --      2,059,629
     Follmer....................................  14,416      --      1,544,571
     Berry Dunn.................................   6,821      --        931,357
     Urbach.....................................  10,006      --      1,149,014
     IDA........................................   7,814      --        837,240
     Grace......................................   2,840      --        304,286
     Reppond....................................     --     4,176       447,428
     Simione....................................   4,297      --        460,457
                                                 -------   ------    ----------
         Total.................................. $82,816   $4,176    12,488,981
                                                 =======   ======    ==========

--------
(1) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted

                          CENTERPRISE ADVISORS, INC.

                            (Dollars in thousands)

   earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,155. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of Centerprise's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Centerprise Companies cease providing attest services prior to the closing of the acquisition, if applicable. Following the closing, all attest services formerly provided by the Centerprise Companies will be provided by newly created separate legal entities (the Attest Firms) which will be owned by former owners of the Centerprise Companies who are certified public accountants. Pursuant to services agreements, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firms.

      On April 7, 1999, Centerprise filed a registration statement on Form S-1 for the Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Reznick Fedder & Silverman, P.C.

      In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Reznick Fedder & Silverman, P.C. (the Company) and its subsidiaries at September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                        REZNICK FEDDER & SILVERMAN, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     September 30,
                                                    ---------------  June 30,
                                                     1997    1998      1999
                                                    ------- ------- -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents........................ $ 3,962 $ 5,774   $ 4,944
  Fees receivable, net of allowance for doubtful
   accounts of $3,036, $3,526 and $3,128 (unau-
   dited), respectively............................  11,934  14,528    16,293
  Unbilled fees, at net realizable value...........   1,932   2,542     7,308
  Deferred income taxes............................   2,035   1,752     1,589
  Prepaid expenses and other current assets........     242     244       130
                                                    ------- -------   -------
    Total current assets...........................  20,105  24,840    30,264
Property and equipment, net........................   2,389   2,863     2,626
Cash surrender value of life insurance.............     580     558       683
Intangible assets, net.............................     414     403       391
Deferred income taxes..............................   1,147   1,327     1,404
                                                    ------- -------   -------
    Total assets................................... $24,635 $29,991   $35,368
                                                    ======= =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................. $   --  $   --    $ 1,400
  Current portion of long-term debt................   1,201   1,063     1,261
  Accounts payable and accrued expenses............   1,347   1,217     1,354
  Accrued compensation and related costs to
   employees.......................................   1,384   2,274       978
  Accrued compensation and related costs to
   shareholders....................................  13,252  18,214    23,010
  Deferred compensation due to former shareholders
   and shareholder.................................     106      91        91
                                                    ------- -------   -------
    Total current liabilities......................  17,290  22,859    28,094
Long-term debt.....................................   1,150     999     1,264
Deferred compensation due to former shareholders...     963     865       724
Accrued bonus......................................   2,090   2,347     2,539
                                                    ------- -------   -------
    Total liabilities..............................  21,493  27,070    32,621
                                                    ------- -------   -------
Shareholders' equity:
   Common stock, no par value; 10,000 shares
    authorized;
   2,900 shares issued and outstanding.............     --      --        --
  Additional paid-in capital.......................   1,422   1,422     1,422
  Retained earnings................................   1,720   1,499     1,325
                                                    ------- -------   -------
    Total shareholders' equity.....................   3,142   2,921     2,747
                                                    ------- -------   -------
    Total liabilities and shareholders' equity..... $24,635 $29,991   $35,368
                                                    ======= =======   =======

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                         Fiscal Year            Nine Months
                                     Ended September 30,      Ended June 30,
                                   -------------------------  ----------------
                                    1996     1997     1998     1998     1999
                                   -------  -------  -------  -------  -------
                                                                (Unaudited)
Revenues:
  Professional services........... $31,483  $35,103  $47,877  $37,809  $42,835
                                   -------  -------  -------  -------  -------
Expenses:
  Shareholder and officer
   compensation and related
   costs..........................   7,784    8,170   13,516   12,735   13,700
  Employee compensation and
   related costs..................  17,477   19,617   25,792   18,856   22,394
  Occupancy costs.................   1,977    2,363    2,746    2,038    2,121
  Office operating expenses.......     669      958    1,020      796      931
  Depreciation and amortization...     732      869      984      769      774
  Other selling, general and
   administrative expenses........   2,853    3,340    3,752    2,650    3,130
                                   -------  -------  -------  -------  -------
                                    31,492   35,317   47,810   37,844   43,050
                                   -------  -------  -------  -------  -------
    Operating income (loss).......      (9)    (214)      67      (35)    (215)
                                   -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense................     399      430      543      275      291
  Interest income.................     (53)    (242)     (40)     (32)     (78)
  Other...........................    (125)    (122)    (112)     (55)    (168)
                                   -------  -------  -------  -------  -------
                                       221       66      391      188       45
                                   -------  -------  -------  -------  -------
Loss before benefit for income
 taxes............................    (230)    (280)    (324)    (223)    (260)
Benefit for income taxes..........     (74)     (81)    (103)     (63)     (86)
                                   -------  -------  -------  -------  -------
Net loss.......................... $  (156) $  (199) $  (221) $  (160) $  (174)
                                   =======  =======  =======  =======  =======



          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                 Common Stock   Additional              Total
                                 --------------  Paid-in   Retained Shareholders'
                                 Shares  Amount  Capital   Earnings    Equity
                                 ------  ------ ---------- -------- -------------
Balance at October 1, 1995.....  2,000   $ --     $    2    $2,946     $2,948
  Issuance of common stock.....    100     --        --        --         --
  Net loss.....................    --      --        --       (156)      (156)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1996..  2,100     --          2     2,790      2,792
  Issuance of common stock.....    100     --        --        --         --
  Issuance of common stock
   for acquisition.............    500     --      1,420       --       1,420
  Declaration of deferred com-
   pensation to
   shareholder.................            --        --       (449)      (449)
  Redemption of common stock...   (100)    --        --       (422)      (422)
  Net loss.....................    --      --        --       (199)      (199)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1997..  2,600     --      1,422     1,720      3,142
  Issuance of common stock.....    300     --        --        --         --
  Net loss.....................    --      --        --       (221)      (221)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1998..  2,900     --      1,422     1,499      2,921
  Net loss (unaudited).........    --      --        --       (174)      (174)
                                 -----   -----    ------    ------     ------
Balance at June 30, 1999
 (unaudited)...................  2,900   $ --     $1,422    $1,325     $2,747
                                 =====   =====    ======    ======     ======




          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                         Fiscal Year            Nine Months
                                     Ended September 30,      Ended June 30,
                                   -------------------------  ----------------
                                    1996     1997     1998     1998     1999
                                   -------  -------  -------  -------  -------
                                                                (Unaudited)
Cash flows from operating activi-
 ties:
  Net loss........................ $  (156) $  (199) $  (221) $  (160) $  (174)
  Adjustments to reconcile net in-
   come to net cash
   provided by (used in) operating
   activities:
    Depreciation and amortiza-
     tion.........................     732      869      984      769      774
    Changes in deferred income
     taxes........................      74       81      103       63       86
    Changes in operating assets
     and liabilities:
      Fees receivable.............  (1,273)    (163)  (2,594)  (1,273)  (1,765)
      Unbilled fees...............    (234)      64     (610)  (4,788)  (4,766)
      Prepaid expenses and other
       assets.....................      81     (215)      20      280      (11)
      Accounts payable and accrued
       expenses...................    (119)     219     (130)     (76)     137
      Accrued compensation and re-
       lated costs to employees...     552     (138)     890     (614)  (1,296)
      Accrued compensation and re-
       lated costs to
       shareholders...............   1,572      929    4,962    5,945    4,796
      Accrued bonus...............     183      203      257      105      192
                                   -------  -------  -------  -------  -------
        Net cash provided by (used
         in) operating
         activities...............   1,412    1,650    3,661      251   (2,027)
                                   -------  -------  -------  -------  -------
Cash flows from investing activi-
 ties:
  Purchase of property and equip-
   ment...........................    (684)  (1,317)  (1,447)  (1,210)    (525)
  Business acquisition (net of
   cash acquired).................     --         9      --       --       --
                                   -------  -------  -------  -------  -------
        Net cash used in investing
         activities...............    (684)  (1,308)  (1,447)  (1,210)    (525)
                                   -------  -------  -------  -------  -------
Cash flows from financing activi-
 ties:
  Proceeds from the issuance of
   long-term debt.................   1,343    3,336    3,425    1,084    1,430
  Payments of long-term debt......  (1,421)  (2,716)  (3,714)  (1,079)    (967)
  Borrowings under short-term
   debt...........................     --       --       --     1,000    1,400
  Payments of short-term debt.....     --       --       --    (1,000)     --
  Payments to former sharehold-
   ers............................     (84)    (111)    (113)     (65)    (141)
  Loan from shareholders..........     643      641      647      647      897
  Payments to shareholders........    (643)    (641)    (647)    (647)    (897)
                                   -------  -------  -------  -------  -------
        Net cash (used in) pro-
         vided by financing
         activities...............    (162)     509     (402)     (60)   1,722
                                   -------  -------  -------  -------  -------
Net increase (decrease) in cash
 and cash equivalents.............     566      851    1,812   (1,019)    (830)
Cash and cash equivalents at be-
 ginning of period................   2,545    3,111    3,962    3,962    5,774
                                   -------  -------  -------  -------  -------
Cash and cash equivalents at end
 of period........................ $ 3,111  $ 3,962  $ 5,774  $ 2,943  $ 4,944
                                   =======  =======  =======  =======  =======
Supplemental disclosure of cash
 flow information:
  Cash paid during the period for:
    Interest...................... $   268  $   264  $   209  $   275  $   291
    Income taxes.................. $   --   $   --   $   --   $   --   $   --
Noncash transactions:
  Value of common stock issued for
   acquisition.................... $   --   $ 1,420  $   --   $   --   $   --
  Reclassification of amounts due
   to former shareholders and
   shareholder from equity to lia-
   bility......................... $   --   $   871  $   --   $   --   $   --

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Reznick Fedder & Silverman, P.C. (the Company) is a Maryland professional service corporation, with approximately 500 professional staff members, which provide professional accounting services. The firm has offices in Bethesda, Maryland; Baltimore, Maryland; Charlotte, North Carolina; Boston,
Massachusetts; and Atlanta, Georgia.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 27.5 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through September 30, 1998.

Intangible Assets:

      Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of asset and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual amounts could differ from those estimates. Estimates are made when accounting for allowances for doubtful accounts, depreciation and amortization, and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 1999, and the results of its operations and its cash flows for the nine months ended June 30, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 3--BUSINESS COMBINATION

      Effective August 1, 1997, the Company issued 500 shares of its common stock in exchange for all the outstanding common stock of Sacks, McGibney, Trotta & Koppelman, P.A. (SMTK), a Maryland professional corporation engaged in providing accounting, attestation, tax and consulting services principally to clients in the healthcare industry. The merger has been accounted for using the purchase method of accounting whereby the total acquisition cost has been allocated to the consolidated assets and liabilities based upon their estimated respective fair values. The total acquisition cost is allocated to the acquired net assets as follows:

     Cash.............................................................. $    9
     Accounts receivable...............................................  1,804
     Property and equipment............................................    133
     Goodwill..........................................................    414
     Accrued expenses..................................................   (151)
     Notes payable.....................................................   (375)
     Accrued bonus.....................................................   (414)
                                                                        ------
     Value of stock issued............................................. $1,420
                                                                        ======

      Unaudited pro forma results of operations of the Company for the years ended September 30, 1996 and 1997 are included below. Such pro forma presentation has been prepared assuming that the SMTK acquisition had occurred as of October 1, 1995 and 1996, respectively.

                                                                 September 30,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
     Revenues.................................................. $38,849 $39,426
     Net income................................................     864    (536)

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning consolidated financial accounts includes the following:

                                                  September 30,
                                                 ----------------   June 30,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Leasehold improvements................... $   506  $   589    $   553
       Furniture and fixtures...................   1,941    2,307      2,481
       Land.....................................      67       67         67
       Buildings................................     460      445        445
       Equipment................................   2,712    3,322      2,820
                                                 -------  -------    -------
                                                   5,686    6,730      6,366
     Less accumulated depreciation and
      amortization..............................  (3,297)  (3,867)    (3,740)
                                                 -------  -------    -------
                                                 $ 2,389  $ 2,863    $ 2,626
                                                 =======  =======    =======
     Intangible assets, net:
       Goodwill................................. $   414  $   414    $   414
       Less accumulated amortization............     --       (11)       (23)
                                                 -------  -------    -------
                                                 $   414  $   403    $   391
                                                 =======  =======    =======
     Accounts payable and accrued liabilities:
       Accrued insurance........................ $   253  $   353    $   709
       Accrued rent.............................     389      296        222
       Accrued legal............................     250      250        --
       Other....................................     455      318        423
                                                 -------  -------    -------
                                                 $ 1,347  $ 1,217    $ 1,354
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                           Year Ended September      Nine Months
                                                    30,                 Ended
                                          -------------------------   June 30,
                                           1996     1997     1998       1999
                                          -------  -------  -------  -----------
                                                                     (Unaudited)
Balance at beginning of period........... $ 1,923  $ 2,116  $ 3,036    $ 3,526
Additions to costs and expenses..........   4,916    6,805    8,617      4,225
Write-offs...............................  (4,723)  (5,885)  (8,127)    (4,623)
                                          -------  -------  -------    -------
Balance at end of period................. $ 2,116  $ 3,036  $ 3,526    $ 3,128
                                          =======  =======  =======    =======

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 6--COMPENSATION--RELATED ACCRUALS

Accrued Bonus:

      Upon termination or as otherwise determined by the Shareholders or the Executive Committee, each shareholder or non-shareholder officer receives a bonus (the "accrued bonus") which is calculated as follows: (1) if the shareholder or non-shareholder officer held that position since October 1, 1985 or earlier, $250, except for one individual for whom the amount of accrued bonus is $500 or (2) if the shareholder or non -shareholder officer has held that position after October 1, 1985, 10 percent of the total cash compensation paid him during the time he has been a shareholder or non-shareholder officer, provided that the individual has held the position of shareholder or non-shareholder officer for at least two years as of the date that the amount becomes payable, and in no event will the bonus exceed $100.

      Net accrued bonus cost for the Company includes the following components:

                                                              Fiscal Year Ended
                                                                September 30,
                                                              -----------------
                                                              1996  1997  1998
                                                              ----- ----- -----
     Service cost............................................ $  17 $  30 $  49
     Interest cost...........................................   114   121   156
     Amortization of prior service cost......................    53    53    53
                                                              ----- ----- -----
     Net deferred compensation cost.......................... $ 184 $ 204 $ 258
                                                              ===== ===== =====

      Assumptions used in the development of pension data follow:

                                                           Fiscal Year Ended
                                                             September 30,
                                                           ---------------------
                                                           1996    1997    1998
                                                           -----   -----   -----
     Discount rate........................................   7.0%    7.0%    7.0%

      The Company's accrued bonus plan is currently not funded. The following table presents the status of the Company's accrued bonus benefits:

                                                               September 30,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
     Projected benefit obligation............................ $ 2,595  $ 2,267
                                                              -------  -------
     Funded status...........................................  (2,595)  (2,267)
     Unrecognized prior service cost.........................     210      158
     Unrecognized (gain) loss................................     295     (238)
                                                              -------  -------
     Accrued deferred compensation cost...................... $(2,090) $(2,347)
                                                              =======  =======

Amounts Due to Former Shareholders and Shareholder:

      Annually, each shareholder is allocated accrued compensation (as defined in the Shareholders' Agreement). Accrued compensation bears interest at 7 percent per annum. To the extent that each shareholder's balance exceeds $200, interest is expensed and paid to the shareholder. Unpaid interest is included in the accrued compensation to shareholders account balance.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


      Upon termination or as otherwise determined by the shareholders or the Executive Committee, the unpaid balance of accrued compensation and interest is transferred to amounts due to former shareholders and shareholder and bears interest at the rate of 10 percent, except in the case of voluntary termination, in which case the interest rate is 7 percent. The unpaid portion of the accrued compensation is paid in equal monthly installments of principal and interest in an amount equal to one-quarter of the individual's average monthly compensation for the last five years of employment. The period of payment for the accrued compensation shall be the shorter of the period resulting from the computation of payments or fifteen years (and the amortization of payments shall be determined accordingly).

NOTE 7--CREDIT FACILITIES

Short-Term Debt:

      The Company has a Short-Term Credit Agreement which allows for cash borrowings at prime rate of up to $3,500. The Short-Term Credit Agreement expires on November 27, 1999. Upon expiration, the Short-Term Credit Agreement may be renewed, with the consent of the bank. No cash borrowings were outstanding under this agreement at September 30, 1997 or 1998. At June 30, 1999, $1,400 (unaudited) was outstanding under this agreement. This agreement is fully collateralized through the Company's current accounts receivable.

Long-Term Debt:

      Long-term debt consists of the following:

                                                    September 30,
                                                   ----------------   June 30,
                                                    1997     1998       1999
                                                   -------  -------  -----------
                                                                     (Unaudited)
     Loans from bank.............................. $ 1,687  $ 1,719    $2,250
     Mortgage loans...............................     289      281       275
     Note payable.................................     125       62       --
     Note payable to bank.........................     250      --        --
                                                   -------  -------    ------
                                                     2,351    2,062     2,525
     Less current portion.........................  (1,201)  (1,063)   (1,261)
                                                   -------  -------    ------
       Total...................................... $ 1,150  $   999    $1,264
                                                   =======  =======    ======

      The loans from bank bear interest at variable and fixed rates ranging from 8.18 percent to 8.9 percent. The loans allow for borrowing to a specified limit until a point in time. At that point in time, the loans are repaid in monthly installments of principal and interest rates ranging from prime to prime plus 1 percent. The loan agreements include customary representations and restrictive covenants.

      Mortgage loans bear interest at fixed rates ranging from 7.75 percent to
9.25 percent. Principal and interest payments are paid monthly over a 30-year period. Real property is pledged as collateral for these loans.

      In connection with the SMTK acquisition (Note 3), the Company assumed a note payable maturing on March 1, 1999. The total amount owed at the date of acquisition was $125.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


      Assumed in the SMTK acquisition (Note 3), the note payable to the bank is a $450 revolving credit facility that bears interest at the bank's prime rate plus 1 percent. The balance is due upon demand. Interest is payable monthly. The entire balance is collateralized by accounts receivable and equipment of SMTK.

      Maturities of long-term debt are as follows:

     Fiscal Year:
     ------------
     1999................................................................ $1,063
     2000................................................................    664
     2001................................................................    206
     2002................................................................     32
     2003................................................................     32
     Thereafter..........................................................     65
                                                                          ------
       Total............................................................. $2,062
                                                                          ======

      Interest expense was $209, $264, $268, $275 (unaudited) and $291 (unaudited) for the fiscal years ended September 30, 1996, 1997 and 1998 and the nine months ended June 30, 1998 and 1999, respectively.

NOTE 8--INCOME TAXES

      The provision for income taxes consists of:

                                                 Fiscal Year      Nine Months
                                               Ended September       Ended
                                                     30,           June 30,
                                               -----------------  ------------
                                               1996  1997  1998   1998   1999
                                               ----  ----  -----  -----  -----
                                                                  (Unaudited)
     Deferred tax benefit:
       Federal................................ $(64) $(71) $ (90) $ (55) $ (76)
       State..................................  (10)  (10)   (13)    (8)   (10)
                                               ----  ----  -----  -----  -----
         Total benefit for income taxes....... $(74) $(81) $(103) $ (63) $ (86)
                                               ====  ====  =====  =====  =====

      Deferred taxes are comprised of the following:

                                                       September 30,
                                                       -------------  June 30,
                                                        1997   1998     1999
                                                       ------ ------ -----------
                                                                     (Unaudited)
     Deferred tax assets:
       Accrual to cash adjustment..................... $2,035 $1,752   $1,589
       Accrued bonuses................................    836    939    1,016
       Depreciation...................................    280    367      367
       Net operating loss carryforwards...............     31     21       21
                                                       ------ ------   ------
     Net deferred tax assets.......................... $3,182 $3,079   $2,993
                                                       ====== ======   ======
     Net current deferred tax asset................... $2,035 $1,752   $1,589
     Net long-term deferred tax asset.................  1,147  1,327    1,404
                                                       ------ ------   ------
     Net deferred tax asset........................... $3,182 $3,079   $2,993
                                                       ====== ======   ======

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


      The Company's effective rate varied from the U.S. statutory federal income tax rate as follows:

                                                                      Nine
                                               Fiscal Year            Months
                                                  Ended               Ended
                                              September 30,         June 30,
                                              ------------------   --------------
                                              1996   1997   1998   1998     1999
                                              ----   ----   ----   -----    -----
                                                                   (Unaudited)
     Statutory rate.......................... (35)%  (35)%  (35)%    (35)%    (35)%
     Non-temporary differences:
       State tax.............................  (5)    (5)    (5)      (5)      (5)
       Non-deductible items..................   8     11      8       12        7
                                              ---    ---    ---    -----    -----
         Total provision..................... (32)%  (29)%  (32)%    (28)%    (33)%
                                              ===    ===    ===    =====    =====

NOTE 9--LEASE COMMITMENTS

      The Company leases office space at five locations. The Company's main office in Bethesda, Maryland is an eleven-year lease expiring on October 31, 2001 with two five-year options to renew and a four-year sublease agreement expiring July 30, 2000. The Company's Baltimore, Maryland office is leased under a ten-year lease expiring on October 31, 2007 with two five-year options to renew. The Company's Charlotte, North Carolina office has exercised their second one-year option to renew their original ten-year lease, extending the expiration to September 30, 2000. The Company's Boston, Massachusetts office is a five-year lease with one five-year option to renew. The Company's Atlanta, Georgia office is leased under a seven-year lease expiring on November 30, 2004 with one five-year option to renew. All leases are subject to future periodic adjustments to reflect the increases in operating expenses incurred by the lessor. The Company has entered into other lease agreements with unrelated parties with various base rents and terms in connection with photocopiers utilized at the Company's five offices.

      Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $ 2,935
     2000...............................................................   3,111
     2001...............................................................   2,641
     2002...............................................................   1,223
     2003...............................................................   1,114
     Thereafter.........................................................   3,020
                                                                         -------
       Total............................................................ $14,044
                                                                         =======

      Rent expense for all operating leases for the fiscal years ended September 30, 1996, 1997 and 1998 and the nine months ended June 30, 1998 and 1999 was approximately $1,977, $2,363, $2,745, $2,038 (unaudited) and $2,120
(unaudited), respectively.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 10--EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) profit sharing plan (Plan) for substantially all employees. The amended and restated provisions of the Plan became effective in July, 1997. The Company makes annual matching contributions to the savings plan equaling 50 percent of the amount of salary reduction elected by the employee which does not exceed 5 percent of the employee's annual compensation subject to 20 percent vesting per year over a 5 year period based upon years of service. The Company may amend or terminate the Plan at any time; however, no such indication to terminate the Plan has been made.

      Contributions by the Company for eligible employees to the Plan for the years ended September 30, 1996, 1997 and 1998 and the nine months ended June 30, 1998 and 1999 totaled $179, $254, $317, $212 (unaudited) and $395
(unaudited), respectively.

NOTE 11--COMMON STOCK

      The Company has authorized capital stock consisting of 10,000 shares of common stock with no par value. Each shareholder or non-shareholder officer earns one vote per year at the beginning of each of his first six years as a shareholder or non-shareholder officer. In no event shall a shareholder or non-shareholder officer have more than six votes.

NOTE 12--COMMITMENTS AND CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its shareholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which, following the conversion of the Company from a professional corporation to a business corporation, a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Robert F. Driver Co., Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Robert F. Driver Co., Inc. and its subsidiaries at July 31, 1998 and 1999, and the results of their operations and their cash flows for the periods from August 1, 1997 through May 31, 1998 (date of acquisition of the predecessor company) and June 1, 1998 through July 31, 1998 and the fiscal year ended July 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 17, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Robert F. Driver Co., Inc.:

We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of Robert F. Driver Co., Inc. and subsidiaries (the Company) for the year ended July 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Robert F. Driver Co., Inc. and subsidiaries for the year ended July 31, 1997, in conformity with generally accepted accounting principles.

                                                    /s/ KPMG LLP
                                                    KPMG LLP
San Diego, California
September 10, 1997

                           ROBERT F. DRIVER CO., INC.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                                  July 31,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
                                                                 (Successor
                                                                  Company)
ASSETS
Current assets:
  Cash and cash equivalents..................................  $ 2,356  $ 2,315
  Premium trust cash.........................................   22,855   30,380
  Insurance premiums receivable..............................   11,665   24,076
  Other current assets.......................................    1,935      243
                                                               -------  -------
    Total current assets.....................................   38,811   57,014
Property and equipment, net..................................    1,151    1,216
Goodwill, net................................................   17,895   28,107
Customer lists acquired, net.................................      826      714
Deferred income taxes........................................      889      237
Other assets.................................................      800      396
                                                               -------  -------
    Total assets.............................................  $60,372  $87,684
                                                               =======  =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................................  $   253  $ 4,265
  Current portion of long-term debt..........................    1,267    2,605
  Accounts payable and accrued expenses......................    6,005    5,604
  Insurance premiums payable.................................   26,250   46,219
  Income taxes payable.......................................      616      462
                                                               -------  -------
    Total current liabilities................................   34,391   59,155
Long-term debt, net of current portion.......................   14,263   15,229
Deferred compensation........................................    1,331       26
                                                               -------  -------
    Total liabilities........................................   49,985   74,410
                                                               -------  -------
Class A redeemable preferred stock, $.01 par value: 5,000,000 shares authorized; 4,000 shares issued and outstanding at
 July 31, 1998 and 1999; redeemable at $1,000 per share......    4,000    4,000
                                                               -------  -------
Commitments and contingencies
Common stockholders' equity:
  Class A common stock, $.01 par value: authorized 10,000,000 shares; outstanding 738,540 shares at July 31, 1998 and
   1,096,180 shares at July 31, 1999, respectively...........        7       11
  Additional paid-in capital.................................    6,711   10,184
  Retained earnings..........................................      509    1,010
  Unearned compensation......................................      --    (1,151)
                                                               -------  -------
                                                                 7,227   10,054
  Stockholder notes receivable...............................     (840)    (780)
                                                               -------  -------
    Total stockholders' equity...............................    6,387    9,274
                                                               -------  -------
    Total liabilities and stockholders' equity...............  $60,372  $87,684
                                                               =======  =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                               Period From
                                       ----------------------------
                           Fiscal Year August 1, 1997 June 1, 1998  Fiscal Year
                           Ended July     Through        Through    Ended July
                            31, 1997    May 31, 1998  July 31, 1998  31, 1999
                           ----------- -------------- ------------- -----------
                             (Predecessor Company)       (Successor Company)
Revenues:
  Commissions and fees....   $28,170      $24,446        $8,440       $41,607
                             -------      -------        ------       -------
Expenses:
  Producer compensation...    12,965       11,630         3,792        16,250
  Employee compensation
   and related costs......     7,433        6,760         1,715        13,438
  Occupancy costs.........     1,378        1,144           230         1,891
  Office operating
   expenses...............       759          650           230         1,063
  Depreciation and
   amortization...........       463          656           337         1,941
  Other selling, general
   and administrative
   expenses...............     3,948        2,162         1,222         3,924
                             -------      -------        ------       -------
                              26,946       23,002         7,526        38,507
                             -------      -------        ------       -------
    Operating income......     1,224        1,444           914         3,100
                             -------      -------        ------       -------
Other (income) expense:
  Interest expense........        42           36           220         1,995
  Interest income.........      (654)        (599)         (193)         (824)
  Other...................      (213)        (161)           (6)         (239)
                             -------      -------        ------       -------
                                (825)        (724)           21           932
                             -------      -------        ------       -------
Income before provision
 for income taxes.........     2,049        2,168           893         2,168
Provision for income
 taxes....................       933          970           384         1,327
                             -------      -------        ------       -------
Net income................   $ 1,116      $ 1,198        $  509       $   841
                             =======      =======        ======       =======


          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                       Class A
                     Common Stock      Common Stock      Additional                        Stockholder   Unearned        Total
                   ---------------- -------------------   Paid-In   Retained    Unearned      Notes        ESOP      Stockholders'
                    Shares   Amount   Shares    Amount    Capital   Earnings  Compensation Receivable  Contributions    Equity
                   --------- ------ ----------  -------  ---------- --------  ------------ ----------- ------------- -------------
Balance at July
 31, 1996........        --  $ --    1,018,672  $ 1,019   $     9   $ 2,405     $   --       $   --       $ (765)       $ 2,668
 Net income......        --    --          --       --        --      1,116         --           --          --           1,116
 Stock issued....        --    --       21,081       21       418       --          --           --          --             439
 Stock
  repurchased and
  retired........        --    --       (8,185)      (8)       (9)     (153)        --           --          --            (170)
 Advances and
  unearned
  contributions
  to ESOP........        --    --          --       --        --        --          --           --         (400)          (400)
 Allocation of
  contributions
  to ESOP........        --    --          --       --        --        --          --           --          800            800
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at July
 31, 1997........        --    --    1,031,568    1,032       418     3,368         --           --         (365)         4,453
 Net income......        --    --          --       --        --      1,198         --           --          --           1,198
 Stock issued....        --    --          500        1        10       --          --           --          --              11
 Stock
  repurchased and
  retired........        --    --       (4,699)      (6)     (128)      --          --           --          --            (134)
 Advances to
  ESOP...........        --    --          --       --        --        --          --           --         (542)          (542)
 Repayment of
  advances to
  ESOP...........        --    --          --       --        --        --          --           --          907            907
 Adjustment of
  Predecessor
  Company balance
  due to
  leveraged
  buyout.........        --    --   (1,027,369)  (1,027)     (300)   (4,566)        --           --          --          (5,893)
 Capitalization
  of
  Successor
  Company........    444,301     4         --       --      3,772       --          --           --          --           3,776
 Issuance of
  Class A
  Common Stock...    294,239     3         --       --      2,939       --          --        (1,183)        --           1,759
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at May
 31, 1998........    738,540     7         --       --      6,711       --          --        (1,183)        --           5,535
 Net income......        --    --          --       --        --        509         --           --          --             509
 Payments on
  stockholder
  notes
  receivable.....        --    --          --       --        --        --          --           343         --             343
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at July
 31, 1998........    738,540     7         --       --      6,711       509         --          (840)        --           6,387
 Net income......        --    --          --       --        --        841         --           --          --             841
 Issuance of
  Class A
  Common Stock...    357,640     4         --       --      3,198       --       (1,151)         --          --           2,051
 Issuance of
  warrants.......        --    --          --       --        275       --          --           --          --             275
 Dividends.......        --    --          --       --        --       (340)        --           --          --            (340)
 Forgiveness of
  stockholder
  notes
  receivable.....        --    --          --       --        --        --          --            60         --              60
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at July
 31, 1999........  1,096,180 $  11         --   $   --    $10,184   $ 1,010     $(1,151)     $  (780)     $  --         $ 9,274
                   ========= =====  ==========  =======   =======   =======     =======      =======      ======        =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                Period From
                                        ----------------------------
                           Fiscal Year  August 1, 1997 June 1, 1998   Fiscal Year
                              Ended        Through        Through        Ended
                          July 31, 1997  May 31, 1998  July 31, 1998 July 31, 1999
                          ------------- -------------- ------------- -------------
                             (Predecessor Company)         (Successor Company)
Cash flows from operat-
 ing activities:
 Net income.............     $1,116        $  1,198       $   509       $   841
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Stock based
    compensation........        --              --            --          1,167
   Depreciation and
    amortization........        463             656           337         1,941
   Change in deferred
    income taxes........       (342)           (217)         (239)          652
   Accretion of discount
    on debt.............        --              --            --            195
   Changes in operating
    assets and
    liabilities:
     Premium trust
      cash..............     (4,788)          7,348        (8,150)       (6,799)
     Insurance premiums
      receivable........        801          (3,636)          659       (11,347)
     Other assets.......        301            (579)         (157)           88
     Accounts payable
      and accrued
      expenses..........         17            (870)        1,972        (1,126)
     Insurance premiums
      payable...........      2,129          (2,797)        5,377        18,579
     Income taxes
      payable...........        139             249           111          (181)
     Deferred
      compensation......        590             500           241        (1,305)
                             ------        --------       -------       -------
      Net cash provided
       by operating
       activities.......        426           1,852           660         2,705
                             ------        --------       -------       -------
Cash flows from
 investing activities:
 Purchase of predecessor
  company...............        --          (17,064)          --            --
 Purchase business
  combinations..........        --              --            --         (4,674)
 Purchases of equipment
  and leasehold
  improvements..........       (351)           (479)          (51)         (692)
 Collections on notes
  receivable............         49             --            --            --
 Purchase of customer
  lists.................       (193)            --            --            --
 Other..................          4             --            --           (145)
                             ------        --------       -------       -------
      Net cash used in
       investing
       activities.......       (491)        (17,543)          (51)       (5,511)
                             ------        --------       -------       -------
Cash flows from
 financing activities:
 Proceeds from debt
  issuance..............        --           16,178           --            --
 Proceeds from revolving
  line of credit........        --              253           --          1,725
 Principal payments on
  debt..................       (294)         (1,027)         (202)       (1,326)
 Repurchase of common
  stock.................       (170)            --            --            --
 Proceeds from issuance
  of common stock
  warrants..............        --              730           --            --
 Proceeds from issuance
  of common stock.......        --              --            --            942
 Payments received on
  stockholder notes.....        --              --            343         1,764
 Dividends paid.........        --              --            --           (340)
 Contributions
  (advances) to ESOP....        400            (542)          --            --
 Repayment received from
  ESOP..................        --              907           --            --
                             ------        --------       -------       -------
      Net cash (used in)
       provided by
       financing
       activities.......        (64)         16,499           141         2,765
                             ------        --------       -------       -------
Net (decrease) increase
 in cash and cash
 equivalents............       (129)            808           750           (41)
Cash and cash
 equivalents at
 beginning of period....        927             798         1,606         2,356
                             ------        --------       -------       -------
Cash and cash
 equivalents at end of
 period.................     $  798        $  1,606       $ 2,356       $ 2,315
                             ======        ========       =======       =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                                 (In Thousands)

                                              Period From
                         Fiscal Year  ----------------------------  Fiscal Year
                            Ended     August 1, 1997 June 1, 1998      Ended
                        July 31, 1997    Through        Through    July 31,  1999
                        -------------  May 31, 1998  July 31, 1998 --------------
                                      -------------- -------------
                           (Predecessor Company)         (Successor Company)
Supplementary
 disclosures of cash
 flow information:
  Cash payments for:
    Interest...........    $    42       $     36        $ 220        $ 1,557
    Income taxes.......    $ 1,135       $    512        $ 938        $   954
Supplementary
 disclosure of noncash
 investing activities:
  The Company's
   business
   acquisitions
   involved the
   following:
    Fair value of
     assets acquired
     other than cash
     and cash
     equivalents.......    $ 1,166       $ 30,230        $ --         $12,814
    Liabilities
     assumed...........     (1,184)       (26,957)         --          (7,865)
    Issuance of common
     stock warrants for
     advisory fees
     relating to
     acquisitions......        --             --           --            (275)
                           -------       --------        -----        -------
      Net assets
       (liabilities)
       assumed, other
       than cash and
       cash
       equivalents.....    $   (18)      $  3,273        $ --         $ 4,674
                           =======       ========        =====        =======
Supplementary
 disclosure of noncash
 financing activities:
  Issuance of common
   stock for
   acquisitions........    $   439       $  3,776        $ --         $     1
  Debt issued to
   selling shareholders
   in acquisitions.....    $   219       $    455        $ --         $ 5,510



          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Dollars In Thousands, Except Share and Per Share)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Robert F. Driver Co., Inc. and subsidiaries (the Company) operates general insurance agencies in California and Texas with minimal activity in Nevada. The Company has five wholly-owned subsidiaries, FHI Benefit Plans, Inc., Robert F. Driver of Nevada, Inc. and Cal-Central Insurance and Management Services, Inc. (Cal-Central), Averbeck Company Insurance Brokers, and Sher Company Insurance Services. The Company purchased four entities during fiscal 1999 (see Note 4).

NOTE 2--BASIS OF PRESENTATION

      Effective May 31, 1998, Robert F. Driver Co., Inc. (Driver or the Predecessor Company) was acquired by RFDC Acquisition Corporation (RFDC) (the Transaction), a holding company formed by certain members of management for the purpose of completing the Transaction. RFDC purchased all of the outstanding shares of Driver, merged with Driver and then canceled all of Driver's shares. RFDC then changed its name to Robert F. Driver Co., Inc. This merged entity is hereinafter referred to as the Company. The Transaction was accounted for under the purchase method of accounting for financial reporting purposes, and the purchase price of approximately $25.2 million has been allocated to the underlying net assets acquired. The Transaction has resulted in the Company having substantial goodwill and debt.

      As a result of the Transaction, the financial position and results of operations of the Company subsequent to the Transaction are not necessarily comparable to the financial position and results of operations of the Company prior to the Transaction. In the accompanying consolidated financial statements, the Company's results of operations prior to the Transaction are indicated as relating to the "Predecessor Company" while the financial position and results of operations subsequent to the Transaction are indicated as relating to the "Successor Company." Amounts reported for financial reporting purposes in fiscal 1998 represent the activity of the Successor Company beginning June 1, 1998.

      In connection with accounting for the Transaction, the Company applied the provisions of Emerging Issues Task Force Issue 88-16, "Basis in Leveraged Buyout Transactions" (EITF 88-16), whereby the carryover equity interests of certain stockholders from the Predecessor Company to the Successor Company were recorded at their predecessor basis. The remaining interests were recorded at the fair value of the Predecessor Company.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition:

      The Company recognizes commission income principally on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by the Company. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided.

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)

Cash and Cash Equivalents:

      The Company considers all highly liquid investments purchased, such as money market accounts, with an original maturity of three months or less to be cash equivalents.

Premium Trust Cash:

      Premiums collected but not yet remitted to insurance companies are restricted as to use by law. The Company maintains segregated fiduciary funds in accordance with the requirements of the California Insurance Commissioner.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation. Depreciation of property and equipment is computed on the straight-line method over estimated useful asset lives generally ranging from 3 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for retirements and disposals using the specific identification method, with the resulting gain or loss included in operations.

Intangible Assets:

      Goodwill is being amortized over forty years on a straight-line basis. Customer lists are amortized on a straight-line basis over the ten-year estimated useful life of the asset. Deferred organization costs were amortized over fourteen months on a straight-line basis, and deferred finance costs are being amortized over the life of each loan. The realizability of intangibles is evaluated periodically for recoverability.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through July 31, 1999.

Income Taxes:

      The Company files its federal income tax return and a California franchise tax return on a consolidated basis.

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are currently in effect.

Concentrations of Credit Risk:

      During 1999, a substantial portion of the Company's commissions and fees were received from insureds in the state of California. Accordingly, the occurrence of adverse economic conditions or an adverse

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)

regulatory climate in California could have a material adverse effect on the Company. However, the Company believes, based on its diversified customer base and product lines, that there is minimal risk of a material adverse occurrence due to the concentration of operations in California.

      Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash investments.

      The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standings of these financial institutions. The Company limits the amount of risk by selecting financial institutions with a strong relative credit standing.

Fair Value of Financial Instruments:

      The carrying amount of the Company's financial instruments including cash and cash equivalents, premium trust cash, insurance premiums receivable, accounts payable, insurance premiums payable, accrued expenses, debt and deferred compensation approximate their fair value as these items are either liquid, short-term in nature or their current rates approximate market rates.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and depreciation.

Reclassifications:

      Certain reclassifications have been made to fiscal 1997 and 1998 financial statements to conform to current year presentation. The reclassifications have no impact on previously reported net income or stockholders' equity.

NOTE 4--BUSINESS COMBINATIONS

      The Company completed one business combination during the year ended July 31, 1997 and four business combinations during the year ended July 31, 1999, which have been accounted for under the purchase method of accounting. The consolidated financial statements and related notes to the consolidated financial statements include the results of these acquired entities from their respective dates of acquisition.

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)


      The Company issued common stock, warrants and cash in connection with these business combinations. The purchase consideration has been allocated to tangible and intangible assets acquired and liabilities assumed based on the fair market values on the date of the respective acquisitions. The fair values of the assets acquired and liabilities assumed at the dates of acquisition were as follows:


                                                             Fiscal Year Ended
                                                                 July 31,
                                                             ------------------
                                                               1997      1999
                                                             --------  --------
Cash........................................................ $      4  $    --
Premium trust cash..........................................      903       726
Insurance premiums receivable...............................      215     1,064
Other current assets........................................      --         34
Equipment...................................................       48       177
Goodwill....................................................      --     10,665
Customer list...............................................      453       --
Deferred income taxes.......................................      --         52
Other assets................................................      --         97
Short-term debt.............................................      --     (2,305)
Current portion of long-term debt...........................      --       (884)
Accounts payable and accrued expenses.......................      (52)     (725)
Insurance premiums payable..................................   (1,084)   (1,390)
Long-term debt..............................................      (48)   (2,535)
Income taxes payable........................................      --        (27)
                                                             --------  --------
  Net assets acquired....................................... $    439  $  4,949
                                                             ========  ========
These acquisitions were funded as follows:
  Common stock, 21,081 shares (fiscal 1997)................. $    439  $    --
  Cash, net of cash acquired................................      --      4,674
  Common stock warrants.....................................      --        275
                                                             --------  --------
                                                             $    439  $  4,949
                                                             ========  ========

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)


NOTE 5--SELECTED FINANCIAL STATEMENT INFORMATION

                                                                  July 31,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
                                                                  (Successor
                                                                   Company)
     Other current assets:
       Current portion of employee receivable................. $    18  $   --
       Stockholder notes receivable...........................   1,759       10
       Prepaid expenses and other.............................     158      233
                                                               -------  -------
                                                               $ 1,935  $   243
                                                               =======  =======
     Property and equipment, net:
       Furniture and fixtures................................. $   184  $   442
       Computer equipment.....................................   1,062    1,657
       Leasehold improvements.................................      50       82
                                                               -------  -------
                                                                 1,296    2,181
       Less accumulated depreciation and amortization.........    (145)    (965)
                                                               -------  -------
                                                               $ 1,151  $ 1,216
                                                               =======  =======
     Intangible assets, net:
       Goodwill............................................... $17,969  $28,778
       Customer lists.........................................   1,121    1,121
                                                               -------  -------
                                                                19,090   29,899
       Less accumulated amortization..........................    (369)  (1,078)
                                                               -------  -------
                                                               $18,721  $28,821
                                                               =======  =======
     Other assets:
       Cash surrender value of life insurance................. $    13  $    13
       Employee receivable, net of current portion............       6       53
       Deferred financing costs...............................     329      270
       Other..................................................     452       60
                                                               -------  -------
                                                               $   800  $   396
                                                               =======  =======
     Accounts payable and accrued expenses:
       Producers' commissions................................. $ 4,080  $ 3,021
       Accrued personnel costs, vacation and bonuses..........     953    1,091
       Other..................................................     972    1,492
                                                               -------  -------
                                                               $ 6,005  $ 5,604
                                                               =======  =======

NOTE 6--CREDIT FACILITIES

Short-Term Debt:

      The Company currently has a revolving credit agreement with a bank that provides a line of credit up to $2,000 at the prime rate plus .25 percent (8.25 percent at July 31, 1999). Under this agreement, $253 and $1,978 was outstanding at July 31, 1998 and 1999, respectively.

      The Company issued several notes in relation to the Averbeck acquisition (see Note 4) with an outstanding balance of $2,257 at July 31, 1999 at a 7% interest rate. These notes are payable in monthly installments with all remaining principal and interest due and payable between December 1999 and February 2000.

      The Company issued a short term note payable in relation to the Ochinero acquisition (see Note 4) with an outstanding balance of $30 at July 31, 1999 at an 8% interest rate. The final payment of this note is due and payable on December 31, 1999.

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)


Long-Term Debt:

      Long-term debt consists of the following:

                                                                 July 31,
                                                              ----------------
                                                               1998     1999
                                                              -------  -------
                                                                (Successor
                                                                 Company)
$12,000 note payable, secured by the Company's assets.
 Payable in varying monthly amounts at prime plus .25%
 (effective rate of 8.25% at July 31, 1999), with a balloon
 payment of $4,470 due on May 15, 2003......................  $11,840  $10,820
$4,000 unsecured senior subordinated debt. Interest payable
 quarterly at rate of 12%. Principal due May 28, 2005.......    3,295    3,396
$510 note payable, secured by various assets. Principal and
 interest of $11 payable monthly at prime plus .25%
 (effective rate of 8.25% at July 31, 1999), maturing
 July 26, 1999..............................................      120        3
$219 unsecured note payable, principal and interest of $16
 payable quarterly at a rate of 8% through April 30, 2001...      158      118
$191 unsecured note payable, principal and interest payable
 monthly at a rate of 9% through August 15, 1999............       41      --
$260 unsecured note payable, principal of $10 and interest
 payable quarterly at an imputed rate of 6% through July 1,
 1999.......................................................       39      --
$59 unsecured note payable to related party, principal and
 interest of $1 payable monthly at a rate of 12% through
 April 13, 2001.............................................       37       25
$1,394 note payable, secured by the Company's assets to
 related party, principal and interest payable annually at a
 rate of 7% through March 31, 2004..........................      --     1,394
$142 unsecured note payable to related party, principal and
 interest of 7% due 1/1/2000................................      --       142
$2,046 unsecured, non-interest bearing note payable, payable annually with an imputed interest rate of 8% or $317
 through December 31, 2001..................................      --     1,851
$128 unsecured, non-interest bearing note payable, payable
 annually through December 24, 2000.........................      --        85
                                                              -------  -------
                                                               15,530   17,834
Less current portion of long-term debt......................   (1,267)  (2,605)
                                                              -------  -------
Long-term debt, net of current portion......................  $14,263  $15,229
                                                              =======  =======

      Maturities of long-term debt as of July 31, 1999, are as follows:

     Fiscal Year:
     ------------
     2000.............................................................. $ 2,605
     2001..............................................................   3,380
     2002..............................................................   2,079
     2003..............................................................   6,099
     2004..............................................................     279
     Thereafter........................................................   3,392
                                                                        -------
       Total maturities of long-term debt.............................. $17,834
                                                                        =======

      The $12,000 note payable and the $4,000 unsecured senior subordinated debt requires the Company to maintain certain minimum net worth and debt service coverage ratios. The Company was not in compliance with these requirements at July 31, 1999, however, the Company did obtain waivers on the debt covenant violations through September 25, 2000.

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)


NOTE 7--INCOME TAXES

      The provision for income taxes consists of the following components:


                                             Period From
                                     ----------------------------
                        Fiscal Year  August 1, 1997 June 1, 1998   Fiscal Year
                           Ended        Through        Through        Ended
                       July 31, 1997  May 31, 1998  July 31, 1998 July 31, 1999
                       ------------- -------------- ------------- -------------
                          (Predecessor Company)         (Successor Company)
Current:
  Federal.............    $  991         $  923         $ 495        $  499
  State...............       283            264           128           176
                          ------         ------         -----        ------
                           1,274          1,187           623           675
                          ------         ------         -----        ------
Deferred:
  Federal.............      (282)          (172)         (199)          559
  State...............       (59)           (45)          (40)           93
                          ------         ------         -----        ------
                            (341)          (217)         (239)          652
                          ------         ------         -----        ------
                          $  933         $  970         $ 384        $1,327
                          ======         ======         =====        ======

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:


                                                               July 31,
                                                          --------------------
                                                            1998       1999
                                                          ---------  ---------
                                                          (Successor Company)
Deferred tax assets:
  Deferred compensation.................................. $     530  $     --
  State taxes............................................       134         91
  Errors and omissions liability.........................       120        139
  Compensated absences and bonuses, principally due to
   accrual for financial reporting purposes..............       130        118
  Amortization of agency acquisitions....................        41          5
  Allowance for bad debt.................................        10          7
  Deferred financing and organization costs..............       --         166
                                                          ---------  ---------
    Total deferred tax assets............................       965        526
                                                          ---------  ---------
Deferred tax liabilities:
  Equipment and leasehold improvements, principally due
   to differences in depreciation........................       (76)        (1)
  Stock grants...........................................       --        (288)
                                                          ---------  ---------
    Total deferred tax liabilities.......................       (76)      (289)
                                                          ---------  ---------
Net deferred tax assets.................................. $     889  $     237
                                                          =========  =========

      Based upon the level of taxable income in previous years and projections, for future taxable income over the period in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

                          ROBERT F. DRIVER CO., INC.

              (Dollars In Thousands, Except Share and Per Share)


      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:


                                                 Period From
                                         ----------------------------
                           Fiscal Year   August 1, 1997 June 1, 1998   Fiscal Year
                          Ended July 31,    Through        Through    Ended July 31,
                               1997       May 31, 1998  July 31, 1998      1999
                          -------------- -------------- ------------- --------------
                              (Predecessor Company)         (Successor Company)
Computed expected income
 taxes..................        34%            34%            34%           34%
State income taxes, net
 of federal income tax
 benefit................         7              7              6             8
Other, net..............         4              3              5             5
Nondeductible
 amortization of
 goodwill...............       --             --             --             11
Meals and
 entertainment..........       --             --             --              2
Officers Life...........       --             --             --              1
                               ---            ---            ---           ---
                                45%            44%            45%           61%
                               ===            ===            ===           ===

NOTE 8--LEASE COMMITMENTS

      The Company leases office space under various operating leases. The Company's downtown office in the Driver Office Building is leased from a limited partnership, which is a related party. The lease agreement expires December 31, 2007, with current monthly rent of approximately $61. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. The Company's rent expense under these leases was $781 in fiscal 1997, $968 for the period from August 1, 1997 to May 31, 1998, $199 for the period from June 1, 1998 to July 31, 1998, and $1,466 for fiscal 1999.

      Future minimum rental payments at July 31, 1999, under agreements classified as operating leases with noncancelable terms in excess of one year are as follows:

     Fiscal Year:
     ------------
     2000............................................................... $ 1,960
     2001...............................................................   1,868
     2002...............................................................   1,692
     2003...............................................................   1,629
     2004...............................................................   1,154
     Thereafter.........................................................   2,890
                                                                         -------
                                                                         $11,193
                                                                         =======

NOTE 9--EMPLOYEE BENEFIT PLANS

Savings Plan:

      The Company has established a defined contribution plan, the Savings and Retirement Program of Robert F. Driver Company, Inc. 401(k), which covers all full-time employees of the Company who have at least one year of service and are age 21 or over. There are matching employer contributions as defined in the plan agreement.

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)


Deferred Compensation Plan:

      Effective August 1, 1996, the Company adopted a deferred compensation plan for certain key employees of the Company. Under the Plan, the Company makes a mandatory contribution in an amount equal to a specific percentage of the gross monthly commission of the participant, as defined in the Plan document. In addition, the participant may elect to defer a minimum of 1 percent up to a maximum of 5 percent of their plan commission. The deferred compensation earns a rate of return based on a crediting rate set by the deferred compensation plan committee immediately following the end of each fiscal year. A participant shall be fully vested in contributions upon termination of employment other than a termination for cause, as defined in the Plan document. Under the original terms of the Plan, benefits are paid upon the earlier of a participant's termination of employment or the complete termination of the Plan by the Company. A participant with vested amounts valued at $50 or less shall receive a lump-sum payment. A participant with vested amounts valued at more than $50 shall receive installment payments over a maximum period of three years.

      As of July 31, 1998, the Company had accrued $1,331 for its obligations under the Plan. The Company's expense was $590 for the year ended July 31, 1997, $500 for the period August 1, 1998 through May 31, 1998, and $241 for the period from June 1, 1998 through July 31, 1998. Effective December 31, 1998, the Board of Directors amended the Plan to terminate the mandatory Company contributions and resolved that funds currently remaining be distributed as soon as administratively possible. At July 31, 1999, the Company had liquidated all but $26 of the deferred compensation obligation. There was no deferred compensation expense for the year ended July 31, 1999.

Employee Stock Option Plan (ESOP):

      In 1997, the Company maintained a defined contribution employee stock ownership plan (ESOP) covering substantially all employees. The ESOP had assets principally comprised of shares of the Company's common stock at July 31,1997. The Company made annual contributions to the ESOP in cash or shares of the Company's common stock in amounts determined by the Company's Board of Directors. For the year ended July 31, 1997, the Company contributed $800 to the ESOP in cash.

      In conjunction with the Transaction, the ESOP's participants' accounts were converted to cash and the ESOP was merged into the Company's 401(k) plan.

Producer Stock Equity Plan and Stock Ownership Plan:

      In February 1999, the Company entered into a Producer Stock Equity Plan and Stock Ownership Plan (the Plan). The Plan provides for three forms of incentive compensation: stock grants, stock purchase rights and incentive stock options. All of the shares granted under the Plan are subject to the stock repurchase option described in Note 10.

      Under the stock grants, participants received a one-time grant of Class A Common Stock determined by the aggregate net commissions earned during the 1998 calendar year. Under this option the Company granted 108,000 shares of its Class A Common Stock during February 1999.

      The stock purchase right provides that certain participants are eligible to purchase a number of shares determined by the aggregate net commissions earned during the 1998 calendar year. Under this provision, the Company granted stock purchase rights at $10.00 per share for 30,000 shares of its Class A Common Stock during February 1999. These rights were all exercised during February 1999.

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)


      The Company has reserved 111,000 shares of the Company's Class A Common Stock to be issued from 1999 to 2004 under the incentive stock option provisions of the Plan. No options will be issued under the Plan until subsequent to December 31, 1999.

NOTE 10--STOCKHOLDERS' EQUITY

Redeemable Preferred Stock:

      In 1998, the Company issued 4,000 shares of Class A Preferred Stock to the Robert F. Driver Family Trust, a related party, as part of the financing of the Transaction. Dividends are cumulative at 7.5 percent annually through May 1999, and at 10 percent annually thereafter. Payment of dividends on preferred shares ranks senior to all other classes of stock. These shares are nonvoting unless dividends are more than five quarters in arrears. The shares are redeemable at the option of either the board of directors or the holders upon the death of Robert F. Driver at $1,000 per share.

Stockholder Notes Receivable:

      Stockholder notes receivable represent obligations by certain members of management in connection with their purchase of Class A Common Stock. At July 31, 1999, stockholder notes receivable includes an amount related to a key employee for which the Company has agreed to forgive a portion of the note over a five year period based on continued employment.

Common Stock Warrants:

      Senior subordinated debt (see Note 6) issued in connection with the Transaction has 73,042 detachable warrants. Each warrant is convertible into one share of Class A Common Stock at an exercise price of $0.01 per share up through the earlier of May 28, 2008 or the sale of initial public offering of the Company. The value assigned to these warrants ($730) is included in additional paid-in capital.

      The Company issued 13,333 common stock warrants to an outside advisor as part of the Transaction. The warrants have an exercise price of $2.50 each. The fair value of the warrants is included in additional paid-in capital. The warrants were exercised during fiscal 1999.

      The Company issued 36,667 common stock warrants to an outside advisor as part of the acquisitions during the current fiscal year (see Note 4). The warrants have been exercised and the transaction has been recorded in additional paid in capital and common stock.

Class B Common:

      On November 12, 1997, the Company authorized 10,000,000 shares of Class B Common Stock, par value of $.01 per share. No shares of Class B Common Stock were outstanding as of July 31, 1998 or 1999.

Stock Repurchase Option:

      Stock granted subsequent to the May 31, 1998 transaction (see Note 2), is subject to a repurchase option by the Company. The repurchase clause stipulates that upon termination from employment the Company may repurchase a specified number of shares at the original fair market grant price. The specified shares that

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)

are not subject to repurchase are the total number of shares held less than five years multiplied by a fraction of the number of calendar years completed following May 31, 1998, divided by five years.

Stock Options:

      In January 1999, the Company granted and issued to certain key executives and outside advisors 40,000 stock options of its Class A Common Stock with an exercise price of $10.00 a share. These options were exercised in January 1999, and the shares issued in connection therewith are subject to the aforementioned stock repurchase option.

Stock Grants:

      In January 1999, the Company issued 95,000 shares of its Class A Common Stock to certain key executives. These shares were unrestricted, but are subject to the aforementioned stock repurchase option. Unearned compensation for the non-vested portion was recorded at the date of these awards based on the market value of the shares. Unearned compensation shown as a separate component of stockholders' equity is being amortized to expense over the four year vesting period. In connection with this grant, the Company loaned certain key executives an amount to pay their Federal and State income taxes. The note is payable in five equal annual installments commencing November 1, 1999 and bears interest at the lesser of the maximum rate permitted by the State of California or the prime rate. As of July 31, 1999, these amounts totalling $10 and $48 are included in other current assets and other assets, respectively.

      In February 1999, the Company issued 107,335 shares of its Class A Common Stock in connection with its Producer Stock Equity Program (PSEP). These shares are unrestricted, but are subject to the stock repurchase option as described above and vest over five years. Unearned compensation for the non-vested portion was recorded at the date of these awards based on the market value of the shares. Unearned compensation shown as a separate component of stockholders' equity is being amortized to expense over a five year vesting period.

      Subsequent to its acquisition of the business of the Public Entity Group of Sedgwick California, the Company issued 12,000 shares of Class A Common Stock to certain key executives. The shares are unrestricted, but are subject to the stock repurchase option described above.

      During the year ended July 31, 1999, the Company issued 11,300 shares of its Class A Common Stock as a bonus to certain key employees. These shares are unrestricted, but are subject to the stock repurchase option as described above.

Stock Sales:

      In February 1998, the Company issued 11,601 shares of its Class A Common Stock to certain of its key executives for cash consideration. The shares were unrestricted, but are subject to the stock purchase option as described in Note 10.

      In February 1999, the Company issued 30,195 shares of its Class A Common Stock in connection with its Producer Stock Equity Program (PSEP) for cash consideration. These shares are unrestricted, but are subject to the stock repurchase option as described in Note 10.

                           ROBERT F. DRIVER CO., INC.

               (Dollars In Thousands, Except Share and Per Share)


NOTE 11--CONTINGENCIES

      The Company is occasionally involved in routine insurance policy-related and employment practices litigation which has arisen in the ordinary course of its business. The litigation is covered in whole or in part by insurance. The conclusions of such matters are not expected to have a material adverse effect on the Company's consolidated financial statements.

NOTE 12--CENTERPRISE TRANSACTION

      In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company will merge with a wholly-owned subsidiary of Centerprise. All of the Company's outstanding shares of common stock will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Mann Frankfort Stein & Lipp, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Mann Frankfort Stein & Lipp, P.C. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 17, 1999

                       MANN FRANKFORT STEIN & LIPP, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      December 31,
                                                      -------------  June 30,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  288 $  606   $ 1,881
  Fees receivable, less allowance for doubtful
   accounts of $1,124, $1,356 and $1,878 (unaudited),
   respectively......................................  3,475  4,077     6,982
  Unbilled fees, at net realizable value.............    628    431     1,205
  Due from principals................................    119     14         8
  Prepaid expenses and other current assets..........     75     81        81
                                                      ------ ------   -------
    Total current assets.............................  4,585  5,209    10,157
Property and equipment, net..........................    874  1,142     1,196
Other assets.........................................      6      6         6
                                                      ------ ------   -------
    Total assets..................................... $5,465 $6,357   $11,359
                                                      ====== ======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $  160 $  879   $   101
  Accounts payable...................................     68     23       218
  Accrued compensation and related costs.............    133    126     2,179
  Income taxes payable...............................      2     27        (4)
  Deferred income taxes..............................  1,420  1,569     2,760
                                                      ------ ------   -------
    Total current liabilities........................  1,783  2,624     5,254
Long-term debt.......................................    794    473       799
Deferred income taxes................................     71     85        78
                                                      ------ ------   -------
    Total liabilities................................  2,648  3,182     6,131
                                                      ------ ------   -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 1,000,000 shares
   authorized, 1,573, 1,573 and 1,574 (unaudited)
   common shares issued and outstanding,
   respectively......................................      2      2         2
  Additional paid-in-capital.........................     58     58        61
  Retained earnings..................................  2,757  3,115     5,165
                                                      ------ ------   -------
    Total shareholders' equity.......................  2,817  3,175     5,228
                                                      ------ ------   -------
    Total liabilities and shareholders' equity....... $5,465 $6,357   $11,359
                                                      ====== ======   =======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                    Year Ended            Six Months Ended
                                   December 31,               June 30,
                              -------------------------  ---------------------
                               1996     1997     1998     1998     1999
                              -------  -------  -------  -------  -------
                                                           (Unaudited)
Revenues:
  Professional services.....  $13,292  $17,475  $21,631  $11,828  $16,630
                              -------  -------  -------  -------  -------
Expenses:
  Shareholder compensation
   and related costs........    4,423    6,636    8,921    3,942    4,916
  Employee compensation and
   related costs............    4,896    6,405    8,829    4,532    5,888
  Occupancy costs...........      410      527      659      320      418
  Office operating
   expenses.................      961    1,398    1,670      857    1,240
  Other selling, general and
   administrative expenses..      936    1,071    1,018      746      914
                              -------  -------  -------  -------  -------
                               11,626   16,037   21,097   10,397   13,376
                              -------  -------  -------  -------  -------
    Operating income........    1,666    1,438      534    1,431    3,254
                              -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense..........       35       32       58       33       44
  Interest income...........      (48)     (31)     (69)     (15)     (28)
  Other.....................      (26)      (2)     (26)      13        4
                              -------  -------  -------  -------  -------
                                  (39)      (1)     (37)      31       20
                              -------  -------  -------  -------  -------
Income before provision for
 income taxes...............    1,705    1,439      571    1,400    3,234
Provision for income taxes..       58      557      213      498    1,184
                              -------  -------  -------  -------  -------
Net income..................  $ 1,647  $   882  $   358  $   902  $ 2,050
                              =======  =======  =======  =======  =======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

            STATEMENT OF SHAREHOLDERS' EQUITY AND PARTNERS' CAPITAL

                       (In Thousands, Except Share Data)

                          Common Stock  Additional                                 Total
                          -------------  Paid-in-  Partners' Treasury Retained Shareholders'
                          Shares Amount  Capital    Capital   Stock   Earnings    Equity
                          ------ ------ ---------- --------- -------- -------- -------------
Balance at December 31,
 1995...................  1,180   $ 1      $108     $  972     $(85)   $1,221     $2,217
  Issuances of common
   stock................    --    --         35        --       --        --          35
  Net income............    --    --        --       1,573      --         74      1,647
  Draws on Partners'
   Capital..............    --    --        --      (1,964)     --        --      (1,964)
                          -----   ---      ----     ------     ----    ------     ------
Balance at December 31,
 1996...................  1,180     1       143        581      (85)    1,295      1,935
  Cancellation of
   treasury stock.......    --     --       (85)       --        85       --         --
  Issuances of common
   stock for pooling of
   interests business
   combination..........    393     1       --        (581)     --        580        --
  Net income............    --    --        --         --       --        882        882
                          -----   ---      ----     ------     ----    ------     ------
Balance at December 31,
 1997...................  1,573     2        58        --       --      2,757      2,817
  Net income............    --    --        --         --       --        358        358
                          -----   ---      ----     ------     ----    ------     ------
Balance at December 31,
 1998...................  1,573     2        58        --       --      3,115      3,175
                          -----   ---      ----     ------     ----    ------     ------
Unaudited data:
  Issuances of common
   stock................      1   --          3        --       --        --           3
  Net income............    --    --        --         --       --      2,050      2,050
                          -----   ---      ----     ------     ----    ------     ------
Balance at June 30, 1999
 (unaudited)............  1,574   $ 2      $ 61     $  --      $--     $5,165     $5,228
                          =====   ===      ====     ======     ====    ======     ======





                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                          Year Ended            Six Months
                                         December 31,         Ended June 30,
                                     -----------------------  ----------------
                                      1996     1997    1998    1998     1999
                                     -------  -------  -----  -------  -------
                                                                (Unaudited)
Cash flows from operating
 activities:
  Net income........................ $ 1,647  $   882  $ 358  $   902  $ 2,050
  Adjustments to reconcile net
   income to net cash provided by
   (used in) operating activities:
    Depreciation and amortization...     202      132    266      112      176
    Change in deferred income
     taxes..........................      (4)     466    163      498    1,184
    Changes in operating assets and
     liabilities:
      Fees receivable...............    (121)  (1,197)  (602)  (1,095)  (2,905)
      Unbilled fees.................    (104)    (139)   197     (699)    (774)
      Prepaid expenses and other
       current assets...............     (30)      64     99     (204)      (6)
      Accounts payable..............      27      (76)   (45)     167      195
      Accrued compensation and
       related costs................    (254)      70     (7)   2,005    2,053
      Other.........................     (29)      90     25      (11)     (19)
                                     -------  -------  -----  -------  -------
        Net cash provided by
         operating activities.......   1,334      292    454    1,675    1,954
                                     -------  -------  -----  -------  -------
Cash flows from investing
 activities:
  Purchase of property and
   equipment........................    (123)    (625)  (534)    (164)    (230)
                                     -------  -------  -----  -------  -------
        Net cash used in investing
         activities.................    (123)    (625)  (534)    (164)    (230)
                                     -------  -------  -----  -------  -------
Cash flows from financing
 activities:
  Proceeds from issuance of long-
   term debt........................     300    1,200    750      --       319
  Payments of long-term debt........    (466)    (680)  (352)    (292)    (771)
  Draws on Partners' Capital........  (1,964)     --     --       --       --
  Proceeds from issuance of common
   stock............................      35      --     --       --         3
                                     -------  -------  -----  -------  -------
        Net cash provided by (used
         in) financing activities...  (2,095)     520    398     (292)    (449)
                                     -------  -------  -----  -------  -------
Net increase (decrease) in cash and
 cash equivalents...................    (884)     187    318    1,219    1,275
Cash and cash equivalents at
 beginning of period................     985      101    288      721      606
                                     -------  -------  -----  -------  -------
Cash and cash equivalents at end of
 period............................. $   101  $   288  $ 606  $ 1,940  $ 1,881
                                     =======  =======  =====  =======  =======
Supplemental disclosures of cash
 flow information:
  Interest paid..................... $    35  $    32  $  58  $    33  $    44
  Income taxes paid................. $    33  $    13  $  19  $    12  $    30


                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Mann Frankfort Stein & Lipp, P.C. (the Company) is a full service firm of professional accountants and business advisors which offers accounting, tax and consulting services to a variety of clients in the Houston, Texas market.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 12 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)


Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 1999, and the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--BUSINESS COMBINATIONS

      On January 1, 1997, the Company merged with Schulse Hartwig Richter & Company, L.L.P. (SHRCO), in a business combination accounted for as a pooling of interests. Former partners in SHRCO exchanged their partnership interests for common stock in the Company, and received stock totaling 25 percent of the outstanding stock immediately following the merger. The results of SHRCO's operations during the year ended December 31, 1996 have been combined with the Company's as if the two entities had been combined prior to 1996. The conversion of partnership interests to common stock has been accounted for in 1997.

      The following presents the separate results of the Company (excluding the results of SHRCO prior to the date on which it was acquired), and the SHRCO results up to the date on which it was acquired:

                                                         Company SHRCO  Combined
                                                         ------- ------ --------
   For the year ended December 31, 1996:
     Revenues........................................... $9,921  $3,371 $13,292
     Net income......................................... $   74  $1,573 $ 1,647

      SHRCO's partner draws have not been reflected as an expense in the Company's 1996 statement of income. Additionally, as a partnership, SHRCO was not subject to federal level taxation.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            (Dollars In Thousands)


NOTE 4--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                  December 31,
                                                 ----------------   June 30,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures................... $   877  $ 1,036    $ 1,049
       Computer equipment.......................   1,132    1,459      1,579
       Leasehold improvements...................      27       75        171
                                                 -------  -------    -------
                                                   2,036    2,570      2,799
       Less accumulated depreciation and
        amortization............................  (1,162)  (1,428)    (1,603)
                                                 -------  -------    -------
                                                 $   874  $ 1,142    $ 1,196
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                              Year Ended December    Six  Months
                                                      31,               Ended
                                              ---------------------   June  30,
                                              1996    1997    1998      1999
                                              -----  ------  ------  -----------
                                                                     (Unaudited)
     Balance at beginning of period.......... $ 581  $  552  $1,124    $1,356
     Additions to costs and expenses.........   489     755     687       712
     Write-offs..............................  (518)   (183)   (455)     (190)
                                              -----  ------  ------    ------
     Balance at end of period................ $ 552  $1,124  $1,356    $1,878
                                              =====  ======  ======    ======

NOTE 6--CREDIT FACILITIES

Long-Term Debt:

      Long-term debt consists of the following:

                                                    December 31,
                                                    -------------   June  30,
                                                    1997    1998      1999
                                                    -----  ------  -----------
                                                                   (Unaudited)
     Notes payable, secured by certain assets of
      the Company, interest rate 7.25%, maturities
      from 1999 through 2004......................  $ 954  $1,352     $ 900
     Less current maturities of long-term debt....   (160)   (879)     (101)
                                                    -----  ------     -----
       Total long-term debt.......................  $ 794  $  473     $ 799
                                                    =====  ======     =====

      Maturities on long-term debt are as follows:

     1999..............................................................  $  879
     2000..............................................................     136
     2001..............................................................     148
     2002..............................................................     159
     2003..............................................................      30
                                                                         ------
       Total maturities of long-term debt..............................  $1,352
                                                                         ======

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            (Dollars In Thousands)


NOTE 7--INCOME TAXES

      The provision for income taxes consists of:

                                                                    Six Months
                                                       Year Ended      Ended
                                                      December 31,   June  30,
                                                     -------------- -----------
                                                     1996 1997 1998 1998  1999
                                                     ---- ---- ---- ---- ------
                                                                    (Unaudited)
     Income taxes currently payable:
       Federal...................................... $21  $ 25 $ 50 $ -- $   --
                                                     ---  ---- ---- ---- ------
     Deferred income tax expense:
       Federal......................................  37   532  163  498  1,184
                                                     ---  ---- ---- ---- ------
         Total provision for income taxes........... $58  $557 $213 $498 $1,184
                                                     ===  ==== ==== ==== ======

    Deferred taxes are comprised of the following:

                                                      December 31,
                                                      -------------  June  30,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
     Current deferred tax assets:
       Allowance for doubtful accounts............... $  467 $  512   $  762
       Accrued liabilities...........................     40     34      225
                                                      ------ ------   ------
         Total current deferred tax assets...........    507    546      987
     Current deferred tax liabilities:
       Accounts receivable and unbilled fees.........  1,903  2,090    3,628
       Other.........................................     24     25      119
                                                      ------ ------   ------
         Total current deferred tax liabilities......  1,927  2,115    3,747
                                                      ------ ------   ------
         Net current deferred tax liabilities........  1,420  1,569    2,760
     Non-current deferred tax liabilities:
       Property and equipment........................     71     85       78
                                                      ------ ------   ------
     Net deferred tax liability...................... $1,491 $1,654   $2,838
                                                      ====== ======   ======

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                 Six  Months
                                                 Year Ended         Ended
                                                December 31,      June 30,
                                               ----------------  -------------
                                               1996  1997  1998  1998    1999
                                               ----  ----  ----  -----   -----
                                                                 (Unaudited)
     U.S. federal statutory rate..............  35%   35%   35%     35%     35%
     Partnership income not subject to
      corporate-level taxation................ (34)   --    --      --      --
     Other....................................   2     2     2       1       2
                                               ---   ---   ---   -----   -----
     Effective income tax rate................   3%   37%   37%     36%     37%
                                               ===   ===   ===   =====   =====

      In 1996, $1,573 of the Company's pretax income was attributable to a partnership acquired in a pooling-of-interests transaction. No provision was made for taxes on this income as it was taxable directly to the partners.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)


NOTE 8--LEASE COMMITMENTS

      The Company leases office facilities under a noncancelable lease agreement, which expires in 2002. This lease allows the Company, at its option, to extend the lease term at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

                                                                       Operating
                                                                        Leases
                                                                       ---------
     1999.............................................................  $  603
     2000.............................................................     621
     2001.............................................................     621
     2002.............................................................     103
                                                                        ------
     Total minimum lease payments.....................................  $1,948
                                                                        ======

      Rent expense for this operating lease for the fiscal years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999 was $344, $429, $530, $235 (unaudited) and $347 (unaudited), respectively.

NOTE 9--EMPLOYEE BENEFIT PLAN

401(k) Plan:

      The Company sponsors a 401(k) savings plan for the benefit of its employees. Generally, employees who have attained the age of 21 and have one year's creditable service may make salary deferrals to the plan, up to 6 percent of their salary on a pre-tax basis and up to 15 percent of their salary on an after-tax basis. The Company, at its discretion, may make matching contributions from its earnings. Contributions for each of the three years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999 were $52, $61, $67, $30 (unaudited) and $91 (unaudited), respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company will convert from a professional corporation to a business corporation by adopting a plan of conversion and amending its organizational documents (the "MFSL Company"). Thereafter, a wholly-owned subsidiary of Centerprise will merge with and into MFSL Company. All of the MFSL Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Follmer, Rudzewicz & Company, P.C.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Follmer, Rudzewicz and Company, P.C. and its subsidiary at May 31, 1998 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 20, 1999

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      May 31,
                                                  ----------------  August 31,
                                                   1998     1999       1999
                                                  -------  -------  -----------
                                                                    (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...................... $   771  $   823    $   566
  Funds held in trust for clients................      10       13         14
  Fees receivable, less allowance for doubtful
   accounts of $693, $754 and $870 (unaudited),
   respectively..................................   5,553    5,749      5,583
  Unbilled fees, at net realizable value.........   2,334    2,657      2,506
  Prepaid expenses and other current assets......     314      668        109
                                                  -------  -------    -------
    Total current assets.........................   8,982    9,910      8,778
Property and equipment, net......................   1,234    1,411      1,295
Cash surrender value, life insurance.............   2,832    3,518      3,610
Deferred income taxes............................   1,066    1,478      1,556
Other assets.....................................     106       72         40
                                                  -------  -------    -------
    Total assets................................. $14,220  $16,389    $15,279
                                                  =======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt................................ $   345  $ 1,103    $    96
  Notes payable to shareholders..................   1,693    3,798      3,216
  Accounts payable and other accrued expenses....      55       83        145
  Accrued compensation and related costs to
   shareholders..................................   4,080    3,987      5,456
  Accrued compensation and related costs to
   employees.....................................   1,259    1,457        635
  Income taxes payable...........................     --       --         406
  Deferred income taxes..........................   1,245    1,299        733
                                                  -------  -------    -------
    Total current liabilities....................   8,677   11,727     10,687
Long-term debt...................................     371      --         --
Retirement plan..................................   2,978    4,280      4,584
                                                  -------  -------    -------
    Total liabilities............................  12,026   16,007     15,271
                                                  -------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 50,000 shares
   authorized, 10,400, 7,500, and 7,500
   (unaudited) shares issued and outstanding at
   May 31, 1998 and 1999 and August 31, 1999,
   respectively..................................      10        8          8
  Additional paid-in-capital.....................   1,210    1,234      1,234
  Treasury stock, at cost, 250 shares at May 31,
   1998 and 1999 and August 31, 1999,
   respectively..................................    (140)    (140)      (140)
  Retained earnings (deficit)....................   1,114     (720)    (1,094)
                                                  -------  -------    -------
    Total shareholders' equity...................   2,194      382          8
                                                  -------  -------    -------
    Total liabilities and shareholders' equity... $14,220  $16,389    $15,279
                                                  =======  =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (In Thousands)

                                                                Three Months
                                        Fiscal Year Ended           Ended
                                             May 31,             August 31,
                                     -------------------------  --------------
                                      1997     1998     1999     1998    1999
                                     -------  -------  -------  ------  ------
                                                                 (Unaudited)
Revenues:
  Professional services............. $17,954  $19,417  $22,525  $4,263  $5,367
                                     -------  -------  -------  ------  ------
Expenses:
  Shareholder compensation and
   related costs....................   6,646    7,339    8,797   1,553   2,406
  Employee compensation and related
   costs............................   7,567    8,225    9,949   1,979   2,275
  Occupancy costs...................   1,045      990    1,134     279     285
  Office operating expenses.........     861      870      977     259     191
  Depreciation and amortization.....     394      475      485     118     144
  Other selling, general and
   administrative expenses..........   1,742    1,556    2,092     510     459
                                     -------  -------  -------  ------  ------
                                      18,255   19,455   23,434   4,698   5,760
                                     -------  -------  -------  ------  ------
    Operating loss..................    (301)     (38)    (909)   (435)   (393)
                                     -------  -------  -------  ------  ------
Other (income) expense:
  Interest expense..................      79      101      103      45      78
  Interest income...................     (51)     (22)     (30)     (7)     (8)
  Other.............................    (156)    (192)     (80)    (17)     (2)
                                     -------  -------  -------  ------  ------
                                        (128)    (113)      (7)     21      68
                                     -------  -------  -------  ------  ------
Income (loss) before provision for
 income taxes.......................    (173)      75     (902)   (456)   (461)
Provision (benefit) for income
 taxes..............................     191      286     (156)    (75)    (87)
                                     -------  -------  -------  ------  ------
Net loss............................ $  (364) $  (211) $  (746) $ (381) $ (374)
                                     =======  =======  =======  ======  ======



          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                 (In Thousands)

                         Common Stock  Additional Treasury Stock                 Total
                         -------------  Paid-in-  ---------------  Retained  Shareholders'
                         Shares Amount  Capital   Shares  Amount   Earnings     Equity
                         ------ ------ ---------- ------  -------  --------  -------------
Balance at May 31,
 1996...................   10    $10     $1,082    2,990  $(1,189) $ 1,906      $ 1,809
  Reissuances of
   treasury stock.......  --      --        --    (2,900)     959      --           959
  Net loss..............  --      --        --       --       --      (364)        (364)
                          ---    ---     ------   ------  -------  -------      -------
Balance at May 31,
 1997...................   10     10      1,082       90     (230)   1,542        2,404
  Issuances of common
   stock................  --      --        141      --       --       --           141
  Purchases of treasury
   stock................  --      --        --       250     (140)     --          (140)
  Retirement of treasury
   stock................  --      --        (13)     (90)     230     (217)         --
  Net loss..............  --      --        --       --       --      (211)        (211)
                          ---    ---     ------   ------  -------  -------      -------
Balance at May 31,
 1998...................   10     10      1,210      250     (140)   1,114        2,194
  Purchase and
   retirement of common
   stock................   (2)    (2)       --       --       --    (1,088)      (1,090)
  Shareholder
   contribution.........  --      --         24      --       --       --            24
  Net loss..............  --      --        --       --       --      (746)        (746)
                          ---    ---     ------   ------  -------  -------      -------
Balance at May 31,
 1999...................    8      8      1,234      250     (140)    (720)         382
  Net loss (unaudited)..  --      --        --       --       --      (374)        (374)
                          ---    ---     ------   ------  -------  -------      -------
Balance at August 31,
 1999 (unaudited).......    8    $ 8     $1,234      250  $  (140) $(1,094)     $     8
                          ===    ===     ======   ======  =======  =======      =======




          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In Thousands)

                                                                 Three Months
                                             Fiscal Year            Ended
                                            Ended May 31,         August 31,
                                        -----------------------  -------------
                                         1997     1998    1999   1998    1999
                                        -------  ------  ------  -----  ------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net loss............................. $  (364) $ (211) $ (746) $(381) $ (374)
 Adjustments to reconcile income to net
  cash provided by operating
  activities:
    Depreciation and amortization......     394     466     485    118     144
    Change in deferred taxes...........     (85)   (429)   (358)  (354)   (644)
    Loss on disposal of property and
     equipment.........................       5       1       8    --      --
  Changes in operating assets and
   liabilities:
      Funds held in trust..............       9      (2)     (3)    (2)     (1)
      Fees receivable..................    (154)   (565)   (196)   842     166
      Unbilled fees....................  (1,059)    728    (323)  (600)    151
      Prepaid expenses and other
       current assets..................    (654)    552    (354)   (85)    559
      Accounts payable and other
       accrued expenses................      25     (87)     28    200      62
      Accrued compensation and related
       costs...........................   1,118    (276)   (105)    81     647
      Income taxes payable.............    (256)    --      --     240     406
      Retirement plans.................   1,015   1,208   1,302    325     304
      Other............................     232      23      34      3      32
                                        -------  ------  ------  -----  ------
        Net cash provided by (used in)
         operating activities..........     226   1,408    (228)   387   1,452
                                        -------  ------  ------  -----  ------
Cash flows from investing activities:
  Purchase of property and equipment...    (646)   (307)   (437)  (178)    (28)
  Proceeds from sale of property and
   equipment...........................      36      24       1    --      --
  Increase in cash surrender value.....    (612)   (644)   (686)  (100)    (92)
                                        -------  ------  ------  -----  ------
        Net cash used in investing
         activities....................  (1,222)   (927) (1,122)  (278)   (120)
                                        -------  ------  ------  -----  ------
Cash flows from financing activities:
  Proceeds from issuance of long-term
   debt................................     --      500     --     --      --
  Payments of long-term debt...........    (139)   (481)   (613)   (85)    --
  Proceeds from borrowings on line of
   credit..............................     --      --    1,000    --      --
  Payments on line of credit...........     --      --      --     --   (1,000)
  Proceeds from (payments of) short-
   term debt, net......................     500    (500)    --     --       (7)
  Advances (repayments) to
   shareholders........................     857     377   2,105   (564)   (582)
  Acquisition and retirement of stock..     --      --   (1,090)   --      --
  Proceeds from issuance of stock......     --      141     --     --      --
                                        -------  ------  ------  -----  ------
        Net cash provided by (used in)
         financing activities..........   1,218      37   1,402   (649) (1,589)
                                        -------  ------  ------  -----  ------
Net increase (decrease) in cash and
 cash equivalents......................     222     518      52   (540)   (257)
Cash and cash equivalents at beginning
 of period.............................      31     253     771    771     823
                                        -------  ------  ------  -----  ------
Cash and cash equivalents at end of
 period................................ $   253  $  771  $  823  $ 231  $  566
                                        =======  ======  ======  =====  ======
Supplemental disclosures of cash flow
 information:
  Interest paid........................ $    75  $  101  $  103  $  46  $   79
  Income taxes paid.................... $   347  $  841  $  536  $  75  $   85

Noncash transactions:
   As of March 31, 1999, Report Systems, Inc. ("RSI") was contributed to the Company. The book value of property, plant and equipment was transferred to the Company as additional paid-in capital. The net book value of transferred equipment was $24 (Note 10).
   During 1998, the Company reacquired 250 shares of treasury stock in the amount of $140 through issuance of a note payable to shareholder. The Company also retired 90 shares of treasury stock in the amount of $230 in 1998.
   During 1997, the Company issued 2,900 shares of treasury stock in the amount of $959 through retirement of a note payable to shareholder.
          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Follmer, Rudzewicz & Company (the Company) is a full service firm of professional accountants and business advisors to privately held companies and their owners. The Company was founded in 1968 and primarily operates in Michigan.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Bridgeco, Inc. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Funds Held in Trust for Clients:

      Funds held in trust for clients are restricted amounts held for client trust fund. A corresponding liability is recorded by the Company and is included in other long-term liabilities.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                    (Dollars In Thousands, Except Per Share)

betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through May 31, 1999.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

      The Company's cash balances are concentrated primarily with one financial institution.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all the adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at August 31, 1999 and the results of its operations and its cash flow for the three months ended August 31, 1999 and 1998, as presented in the accompanying unaudited interim financial statements.

                      FOLLMER, RUDZEWICZ & COMPANY, P.C.

                            (Dollars In Thousands)


NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                     May 31,
                                                 ----------------  August 31,
                                                  1998     1999       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net
        Furniture and fixtures.................. $   729  $   977    $   978
       Computer equipment.......................   1,729    2,104      2,131
       Automobiles..............................     --        41         41
       Leasehold improvements...................     261      270        270
                                                 -------  -------    -------
                                                   2,719    3,392      3,420
       Less accumulated depreciation and
        amortization............................  (1,485)  (1,981)    (2,125)
                                                 -------  -------    -------
                                                 $ 1,234  $ 1,411    $ 1,295
                                                 =======  =======    =======

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                           Fiscal Year
                                          Ended May 31,
                                        -------------------  Three Months Ended
                                        1997   1998   1999    August 31, 1999
                                        -----  -----  -----  ------------------
                                                                (Unaudited)
     Balance at beginning of period.... $ 598  $ 885  $ 693         $754
     Additions to costs and expenses...   579    375    693          144
     Less write-offs...................  (292)  (567)  (632)         (28)
                                        -----  -----  -----         ----
     Balance at end of period.......... $ 885  $ 693  $ 754         $870
                                        =====  =====  =====         ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                           May 31,
                                                         ----------- August 31,
                                                         1998  1999     1999
                                                         ---- ------ -----------
                                                                     (Unaudited)
     Line of credit..................................... $--  $1,000    $--
     Current maturities of long-term debt...............  345    --      --
     Other short term debt..............................  --     103      96
                                                         ---- ------    ----
         Total short-term debt.......................... $345 $1,103    $ 96
                                                         ==== ======    ====

      The Company has available a $1,500 line of credit with Comerica Bank, used to finance short-term cash flow needs. Interest on the line is payable monthly at prime rate, and is collateralized by any of the Company's assets in the bank's possession. There are no significant covenants related to this line.

      Other short-term debt consists of a note to a former shareholder that bears interest at 10%.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

      Long-term debt consists of the following:

                                                                         May 31,
                                                                          1998
                                                                         -------
     Notes payable, secured by certain assets of the Company, interest rates ranging from 8% to 10%, maturities from August 2000 through
      December 2002....................................................   $ 716
     Less current maturities of long-term debt.........................    (345)
                                                                          -----
         Total long-term debt..........................................   $ 371
                                                                          =====

      All long-term debt was paid off during fiscal year 1999.

NOTE 6--INCOME TAXES

      The provision (benefit) for income taxes consists of:

                                                                    Three
                                               Fiscal Year         Months
                                                  Ended             Ended
                                                 May 31,         August 31,
                                             ------------------  ------------
                                             1997  1998   1999   1998   1999
                                             ----  -----  -----  -----  -----
                                                                 (Unaudited)
     Income taxes currently payable
        Federal............................. $ 90  $ 493  $ (56) $ 196  $ 500
       State................................  186    222    258     40     56
                                             ----  -----  -----  -----  -----
                                              276    715    202    236    556
     Deferred income tax benefit:
       Federal..............................  (80)  (406)  (339)  (294)  (608)
       State................................   (5)   (23)   (19)   (17)   (35)
                                             ----  -----  -----  -----  -----
         Total provision (benefit) for
          taxes............................. $191  $ 286  $(156) $ (75) $ (87)
                                             ====  =====  =====  =====  =====

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


    Deferred taxes are comprised of the following:

                                       May 31,
                                   ----------------  August 31,
                                    1998     1999       1999
                                   -------  -------  -----------
                                                     (Unaudited)
     Current deferred tax
      liabilities:
       Accrual to cash
        adjustment...............  $(1,245) $(1,299)   $ (733)
                                   -------  -------    ------
     Long-term deferred tax
      assets (liabilities):
       Property and equipment....      (36)    (105)     (140)
       Supplemental Executive
        Retirement Plan..........    1,102    1,583     1,696
                                   -------  -------    ------
         Total long-term deferred
          tax asset..............    1,066    1,478     1,556
                                   -------  -------    ------
     Net deferred tax (liability)
      asset......................  $  (179) $   179    $  823
                                   =======  =======    ======

      The Company's income tax expense varied from the amounts resulting from applying the applicable U.S. federal statutory tax rate to pre-tax income as follows:

                                                              Three Months
                                            Fiscal Year           Ended
                                           Ended May 31,       August 31,
                                          -----------------  -----------------
                                          1997  1998  1999   1998   1999
                                          ----  ----  -----  -----  -----
                                                             (Unaudited)
     Tax provision (benefit) at U.S.
      federal statutory rate............  $(61) $ 26  $(317) $(146) $(142)
     Net increase in life insurance cash
      surrender value...................   (15)  (14)   (95)   (24)   (23)
     Nondeductible expenses.............    90    83     89     25     22
     State tax rate.....................    (3)    2    (18)    (9)   (11)
     State permanent differences, net of
      federal benefit...................   180   189    185     79     67
                                          ----  ----  -----  -----  -----
     Total provision (benefit) for
      taxes.............................  $191  $286  $(156) $ (75) $ (87)
                                          ====  ====  =====  =====  =====

NOTE 7--LEASE COMMITMENTS

      The Company leases various office facilities and vehicles under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option, to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     2000............................................................... $1,073
     2001...............................................................  1,090
     2002...............................................................  1,065
     2003...............................................................  1,091
     2004...............................................................  1,117
                                                                         ------
     Total minimum lease payments....................................... $5,436
                                                                         ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


      Rent expense for all operating leases for the fiscal years ended May 31, 1997, 1998, 1999 and the three months ended August 31, 1998 and 1999 was $1,077, $1,129, $1,216, $396 (unaudited) and $375 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLANS

401(k) Plan:

      The Company has a contributory defined contribution benefit plan covering substantially all employees who have completed one year of service and have attained the age of 21. Company contributions are discretionary and amounted to $150, $115, $179, $44 (unaudited) and $44 (unaudited), for the fiscal years ended May 31, 1997, 1998, 1999 and the three months ended August 31, 1998 and 1999, respectively.

Supplemental Executive Retirement Plan:

      During November 1995, the Company adopted a Supplemental Executive Retirement Plan (SERP) to provide benefits to certain shareholders and employees (the Participants) or their beneficiaries. A Participant becomes eligible to participate in the SERP on June 1 of the year following the Participant's second anniversary as an account executive.

      If the Participants retire from employment with the Company on or after attaining age 65, they are entitled to an annual SERP benefit of 66.67% of their highest three year average compensation for the period following their eligibility to participate in the SERP. If the Participant retires from the Company prior to obtaining age 65, the benefit otherwise payable is multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. If the Participant retires as a result of a total and permanent disability or dies before retiring, the Participant's (or their beneficiaries') supplemental disability benefit is deemed to be 33.33% of the Participant's highest three year average compensation for the period following their eligibility to participate in the SERP, multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. In all cases, SERP benefits are payable for a period of seven years.

      The Company may terminate or freeze benefits under the SERP at any time, provided it commences payment of the present value of the Participant's vested benefit at the time of such termination.

      Net deferred compensation cost for the Company includes the following components:

                                                            Fiscal Year Ended
                                                                 May 31,
                                                           --------------------
                                                            1997   1998   1999
                                                           ------ ------ ------
     Service cost......................................... $  344 $  384 $  435
     Interest cost........................................    420    476    519
     Amortization of prior service cost...................    348    348    348
                                                           ------ ------ ------
     Net deferred compensation cost....................... $1,112 $1,208 $1,302
                                                           ====== ====== ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


      Assumptions used in the development of pension data follow:

                                                         Fiscal Year Ended
                                                              May 31,
                                                         ---------------------
                                                         1997    1998    1999
                                                         -----   -----   -----
     Discount rate......................................   7.0%    7.0%    7.0%
     Rates of increase in compensation levels...........   4.0%    4.0%    4.0%

      The Company's SERP is currently unfunded. However, the Company does maintain life insurance policies on the SERP's participants. The following table presents the status of the Company's SERP benefits:

                                                                  May 31,
                                                              ----------------
                                                               1998     1999
                                                              -------  -------
     Projected benefit obligation:
       Active plan participants.............................. $ 7,291  $ 8,246
       Retirees..............................................     --       --
                                                              -------  -------
     Funded status...........................................  (7,291)  (8,246)
     Unrecognized prior service cost.........................   4,301    3,954
     Unrecognized gain.......................................      12       12
                                                              -------  -------
     Accrued SERP cost....................................... $(2,978) $(4,280)
                                                              =======  =======

NOTE 9--CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--RELATED PARTY TRANSACTIONS

      Report Systems, Inc. (RSI) (which is owned by the shareholders of the Company) provides bookkeeping services to certain clients of the Company. Through the end of fiscal year 1997, the Company had leased computer equipment from RSI. Additionally, RSI provides certain bookkeeping services to the Company. The cost of these services were negotiated on an arms length basis and amounted to $64, $10 and $5 for the years ended May 31, 1997, 1998 and the ten months ended March 31, 1999, respectively.

      The partners of the Company also own 100% of RSI. During March 1999, the Company acquired for cash the accounts receivable and work in process at net realizable value for $99 and $20, respectively. Subsequently, during March 1999, the partners contributed certain equipment, primarily personal computers, formerly owned by RSI to the Company. As both companies were controlled by the partners of the Company, this contribution of non-cash assets by the partners was accounted for at historical cost.

      Notes payable to shareholders represent amounts due under the partner bonus program. Partner bonuses are accrued at fiscal year end and repaid, together with interest, over the six month period ending December 31.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)

The notes accrue interest at rates ranging from 8.0% to 8.5%. Interest payments of $30 and $70 were paid to shareholders in 1998 and 1999, respectively.

      There are notes and other receivables from certain shareholders in the aggregate amount of $10, $20, and $26 (unaudited) at May 31, 1998 and 1999 and August 31, 1999, respectively, which are included in other assets.

      The Company leases its Southfield, Michigan space from Lincoln Development Corporation, a company which is 50 percent owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680, which increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736.

NOTE 11--CENTERPRISE TRANSACTION

      In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company stockholders will create FRF Holding LLC and capitalize it with their stock of the Company. The Company will convert from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

      In connection with the pending merger described above, the shareholders have tentatively agreed to rescind all shareholders' benefits related to the SERP Plan described in Note 8.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Berry, Dunn, McNeil & Parker, Chartered

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Berry, Dunn, McNeil & Parker, Chartered at June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 26, 1999

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                                  June 30,
                                                               ---------------
                                                                1998     1999
                                                               -------  ------
ASSETS
Current assets:
  Cash and cash equivalents................................... $ 2,013  $   69
  Fees receivable, less allowance for doubtful accounts of
   $924 and $749, respectively................................   4,349   3,873
  Unbilled fees, at net realizable value......................   1,341   1,556
  Prepaid expenses and other current assets...................     183     117
                                                               -------  ------
    Total current assets......................................   7,886   5,615
Property and equipment, net...................................   1,763   1,548
Intangible assets, net........................................   1,058   1,247
Deferred income taxes.........................................     423     423
Other assets..................................................      15     --
                                                               -------  ------
    Total assets.............................................. $11,145  $8,833
                                                               =======  ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................................. $ 2,612  $1,631
  Due to principals...........................................   4,906   3,973
  Accounts payable............................................      99     106
  Accrued employee compensation and related costs.............     785     860
  Deferred compensation.......................................     619     529
  Deferred income taxes.......................................     653     653
  Other accrued liabilities...................................     208     239
                                                               -------  ------
    Total current liabilities.................................   9,882   7,991
Deferred compensation.........................................     542     495
Other long-term liabilities...................................       4     --
                                                               -------  ------
    Total liabilities.........................................  10,428   8,486
                                                               -------  ------
Commitments and contingencies
Shareholders' equity:
  Redeemable common stock and contributed capital, no par
   value; 10,000 shares authorized, 32 and 9,745 common shares issued and outstanding at June 30, 1998 and 1999,
   respectively...............................................   1,222     924
  Accumulated deficit.........................................    (216)   (216)
  Related party advances......................................    (289)   (361)
                                                               -------  ------
    Total shareholders' equity................................     717     347
                                                               -------  ------
    Total liabilities and shareholders' equity................ $11,145  $8,833
                                                               =======  ======

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                                           Fiscal Year
                                                         Ended June 30,
                                                     -------------------------
                                                      1997     1998     1999
                                                     -------  -------  -------
Revenues:
  Professional services............................. $16,812  $17,916  $18,604
                                                     -------  -------  -------
Expenses:
  Shareholder compensation and related costs........   6,214    7,113    6,574
  Employee compensation and related costs...........   6,441    6,318    7,513
  Occupancy costs...................................   1,248    1,256    1,438
  Office operating expenses.........................   1,690    1,811    1,675
  Other selling, general and administrative
   expenses.........................................   1,175    1,338    1,348
                                                     -------  -------  -------
                                                      16,768   17,836   18,548
                                                     -------  -------  -------
    Operating income................................      44       80       56
                                                     -------  -------  -------
Other (income) expense:
  Interest expense..................................     291      326      347
  Interest income...................................    (254)    (261)    (286)
  Other.............................................       7       15       (5)
                                                     -------  -------  -------
                                                          44       80       56
                                                     -------  -------  -------
Net income.......................................... $   --   $   --   $   --
                                                     =======  =======  =======




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                              Common Stock                Related      Total
                              --------------  Accumulated  Party   Shareholders'
                              Shares  Amount    Deficit   Advances    Equity
                              ------  ------  ----------- -------- -------------
Balance at June 30, 1996.....    27   $1,023     $(216)    $(425)      $ 382
  Capital contributed by
   principals................     4      144       --        --          144
  Net decrease in related
   party advances............   --       --        --        198         198
                              -----   ------     -----     -----       -----
Balance at June 30, 1997.....    31    1,167      (216)     (227)        724
  Capital contributed by
   principals................     2       92       --        --           92
  Redemption of capital
   contributed by
   principals................    (1)     (37)      --        --          (37)
  Net increase in related
   party advances............   --       --        --        (62)        (62)
                              -----   ------     -----     -----       -----
Balance at June 30, 1998.....    32    1,222      (216)     (289)        717
  Capital contributed by
   principals................   --       211       --        --          211
  Issuance of shares......... 9,716      --        --        --          --
  Redemption of capital
   contributed by
   principals................    (3)    (509)      --        --         (509)
  Net increase in related
   party advances............   --       --        --        (72)        (72)
                              -----   ------     -----     -----       -----
Balance at June 30, 1999..... 9,745   $  924     $(216)    $(361)      $ 347
                              =====   ======     =====     =====       =====




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                           Fiscal Year
                                                         Ended June 30,
                                                     -------------------------
                                                      1997     1998     1999
                                                     -------  -------  -------
Cash flows from operating activities:
  Net income........................................ $   --   $   --   $   --
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation and amortization...................     810      908    1,067
    Provision for (recovery of) uncollectible fees
     receivable.....................................     210      278       (2)
    Loss on disposal of property and equipment......     --       --         8
    Changes in operating assets and liabilities:
      Fees receivable...............................    (735)    (798)     478
      Unbilled fees.................................    (233)    (101)    (215)
      Prepaid expenses and other current assets.....    (238)     (87)      66
      Due to principals.............................   1,232    1,185     (477)
      Accounts payable..............................     (26)    (105)       7
      Other accrued liabilities.....................     154      (15)      31
      Accrued employee compensation and related
       costs........................................     121      150       75
      Other.........................................    (239)     157     (141)
                                                     -------  -------  -------
        Net cash provided by operating activities...   1,056    1,572      897
                                                     -------  -------  -------
Cash flows from investing activities:
  Business acquisitions.............................    (453)    (390)    (342)
  Purchase of property and equipment................    (665)    (702)  (1,163)
  Other.............................................     (15)      29       15
                                                     -------  -------  -------
        Net cash used in investing activities.......  (1,133)  (1,063)  (1,490)
                                                     -------  -------  -------
Cash flows from financing activities:
  Repayments (advances) to related parties..........     198      (62)     (72)
  Proceeds from (payments of) short-term debt, net..     776      344     (981)
  Redemption of capital contributed by principals...     --       (37)    (509)
  Capital contributed by principals.................     144       92      211
                                                     -------  -------  -------
        Net cash provided by (used in) financing
         activities.................................   1,118      337   (1,351)
                                                     -------  -------  -------
Net increase (decrease) in cash and cash
 equivalents........................................   1,041      846   (1,944)
Cash and cash equivalents at beginning of period....     126    1,167    2,013
                                                     -------  -------  -------
Cash and cash equivalents at end of period.......... $ 1,167  $ 2,013  $    69
                                                     =======  =======  =======
Supplemental disclosures of cash flow information:
  Interest paid..................................... $   291  $   326  $   347

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Berry, Dunn, McNeil & Parker, Chartered (the Company) provides professional accounting, auditing, tax and consulting services primarily in northern New England.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, BDMP Decision Development, LLC. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value of services provided by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives or the shorter of asset life or lease term for leasehold improvements, generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments that do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation (amortization) accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment loss is recognized to the extent

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)

that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized by the Company.

Intangible Assets:

      Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Investments:

      Investments in companies in which the Company has significant ownership and influence, but not control, are included in the consolidated financial statements under the equity method of accounting. Other investments in companies are stated at cost.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, unbilled fees, depreciation and amortization and income taxes.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


NOTE 3--BUSINESS COMBINATIONS

      On January 10, 1995, the Company acquired the firm of Brooks & Carter (B&C) for one dollar and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former B&C clients for each calendar quarter during the period 1995 through 1999. However, the agreement limits the Company's payments to the former owners of B&C based on amounts that B&C had collected from its clients during 1994. Total payments made to the former owners of B&C for the years ended June 30, 1997, 1998 and 1999 were approximately $30, $34 and $35, respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

      On January 31, 1995, the Company acquired the firm of Smith, Batchelder & Rugg (SBR) for $117 and other consideration as described below. In addition, the Company paid a $425 note payable from SBR to State Street Bank and Trust Co. The purchase price consideration also includes payments of $38 per year for five years, plus variable percentages of cash receipts of future gross billings to former clients of SBR for and during the five year period starting February 1, 1995 and terminating January 31, 2000. Excluding the initial acquisition payment of $117, the maximum amount payable to the former owners of SBR under the terms of the purchase agreement is $1,688. Total payments made to the former owners of SBR for the years ended June 30, 1997, 1998 and 1999, were approximately $245, $270 and $196, respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

      On January 1, 1996, the Company acquired the firm of Ade & Associates
(Ade) for $45 and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former Ade clients for and during the seven year period commencing January 1, 1996, and terminating December 31, 2002, including all work-in-process as of December 31, 2002, for former clients of Ade, if and when collected by the Company. Total contingent payments made to the former owners of Ade for the years ended June 30, 1997, 1998 and 1999 were approximately $178, $86 and $111, respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                            (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning consolidated financial statement accounts include the following:

                                                                  June 30,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
     Property and equipment, net:
       Furniture and fixtures................................. $ 2,942  $ 1,580
       Computer equipment.....................................     828    1,449
       Automobiles............................................     839      --
       Leasehold improvements.................................     652      785
                                                               -------  -------
                                                                 5,261    3,814
       Less accumulated depreciation and amortization.........  (3,498)  (2,266)
                                                               -------  -------
                                                               $ 1,763  $ 1,548
                                                               =======  =======

      In June 1999, the Company's shareholders purchased the automobiles from the Company. Amounts due from the shareholders have been included as a reduction to the due to principals balance.

     Intangible assets, net:
       Goodwill................................................. $1,134  $1,363
       Less accumulated amortization............................    (76)   (116)
                                                                 ------  ------
                                                                 $1,058  $1,247
                                                                 ======  ======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                   Fiscal Year Ended
                                       June 30,
                                   -------------------
                                   1997   1998   1999
                                   -----  -----  -----
     Balance at beginning of
      period.....................  $ 789  $ 814  $ 924
     Additions to (reductions of)
      costs and expenses.........    210    278     (2)
     Less (write-offs)
      recoveries.................   (185)  (168)  (173)
                                   -----  -----  -----
     Balance at end of period....  $ 814  $ 924  $ 749
                                   =====  =====  =====

NOTE 6--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of notes payable to shareholders' and shareholders' families, which bear interest at a variable rate of prime plus
1.5 percent and 1.0 percent, respectively. Amounts are due upon demand. The prime rate was 8.5 percent, 8.5 percent and 8.5 percent at June 30, 1997, 1998 and 1999, respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


      In addition, the Company has a $3 million line of credit with Peoples Heritage Bank, with interest payable monthly at prime plus 0.5 percent, expiring November 1, 1999. At June 30, 1998 and 1999, there were no borrowings outstanding under the line of credit. The line of credit is collateralized by substantially all assets of the Company, and guaranteed by the Company's shareholders.

NOTE 7--INCOME TAXES

      Deferred taxes are comprised of the following:

                                                                      June 30,
                                                                      ---------
                                                                      1998 1999
                                                                      ---- ----
     Long-term deferred tax assets:
       Deferred compensation......................................... $225 $213
       Net operating loss carryforward...............................  141  162
       Property and equipment........................................   57   48
                                                                      ---- ----
         Total long-term deferred tax assets.........................  423  423
     Current deferred tax liabilities:
       Intangible assets.............................................  119  126
       Accrual to cash adjustment....................................  534  527
                                                                      ---- ----
         Total current deferred tax liabilities......................  653  653
                                                                      ---- ----
     Net deferred tax liability...................................... $230 $230
                                                                      ==== ====

NOTE 8--LEASE COMMITMENTS

      The Company leases various office facilities and equipment under noncancelable lease agreements, which expire at various dates through November 2011. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     2000............................................................... $  723
     2001...............................................................    779
     2002...............................................................    773
     2003...............................................................    703
     2004...............................................................    703
     Thereafter.........................................................  2,359
                                                                         ------
     Total minimum lease payments....................................... $6,040
                                                                         ======

      Rent expense for all operating leases for the fiscal years ended June 30, 1998 and 1999 was $806 and $874, respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) and Profit Sharing Plan:

      The Company has a contributory defined contribution benefit plan covering substantially all employees. Total Company contributions to the plan for the fiscal years ended June 30, 1997, 1998 and 1999 was $493, $503 and $768, respectively.

Deferred Compensation Plan:

      The Company has a nonqualified deferred compensation plan with its retired principals for retirement benefits earned by the retired principals through 1985 under a benefit plan which is no longer in place, and undistributed shareholder income related to a change in the Company's fiscal year end during 1990. The benefit to retired principals is paid in 120 equal monthly instalments. In addition, unpaid salaries and bonuses payable to the retired principals are included in the deferred compensation balances. These amounts bear interest at prime plus 1.5 percent.

NOTE 10--SHAREHOLDERS' EQUITY

      Each shareholder of the Company (Shareholder) was issued one share of the Company's no par common stock upon admission as a shareholder. The price of each share is determined by the Board of Directors. After five years as a principal, a Shareholder is required to have a capital contribution equal to 50 percent of their salary. Upon retirement, resignation, death, or other defined events, each Shareholder or Shareholder beneficiary has the right to receive the amount paid to the Company by each Shareholder for his/her share of common stock. During 1999, 9,716 shares of common stock were issued to existing shareholders for no additional consideration.

NOTE 11--COMMITMENTS AND CONTINGENCIES

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

      During fiscal 1999, the Company received notice from legal counsel for a former owner of Ade of a potential claim arising out of the Company's acquisition of Ade. This claim includes allegations of breach of contract, fraudulent inducement, breach of fiduciary duty, and violation of state and federal antitrust laws. The Company believes this lawsuit is without merit and intends to vigorously contest it.

NOTE 12--RELATED PARTY TRANSACTIONS

      The Company has a loan receivable of $230 from BDMP Realty LLC (BDMP), a related party owned by the Company's principals. The loan bears interest at prime and does not require scheduled payments. The Company also periodically advances funds to its shareholders.

      Loans to BDMP and advances to shareholders have been included in the consolidated balance sheet as related party advances.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


      The Company also leases the Bangor office from BDMP under a 15-year lease. Annual rent is $230 and the lease is renewable for two periods of five years each.

      As described in Note 6, the Company periodically receives loans from the Company's shareholders and shareholders' families.

      Amounts due to principals consist of accrued bonuses and accrued salaries. Accrued bonuses and salaries earn interest at prime plus 1.5 percent.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company stockholders will transfer their Company shares to a newly formed Maine limited liability company ("BDM&P Holdings"). The Company will be converted from a professional corporation to a business corporation. A wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Urbach Kahn & Werlin PC

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Urbach Kahn & Werlin PC at October 31, 1998 and July 31, 1999, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1998 and the nine months ended July 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 24, 1999

                            URBACH KAHN & WERLIN PC

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                           October 31, July 31,
                                                              1998       1999
                                                           ----------- --------
ASSETS
Current assets:
  Cash and cash equivalents...............................   $   189   $ 2,174
  Marketable securities...................................     1,152       --
  Fees receivable, less allowance for doubtful accounts of
   $1,177
   and $1,116, respectively...............................     7,741     8,520
  Unbilled fees, at net realizable value..................       299       684
  Due from shareholders...................................       570       550
  Prepaid expenses and other current assets...............       829       400
                                                             -------   -------
    Total current assets..................................    10,780    12,328
Property and equipment, net...............................       699       980
Investments...............................................       927       900
Deferred income taxes.....................................     2,188     2,252
Other assets..............................................       319       331
                                                             -------   -------
    Total assets..........................................   $14,913   $16,791
                                                             =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.........................................   $   946   $   446
  Accounts payable........................................       340       393
  Accrued compensation and related costs to employees.....       249       262
  Accrued compensation and related costs to shareholders..     1,337     3,668
  Deferred compensation...................................       262       247
  Deferred income taxes...................................     2,603     2,022
  Other accrued liabilities...............................       564     1,060
                                                             -------   -------
    Total current liabilities.............................     6,301     8,098
Long-term debt............................................     1,622     1,269
Deferred compensation.....................................     4,805     5,077
Other.....................................................       149       149
                                                             -------   -------
    Total liabilities.....................................    12,877    14,593
                                                             -------   -------
Commitments and contingencies
Shareholders' equity:
  Redeemable common stock, $.01 par value; 100,000 shares
   authorized, and 18,425 shares issued and outstanding ..       --        --
  Additional paid-in-capital..............................     3,186     3,364
  Accumulated other comprehensive income..................       151       --
  Accumulated deficit.....................................    (1,301)   (1,166)
                                                             -------   -------
    Total shareholders' equity............................     2,036     2,198
                                                             -------   -------
    Total liabilities and shareholders' equity............   $14,913   $16,791
                                                             =======   =======

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                       Fiscal Year          Nine Months
                                    Ended October 31,     Ended July 31,
                                    ------------------  -------------------
                                      1997      1998       1998      1999
                                    --------  --------  ----------- -------
                                                        (Unaudited)
Revenues:
  Professional services...........  $ 16,012  $ 17,085    $13,192   $15,997
                                    --------  --------    -------   -------
Expenses:
  Shareholder compensation and
   related costs..................     4,798     4,853      3,774     6,434
  Employee compensation and
   related costs..................     6,590     7,147      5,363     5,997
  Occupancy costs.................     1,036     1,136        847       824
  Office operating expenses.......       674       736        571       581
  Depreciation and amortization...       222       261        181       255
  Other selling, general and
   administrative expenses........     2,385     2,727      2,074     1,917
                                    --------  --------    -------   -------
                                      15,705    16,860     12,810    16,008
                                    --------  --------    -------   -------
    Operating income (loss).......       307       225        382       (11)
                                    --------  --------    -------   -------
Other (income) expense:
  Interest expense................       594       643        482       456
  Realized gains on investment....       --        --         --       (366)
  Interest income.................       (78)     (108)       (38)      (34)
  Other...........................      (489)     (435)      (268)     (368)
                                    --------  --------    -------   -------
                                          27       100        176      (312)
                                    --------  --------    -------   -------
Income before provision for income
 taxes............................       280       125        206       301
Provision for income taxes........       172       105        120       162
                                    --------  --------    -------   -------
Net income........................  $    108  $     20    $    86   $   139
                                    ========  ========    =======   =======



                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                                 Accumulated
                          Common Stock   Additional                 Other         Total         Total
                          --------------  Paid-in-  Accumulated Comprehensive Shareholders' Comprehensive
                          Shares  Amount  Capital     Deficit      Income        Equity     Income (Loss)
                          ------  ------ ---------- ----------- ------------- ------------- -------------
Balance at October 31,
 1996...................  17,835   $--     $2,944     $(1,299)      $--          $1,645
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........   1,125    --        333         --         --             333
  Retirement of common
   stock................  (1,270)   --       (319)       (124)       --            (443)
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          91             91         $  91
  Net income............     --     --        --          108        --             108           108
                          ------   ----    ------     -------       ----         ------         -----
   Total comprehensive
    income..............     --     --        --          --         --             --          $ 199
                                                                                                =====
Balance at October 31,
 1997...................  17,690    --      2,958      (1,318)        91          1,731
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........     735    --        228         --         --             228
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          60             60         $  60
  Net income............     --     --        --           20        --              20            20
                          ------   ----    ------     -------       ----         ------         -----
   Total comprehensive
    income..............     --     --        --          --         --             --          $  80
                                                                                                =====
Balance at October 31,
 1998...................  18,425    --      3,186      (1,301)       151          2,036
  Cash dividends, $.17
   per share............     --     --        --           (4)       --              (4)
  Issuances of common
   stock/ payments of
   subscriptions........     --     --        178         --         --             178
  Reclassification
   adjustment for gains
   included in net
   income...............     --     --        --          --        (151)          (151)        $(151)
  Net income............     --     --        --          139        --             139           139
                          ------   ----    ------     -------       ----         ------         -----
   Total comprehensive
    loss................     --     --        --          --         --             --          $ (12)
                                                                                                =====
Balance at July 31, 1999
 .......................  18,425   $--     $3,364     $(1,166)      $--          $2,198
                          ======   ====    ======     =======       ====         ======


                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                         Fiscal Year
                                            Ended       Nine Months Ended
                                         October 31,         July 31,
                                        --------------  ------------------
                                         1997    1998      1998      1999
                                        -------  -----  ----------- ------
                                                        (Unaudited)
Cash flows from operating activities:
  Net income........................... $   108  $  20     $  86    $  139
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization......     222    261       181       255
    Change in deferred income taxes....     148    105       120      (564)
    Gain on sale of investments........     --     --        --       (366)
    Increase in related entities' and
     investment equity.................    (367)  (346)     (210)     (218)
    Changes in current assets and
     liabilities:
      Fees receivable..................     126   (836)     (934)     (779)
      Unbilled fees....................      92   (161)     (398)     (385)
      Prepaid expenses and other
       current assets..................    (253)    (8)      326       429
      Accounts payable.................    (607)   (67)      134        53
      Accrued liabilities..............     (74)   405       229       496
      Accrued compensation and related
       costs to employees..............    (173)   (16)     (149)       13
      Accrued compensation and related
       costs to shareholders...........      45    455       367     2,331
      Deferred compensation............     602    298       263       257
      Other............................     140     47        94       (61)
                                        -------  -----     -----    ------
        Net cash provided by operating
         activities....................       9    157       109     1,600
                                        -------  -----     -----    ------
Cash flows from investing activities:
  Due from shareholders................      41   (176)     (102)       20
  Purchase of property and equipment...    (283)  (187)     (169)     (530)
  Dividends from corporate joint
   venture equity investment...........     176     85       --        123
  Purchase of investments..............     (37)   (31)       (8)      --
  Proceeds from sale of investments....     --     --        --      1,408
  Other................................     (75)   (40)      --         43
                                        -------  -----     -----    ------
        Net cash (used in) provided by
         investing activities..........    (178)  (349)     (279)    1,064
                                        -------  -----     -----    ------
Cash flows from financing activities:
  Proceeds from issuance of long-term
   debt................................   1,700    --        --        --
  Payments of long-term debt...........    (296)  (429)     (326)     (353)
  Proceeds from (payments of) short-
   term debt, net......................  (1,100)   500       400      (500)
  Payments of dividends................      (3)    (3)       (3)       (4)
  Proceeds from issuance of common
   stock/payments of subscriptions.....     333    228       216       178
  Payments to retire common stock......    (443)   --        --        --
  Other................................     (10)    67       --        --
                                        -------  -----     -----    ------
        Net cash provided by (used in)
         financing activities..........     181    363       287      (679)
                                        -------  -----     -----    ------
Net increase in cash and cash
 equivalents...........................      12    171       117     1,985
Cash and cash equivalents at beginning
 of period.............................       6     18        18       189
                                        -------  -----     -----    ------
Cash and cash equivalents at end of
 period................................ $    18  $ 189     $ 135    $2,174
                                        =======  =====     =====    ======
Supplemental disclosures of cash flow
 information:
  Interest paid........................ $   238  $ 254     $ 482    $  456
  Income taxes paid.................... $    11  $  34     $  28    $   25

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

The Company:

      Urbach Kahn & Werlin PC (the Company or UKW), which was founded in 1964, is a professional accountancy corporation engaged in providing tax, accounting and auditing, and consulting services. The Company is headquartered in Albany, New York and also conducts its practice in five other operating offices, which are located in: Glens Falls, NY; Poughkeepsie, NY; New York, NY; Los Angeles, CA; and Washington, DC.

NOTE 2--RELATED ENTITIES AND INVESTMENTS

      The accounts and operations of several entities which are affiliated with the Company through partnership arrangements and/or common stock investments are not material, are generally carried at the Company's net equity and are classified as investments. The Company's interest in a corporate joint venture, which provides malpractice insurance to its members, is also carried at net equity in underlying net assets and is also classified as an investment.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Marketable Securities:

      The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

      Marketable securities consisted of investments in equity securities and are classified as available for sale securities. At October 31, 1998, the fair market value of the marketable securities exceeded the adjusted cost. The unrealized gains, net of deferred income taxes, are reported as an increase to shareholders' equity. During April 1999, the Company divested all of its marketable securities ($1,248), which resulted in realized gains of $328.

      Marketable securities consisted of:

                                                                   October 31,
                                                                       1998
                                                                   -----------
     Adjusted cost................................................ $   920
     Unrealized holding gains.....................................     232
                                                                   -------
     Fair market value............................................ $ 1,152
                                                                   =======

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 4 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Intangible Assets:

      Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in practice acquisitions accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through July 31, 1999.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization, income taxes and deferred compensation liability.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's results of operations and cash flows for the nine months ended July 31, 1998, as presented in the accompanying unaudited interim financial statements.

                            URBACH KAHN & WERLIN PC

                            (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning consolidated financial statement accounts include the following:

                                                                        July
                                                           October 31,   31,
                                                              1998      1999
                                                           ----------- -------
     Property and equipment, net:
       Furniture and fixtures.............................   $ 3,795   $ 4,297
       Leasehold improvements.............................       696       723
                                                             -------   -------
                                                               4,491     5,020
       Less accumulated depreciation and amortization.....    (3,792)   (4,040)
                                                             -------   -------
                                                             $   699   $   980
                                                             =======   =======
     Prepaid expenses and other current assets:
       Prepaid insurance..................................   $   306   $    50
       Prepaid taxes......................................        65        78
       Prepaid rent.......................................       166       --
       Other receivables..................................       138       214
       Notes receivables..................................        83        22
       Other..............................................        71        36
                                                             -------   -------
                                                             $   829   $   400
                                                             =======   =======
     Other accrued liabilities:
       Accrued income taxes...............................   $   --    $   726
       401K employer matching contribution................       245        51
       Other..............................................       319       283
                                                             -------   -------
                                                             $   564   $ 1,060
                                                             =======   =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                                 Fiscal Year Ended   Nine Months
                                                    October 31,         Ended
                                                 ------------------   July 31,
                                                   1997      1998       1999
                                                 --------  --------  -----------
     Balance at beginning of period............. $  1,385  $  1,070    $1,177
     Additions to costs and expenses............      174       420       351
     Less write-offs............................     (489)     (313)     (412)
                                                 --------  --------    ------
     Balance at end of period................... $  1,070  $  1,177    $1,116
                                                 ========  ========    ======

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                            October 31, July 31,
                                                               1998       1999
                                                            ----------- --------
     Lines of credit.......................................    $500       $--
     Current maturities of long-term debt..................     446        446
                                                               ----       ----
       Total short-term debt...............................    $946       $446
                                                               ====       ====

      The Company has several bank lines of credit with borrowing capacity of $5,000. The interest rates range from prime plus .25 percent to prime minus
1.25 percent. The lines of credit are unsecured. The most significant covenant related to these lines is a debt to equity ratio. On May 3, 1999, the Company paid off its line of credit in connection with the sale of its marketable securities.

Long-Term Debt:

      Long-term debt consists of the following:

                                                                         July
                                                            October 31,  31,
                                                               1998      1999
                                                            ----------- ------
     Note payable, unsecured, interest rates ranging from
      8% to 8.5%. Maturities from April 2001 through July
      2004.................................................   $2,068    $1,715
     Less current maturities of long-term debt.............     (446)     (446)
                                                              ------    ------
       Total long-term debt................................   $1,622    $1,269
                                                              ======    ======

      Maturities on long-term debt as of July 31, 1999, including capital lease obligations, are as follows:

     Twelve Months Ending:
     ---------------------
     2000............................................................... $  446
     2001...............................................................    399
     2002...............................................................    258
     2003...............................................................    281
     2004...............................................................    306
     Thereafter.........................................................     25
                                                                         ------
       Total maturities of long-term debt............................... $1,715
                                                                         ======

                            URBACH KAHN & WERLIN PC

                            (Dollars In Thousands)


NOTE 7--INCOME TAXES

      The provision for income taxes consists of:

                                                   Fiscal Year
                                                      Ended      Nine Months
                                                   October 31,  Ended July 31,
                                                   ----------- ----------------
                                                   1997  1998     1998     1999
                                                   ----- ----- ----------- ----
                                                               (Unaudited)
     Income taxes currently payable:
       Federal.................................... $ --  $ --     $--      $584
       State......................................    24   --      --       142
                                                   ----- -----    ----     ----
                                                      24   --      --       726
     Deferred income tax expense (benefit):
       Federal....................................   128    81      92     (416)
       State......................................    20    24      28     (148)
                                                   ----- -----    ----     ----
         Total provision for income taxes......... $ 172 $ 105    $120     $162
                                                   ===== =====    ====     ====

      Deferred taxes are comprised of the following:

                                                           October 31, July 31,
                                                              1998       1999
                                                           ----------- --------
     Long-term deferred tax assets:
       Deferred compensation..............................   $2,018     $2,132
       Fixed assets.......................................      120        120
       Net operating loss and tax credit carryforwards....       50        --
                                                             ------     ------
         Total long-term deferred tax assets..............    2,188      2,252
                                                             ------     ------
     Current deferred tax liabilities:
       Accrual to cash adjustments........................    2,522      2,022
       Unrealized gains on investments....................       81        --
                                                             ------     ------
         Total current deferred tax liabilities...........    2,603      2,022
                                                             ------     ------
     Net deferred tax (liability) asset...................   $ (415)    $  230
                                                             ======     ======

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                  Fiscal Year
                                                     Ended      Nine Months
                                                  October 31,  Ended July 31,
                                                  ----------- ----------------
                                                  1997  1998     1998     1999
                                                  ----- ----- ----------- ----
                                                              (Unaudited)
     Income taxes currently payable:
       U.S. federal statutory rate............... $  98 $  44    $ 72     $105
       State income taxes, net of federal income
        tax benefit..............................    44    24      20       28
       Non-deductible expenses...................    30    37      28       29
                                                  ----- -----    ----     ----
     Actual income tax provision................. $ 172 $ 105    $120     $162
                                                  ===== =====    ====     ====

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 8--LEASE COMMITMENTS

      The Company leases its office facilities under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option, to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows as of July 31, 1999:

     Twelve Months Ending:
     ---------------------
     2000............................................................... $  849
     2001...............................................................    868
     2002...............................................................    851
     2003...............................................................    725
     2004...............................................................    725
     Thereafter.........................................................    481
                                                                         ------
       Total minimum lease payments..................................... $4,499
                                                                         ======

      Rent expense for all operating leases for the fiscal years ended October 31, 1997 and 1998 and the nine months ended July 31, 1998 and 1999 was $915, $1,043, $774 (unaudited) and $741, respectively.

NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) Plan:

      The Company contributes to a 401(k) employee retirement plan based upon requirements to fund benefits for covered employees. The Company matches ten percent of an employee's contribution up to six percent of an employee's salary.

Deferred Compensation:

      The Company is liable, under the terms of its wage continuation plan, for deferred benefits to active shareholders and retired shareholders or beneficiaries of deceased shareholders. The benefits are based on years of service and average annual compensation levels, as defined.

      The Company is required to purchase all shares of stock held by a retiring shareholder at the close of the fiscal year in which the separation takes place.

      Net deferred compensation cost for the Company includes the following components:

                                                         Fiscal Year
                                                            Ended    Nine Months
                                                         October 31,    Ended
                                                         -----------  July 31,
                                                         1997  1998     1999
                                                         ----- ----- -----------
     Service cost....................................... $ 141 $ 144    $116
     Interest cost......................................   355   389     300
     Amortization of prior service cost.................    58    58      44
                                                         ----- -----    ----
     Net deferred compensation cost..................... $ 554 $ 591    $460
                                                         ===== =====    ====

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


      Assumptions used in the development of pension data follow:

                                                         Fiscal Year
                                                            Ended    Nine Months
                                                         October 31,    Ended
                                                         -----------  July 31,
                                                         1997  1998     1999
                                                         ----- ----- -----------
     Discount rate......................................  7.5%  7.5%    7.5%
     Rates of increase in compensation levels...........  4.0%  4.0%    4.0%

      The Company's deferred compensation plan is not funded. The following table presents the status of the Company's deferred compensation benefits:

                                                                        July
                                                           October 31,   31,
                                                              1998      1999
                                                           ----------- -------
     Projected benefit obligation:
       Retirees...........................................   $ 1,223   $ 1,098
       Active participants................................     3,796     4,134
                                                             -------   -------
     Funded status........................................    (5,019)   (5,232)
     Unrecognized prior service cost......................       175       131
     Unrecognized gain....................................      (223)     (223)
                                                             -------   -------
     Accrued deferred compensation cost...................   $(5,067)  $(5,324)
                                                             =======   =======

NOTE 10--SHAREHOLDERS' EQUITY

      Shareholders' equity accounts are reported net of related amounts due from the respective individuals for the portion of common stock that the Company considers subscribed. The terms of subscription arrangements with shareholders generally provide for payments (with interest) over a five-year term. The number of common shares recognized as issued (1,125 shares in 1997 and 735 shares in 1998) were substantially all subscribed shares. Additional paid-in capital is only recognized as cash payments are made.

      On November 1, 1997, Common Stock (1,125 shares) was issued to new shareholders in the amount of $333, including payments of subscriptions. Also in 1997, Common Stock (1,270 shares) was acquired and retired on April 1 and August 1 for consideration totaling $443.

      On November 1, 1998, Common Stock (735 shares) was issued to new shareholders in the amount of $228, including payments of subscriptions.

      Payments of $178 were made by shareholders on subscriptions during the nine months ended July 31, 1999.

      Dividends of $3, $3 and $4 were declared and paid during fiscal year 1997 and 1998 and the nine months ended July 31, 1999, respectively.

NOTE 11--CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 12--CENTERPRISE TRANSACTION

      In March 1999, the Company and its shareholders entered into a definitive agreement with a newly formed Massachusetts corporation (the "UKW Company"). The shareholders of UKW Company will exchange all their stock for proportionate membership interests in a newly formed Delaware limited liability company ("UKW LLC"). Thereafter, Centerprise will merge with and into UKW LLC. All of the UKW LLC interests will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former shareholders of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Self Funded Benefits, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Self Funded Benefits, Inc. d/b/a Insurance Design Administrators at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 5, 1999

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      December 31,
                                                      -------------  June 30,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  194 $  857   $  636
  Restricted cash....................................    190    --       --
  Administration fees and commissions receivable.....    708    675      631
  Funds held for customers...........................    612    660      568
  Prepaid expenses and other current assets..........     28    160       80
  Due from principal.................................    --     164      --
                                                      ------ ------   ------
    Total current assets.............................  1,732  2,516    1,915
Property and equipment, net..........................    966    747      702
Due from principal...................................    155    --       --
Other assets-security deposits.......................     43     38       38
                                                      ------ ------   ------
    Total assets..................................... $2,896 $3,301   $2,655
                                                      ====== ======   ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $  200 $  153   $  140
  Accounts payable...................................     53    123      127
  Accrued liabilities................................    266    185      150
  Accrued compensation and related costs.............     62     91       35
  Deferred income....................................     69    --        29
  Current portion of customer deposits...............    526    660      568
  Refunds due to customers...........................    119    257      350
                                                      ------ ------   ------
    Total current liabilities........................  1,295  1,469    1,399
Long-term debt, less current portion.................    309    154       95
Customer deposits, less current portion..............     86    --       --
                                                      ------ ------   ------
    Total liabilities................................  1,690  1,623    1,494
                                                      ------ ------   ------
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value; 150 shares authorized,
   100 common shares issued and outstanding at
   December 31, 1997 and 1998. No shares authorized,
   issued or outstanding at June 30, 1999
   (unaudited).......................................    --     --       --
  Common stock--Class A (voting common stock), no par
   value; 150 shares authorized, 150 shares issued
   and 149 outstanding at June 30, 1999 (unaudited).
   No shares authorized, issued or outstanding at
   December 31, 1997 and 1998........................    --     --       --
  Common stock--Class B (non-voting common stock), no
   par value; 14,850 shares authorized, 14,850 shares
   issued and 14,660 outstanding at June 30, 1999
   (unaudited). No shares authorized, issued or
   outstanding at December 31, 1997 and 1998.........    --     --       --
  Additional paid-in-capital.........................    208    208      208
  Treasury stock.....................................    --     --      (164)
  Retained earnings..................................    998  1,470    1,117
                                                      ------ ------   ------
    Total shareholders' equity.......................  1,206  1,678    1,161
                                                      ------ ------   ------
    Total liabilities and shareholders' equity....... $2,896 $3,301   $2,655
                                                      ====== ======   ======

                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                 Six Months
                                                 Year Ended      Ended June
                                                December 31,         30,
                                               ---------------  --------------
                                                1997    1998     1998    1999
                                               ------  -------  ------  ------
                                                                 (Unaudited)
Revenues:
  Administration fees......................... $6,583  $ 6,703  $3,591  $3,910
  Reinsurance commissions.....................  1,960    1,343     773     625
  Other.......................................  1,118    2,450     628     967
                                               ------  -------  ------  ------
                                                9,661   10,496   4,992   5,502
                                               ------  -------  ------  ------
Expenses:
  Employee compensation and related costs.....  6,047    6,461   2,930   3,156
  Occupancy costs.............................    296      299     131     140
  Other operating expenses....................  1,121    1,132     799     909
  Depreciation and amortization...............    206      242     120     104
  Other selling, general and administrative
   expenses...................................  1,045    1,078     538     555
                                               ------  -------  ------  ------
                                                8,715    9,212   4,518   4,864
                                               ------  -------  ------  ------
    Operating income..........................    946    1,284     474     638
                                               ------  -------  ------  ------
Other (income) expense:
  Interest expense............................     28       32      18      10
  Interest income.............................    (80)     (77)    (33)    (29)
  Other.......................................    132       82     --      --
                                               ------  -------  ------  ------
                                                   80       37     (15)    (19)
                                               ------  -------  ------  ------
Income before provision for income taxes......    866    1,247     489     657
Provision for income taxes....................     31       25      21      10
                                               ------  -------  ------  ------
Net income.................................... $  835  $ 1,222  $  468  $  647
                                               ======  =======  ======  ======



                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                        Common Stock  Common Stock
                          Common Stock     Class A       Class B     Additional                       Total
                          ------------- ------------- --------------  Paid-in-  Treasury Retained Shareholders'
                          Shares Amount Shares Amount Shares  Amount  Capital    Stock   Earnings    Equity
                          ------ ------ ------ ------ ------  ------ ---------- -------- -------- -------------
Balance at January 1,
 1997...................    150   $--    --     $--      --    $--      $208     $ --     $1,143     $1,351
 Cash dividends, $6,533
  per share.............    --     --    --      --      --     --       --        --       (980)      (980)
 Net income.............    --     --                                    --                  835        835
                           ----   ----   ---    ----  ------   ----     ----     -----    ------     ------
Balance at December 31,
 1997...................    150    --    --      --      --     --       208       --        998      1,206
 Cash dividends, $5,666
  per share.............    --     --    --      --      --     --       --        --       (850)      (850)
 Net income.............    --     --    --      --      --     --       --        --      1,322      1,322
                           ----   ----   ---    ----  ------   ----     ----     -----    ------     ------
Balance at December 31,
 1998...................    150    --    --      --      --     --       208       --      1,470      1,678
Unaudited Data:
 Issuance of Class A
  Common Stock and
  Class B Common Stock
  in exchange for Common
  Stock.................   (150)   --    150     --   14,850    --       --        --        --         --
 Repurchase of Class A
  Common Stock and Class
  B Common Stock........    --     --     (1)    --     (190)   --       --       (164)      --        (164)
 Cash dividends, $6,000
  per share.............    --     --    --      --      --     --       --        --       (900)      (900)
 Net income.............    --     --    --      --      --     --       --        --        547        547
                           ----   ----   ---    ----  ------   ----     ----     -----    ------     ------
Balance at June 30, 1999
 (unaudited)............    --    $--    149    $--   14,660   $--      $208     $(164)   $1,117     $1,161
                           ====   ====   ===    ====  ======   ====     ====     =====    ======     ======



                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                               Year Ended       Six Months
                                              December 31,    Ended June 30,
                                              --------------  ----------------
                                              1997    1998     1998     1999
                                              -----  -------  -------  -------
                                                                (Unaudited)
Cash flows from operating activities:
  Net income................................. $ 835  $ 1,322  $   468  $   647
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization............   206      242      120      104
    Loss on disposal of property and
     equipment...............................    49       82      --       --
    Changes in current assets and
     liabilities:
      Administration fees and commissions
       receivable............................  (215)      33      401       44
      Funds held for customers...............   190      (48)     472       92
      Restricted cash........................    (6)     190      190      --
      Prepaid expenses and other current
       assets................................   (11)    (132)     (16)      80
      Accounts payable.......................    19       70       82        4
      Accrued liabilities....................   216      (81)    (227)    (135)
      Accrued compensation and related
       costs.................................    26       29       95      (56)
      Deferred income........................   (47)     (69)     (69)      29
      Customer deposits......................  (275)      48     (490)     (92)
      Refunds due to customers...............    95      138       69       93
      Other..................................   (86)      (4)     --       --
                                              -----  -------  -------  -------
        Net cash provided by operating
         activities..........................   996    1,820    1,095      810
                                              -----  -------  -------  -------
Cash flows from investing activities:
  Purchase of property and equipment.........  (451)    (105)     (10)     (59)
                                              -----  -------  -------  -------
        Net cash used in investing
         activities..........................  (451)    (105)     (10)     (59)
                                              -----  -------  -------  -------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...   400      --       --       --
  Payments of long-term debt.................  (150)    (202)    (111)     (72)
  Payments of dividends......................  (980)    (850)    (650)    (900)
                                              -----  -------  -------  -------
        Net cash used in financing
         activities..........................  (730)  (1,052)    (761)    (972)
                                              -----  -------  -------  -------
Net increase (decrease) in cash and cash
 equivalents.................................  (185)     663      324     (221)
Cash and cash equivalents at beginning of
 year........................................   379      194      194      857
                                              -----  -------  -------  -------
Cash and cash equivalents at end of year..... $ 194  $   857  $   518  $   636
                                              =====  =======  =======  =======
Supplemental disclosures of cash flow
 information:
  Interest paid.............................. $  28  $    32  $     8  $    10
  Income taxes paid.......................... $  29  $    27  $    21  $     9
Non-cash transaction:
  Retirement of an amount due from principal
   for treasury stock........................ $ --   $   --   $   --   $   164

                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Self Funded Benefits, Inc. d/b/a Insurance Design Administrators (the Company) administers self-funded benefit plans of employees of their customers in both the public sector and private industry primarily in New Jersey.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills administration fees for administering their customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month. The Company receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Reinsurance commissions and contingent commissions are recorded when received. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts. As of December 31, 1997 and 1998 and June 30, 1999 (unaudited), the Company has determined that no allowance for doubtful accounts was necessary.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterment's which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, administration fees and commissions receivable, accounts payable, accrued liabilities and debt approximate fair value.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

Income Taxes:

      During the year ended December 31, 1995, the Company elected S corporation status for Federal and New Jersey income tax purposes. The Company received a tax determination letter approving the S corporation status from the Internal Revenue Service. This election resulted in an elimination of Federal income taxes and a reduction of New Jersey income taxes at the corporation level.

      State income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Customer Deposits:

      The Company holds client funds as deposits to pay claims of participants in various self insurance plans. The related asset is accounted for as funds held for customers and the corresponding liability is accounted for as customer deposits on the balance sheet.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of administration fees and commissions receivable. Receivables are not collateralized and, as a result, management continually monitors the financial condition of its clients and requires customer deposits for certain customers to reduce the risk of loss.

Sales Concentration:

      A significant portion of the Company's total revenue comes from several major customers. The following is a summary of the customers and corresponding revenue for customers which consists of 10 percent or more of the Company's total revenue for the years ended December 31, 1997 and 1998:

                                                                  December 31,
                                                                  -------------
     Customer                                                      1997   1998
     --------                                                     ------ ------
     County of Bergen............................................ $1,228 $  995
     Trump Casino Services, LLC..................................  1,583  1,556
     North Jersey School.........................................  1,212  1,199
                                                                  ------ ------
                                                                  $4,023 $3,750
                                                                  ====== ======

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual

       SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                            (Dollars In Thousands)

results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 1999, and the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                   December 31,
                                                  ---------------   June 30,
                                                   1997    1998       1999
                                                  ------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures.................... $  349  $   284    $  339
       Computer equipment and software...........  1,444    1,626     1,128
       Automobiles...............................     14       14        14
       Leasehold improvements....................     74       70        70
                                                  ------  -------    ------
                                                   1,881    1,994     1,551
       Less accumulated depreciation and
        amortization.............................   (915)  (1,247)     (849)
                                                  ------  -------    ------
                                                  $  966  $   747    $  702
                                                  ======  =======    ======

NOTE 4--LONG-TERM DEBT

      Long-term debt consists of the following:

                                                      December
                                                         31,
                                                      ---------  June 30,
                                                      1997 1998    1999
                                                      ---- ---- -----------
                                                                (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rate 7.5% to 11.5%,
      maturities from 1999 through 2002.............  $506 $307    $235
     Other..........................................     3  --      --
                                                      ---- ----    ----
                                                       509  307     235
     Less current maturities of long-term debt......   200  153     140
                                                      ---- ----    ----
       Total long-term debt.........................  $309 $154    $ 95
                                                      ==== ====    ====

      Maturities on long-term debt are as follows:

     1999.....................................................     $153
     2000.....................................................      106
     2001.....................................................       34
     2002.....................................................       14
                                                                   ----
     Total maturities of long-term debt.......................     $307
                                                                   ====

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)


NOTE 5--LEASE COMMITMENTS

      The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable operating lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  285
     2000...............................................................    255
     2001...............................................................    253
     2002...............................................................    230
     2003...............................................................    230
     Thereafter.........................................................    211
                                                                         ------
       Total minimum lease payments..................................... $1,464
                                                                         ======

      Rent expense for all operating leases for the fiscal years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999 was $253, $269, $118 (unaudited) and $131 (unaudited), respectively.

NOTE 6--EMPLOYEE BENEFIT PLAN

401(k) Plan:

      The Company has a 401(K) plan in which all full time employees can participate. Employees can contribute up to 15 percent of their earnings. The Company matches 40 percent of the employees' contributions up to a maximum of 5 percent of compensation. The 401(K) employee benefit expense for the fiscal years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999 was $39, $37, $22 (unaudited) and $22 (unaudited), respectively.

NOTE 7--COMMITMENTS AND CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Letter of Credit:

      The Company obtained a letter of credit from Bergen Commercial Bank for the benefit of a health insurance carrier on January 5, 1993 for $250. On January 5, 1998, the letter of credit was reduced to $200. The letter of credit was secured by a restricted money market account at the bank and expired on December 31, 1998. Letter of credit fees incurred by the Company for each of the years ended December 31, 1997 and 1998 were $1.

NOTE 8--RELATED PARTY TRANSACTIONS

      The Company purchased certain leasehold improvements and travel related services from two companies owned by a shareholder of the Company. During the fiscal years ended December 31, 1997 and

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

1998 and the six months ended June 30, 1998 and 1999, these expenditures totaled $74, $14, $3 (unaudited) and $4 (unaudited), respectively. There were no outstanding payable balances related to these purchased items or services as of December 31, 1997 and 1998.

      The Company has a loan receivable balance due from a shareholder of the Company. The outstanding balance of the loan as of December 31, 1997 and 1998 was $155 and $164, respectively. The loan bears interest at 5.63 percent and
5.85 percent as of December 31, 1997 and 1998, respectively.

NOTE 9--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      On March 16, 1999, the Company's certificate of incorporation was amended to create a Class A and Class B Common Stock of the Company. The Class A Voting Common Stock has 150 authorized shares with no par value. The Class B Non-Voting Common Stock has 14,850 authorized shares with no par value. The Shareholders and Board of Directors resolved that once the amendment to the Company's certificate of incorporation has been filed, the Company will be able to issue one (1) share of Class A Voting Common Stock and ninety-nine (99) shares of Class B Non-Voting Common Stock in exchange for each share of the Company's common stock which is returned to the Company.

      On March 16, 1999, the two shareholders of the Company redeemed their shares of the Company's common stock in exchange for shares of Class A and Class B Common Stock as described above.

      On March 26, 1999, the two shareholders of the Company entered into a Reversion Agreement. As part of this agreement, the shareholders have agreed to cause the Company to cancel advances due from one shareholder in exchange for the redemption by this shareholder of one (1) share of Class A Voting Common Stock and 190 shares of Class B Non-Voting Common Stock owned by that shareholder. In the event that the Centerprise transaction, as described above, does not occur, the shareholders will revert to their prior position.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Grace & Company, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Grace & Company, P.C. at December 31, 1998, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 12, 1999

                             GRACE & COMPANY, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                       December 31,  June 30,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash................................................    $    6      $   19
  Fees receivable, less allowance for doubtful
   accounts of $761 and $790 (unaudited),
   respectively.......................................     1,531       2,404
  Unbilled fees, at net realizable value..............       815       1,151
  Prepaid expenses and other current assets...........       204         258
                                                          ------      ------
    Total current assets..............................     2,556       3,832
Property and equipment, net...........................       515         488
Cash surrender value of life insurance................       993         998
Deferred income taxes.................................        11          11
Other assets..........................................        30          41
                                                          ------      ------
    Total assets......................................    $4,105      $5,370
                                                          ======      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $  742      $1,296
  Due to shareholders.................................       601         229
  Accounts payable....................................       160          92
  Accrued compensation and related costs..............       530         776
  Deferred income taxes...............................       766       1,153
  Other accrued liabilities...........................        93          90
                                                          ------      ------
    Total current liabilities.........................     2,892       3,636
Long-term debt........................................       419         389
                                                          ------      ------
    Total liabilities.................................     3,311       4,025
                                                          ------      ------
Commitments
Shareholders' equity:
  Common stock, $1 stated value; 30,000 shares
   authorized, 16,500 shares issued and 15,000
   outstanding at December 31, 1998 and June 30, 1999
   (unaudited), respectively..........................        17          17
  Additional paid-in-capital..........................       350         350
  Treasury stock, 1,500 shares at December 31, 1998
   and June 30, 1999 (unaudited), respectively........       (89)        (89)
  Retained earnings...................................       516       1,067
                                                          ------      ------
    Total shareholders' equity........................       794       1,345
                                                          ------      ------
    Total liabilities and shareholders' equity........    $4,105      $5,370
                                                          ======      ======


                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                 Six Months
                                                                    Ended
                                                    Year Ended    June 30,
                                                   December 31, --------------
                                                       1998      1998    1999
                                                   ------------ ------  ------
                                                                 (Unaudited)
Revenues:
  Professional services...........................    $9,691    $5,684  $6,269
Expenses:
  Shareholder compensation and related costs......     2,709     1,395   1,464
  Employee compensation and related costs.........     5,075     2,713   2,955
  Occupancy costs.................................       406       192     238
  Office operating expenses.......................        95        59      73
  Depreciation and amortization...................       190       104     102
  Other selling, general and administrative
   expenses.......................................       689       406     425
                                                      ------    ------  ------
                                                       9,164     4,869   5,257
                                                      ------    ------  ------
    Operating income..............................       527       815   1,012
                                                      ------    ------  ------
Other (income) expense:
  Interest expense................................       122        62      95
  Interest income.................................       (23)       (6)     (4)
  Other...........................................      (135)      (62)    (17)
  Loss on equity investment.......................        40       --      --
                                                      ------    ------  ------
                                                           4        (6)     74
                                                      ------    ------  ------
Income before provision for income taxes..........       523       821     938
Provision for income taxes........................       232       334     387
                                                      ------    ------  ------
Net income........................................    $  291    $  487  $  551
                                                      ======    ======  ======



                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                     Treasury
                          Common Stock  Additional     Stock                  Total
                          -------------  Paid-in-  ------------- Retained Shareholders'
                          Shares Amount  Capital   Shares Amount Earnings    Equity
                          ------ ------ ---------- ------ ------ -------- -------------
Balance at December 31,
 1997...................  13,500  $14      $182    1,500   $(89)  $  225     $  332
  Issuances of common
   stock................   3,000    3       168      --     --       --         171
  Net income............     --   --        --       --     --       291        291
                          ------  ---      ----    -----   ----   ------     ------
Balance at December 31,
 1998...................  16,500   17       350    1,500    (89)     516        794
                          ------  ---      ----    -----   ----   ------     ------
  Net income
   (unaudited)..........     --   --        --       --     --       551        551
                          ------  ---      ----    -----   ----   ------     ------
Balance at June 30, 1999
 (unaudited)............  16,500  $17      $350    1,500   $(89)  $1,067     $1,345
                          ======  ===      ====    =====   ====   ======     ======





                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                  Six Months
                                                                     Ended
                                                      Year Ended   June 30,
                                                     December 31, ------------
                                                         1998     1998   1999
                                                     ------------ -----  -----
Cash flows from operating activities:
  Net income........................................    $ 291     $ 487  $ 551
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization...................      190       104    102
    Change in deferred income taxes.................      127       117    387
    Changes in operating assets and liabilities:
      Fees receivable...............................     (581)     (358)  (873)
      Unbilled fees.................................      113      (197)  (337)
      Prepaid expenses and other current assets.....       44         8    (53)
      Other assets..................................      (15)       (7)   (11)
      Accounts payable..............................       (3)       66    (68)
      Accrued compensation and related costs........      (13)      177    245
      Other accrued liabilities.....................       84       216     (2)
                                                        -----     -----  -----
        Net cash provided by (used in) operating
         activities.................................      237       613    (59)
                                                        -----     -----  -----
Cash flows from investing activities:
  Purchase of property and equipment................     (328)      (75)   (77)
  Proceeds from sale of property and equipment......        6       --       2
  Increase in cash surrender value..................     (171)     (101)    (5)
                                                        -----     -----  -----
        Net cash used in investing activities.......     (493)     (176)   (80)
                                                        -----     -----  -----
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..........      450       250     50
  Payments of long-term debt........................      (77)      (30)   (80)
  Proceeds from (payments of) short-term debt, net..     (292)     (765)   182
  Issuance of common stock..........................      171        99    --
                                                        -----     -----  -----
        Net cash provided by (used in) financing
         activities.................................      252      (446)   152
                                                        -----     -----  -----
Net (decrease) increase in cash.....................       (4)       (9)    13
Cash at beginning of period.........................       10        10      6
                                                        -----     -----  -----
Cash at end of period...............................    $   6     $   1  $  19
                                                        =====     =====  =====
Supplemental disclosures of cash flow information:
  Interest paid.....................................    $ 134     $  62  $  95
  Income taxes paid.................................    $  20     $   1  $  46

                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Grace & Company, P.C. (the Company) is a full service firm of professional accountants and business advisors serving privately-held companies and their owners and is based in St. Louis, Missouri.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash, fees receivable, accounts payable, notes payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowance for doubtful accounts, net realizability of unbilled fees, depreciation and amortization, and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 1999 and the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheets is comprised of the following:

                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
Property and equipment, net:
  Furniture and fixtures...............................   $   663      $   622
  Computer equipment...................................     1,079        1,111
  Automobiles..........................................        47           47
  Leasehold improvements...............................        56           59
                                                          -------      -------
                                                            1,845        1,839
  Less accumulated depreciation and amortization.......    (1,330)      (1,351)
                                                          -------      -------
                                                          $   515      $   488
                                                          =======      =======

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The rollforward of activity within the allowance for doubtful accounts is as follows:

                                                                     Six Months
                                                         Year Ended     Ended
                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Balance at beginning of period....................     $903        $761
     Additions to costs and expenses...................       96          87
     Recoveries of previously reserved amounts.........     (105)        --
     Less write-offs...................................     (133)        (58)
                                                            ----        ----
     Balance at end of period..........................     $761        $790
                                                            ====        ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit....................................     $595       $1,160
     Current maturities of long-term debt..............      147          136
                                                            ----       ------
       Total short-term debt...........................     $742       $1,296
                                                            ====       ======

      The Company has a $1,600 line of credit with Commerce Bank, N.A. with interest payable monthly at the Federal Funds rate plus 2.75 percent expiring April 30, 2000. The line of credit is collateralized by accounts receivable, unbilled fees and all fixed assets. The line of credit is also partially guaranteed by ten shareholders of the Company. Each shareholder has guaranteed $100. The most significant covenant related to this line requires the Company to maintain a minimum tangible net worth of not less than $1,100.

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

      Long-term debt consists of the following:

                                                       December 31,  June 30,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rate 7.90% to 8.33%,
      maturities from April 2001 through October
      2002............................................    $ 566        $ 525
     Less current maturities of long-term debt........     (147)        (136)
                                                          -----        -----
       Total long-term debt...........................    $ 419        $ 389
                                                          =====        =====


      The notes payable include $118 at December 31, 1998 and $95 (unaudited) at June 30, 1999 due to former shareholders of the Company.

      Maturities of long-term debt are as follows:
     Fiscal Year:
       1999...........................................    $ 147
       2000...........................................      148
       2001...........................................      197
       2002...........................................       49
       2003...........................................        5
       Thereafter.....................................       20
                                                          -----
         Total maturities of long-term debt...........    $ 566
                                                          =====

NOTE 6--INCOME TAXES

      The provision for income taxes consists of:

                                                                    Six Months
                                                                       Ended
                                                        Year Ended   June 30,
                                                       December 31, -----------
                                                           1998     1998  1999
                                                       ------------ ----- -----
                                                                    (Unaudited)
     Income taxes currently payable:
       Federal........................................     $ 94     $ 212 $ --
       State..........................................       11        24   --
     Deferred income tax expense:
       Federal........................................      114        87   348
       State..........................................       13        11    39
                                                           ----     ----- -----
         Total provision for income taxes.............     $232      $334 $ 387
                                                           ====     ===== =====

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


   Deferred taxes are comprised of the following:

                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Long-term deferred tax assets:
       Property and equipment/intangible assets........    $  11       $    11
                                                           -----       -------
         Total long-term deferred tax assets...........       11            11
     Current deferred tax liabilities:
       Accrual to cash.................................     (766)       (1,153)
                                                           -----       -------
         Total current deferred tax liabilities........     (766)       (1,153)
                                                           -----       -------
     Net deferred tax liability........................    $(755)      $(1,142)
                                                           =====       =======

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                               Six Months
                                                                  Ended
                                                   Year Ended   June 30,
                                                  December 31, -------------
                                                      1998     1998    1999
                                                  ------------ -----   -----
                                                               (Unaudited)
     U.S. federal statutory rate.................      35%        35%     35%
     State income taxes, net of federal income
      tax benefit................................       4          4       4
     Meals and entertainment.....................       5          2       2
                                                      ---      -----   -----
     Effective income tax rate...................      44%        41%     41%
                                                      ===      =====   =====

NOTE 7--LEASE COMMITMENTS

      The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
       1999............................................................. $  576
       2000.............................................................    576
       2001.............................................................    552
       2002.............................................................    561
       2003.............................................................    505
       Thereafter.......................................................  1,115
                                                                         ------
       Total minimum lease payments..................................... $3,885
                                                                         ======

      Rent expense for all operating leases for the year ended December 31, 1998 was $399 and for the six months ended June 30, 1998 and 1999 was $192 (unaudited) and $238 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLAN

401(k) Plan:

      The Company offers a qualified contributory 401k plan (the Plan) to all its employees. Employee participation in the Plan is optional; participants contribute at least one percent but no more than 18 percent of

                             GRACE & COMPANY, P.C.

                            (Dollars In Thousands)

base compensation. The Company makes a matching contribution based on the amount of eligible employee contributions. The Company matches 50 percent of the first 4 percent of the eligible contributions made by employees. The Company's total expense for this plan was $112 for 1998 and for the six months ended June 30, 1998 and 1999 was $63 (unaudited) and $64 (unaudited), respectively.

NOTE 9--COMMITMENTS

      The Company entered into an agreement with a current non-equity principal to guarantee that principal's base salary through September 30, 2004.

NOTE 10--RELATED PARTY TRANSACTIONS

      In September 1998, the Company invested $40 in Better Business Methods
(BBM). The Company subsequently loaned $184 to BBM for working capital needs. The Company also had an obligation to guarantee or loan up to an additional $176. For the period from investment through disposition, the Company recorded its 50 percent equity share in BBM's net losses substantially eliminating the carrying value of the investment.

      Effective December 1, 1998, the Company sold its investment and note receivable to Grace Capital, LLP whose partners are largely comprised of shareholders of the Company. Both transactions were consummated at net book value. In connection with this sale, the Company was relieved of all obligations for additional funding to BBM.

      The Company has a receivable of $11 at December 31, 1998 and $27 at June 30, 1999 (unaudited) from employees for expense advances.

      The Company has a note payable of $21 on behalf of shareholders which was paid in January 1999.

      The Company has $840 at December 31, 1998 and $870 (unaudited) at June 30, 1999 in notes payable to shareholders and principals of the Company. The notes payable are offset by receivables from the shareholders of $55 at December 31, 1998 and $3 (unaudited) at June 30, 1999. These notes are payable on demand and, if no demand is made, then payable in full on December 31, 1999.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its shareholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the stockholders of the Company have transferred their Company shares to a newly formed Missouri limited liability partnership ("Grace Capital"). The Company will be converted from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The Reppond Companies

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of The Reppond Company, Inc., the Reppond Administrators L.L.C. and Verasource Excess Risk Ltd. (collectively, The Reppond Companies or the Company) at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                             THE REPPOND COMPANIES

                             COMBINED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                       December 31,  June 30,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...........................    $  148      $  208
  Accounts receivable.................................       842         956
  Prepaid expenses and other current assets...........        77         150
                                                          ------      ------
    Total current assets..............................     1,067       1,314
Property and equipment, net...........................       792         833
Deferred income taxes.................................         7           7
Other assets..........................................        27          23
                                                          ------      ------
    Total assets......................................    $1,893      $2,177
                                                          ======      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $  368      $  587
  Accounts payable....................................       248         161
  Accrued compensation and related costs..............       243         218
  Income taxes payable................................       103         --
  Deferred income taxes...............................       120         153
  Other accrued liabilities...........................         5         --
                                                          ------      ------
    Total current liabilities.........................     1,087       1,119
Long-term debt........................................       130         264
                                                          ------      ------
    Total liabilities.................................     1,217       1,383
                                                          ------      ------
Commitments
Shareholders' equity:
  Members' equity of the Reppond Administrators
   L.L.C..............................................       (26)         54
  Common stock of The Reppond Company, $1 par value;
   50,000 shares authorized; 500 shares issued and
   outstanding at December 31, 1998 and 501 shares
   issued and outstanding at June 30, 1999
   (unaudited)........................................         1           1
  Common stock of Verasource Excess Risk Ltd., $1 par
   value; 50,000 shares authorized; 250 shares issued
   and outstanding at December 31, 1998 and June 30,
   1999 (unaudited)...................................       --          --
  Additional paid-in capital..........................        56          56
  Note receivable from shareholder....................       (28)        (28)
  Retained earnings...................................       673         711
                                                          ------      ------
    Total shareholders' equity........................       676         794
                                                          ------      ------
    Total liabilities and shareholders' equity........    $1,893      $2,177
                                                          ======      ======

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                          COMBINED STATEMENT OF INCOME

                                 (In Thousands)

                                                                 Six Months
                                                                    Ended
                                                    Year Ended    June 30,
                                                   December 31, --------------
                                                       1998      1998    1999
                                                   ------------ ------  ------
                                                                 (Unaudited)
Revenue:
  Commission......................................    $6,423    $3,350  $3,563
  Fee for service.................................     1,469       743     790
                                                      ------    ------  ------
                                                       7,892     4,093   4,353
                                                      ------    ------  ------
Expenses:
  Producer compensation and related costs.........     2,359     1,267   1,364
  Employee compensation and related costs.........     2,708     1,217   1,310
  Occupancy costs.................................       391       194     239
  Office operating expenses.......................       501       274     344
  Depreciation and amortization...................       332       156     153
  Other selling, general and administrative
   expenses.......................................     1,090       369     679
                                                      ------    ------  ------
                                                       7,381     3,477   4,089
                                                      ------    ------  ------
    Operating income..............................       511       616     264
                                                      ------    ------  ------
Other (income) expense:
  Interest expense................................        72        42      25
  Interest income.................................       (43)       (2)     (1)
  Other...........................................        22         9       2
                                                      ------    ------  ------
                                                          51        49      26
                                                      ------    ------  ------
Income before provision for income taxes..........       460       567     238
Provision for income taxes........................       113       156     120
                                                      ------    ------  ------
Net income........................................    $  347    $  411  $  118
                                                      ======    ======  ======


            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                    Members'
                   Common Stock  Equity of the  Common Stock
                      of the        Reppond     of Verasource
                      Reppond    Administrators Excess Risk,                         Note      Accumulated
                      Company        L.L.C.         Ltd.      Additional          Receivable      Other         Total
                   ------------- -------------- -------------  Paid-in   Retained    from     Comprehensive Shareholders'
                   Shares Amount     Amount     Shares Amount  Capital   Earnings Shareholder Income (Loss)    Equity
                   ------ ------ -------------- ------ ------ ---------- -------- ----------- ------------- -------------
Balance at
 January 1,
 1998............   500    $ 1       $(215)      313    $--      $70       $518      $(28)        $(10)         $336
 Repurchase of
  62.5 shares of
  Verasource
  stock..........   --     --          --        (63)    --      (14)        (3)      --           --            (17)
 Unrealized loss
  on marketable
  securities.....   --     --          --        --      --      --         --        --            10            10
 Net income......   --     --          189       --      --      --         158       --           --            347
                    ---    ---       -----       ---    ----     ---       ----      ----         ----          ----
 Total
  comprehensive
  income.........
Balance at
 December 31,
 1998............   500      1         (26)      250     --       56        673       (28)         --            676
Unaudited data:
 Issuance of
  shares              1    --          --        --      --      --         --        --           --            --
 Net income......   --     --           80       --      --      --          38       --           --            118
                    ---    ---       -----       ---    ----     ---       ----      ----         ----          ----
 Total
  comprehensive
  income.........
Balance at June
 30, 1999
 (unaudited).....   501    $ 1       $  54       250    $--      $56       $711      $(28)        $--           $794
                    ===    ===       =====       ===    ====     ===       ====      ====         ====          ====
                       Total
                   Comprehensive
                      Income
                   -------------
Balance at
 January 1,
 1998............
 Repurchase of
  62.5 shares of
  Verasource
  stock..........
 Unrealized loss
  on marketable
  securities.....      $ 10
 Net income......       490
                   -------------
 Total
  comprehensive
  income.........      $500
                   =============
Balance at
 December 31,
 1998............
Unaudited data:
 Issuance of
  shares
 Net income......      $118
                   -------------
 Total
  comprehensive
  income.........      $118
                   =============
Balance at June
 30, 1999
 (unaudited).....



            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                        COMBINED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                              Six Months
                                                                 Ended
                                                  Year Ended   June 30,
                                                 December 31, ------------
                                                     1998     1998     1999
                                                 ------------ -----  ----------
                                                              (Unaudited)
Cash flows from operating activities:
  Net income....................................    $ 347     $ 411  $ 118
  Adjustments to reconcile net income to net
   cash provided by (used in ) operating
   activities:
   Depreciation and amortization................      332       152    153
   Changes in current operating assets and
    liabilities:
      Accounts receivable.......................       41       (48)  (114)
      Prepaid expenses..........................      (38)      (26)   (73)
      Accounts payable..........................      102       (35)   (87)
      Accrued compensation and related costs....       78        (8)   (25)
      Income taxes payable......................      184        39   (103)
      Deferred income taxes.....................      (67)       43     33
      Other assets and liabilities..............      (20)      --      (1)
                                                    -----     -----  -----
        Net cash provided by (used in) operating
         activities.............................      959       528    (99)
                                                    -----     -----  -----
Cash flows from investing activities:
  Purchase of property and equipment............     (301)     (122)  (194)
                                                    -----     -----  -----
        Net cash used in investing activities...     (301)     (122)  (194)
                                                    -----     -----  -----
Cash flows from financing activities:
  Proceeds from long-term debt..................      --        --     350
  Payments of long-term debt....................     (346)      (93)  (229)
  Repurchase of common stock....................      (17)      (17)   --
  Proceeds from (payments of) short-term debt,
   net..........................................     (185)     (274)   232
                                                    -----     -----  -----
        Net cash (used in) provided by financing
         activities.............................     (548)     (384)   353
                                                    -----     -----  -----
Net increase in cash and cash equivalents.......      110        22     60
Cash and cash equivalents at beginning of
 period.........................................       38        38    148
                                                    -----     -----  -----
Cash and cash equivalents at end of year........    $ 148     $  60  $ 208
                                                    =====     =====  =====
Supplemental disclosures of cash flow
 information:
  Interest paid.................................    $  72     $  29  $  25
  Income taxes paid.............................    $ 111     $ 105  $ 232

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      The Reppond Companies (the Company) comprises three business entities, The Reppond Company, Inc. (TRC), Reppond Administrators L.L.C. (RA) and Verasource Excess Risk Ltd. (VS).

      TRC is a group insurance brokerage firm in the Pacific Northwest primarily marketing group medical, dental and life insurance products. Ben Reppond and Louis Baransky own 75 percent and 25 percent of TRC, respectively. TRC represents 77 percent of the Company's total revenues for the year ended December 31, 1998.

      RA provides administrative services for a fee primarily to TRC's client base. RA administers COBRA plans, flexible spending accounts, direct dental reimbursement and single billing. Ben and Deborah Reppond (husband and wife) and Louis Baransky own 99 percent and 1 percent of RA, respectively. RA represents 19 percent of the Company's total revenues for the year ended December 31, 1998.

      VS is a reinsurance brokerage firm marketing stop loss coverage to mid-size companies that wish to limit losses related to its self-insured plans. Ben Reppond and Scott Perry each own 50 percent of VS. VS represents 4 percent of the Company's total revenues for the year ended December 31, 1998.

NOTE 2--BASIS OF PRESENTATION

      The combined financial statements present the combined financial position and results of operations of TRC, RA and VS. TRC, RA and VS are related through common management. In view of their close operating and financial relationships, the preparation of combined financial statements is considered appropriate. The combined statements, however, do not refer to a legal entity. All significant transactions and accounts among TRC, RA and VS have been eliminated.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes commission income on the later of the effective date of the policy or the billing date. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is over the period in which the services are provided.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on a straight-line basis over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach for TRC and VS. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

      RA's members elected to treat RA as a partnership for federal and state income tax purposes. Under the election, RA's results of operations are passed through to, and taken into account by, its members in computing their individual tax liabilities. These items are not taxed at the entity's level; thus, no provision for income taxes has been made, with respect to RA, in the combined financial statements.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the combined financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for accounts receivable, depreciation and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all the adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 1999 and the results of its operations and its cash flow for the six months ended June 30, 1999 and 1998, as presented in the accompanying unaudited interim financial statements.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                       December 31,  June 30,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
     Property and equipment:
       Furniture and fixtures.........................   $   438      $   457
       Computer equipment.............................       823          883
       Leasehold improvements.........................       103          114
       Office equipment...............................       302          311
       Vehicles.......................................        19           19
       Computer software..............................       286          381
                                                         -------      -------
                                                           1,971        2,165
     Less accumulated depreciation and amortization...    (1,179)      (1,332)
                                                         -------      -------
                                                         $   792      $   833
                                                         =======      =======

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit....................................     $183        $415
     Current maturities of long-term debt..............      185         172
                                                            ----        ----
       Total short-term debt...........................     $368        $587
                                                            ====        ====

      The Company has a $525 line of credit with The Commerce Bank of Washington, N.A. with interest payable monthly at prime (7.75 percent at December 31, 1998) plus 0.25 percent expiring April 30, 1999. The line of credit is collateralized by substantially all assets.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Long-Term Debt:

      Long-term debt consists of the following:

                                                      December 31,  June 30,
                                                          1998        1999
                                                      ------------ -----------
                                                                   (Unaudited)
     Note payable, secured by certain assets of the
      Company, interest rate of prime (7.75 percent
      at December 31, 1998) plus 0.25 percent........     $315        $436
     Less current maturities of long-term debt.......      185         172
                                                          ----        ----
         Total long-term debt........................     $130        $264
                                                          ====        ====
     Maturities on long-term debt, are as follows:
     1999............................................     $185
     2000............................................      130
                                                          ----
         Total maturities of long-term debt..........     $315
                                                          ====

NOTE 6--INCOME TAXES

      The provision for income taxes consists of:

                                                                   Six Months
                                                       Year Ended     Ended
                                                      December 31,  June 30,
                                                          1998     1998   1999
                                                      ------------ -----  -----
                                                                   (Unaudited)
     Income taxes currently payable:
       Federal.......................................     $180     $ 218  $  87
                                                          ----     -----  -----
     Deferred income tax expense (benefit):
       Federal.......................................      (67)      (62)    33
                                                          ----     -----  -----
         Total provision for income taxes............     $113     $ 156  $ 120
                                                          ====     =====  =====

      Deferred taxes are comprised of the following:

                                                                     Six Months
                                                                        Ended
                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Non-current deferred tax assets:
       Property and equipment..........................     $  7        $  7
                                                            ====        ====
     Current deferred tax liabilities:
       Accrual to cash differences.....................     $116        $149
       Unrealized losses...............................        4           4
                                                            ----        ----
                                                            $120        $153
                                                            ====        ====

                             THE REPPOND COMPANIES

                            (Dollars In Thousands)

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                Six Months
                                                                Ended June
                                                    Year Ended      30,
                                                   December 31, -------------
                                                       1998     1998    1999
                                                   ------------ -----   -----
                                                                (Unaudited)
     U.S. federal statutory rate..................      34%        34%     34%
     Limited liability company income not subject
      to level taxation...........................     (14)       (14)    (11)
     Meals and entertainment......................       4          4       3
     Merger costs.................................     --         --       25
     Other........................................       1          4     --
                                                       ---      -----   -----
                                                        25%        28%     50%
                                                       ===      =====   =====

NOTE 7--LEASE COMMITMENTS

      The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  325
     2000...............................................................    369
     2001...............................................................    382
     2002...............................................................    388
     2003...............................................................    388
                                                                         ------
     Total minimum lease payments....................................... $1,852
                                                                         ======

      Rent expense for all operating leases for the fiscal year ended December 31, 1998, and for the three months ended June 30, 1998 and 1999 was $386, $193 (unaudited), and $237 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLAN

      The Company sponsors a defined contribution pension plan covering substantially all employees. At its discretion, the Company may make contributions to the plan up to 6 percent of employees wages. Contributions for the year ended December 31, 1998 were $25.

NOTE 9--RELATED PARTY TRANSACTIONS

      The December 31, 1998 accounts receivable balance includes a $17 receivable from a related party. This amount represents expenses that were paid by the Company on behalf of the related party.

      The Company is a party to a sublicense agreement in which it pays a related party approximately $25 per year for the use of a luxury box at the Key Arena in Seattle, Washington.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its shareholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which three wholly owned subsidiaries of Centerprise will merge with and into The Reppond Company, Inc., Reppond Administrators L.L.C. and Vera Source Excess Risk Ltd., respectively. All of the Company's outstanding shares and membership interests will be exchanged for promissory notes and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In April 1999, the Company obtained a note payable from The Commerce Bank of Washington, N.A. with a borrowing limit of $600,000. The Note bears interest at prime plus 0.25 percent and expires in April of 2004. The Note is collateralized by substantially all assets of the Company. The Company has borrowed $350,000 on the Note through August 15, 1999.

      In August 1999, the Company extended its line of credit agreement with the Commerce Bank of Washington, N.A. to December 31, 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members of Simione, Scillia, Larrow & Dowling LLC

In our opinion, the accompanying balance sheet and the related statements of income, of members' equity and of cash flows present fairly, in all material respects, the financial position of Simione, Scillia, Larrow & Dowling LLC at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                                 BALANCE SHEET

                                 (In Thousands)

                                                       December 31,  June 30,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...........................    $  169      $  189
  Fees receivable, less allowance for doubtful
   accounts of $177 and $177 (unaudited)..............     1,562       2,142
  Notes receivable....................................        12          12
  Unbilled fees, at net realizable value..............       254         443
  Prepaid expenses and other current assets...........        23         112
                                                          ------      ------
    Total current assets..............................     2,020       2,898
                                                          ------      ------
Property and equipment, net...........................       133         122
Fees receivable.......................................        43          43
Notes receivable......................................        46          60
                                                          ------      ------
    Total assets......................................    $2,242      $3,123
                                                          ======      ======
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $1,101      $1,258
  Loans from managers.................................        26         --
  Due to managers.....................................       152         175
  Accounts payable....................................       115         135
  Accrued expenses....................................       142         164
                                                          ------      ------
    Total current liabilities.........................     1,536       1,732
                                                          ------      ------
Long-term debt........................................       153         --
Deferred rent.........................................       113         117
                                                          ------      ------
    Total liabilities.................................     1,802       1,849
                                                          ------      ------
Commitments and contingencies
Members' equity:
  Managers............................................       440       1,274
                                                          ------      ------
    Total members' equity.............................       440       1,274
                                                          ------      ------
    Total liabilities and members' equity.............    $2,242      $3,123
                                                          ======      ======

                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                              Six Months Ended
                                                  Year Ended      June 30,
                                                 December 31, -----------------
                                                     1998       1998     1999
                                                 ------------ -------- --------
                                                                 (Unaudited)
Revenues:
  Professional services.........................    $6,217    $  3,283 $  4,180
                                                    ------    -------- --------
Expenses:
  Managers' compensation and related costs......     2,104       1,037    1,145
  Employee compensation and related costs.......     2,292       1,173    1,291
  Occupancy costs...............................       372         175      172
  Office operating expenses.....................       494         231      286
  Depreciation and amortization.................        31          16       16
  Other selling, general and administrative
   expenses.....................................       467         231      264
                                                    ------    -------- --------
                                                     5,760       2,863    3,174
                                                    ------    -------- --------
    Operating income............................       457         420    1,006
                                                    ------    -------- --------
Other expense:
  Interest expense..............................       130          67       64
  Other.........................................        50         --       108
                                                    ------    -------- --------
                                                       180          67      172
                                                    ------    -------- --------
Net income......................................    $  277    $    353 $    834
                                                    ======    ======== ========



                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (In Thousands)

                                                                         Total
                                                     Members' Managers' Members'
                                                      Equity   Equity    Equity
                                                     -------- --------- --------
Balance at January 1, 1998..........................   $--     $  163    $  163
Net income..........................................    --        277       277
                                                       ----    ------    ------
Balance at December 31, 1998........................    --        440       440
                                                       ----    ------    ------
Net income (unaudited)..............................    --        834       834
                                                       ----    ------    ------
Balance at June 30, 1999 (unaudited)................   $--     $1,274    $1,274
                                                       ====    ======    ======




                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                             Six Months Ended
                                                 Year Ended      June 30,
                                                December 31, ----------------
                                                    1998      1998      1999
                                                ------------ -------- --------
                                                               (Unaudited)
Cash flows from operating activities:
  Net income...................................    $ 277     $   353  $    834
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization..............       31          16        16
    Provision for losses on accounts
     receivable................................       56           6        37
    Changes in deferred rent expense...........       17         --          4
    Changes in current assets and liabilities:
      Fees receivable..........................     (266)        (92)     (635)
      Unbilled fees............................     (159)       (178)     (189)
      Prepaid expenses and other current
       assets..................................       (2)         (6)      (89)
      Due to managers..........................      152         (55)       23
      Accounts payable.........................      (10)        (18)       20
      Accrued expenses.........................       33          29        26
                                                   -----     -------  --------
        Net cash provided by operating
         activities............................      129          55        47
                                                   -----     -------  --------
Cash flows from investing activities:
  Purchase of property and equipment...........      (11)         (7)       (5)
                                                   -----     -------  --------
        Net cash used in investing activities..      (11)         (7)       (5)
                                                   -----     -------  --------
Cash flows from financing activities:
  Payments of long-term debt...................     (133)        (66)     (153)
  Proceeds from short-term debt................      197          57       157
  Payments of loans from managers..............      (16)         (7)      (26)
                                                   -----     -------  --------
        Net cash provided by (used in)
         financing activities..................       48         (16)      (22)
                                                   -----     -------  --------
Net increase in cash...........................      166          32        20
Cash and cash equivalents at beginning of
 year..........................................        3           3       169
                                                   -----     -------  --------
Cash and cash equivalents at end of year.......    $ 169     $    35  $    189
                                                   =====     =======  ========
Supplemental disclosure of cash flow
 information:
  Interest paid................................    $ 130     $    67  $     64


                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

Nature of Operations and Organization:

      Simione, Scillia, Larrow & Dowling LLC (the Company) is a limited liability company engaged in the practice of providing audit, accounting, tax, and management consulting services. The Company has offices in New Haven, Hartford, and Hamden, Connecticut. The primary area is Connecticut, although the Company has clients throughout the United States. The Company specializes in providing services for small and mid-sized privately owned business and governmental clients. More than half of the Company's revenue is derived from audit and accounting services.

      The Company was formed pursuant to the Connecticut Limited Liability Company Act. The term of the Company began as of January 1, 1996 and shall continue until December 31, 2046 unless sooner terminated in accordance with the Operating Agreement. Ownership in the Company consists of members, certain of which are designated as managers. Members have limited personal liability for the obligations or debts of the Company. The managers are responsible for the business, property, and affairs of the Company. Each individual who becomes a manager of the Company shall have capital in the Company to the extent of:
(i) capital contributions actually made, and (ii) the amount of guaranteed payments (as defined) "contributed" in relation to total guaranteed payments "contributed" by all managers, with such percentage interest applied to unallocated capital of the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Income Taxes:

      The Company is treated as a partnership for income tax purposes. As such, the Company has no current or deferred income tax assets or liabilities outstanding at December 31, 1998 as the taxes associated with net income of the Company is borne by the individual members.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and deprecation.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 1999, and the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                    SIMIONE, SCILLIA, LARROW & DOWLING LLC

                            (Dollars In Thousands)

NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                      December 31,  June 30,
                                                          1998        1999
                                                      ------------ -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures........................     $197        $199
       Computer equipment............................       19          22
                                                          ----        ----
                                                           216         221
       Less accumulated depreciation and
        amortization.................................      (83)        (99)
                                                          ----        ----
                                                          $133        $122
                                                          ====        ====

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                     Six Months
                                                         Year Ended    Ended
                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Balance at beginning of period....................     $255        $177
     Additions to costs and expenses...................       56          37
     Less write-offs...................................     (134)        (37)
                                                            ----        ----
     Balance at end of period..........................     $177        $177
                                                            ====        ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit borrowings.........................    $  969      $1,258
     Current maturities of long-term debt..............       132         --
                                                           ------      ------
       Total short-term debt...........................    $1,101      $1,258
                                                           ======      ======

      Line of credit borrowings consist of amounts outstanding under the Company's $1,500 revolving credit note with a bank. That note bears interest at the bank's prime rate (as defined) plus .5 percent (8.25 percent at December 31, 1998). The line of credit borrowings are secured by all assets of the Company and are personally guaranteed by the Managers. The line of credit borrowings cannot exceed 80 percent of the Company's eligible accounts receivable (as defined). The revolving line of credit matures five months after the proposed initial public offering of Centerprise. See Note 10.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)


      As a condition of the line of credit borrowings, the Company is required to comply with certain loan covenants. The financial covenants require the Company to cause its members' equity to increase by a minimum of $250 for the fiscal year ending December 31, 1998 and for each year thereafter.

Long-Term Debt:

      Long-term debt consists of the following:

                                                                  December 31,
                                                                      1998
                                                                  ------------
     Commercial promissory note, due in 48 monthly principal
      installments of $11 plus interest at the bank's prime rate
      (as defined) plus .5%(8.25% at December 31, 1998) through
      March 1, 2001. The note is secured by all assets of the
      Company...................................................      $285
     Less current maturities of long-term debt..................      (132)
                                                                      ----
         Total long-term debt...................................      $153
                                                                      ====
       Maturities on long-term debt as of December 31, 1998 are
        as follows:
     1999.......................................................      $132
     2000.......................................................       132
     2001.......................................................        21
                                                                      ----
         Total..................................................      $285
                                                                      ====

NOTE 6--LEASE COMMITMENTS

      The Company leases office equipment and office space under operating leases expiring at various dates through April 2006. The office space lease has a renewal option and requires the Company to pay a proportionate share of common area costs in addition to the base rental amount. Further, the office space lease includes scheduled base rent increases over the term of the lease. The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the lease. The Company has recorded a deferred credit as a long-term liability to reflect the excess of rent expense over cash payments since inception of the lease. Rent expense totaled approximately $505, $256 and $252 (unaudited) for the fiscal year ended December 31, 1998 and for the six months ended June 30, 1998 and 1999, respectively.

      Total future minimum rental payments under noncancelable operating leases at December 31, 1998 were as follows:

     1999................................................................ $  444
     2000................................................................    416
     2001................................................................    336
     2002................................................................    311
     2003................................................................    311
     Thereafter..........................................................    726
                                                                          ------
                                                                          $2,544
                                                                          ======

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

NOTE 7--EMPLOYEE BENEFIT PLAN

      The Company has a defined contribution 401(k) savings plan. The plan is available to all full time employees and members who have completed one year of employment and worked a minimum of 1,000 hours. The Company contributes an amount equal to 15 percent of the compensation earned by each eligible participant up to $1. At its discretion, the Company may also contribute a portion of its net income. No discretionary contributions were made to the plan during 1998. Contributions to the plan by the Company amounted to $22, $13 (unaudited) and $8 (unaudited) for the fiscal year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively.

NOTE 8--RELATED PARTY TRANSACTIONS

      The Company is indebted to a partnership comprised of certain managers of the Company. The unsecured note payable is due in 36 monthly installments of $2, including interest at 10 percent through April 1, 2000. This note was paid in full during June 1999.

      The Company leases office space from a partnership, including two of the managers. The lease is classified as an operating lease and provides for month to month rentals of $1.

NOTE 9--CONTINGENCIES

Litigation:

      The Company, two managers, and two predecessor firms are defendants in a lawsuit filed by a former client claiming fraud, negligence, and breach of fiduciary duty, among other allegations. The plaintiff seeks unspecified damages but has indicated through responses to discovery that damages could exceed $1,000. The Company and outside counsel for the Company believe the suit to be without merit and intend to defend the suit vigorously.

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its members entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company will transfer all of its assets and liabilities other than the assets and liabilities relating to the provision of attest services to a newly formed Delaware limited liability company ("SSLD LLC"). Thereafter, SSLD LLC will merge with and into a wholly-owned subsidiary of Centerprise. All of the members' equity in SSLD LLC will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former members of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

      In June 1999, the Company amended its line of credit with a bank. The line was extended to five months after the initial public offering of Centerprise Advisors, Inc. All rights to request advances under the line of credit terminate on the date of the proposed initial public offering of Centerprise.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including           , 1999 (the 25th day after the date of
this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               10,500,000 Shares


                                  Common Stock

                               ----------------

                                   PROSPECTUS

                               ----------------

                              Merrill Lynch & Co.

                                Lehman Brothers

                               CIBC World Markets

                                         , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by Centerprise in connection with the issuance and distribution of the common stock pursuant to the prospectus contained in this Registration Statement. Centerprise will pay or reimburse BGL Capital for all of these expenses.

                                                                    Approximate
                                                                      Amount
                                                                    -----------
     Securities and Exchange Commission registration fee........... $    50,353
     NASD filing fee...............................................      18,613
     NYSE listing fee..............................................     201,000
     Accountants' fees and expenses................................   3,800,000
     Blue Sky fees and expenses....................................       5,000
     Legal fees and expenses.......................................   3,275,000
     Transfer Agent and Registrar fees and expenses................       5,500
     Printing and engraving........................................   1,000,000
     Miscellaneous expenses........................................   2,644,534
                                                                    -----------
         Total..................................................... $11,000,000
                                                                    ===========

--------
*To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

      Centerprise's certificate of incorporation provides that Centerprise shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

      Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to be indemnified for such expenses despite such adjudication of liability.

      Centerprise's certificate of incorporation provides that Centerprise's directors will not be personally liable to Centerprise or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to Centerprise or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 164 of the Delaware General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchase or redemptions or (d) for transactions from which directors derive improper personal benefit.

      Section 6(b) of the underwriting agreement filed as Exhibit 1.1 provides that the Underwriters named therein will indemnify and hold harmless Centerprise and each director, officer or controlling person of Centerprise from and against certain liabilities, including liabilities under the Securities Act. Centerprise expects to have director and officer insurance coverage concurrently with the consummation of this offering.

Item 15. Recent Sales of Unregistered Securities.

      The following information relates to securities of Centerprise issued or sold by Centerprise since inception that were not registered under the Securities Act:

    1. Centerprise was incorporated on November 9, 1998 and issued 2,992 shares of its common stock to its founders at a price of $10.00 per share. Of such shares, 100 were issued to BGL Capital Partners, L.L.C. ("BGL Capital") and 2,892 were issued to Robert C. Basten.

    2. On December 30, 1998, Centerprise issued 333 shares to Rondol E. Eagle at $10.00 per share.

    3. On February 1, 1999, Centerprise issued 12,400 shares to CPA Holdings LLC for total consideration of $108,000 in cash and 40 shares of common stock of Professional Service Group, Inc.

    4. On February 15, 1999, Centerprise issued 150 shares to Dennis W. Bikun at a price of $40.00 per share.

    5. On March 8, 1999, Centerprise issued an aggregate of 625 shares to Jonathan R. Rutenberg and Reznick, Fedder & Silverman, C.P.A.s, L.L.C. at a price of $10.00 per share.

    6. On March 9, 1999, Centerprise issued 1,000 shares to DeAnn L. Brunts at a price of $40.00 per share.

      The offer and sale of these shares were exempt from registration under the Securities Act in reliance on the exemption provided by Section 4(2) thereof. Prior to the completion of the offering, the number of these shares will be increased to 3,711,019 by the approximately 212.05817-for-one stock split.

Item 16. Exhibits and Financial Statement Schedules.

      (a) Exhibits.

      1.1**   Form of Underwriting Agreement.

      2.1**+  Merger Agreement between Centerprise, Reznick Fedder & Silverman,
              Inc., Reznick Mergersub Inc., Reznick, Fedder & Silverman,
              C.P.A.s, L.L.C., and the members of Reznick, Fedder & Silverman,
              C.P.A.s, L.L.C., dated as of March 31, 1999.

      2.2**+  Merger Agreement between Centerprise, Robert F. Driver Co., Inc.,
              RFD Mergersub, Inc. and the stockholders of Robert F. Driver Co.,
              Inc., dated as of March 31, 1999.

      2.3**+  Merger Agreement between Centerprise, Follmer, Rudzewicz &
              Company, P.C., FRF Holding, LLC, FRC Mergersub Inc. and the stockholders of Follmer Rudzewicz & Co., P.C., dated as of March
              31, 1999.

      2.4**+  Merger Agreement between Centerprise, Mann Frankfort Stein &
              Lipp, P.C., MFSL Mergersub Inc. and the stockholders of Mann
              Frankfort & Stein & Lipp, P.C., dated as of March 31, 1999.

      2.5**+  Merger Agreement between Centerprise, Berry, Dunn, McNeil &
              Parker, Chartered, Berry Dunn Mergersub Inc., BDM&P Holdings, LLC and certain members of BDM&P Holdings, LLC, dated as of March 31, 1999.


      2.6**+  Merger Agreement between Centerprise, Urbach Kahn & Werlin, PC, a
              New York professional corporation, Urbach, Kahn & Werlin, P.C.,
              UKW Mergersub Inc., UKW Management LLC and the members of UKW
              LLC, dated as of March 31, 1999.

      2.7**+  Merger Agreement between Centerprise, Self Funded Benefits, Inc.
              (d/b/a Insurance Design Administrators), IDA Mergersub Inc. and the stockholders of Self Funded Benefits, Inc. (d/b/a Insurance
              Design Administrators), dated as of March 31, 1999.

      2.9**+  Merger Agreement between Centerprise, Grace & Company, P.C.,
              Grace Capital, LLP, Grace Mergersub Inc. and the partners of
              Grace Capital, LLP, dated as of March 31, 1999.

      2.10**+ Merger Agreement between Centerprise, The Reppond Company Inc.,
              Reppond Administrators, LLC and Vera Source Excess Risk Ltd.,
              Reppond Mergersub Inc., RA Mergersub LLC and Verasource Mergersub
              Inc., dated as of March 31, 1999.

      2.11**+ Merger Agreement between Centerprise, Simione, Scillia, Larrow &
              Dowling LLC, SSLD Mergersub LLC and the members of Simione,
              Scillia, Larrow & Dowling LLC, dated as of March 31, 1999.

      2.12**+ Voting Agreement by and among Centerprise and named members of Reznick, Fedder & Silverman, C.P.A.s, L.L.C., dated March 31,
              1999.

      2.13**+ Voting Agreement by and among Centerprise and named stockholders of Robert F. Driver Co., Inc., dated March 31, 1999.

      2.14**+ Voting Agreement by and among Centerprise and named stockholders of Follmer, Rudzewicz & Company, P.C., dated March 31, 1999.

      2.15**+ Voting Agreement by and among Centerprise and named stockholders of Mann Frankfort Stein & Lipp, P.C., dated March 31, 1999.

      2.16**+ Voting Agreement by and among Centerprise and named stockholders of Berry, Dunn, McNeil & Parker, Chartered, dated March 31, 1999.

      2.17**+ Voting Agreement by and among Centerprise and named stockholders of Urbach, Kahn & Werlin, P.C., dated March 31, 1999.

      2.18**+ Voting Agreement by and among Centerprise and named stockholders of Self Funded Benefits, Inc. (d/b/a Insurance Design
              Administrators), dated March 31, 1999.

      2.20**+ Voting Agreement by and among Centerprise and named partners of Grace & Company, P.C., dated March 31, 1999.

      2.21**+ Voting Agreement by and among Centerprise and the stockholders of The Reppond Company, Inc., dated March 31, 1999.

      2.22**+ Voting Agreement by and among Centerprise and the members of Reppond Administrators, L.L.C., dated March 31, 1999.

      2.23**+ Voting Agreement by and among Centerprise and the stockholders of VeraSource Excess Risk Ltd., dated March 31, 1999.

      2.24**+ Voting Agreement by and among Centerprise, Simione, Scillia,
              Larrow & Dowling LLC, and the managers of Simione, Scillia,
              Larrow & Dowling LLC, dated March 31, 1999.

      2.25*   Extension Agreement and Acknowledgement between Centerprise and
              Reznick, dated August 31, 1999.

      2.26*   Extension Agreement and Acknowledgement between Centerprise and
              Driver, dated August 31, 1999.


      2.27*   Extension Agreement and Acknowledgement between Centerprise and
              Follmer, dated August 31, 1999.

      2.28*   Extension Agreement and Acknowledgement between Centerprise and
              Mann Frankfort, dated August 31, 1999.

      2.29*   Extension Agreement and Acknowledgement between Centerprise and
              Berry Dunn, dated August 31, 1999.

      2.30*   Extension Agreement and Acknowledgement between Centerprise and
              Urbach, dated August 31, 1999.

      2.31*   Extension Agreement and Acknowledgement between Centerprise and
              IDA, dated August 31, 1999.

      2.32*   Extension Agreement and Acknowledgement between Centerprise and
              Grace, dated August 31, 1999.

      2.33*   Extension Agreement and Acknowledgement between Centerprise, The
              Reppond Company Inc., Reppond Administrators L.L.C. and
              VeraSource Excess Risk Ltd., dated August 31, 1999.

      2.34*   Extension Agreement and Acknowledgement between Centerprise and
              Simione, dated August 31, 1999.

      2.35*   Amended and Restated Merger Agreement between Centerprise,
              Reznick, Reznick Mergersub Inc. and Reznick Fedder & Silverman,
              C.P.A.s, L.L.C. dated as of September 24, 1999.

      2.36* Amended and Restated Merger Agreement between Centerprise, Driver and RFD Mergersub Inc. dated as of September 24, 1999.

      2.37*   Amended and Restated Merger Agreement between Centerprise,
              Follmer, FRF Holding LLC and FRC Mergersub Inc. dated as of
              September 24, 1999.

      2.38*   Amended and Restated Merger Agreement between Centerprise, Mann
              Frankfort and MFSL Mergersub Inc. dated as of September 24, 1999.

      2.39*   Amended and Restated Merger Agreement between Centerprise, Berry
              Dunn and Berry Dunn Mergersub Inc. dated as of September 24,
              1999.

      2.40* Amended and Restated Merger Agreement between Centerprise, Urbach and UKW Mergersub Inc. dated as of September 24, 1999.

      2.41* Amended and Restated Merger Agreement between Centerprise, IDA and IDA Mergersub Inc. dated as of September 24, 1999.

      2.42*   Amended and Restated Merger Agreement between Centerprise, Grace,
              Grace Capital, LLP and Grace Mergersub Inc. dated as of September
              24, 1999.

      2.43*   Amended and Restated Merger Agreement between Centerprise, The
              Reppond Company Inc., Reppond Administrators, LLC, VeraSource
              Excess Risk Ltd., Reppond Mergersub Inc., RA Mergersub LLC and
              Verasource Mergersub Inc. dated as of September 24, 1999.

      2.44*   Amended and Restated Merger Agreement between Centerprise, SSLD
              Mergersub LLC, and Simione dated as of September 24, 1999.

      2.45*   Form of Company Stockholder Agreement.

      3.1**   Form of Amended and Restated Certificate of Incorporation of the
              Registrant.

      3.2**   Form of Amended and Restated Bylaws of the Registrant.


      4.1*    Specimen stock certificate representing common stock.

      5** Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).

     10.1*    Form of Employment Agreement between Centerprise and Robert C.
              Basten.

     10.2*    Form of Employment Agreement between Centerprise and DeAnn L.
              Brunts.

     10.3*    Form of Employment Agreement between Centerprise and Rondol E.
              Eagle.

     10.4*    Form of Employment Agreement between Centerprise and Dennis W.
              Bikun.

     10.5**   Form of Employment Agreement between Self Funded Benefits, Inc.
              (d/b/a Insurance Design Administrators) and Robert F. Gallo.

     10.6**   Form of Employment Agreement between Centerprise, Robert F.
              Driver Co., Inc. and Thomas W. Corbett.

     10.7**   Form of Stockholders' Agreement.

     10.8**   Form of Incentive Compensation Agreement.

     10.9**   Form of Separate Practice Agreement.

     10.10**  Form of Services Agreement.

     10.11**  Form of Employee Incentive Compensation Plan.

     10.12**  Form of Stock Purchase Plan.

     23.1     Consent of PricewaterhouseCoopers LLP.

     23.2     Consent of KPMG LLP.

     23.3** Consent of Katten Muchin & Zavis (contained in its opinion to be filed as Exhibit 5 hereto).

     23.4**   Consent to be named as prospective director (David Reznick)

     23.5**   Consent to be named as prospective director (Thomas W. Corbett)

     23.6**   Consent to be named as prospective director (Richard H. Stein)

     23.7**   Consent to be named as prospective director (Anthony P. Frabotta)

     23.8**   Consent to be named as prospective director (Charles H. Roscoe)

     23.9**   Consent to be named as prospective director (Steven N. Fischer)

     23.10**  Consent to be named as prospective director (Robert F. Gallo)

     23.11**  Consent to be named as prospective director (Wayne J. Grace)

     23.13**  Consent to be named as prospective director (Anthony P. Scillia)

     23.14**  Consent to be named as prospective director (Louis C. Fornetti)

     23.15**  Consent to be named as prospective director (William J. Lynch)

     23.16*   Consent to be named as prospective director (John M. Cook)
     23.17    Consent to be named as prospective director (Peter I. Mason)

     24**     Power of Attorney (see signature page).

--------
   *Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-4 (file no. 333-75861).
  **Previously filed.
   +Prior agreement-no longer in effect.

      (b) Financial Statement Schedules.

      Not applicable.

Item 17. Undertakings.

      The Registrant hereby undertakes:

          (1) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Centerprise pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 2nd day of November, 1999.

                                          Centerprise Advisors, Inc.

                                                  /s/ Robert C. Basten
                                          By: _________________________________
                                                      Robert C. Basten
                                               President and Chief Executive
                                                          Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Name                             Title                    Date
                ----                             -----                    ----

      /s/ Robert C. Basten           Chairman of the Board,         November 2, 1999
____________________________________  President and Chief
          Robert C. Basten            Executive Officer

                 *                   Executive Vice President,      November 2, 1999
____________________________________  Chief Financial Officer and
          DeAnn L. Brunts             a Director

                 *                   Vice President and             November 2, 1999
____________________________________  Chief Accounting Officer
          Dennis W. Bikun

                 *                   Director                       November 2, 1999
____________________________________
           Scott H. Lang

      /s/ Robert C. Basten                                          November 2, 1999

*By: __________________________
       Robert C. Basten
       Attorney-in-fact